     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1997

                                                      REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           KILROY REALTY CORPORATION
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                          2250 EAST IMPERIAL HIGHWAY
                         EL SEGUNDO, CALIFORNIA 90245
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                               ----------------
                             RICHARD E. MORAN JR.
                           EXECUTIVE VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                           KILROY REALTY CORPORATION
                          2250 EAST IMPERIAL HIGHWAY
                         EL SEGUNDO, CALIFORNIA 90245
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:

  EDWARD SONNENSCHEIN, JR., ESQ.              GREGG A. NOEL, ESQ.
      J. SCOTT HODGKINS, ESQ.       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
         LATHAM & WATKINS                    300 SOUTH GRAND AVENUE
       633 WEST FIFTH STREET             LOS ANGELES, CALIFORNIA 90071
   LOS ANGELES, CALIFORNIA 90071                 (213) 687-5000
          (213) 485-1234

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                             PROPOSED MAXIMUM
                                            AGGREGATE OFFERING    AMOUNT OF
   TITLE OF SECURITIES BEING REGISTERED         PRICE (1)      REGISTRATION FEE
-------------------------------------------------------------------------------
11,500,000 Shares of Common Stock, par
 value $.01 per share......................    $296,125,000        $89,735

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

  FORM S-11 ITEM NO. AND HEADING          LOCATION OR HEADING IN PROSPECTUS
  ------------------------------          ---------------------------------
 1. Forepart of Registration
    Statement and Outside Front
    Cover Page of Prospectus.......  Outside Front Cover Page

 2. Inside Front and Outside Back
    Cover Pages of Prospectus......  Inside Front Cover Page; Outside Back Cover
                                     Page
 3. Summary Information, Risk
    Factors and Ratio of Earnings
    to Fixed Charges...............  Prospectus Summary; Risk Factors; Price
                                     Range of Common Stock and Distribution
                                     History; Business and Properties; Certain
                                     Relationships and Related Transactions

 4. Determination of Offering
    Price..........................  Underwriting

 5. Dilution.......................  Dilution

 6. Selling Security Holders.......  Not applicable

 7. Plan of Distribution...........  Underwriting

 8. Use of Proceeds................  Use of Proceeds

 9. Selected Financial Data........  Selected Financial Data

10. Management's Discussion and
    Analysis of Financial Condition
    and Results of Operations......  Management's Discussion and Analysis of
                                     Financial Condition and Results of
                                     Operations

11. General Information as to
    Registrant.....................  Prospectus Summary; Business and
                                     Properties; Management; Principal
                                     Stockholders; Certain Provisions of
                                     Maryland Law and of the Company's Articles
                                     of Incorporation and Bylaws

12. Policy with Respect to Certain
    Activities.....................  Policies With Respect to Certain Activities

13. Investment Policies of
    Registrant.....................  Policies With Respect to Certain Activities

14. Description of Real Estate.....  Management's Discussion and Analysis of
                                     Financial Condition and Results of
                                     Operations; Business and Properties

15. Operating Data.................  Business and Properties

16. Tax Treatment of Registrant and
    Its Security Holders...........  Federal Income Tax Consequences

17. Market Price of and Dividends
    on the Registrant's Common
    Equity and Related Stockholder
    Matters........................  Risk Factors; Principal Stockholders; Price
                                     Range of Common Stock and Distribution
                                     History; Shares Eligible for Future Sale

18. Description of Registrant's
    Securities.....................  Description of Capital Stock; Certain
                                     Provisions of Maryland Law and the
                                     Company's Articles of Incorporation and
                                     Bylaws

19. Legal Proceedings..............  Business and Properties--Legal Proceedings

20. Security Ownership of Certain
    Beneficial Owners and
    Management.....................  Principal Stockholders

21. Directors and Executive
    Officers.......................  Management

22. Executive Compensation.........  Management

23. Certain Relationships and
    Related Transactions...........  Risk Factors; Business and Properties;
                                     Management; Certain Relationships and
                                     Related Transactions; Principal
                                     Stockholders

  FORM S-11 ITEM NO. AND HEADING          LOCATION OR HEADING IN PROSPECTUS
  ------------------------------          ---------------------------------
24. Selection, Management and
    Custody of Registrant's
    Investments....................  Risk Factors; Business and Properties;
                                     Policies With Respect to Certain Activities

25. Policies with Respect to
    Certain Transactions...........  Risk Factors; Business and Properties;
                                     Policies With Respect to Certain
                                     Activities; Management; Certain
                                     Relationships and Related Transactions;
                                     Principal Stockholders

26. Limitations of Liability.......  Management; Certain Provisions of Maryland
                                     Law and of the Company's Articles of
                                     Incorporation and Bylaws

27. Financial Statements and
    Information....................  Index to Financial Statements

28. Interests of Named Experts and
    Counsel........................  Not Applicable

29. Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities.....  Not Applicable

30. Quantitative and Qualitative
    Disclosures About Market Risk..  Risk Factors


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION--DATED JULY 28, 1997
PROSPECTUS
--------------------------------------------------------------------------------

                                10,000,000 Shares

[LOGO OF KILROY
REALTY CORPORATION]

                            KILROY REALTY CORPORATION

                                   Common Stock

--------------------------------------------------------------------------------
Kilroy Realty Corporation and its subsidiaries (the "Company") are engaged in the business of owning, acquiring, developing, managing and leasing principally Class A suburban office and industrial buildings in prime locations, primarily in Southern California. The Company's portfolio, including the Pending Acquisition (as defined), is comprised of 33 suburban office buildings (the "Office Properties"), encompassing approximately 2.9 million rentable square feet, and 44 industrial buildings (the "Industrial Properties"), encompassing approximately 3.0 million rentable square feet (collectively, the "Properties"). All but four of the Properties are located in Southern California. As of June 30, 1997, the Office Properties were 88.1% leased to 206 tenants, and the Industrial Properties were 96.9% leased to 170 tenants. Since completion of its IPO in January 1997 (as defined), the Company has acquired 19 suburban Office Properties, encompassing an aggregate of approximately 900,000 rentable square feet, and 32 industrial properties, including the Pending Acquisition, encompassing approximately 1.7 million rentable square feet (collectively, the "Acquired Properties"), for an aggregate acquisition cost of approximately $208.6 million. The Company is self-administered and self-managed and expects to qualify as a real estate investment trust ("REIT") beginning with the tax year ending December 31, 1997.

All of the shares of common stock of the Company, par value $.01 per share (the "Common Stock"), offered hereby are being sold by the Company (the "Offering"). To assist the Company in maintaining its qualification as a REIT for federal income tax purposes, ownership by any person generally is limited to 7.0% of the then outstanding Common Stock, which limit can be waived by the Board of Directors. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "KRC." On July 24, 1997, the last reported sales price of the Common Stock on the NYSE was $26.0625 per share. See "Price Range of Common Stock and Distribution History." See "Glossary" beginning on page 175 for definitions of certain terms used in this Prospectus.

SEE "RISK FACTORS" ON PAGES 23 TO 38 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY, INCLUDING:

 . Conflicts of interest with, and material benefits to, affiliates of the Company, including certain officers and directors, in connection with the operation of the Company's ongoing businesses, including conflicts associated with the tax consequences of sales and refinancings of the Company's properties.

 . Taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes and the resulting decreases in cash available for distribution.

 . The inability of the Company to control the operations of Kilroy Services, Inc., which could result in decisions that do not reflect the Company's interest.

 . A portion of the Company's anticipated cash flow may be generated from development activities which are partially dependent on the availability of development opportunities, and are subject to the risks inherent with development, which in turn may negatively impact the Company's ability to make distributions.

 . Dependence on demand for office and industrial space in the Southern
   California market, thereby increasing the risk that the Company will be materially adversely affected by general economic conditions in a single market.

 . Dependence on certain significant tenants, particularly Hughes Electronics
   Corporation's Space & Communications Company, thereby increasing the potential negative impact to the Company of downturns in the business of, or its relationship with, such tenants.

 . The distribution requirements of REITs may limit the Company's ability to finance future developments, acquisitions and expansions without additional debt or equity financing necessary to achieve the Company's business plan, which in turn may adversely affect the price of the Common Stock.
--------------------------------------------------------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR HAS  THE
    SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       Underwriting
                                           Price to   Discounts and  Proceeds to
                                            Public    Commissions(1) Company(2)
--------------------------------------------------------------------------------
Per Share...............................    $             $             $
--------------------------------------------------------------------------------
Total(3)................................  $             $            $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of
    1933, as amended. See "Underwriting."
(2) Before deducting expenses of the Offering payable by the Company estimated
    to be $   .
(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 1,500,000 additional shares of Common Stock on the same terms and conditions as set forth above. If all such additional shares
    are purchased by the Underwriters, the total Price to Public will be $   ,
    the total Underwriting Discounts and Commissions will be $    and the total
    Proceeds to Company will be $   . See "Underwriting."
--------------------------------------------------------------------------------

The shares of Common Stock are offered by the several Underwriters subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made at the office of Prudential Securities Incorporated, One New York Plaza, New York, New York,
on or about    , 1997.

PRUDENTIAL SECURITIES INCORPORATED

         DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION

                         MERRILL LYNCH & CO.

                                  J.P. MORGAN & CO.

                                            SMITH BARNEY INC.

   , 1997

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
PROSPECTUS SUMMARY.......................................................   1
General..................................................................   1
Recent Results of Operations.............................................   1
Recent Developments......................................................   1
The Company..............................................................   5
Risk Factors.............................................................   7
Formation and Structure of the Company...................................  10
Structural Chart.........................................................  11
Growth Strategies........................................................  11
The Properties...........................................................  15
The Company's Southern California Submarkets.............................  19
The Offering.............................................................  19
Summary Financial Data...................................................  20
RISK FACTORS.............................................................  23
Conflicts of Interest....................................................  23
Adverse Consequences of Failure to Qualify as a REIT.....................  25
Risks of Development Business and Related Activities Being Conducted by
 the Services Company....................................................  26
Cash Flow from Development Activities is Uncertain.......................  26
Dependence on Southern California Market.................................  26
Dependence on Significant Tenants........................................  27
Distributions to Stockholders Affected by Many Factors...................  27
Real Estate Investment Considerations....................................  28
Real Estate Financing Risks..............................................  31
Changes in Investment and Financing Policies Without Stockholder Vote....  31
Risk of Operations Conducted Through the Operating Partnership...........  32
Influence of Certain Unitholders.........................................  32
Limits on Ownership and Change in Control................................  32
Dependence on Key Personnel..............................................  33
Distribution Payout Percentage...........................................  33
Historical Operating Losses of the Existing Office and Industrial
 Properties..............................................................  34
No Limitation on Debt....................................................  34
Government Regulations...................................................  34
Effect of Market Interest Rates on Price of Common Stock.................  36
Shares Eligible for Future Sale..........................................  36
THE COMPANY..............................................................  39
General..................................................................  39
Growth Strategies........................................................  41
USE OF PROCEEDS..........................................................  45

                                                                          PAGE
                                                                          ----
PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY.....................  46
CAPITALIZATION...........................................................  48
SELECTED FINANCIAL DATA..................................................  49
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................  52
Results of Operations....................................................  52
Liquidity and Capital Resources..........................................  54
Historical Cash Flows....................................................  56
Funds from Operations....................................................  57
Inflation................................................................  57
Adoption of Accounting Standards.........................................  57
BUSINESS AND PROPERTIES..................................................  59
General..................................................................  59
The Properties...........................................................  62
Occupancy and Rental Information.........................................  66
Lease Expirations........................................................  67
Tenant Information.......................................................  81
Office Properties........................................................  82
Industrial Properties....................................................  88
Acquired Properties......................................................  88
Pending Acquisition......................................................  91
Option Properties........................................................  91
Development, Leasing and Management Activities...........................  92
The Company's Southern California Submarkets.............................  95
Seattle Market........................................................... 114
Insurance................................................................ 115
Uninsured Losses from Seismic Activity................................... 115
Government Regulations................................................... 115
Mortgage Debt............................................................ 117
Management and Employees................................................. 118
Legal Proceedings........................................................ 118
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.............................. 119
Investment Policies...................................................... 119
Dispositions............................................................. 120
Financing................................................................ 120
Working Capital Reserves................................................. 121
Conflict of Interest Policies............................................ 121
Other Policies........................................................... 123
MANAGEMENT............................................................... 124
Directors and Executive Officers......................................... 124
Committees of the Board of Directors..................................... 126
Compensation of Directors................................................ 127
Executive Compensation................................................... 127

                                                                           PAGE
                                                                           ----
Employment Agreements....................................................  128
Stock Incentive Plan.....................................................  129
Section 401(k) Plan......................................................  132
Indemnification..........................................................  132
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  133
Partnership Agreement....................................................  133
Assignment of Lease; Various Services Provided by the Services Company to
 the Kilroy Group........................................................  133
Options to Purchase Certain Properties...................................  133
PRINCIPAL STOCKHOLDERS...................................................  135
FORMATION AND STRUCTURE OF THE COMPANY...................................  136
Formation Transactions...................................................  136
Advantages and Disadvantages of the Formation Transactions to
 Unaffiliated Stockholders...............................................  137
Benefits of the Formation Transactions to the Kilroy Group...............  137
Formation of Kilroy Services, Inc........................................  138
Formation of Kilroy Realty Finance, Inc. and Kilroy Realty Finance
 Partnership, L.P........................................................  138
DESCRIPTION OF CAPITAL STOCK.............................................  139
General..................................................................  139
Common Stock.............................................................  139
Transfer Agent and Registrar.............................................  140
Preferred Stock..........................................................  140
Restrictions on Ownership and Transfer...................................  140
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE ARTICLES OF INCORPORATION
 AND BYLAWS..............................................................  143
The Board of Directors...................................................  143
Removal of Directors.....................................................  143
Business Combinations....................................................  144
Control Share Acquisitions...............................................  144
Amendment to the Articles of Incorporation and Bylaws....................  145
Meetings of Stockholders.................................................  145
Advance Notice of Director Nominations and New Business..................  145
Dissolution of the Company...............................................  146
Limitation of Directors' and Officers' Liability.........................  146
Indemnification Agreements...............................................  147
PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP.......................  148

                                                                           PAGE
                                                                           ----
Management...............................................................  148
Indemnification..........................................................  148
Transferability of Interests.............................................  148
Issuance of Additional Units.............................................  149
Capital Contribution.....................................................  149
Awards Under Stock Incentive Plan........................................  150
Redemption/Exchange Rights...............................................  150
Registration Rights......................................................  150
Tax Matters..............................................................  150
Operations...............................................................  150
Duties and Conflicts.....................................................  151
Certain Limited Partner Approval Rights..................................  151
Term.....................................................................  151
DESCRIPTION OF INDEBTEDNESS..............................................  152
The Credit Facility......................................................  152
The $84.0 Million Loan...................................................  152
The SeaTac Loan..........................................................  153
SHARES ELIGIBLE FOR FUTURE SALE..........................................  154
General..................................................................  154
Redemption/Exchange Rights and Registration Rights.......................  155
Reinvestment and Share Purchase Plan.....................................  155
FEDERAL INCOME TAX CONSEQUENCES..........................................  156
Taxation of the Company..................................................  156
Failure to Qualify.......................................................  161
Taxation of Taxable U.S. Stockholders Generally..........................  162
Backup Withholding.......................................................  163
Taxation of Tax-Exempt Stockholders......................................  163
Taxation of Non-U.S. Stockholders........................................  164
Tax Aspects of the Operating Partnerships................................  166
Services Company.........................................................  168
OTHER TAX CONSEQUENCES...................................................  169
ERISA CONSIDERATIONS.....................................................  169
Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs..........  169
Status of the Company, the Operating Partnership and the Services Company
 Under ERISA.............................................................  170
UNDERWRITING.............................................................  171
LEGAL MATTERS............................................................  173
EXPERTS..................................................................  173
ADDITIONAL INFORMATION...................................................  173
GLOSSARY.................................................................  175

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, set forth elsewhere in this Prospectus. Unless otherwise indicated, all calculations and information contained in this Prospectus assume that (i) the Underwriters' over-allotment option will not be exercised and (ii) a market price for the common stock, $.01 par value (the "Common Stock"), of $26.0625 per share (the last reported sales price of the Common Stock on the New York Stock Exchange (the "NYSE") on July 24, 1997). Unless the context otherwise requires, (i) the "Company" shall mean Kilroy Realty Corporation, a Maryland corporation, its Subsidiaries and the operating history of the Kilroy Group
(ii) the "Subsidiaries" shall mean, collectively, Kilroy Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), Kilroy Services, Inc., a Maryland corporation (the "Services Company"), Kilroy Realty Finance, Inc., a Delaware corporation (the "Finance Company") and Kilroy Realty Finance Partnership, L.P., a Delaware limited partnership (the "Finance Partnership") and (iii) the "Kilroy Group" shall mean the Company's predecessors comprised of Kilroy Industries, a California corporation ("KI"), and certain affiliated partnerships, limited liability companies and trusts. See "Formation and Structure of the Company--Formation Transactions." Any reference to the Company's ownership in the Operating Partnership includes the Company's interests in the subsidiaries of the Operating Partnership. All references to the Company as a REIT assume that the Company will qualify as a REIT beginning with the tax year ending December 31, 1997. See "Business and Properties-- Office Properties--Kilroy LAX" and Note 5 to the Combined Financial Statements of the Kilroy Group. Additional capitalized terms shall have the meanings set forth herein and in the Glossary beginning on page 175.

                                    GENERAL

  Kilroy Realty Corporation and its Subsidiaries are engaged in the business of owning, acquiring, developing, managing and leasing principally Class A suburban office and industrial buildings in prime locations, primarily in Southern California, continuing the 50-year real estate business established by the Kilroy Group. The Company's portfolio, including the Pending Acquisition discussed below, is comprised of 33 suburban office properties (the "Office Properties"), encompassing approximately 2.9 million rentable square feet, and 44 industrial properties (the "Industrial Properties"), encompassing approximately 3.0 million rentable square feet (collectively, the "Properties"). All but four of the Properties are located in Southern California. At June 30, 1997, the Office Properties were 88.1% leased to 206 tenants (95.3% leased to 207 tenants giving effect to the lease with The Boeing Company ("Boeing") which was executed in June 1997, and which provides for occupancy by December 31, 1997 (the "Boeing Lease")) and the Industrial Properties were 96.9% leased to 170 tenants. The Company is self-administered and self-managed and expects to qualify as a real estate investment trust ("REIT") beginning with the tax year ending December 31, 1997.

                          RECENT RESULTS OF OPERATIONS

  For the five-month period beginning February 1, 1997 (following consummation of the IPO) and ending June 30, 1997, the Company had revenues of $23.5 million, net income of $6.8 million or $0.47 per share, and Funds from Operations of $13.0 million. For the three-month period ending June 30, 1997, the Company had revenues of $14.6 million, net income of $4.1 million or $0.28 per share, and Funds from Operations of $8.0 million.

                              RECENT DEVELOPMENTS

  Since completion of the initial public offering of its Common Stock (the "IPO"), the Company successfully has implemented its growth strategy through the following activities.

  . Acquisitions. The Company acquired (including the Pending Acquisition) 19 suburban office buildings encompassing approximately 900,000 rentable square feet and 32 industrial buildings encompassing approximately 1.7 million rentable square feet, representing an aggregate investment of $208.6 million and increasing the Company's aggregate rentable square feet of office and industrial space by approximately 43.0% and 126.2% respectively.

  . Leasing. In June 1997, the Company entered into a lease with Boeing for approximately 211,000 rentable square feet of available office space at Kilroy Airport Center, SeaTac (the "SeaTac Office Center").

  . Enhanced Management Team. The Company added five officers to enhance the strength of its management team in the areas of acquisition, property management and finance activities. These officers collectively have an average of 12 years of experience in the real estate industry.

  . Finance. The Company entered into a revolving credit facility, with a present commitment of $200.0 million, enhancing the Company's ability to finance its property acquisition program and providing additional working capital.

  As a result of these activities, the Company believes that it is well positioned to continue its growth strategy.

ACQUISITIONS

   Since the completion of its IPO, the Company acquired (including the Pending Acquisition) 19 suburban office buildings encompassing approximately 900,000 rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of $108.2 million, and 32 industrial buildings encompassing approximately 1.7 million rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately $90.6 million. As of the date of this Prospectus, the Company is under contract to acquire one additional industrial property (comprised of three buildings) encompassing approximately 165,000 rentable square feet for an acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately $9.8 million (the "Pending Acquisition"). All of such properties are located in Southern California. Of the Acquired Properties, 28 are located in submarkets in which the Company already owned office or industrial property at the completion of its IPO, and 23 are located in new submarkets within Los Angeles County, North Orange County, South Orange County and Western San Bernardino County. See "Business and Properties--The Company's Southern California Submarkets." As a result of these acquisitions, the Company's aggregate rentable square feet of office and industrial space increased by approximately 43.0% and 126.2%, respectively. In addition, the Company is currently in active negotiations to purchase an additional 15 properties in Southern California (the "Pipeline Properties") for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of $114.4 million, including the assumption of $14.0 million of mortgage indebtedness. No assurance can be given that the Pending Acquisition or the acquisition of any of the Pipeline Properties will be consummated. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisitions and Development" and "Business and Properties--Acquired Properties" and "--Pending Acquisition."

  The following table sets forth certain information relating to each of the Acquired Properties and Pending Acquisition:

                                                                                            PERCENTAGE
                                                          RENTABLE             ACQUISITION    LEASED
                                                           SQUARE   NUMBER OF    COST($)       AS OF       MONTH
        PROPERTY              CITY          LOCATION       FOOTAGE  BUILDINGS (IN MILLIONS) 6/30/97 (%)  ACQUIRED
        --------              ----          --------      --------- --------- ------------- ----------- -----------
OFFICE
Existing Submarkets:
701-741 E. Ball Road....  Anaheim      N. Orange County     114,726      5          8.0         88.2     April 1997
26541 Agoura Road.......  Calabasas    W. San Fernando       90,878      1         11.6        100.0     April 1997
                                        Valley
5151-5155 Camino Ruiz...  Camarillo    S. Ventura County    276,216      4         24.1        100.0       May 1997
23600-23610 Telo Ave-
 nue....................  Torrance     Los Angeles County    79,967      2          5.7        100.0      June 1997
                                                          ---------    ---       ------
Existing Submarkets
 Subtotal...............                                    561,787     12         49.4
                                                          ---------    ---       ------
New Submarkets:
2100 Colorado Avenue....  Santa Monica Los Angeles County    94,844      3         31.6        100.0      June 1997
111 Pacifica Avenue.....  Irvine       S. Orange County      67,425      1          8.7        100.0      June 1997
2501 Pullman Avenue/
 1700 Carnegie Avenue...  Santa Ana    S. Orange County     124,921      2         15.5        100.0      July 1997
9401 Toledo Way.........  Irvine       S. Orange County      27,200      1          3.0        100.0      July 1997
                                                          ---------    ---       ------
New Submarkets
 Subtotal...............                                    314,390      7         58.8
                                                          ---------    ---       ------
TOTAL ACQUIRED OFFICE
 PROPERTIES.............                                    876,177     19        108.2
                                                          ---------    ---       ------
INDUSTRIAL
Existing Submarkets:
5325 East Hunter Ave-
 nue....................  Anaheim      N. Orange County     109,449      1          5.3        100.0       May 1997
Brea Industrial Proper-
 ties (1)...............  Brea         N. Orange County     276,278      7         16.4         97.8      June 1997
Garden Grove Industrial
 Properties (2).........  Garden Grove N. Orange County     275,971      6         14.1        100.0      June 1997
7421 Orangewood Avenue..  Garden Grove N. Orange County      82,602      1          4.5        100.0      July 1997
12400 Industry Street...  Garden Grove N. Orange County      64,296      1          3.0        100.0      July 1997
                                                          ---------    ---       ------
Existing Submarkets
 Subtotal...............                                    808,596     16         43.3
                                                          ---------    ---       ------
New Submarkets:
17150 Von Karman........  Irvine       S. Orange County     157,548      1         12.1        100.0       May 1997
821 South Rockefeller...  Ontario      W. San Bernardino    153,566      1          4.9        100.0      June 1997
                                        County
184-220 Technology
 Drive..................  Irvine       S. Orange County     159,034     10         16.2         84.3      June 1997
9451 Toledo Way.........  Irvine       S. Orange County     244,800      1         14.1        100.0      July 1997
20553 Walnut Drive (3)..  Diamond Bar  Los Angeles County   165,049      3          9.8        100.0    August 1997
                                                          ---------    ---       ------
New Submarkets
 Subtotal...............                                    879,997     16         57.1
                                                          ---------    ---       ------
TOTAL ACQUIRED
 INDUSTRIAL PROPERTIES
 AND PENDING
 ACQUISITION............                                  1,688,593     32        100.4
                                                          ---------    ---       ------
TOTAL ACQUIRED
 PROPERTIES AND PENDING
 ACQUISITION--OFFICE
 AND INDUSTRIAL.........                                  2,564,770     51       $208.6
                                                          =========    ===       ======

--------
(1) Brea Industrial Properties consists of 660 Puente Street, 1050 West Central, 1150 West Central, 950 West Central, 895 Beacon Street, 955 Beacon Street and 1125 Beacon Street.
(2) Garden Grove Industrial Properties consists of 12442 Knott Avenue, 7091 Belgrave Avenue, 12311-21 Industry Street, 12241-71 Industry Street, 7261 Lampson Avenue and 12472 Edison Way.
(3) 20553 Walnut Drive in Diamond Bar, California comprises the Pending Acquisition.

LEASING

  In June 1997, the Company entered into a lease with Boeing for approximately 211,000 rentable square feet of office space at the SeaTac Office Center. The seven-year lease to Boeing provides for occupancy by December 31, 1997. As of June 30, 1997, approximately 96,000 rentable square feet of office space was still available at the SeaTac Office Center. In addition, during the fourth quarter of 1996, the Company entered into certain lease transactions pursuant to which the tenants under the respective leases began occupancy in the first quarter of 1997.

ENHANCED MANAGEMENT TEAM

  Since the consummation of the IPO, the Company has added several key experienced executives to its management team. Collectively, the new officers have an average of 12 years of experience in the real estate industry. Alan S. Pekarcik joined the Company in March 1997 as Senior Vice President, Acquisitions. Previously, he worked for 17 years as a real estate broker in Southern California. Tyler H. Rose joined the Company in March 1997 as Senior Vice President and Treasurer. Prior to joining the Company, Mr. Rose was Senior Vice President, Corporate Finance and Treasurer of Irvine Apartment Communities and, prior to that, spent eight years in corporate finance at J.P. Morgan & Co. Ann Marie Whitney was appointed Vice President and Controller of the Company in May 1997 after spending eight years at Deloitte & Touche LLP, most recently as a manager specializing in real estate. John T. Fucci and James P. Axtell joined the Company in July 1997 as Vice President, Asset Management and Director, Asset Management, respectively. Mr. Fucci, who has 14 years of experience in property management, was previously a director at Catellus Development Corporation. Mr. Axtell joined the Company from the Mission Land Company. The Company believes that these new executives significantly augment the real estate and finance experience of the management team. See "Management."

FINANCE

  For the two-month period from February 1, 1997 to March 31, 1997, the Company achieved total revenues of approximately $9.0 million, net income of approximately $2.7 million and Funds from Operations of approximately
$5.0 million. On May 30, 1997, the Company paid a distribution to its stockholders of $0.2583 per share for the two-month period from February 1, 1997 through March 31, 1997. On July 10, 1997, the Company paid a distribution to its stockholders of $0.3875 per share for the quarter ended June 30, 1997.

  On July 22, 1997, the Company received a commitment to increase its secured revolving line of credit to $200.0 million from $150.0 million (the "Credit Facility"). The Credit Facility matures in May 1999 and is underwritten by Morgan Guaranty Trust Company of New York ("MGT"). The Credit Facility is used to finance property acquisitions and development and for general corporate purposes. The facility bears interest at LIBOR plus 1.50% and includes a one-year option to extend the term. Upon completion of this Offering and the application of the use of the net proceeds therefrom, all outstanding borrowings under the Credit Facility will be repaid. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and "Description of Indebtedness."

OTHER ACTIVITIES

  The Company currently owns or has exclusive rights to develop approximately 60 acres of developable land in six of its existing submarkets. The Company intends to commence development of three projects in 1997 which comprise an aggregate of approximately 500,000 rentable square feet at a total budgeted cost of approximately $25.0 million. See "Business and Properties--Development, Leasing and Management Activities."

                                  THE COMPANY

  Kilroy Realty Corporation was incorporated in September 1996 and commenced operations upon the completion of its initial public offering on January 31, 1997. The Company was formed to continue and expand the real estate business of the Kilroy Group, which, since 1947, has been engaged in the business of real estate ownership, acquisition, development, leasing and management of primarily Class A suburban office and industrial buildings in prime locations, principally in Southern California. On January 31, 1997, the Company completed an initial public offering of 12,500,000 shares of Common Stock. The initial public offering price was $23.00 per share resulting in gross proceeds of $287.5 million. On February 4, 1997, in connection with the initial public offering, the underwriters exercised an over-allotment option and on February 7, 1997, pursuant to the terms of such over-allotment option, the Company issued an additional 1,875,000 shares of Common Stock which resulted in gross proceeds of $43,125,000. The aggregate proceeds to the Company of the IPO, including the exercise of the underwriters' over-allotment option, net of underwriters' discounts and commissions, advisory fees and offering costs, were approximately $302.8 million. The Company operates as a self-administered and self-managed real estate company and expects to qualify as a REIT for federal and state income tax purposes beginning with the year ended December 31, 1997. See "Federal Income Tax Consequences--Taxation of the Company."

  The Company's strategy has been to own, develop, acquire, lease and manage Class A properties in select locations in key suburban submarkets, primarily in Southern California, that the Company believes have strategic advantages compared to neighboring submarkets. The Properties offer tenants: (i) lower business taxes and operating expenses than in adjoining submarkets; (ii) access to highly skilled labor markets; (iii) strategic access to major transportation facilities such as freeways and airports; (iv) proximity to the Los Angeles-Long Beach port complex, which presently ranks as the largest commercial port in the United States; and (v) for tenants with their names on certain Properties, visibility to freeway and airplane travelers. As a result, the Properties attract major corporate tenants and historically have achieved among the highest occupancy, tenant retention and rental rates, both within their respective submarkets and as compared to their respective neighboring submarkets. See "Business and Properties."

  The Company's portfolio of properties includes 33 office buildings encompassing an aggregate of approximately 2.9 million rentable square feet and 44 industrial buildings encompassing an aggregate of approximately 3.0 million rentable square feet. Thirty of the office buildings and 33 of the industrial buildings are located in prime Southern California suburban submarkets (including a complex of three Office Properties located in El Segundo, adjacent to the Los Angeles International Airport ("LAX"), presently the nation's second largest air-cargo port, and a complex of five office buildings located adjacent to the Long Beach Municipal Airport (the "Long Beach Airport")). The SeaTac Office Center is comprised of three office buildings located adjacent to the Seattle-Tacoma International Airport. The weighted average age of the Office Properties is approximately 14 years and the weighted average age of the Industrial Properties is approximately 22 years. As of June 30, 1997, the Office Properties were approximately 88.1% leased to 206 tenants, and the Industrial Properties were approximately 96.9% leased to 170 tenants.

  The Company's major tenants include, among others, Hughes Electronics Corporation's Space & Communications Company ("Hughes Space & Communications"), a tenant since 1984, which is engaged in high-technology commercial activities including satellite development and related applications such as DirecTV, and other major tenants such as Sony Music Entertainment, Boeing (giving effect to the Boeing Lease), M/R Systems, McDonnell Douglas Corporation, Mattel, Inc., Northwest Airlines, Inc. and Caltrans. The Company's strong relationships with its tenants is evidenced by its average tenant retention rate (based upon rentable square feet) for the period beginning January 1, 1994 and ending June 30, 1997, which was 77.7% for the Properties owned as of the date of the IPO that were located in the counties of Los Angeles, Orange, Riverside, San Bernardino and Ventura (the "Southern California Area").

  Since the completion of its IPO, the Company acquired (including the Pending Acquisition) 19 suburban office buildings encompassing approximately 900,000 rentable square feet for an aggregate acquisition cost

(including expenses, closing costs and anticipated capital expenditures) of approximately $108.2 million, and 32 industrial buildings encompassing approximately 1.7 million rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately $100.4 million. For one Acquired Property, the acquisition cost was paid, in part, with the issuance of 165,102 limited partnership units in the Operating Partnership. The issuance of the units in the Operating Partnership ("Units") permits sellers of properties to defer the recognition of all or part of the taxable gain, if any, on the disposition of such properties. All of the Acquired Properties are located in Southern California. Of the Acquired Properties, 28 are located in submarkets in which the Company already owned office or industrial property at the completion of the IPO, and 23 are located in new submarkets within Los Angeles County, North Orange County, South Orange County and Western San Bernardino County. Management believes that each of these new submarkets offers significant growth opportunities. See "Business and Properties--The Company's Southern California Submarkets." As a result of these acquisitions, the Company's aggregate rentable square feet of office and industrial space increased by approximately 43.0% and 126.2%, respectively. In addition, the Company is currently in active negotiations to purchase 15 Pipeline Properties, all of which are located in Southern California, for an aggregate acquisition cost of $114.4 million. No assurance can be given that the Pending Acquisition or the acquisition of the Pipeline Properties will be consummated. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisitions and Development" and "Business and Properties-- Acquired Properties" and "--Pending Acquisition."

  The Company currently owns or has exclusive rights to develop approximately 60 acres of developable land (net of the acreage required for streets), including (i) ten acres in Brea, California, (ii) 15 acres in Foothill Ranch in Orange County, California, (iii) two and one-half acres in Anaheim, California,
(iv) three and one-half acres in Irvine, (v) five acres in Camarillo and (vi) 24 acres at Kilroy Airport Center Long Beach (collectively, the "Development Properties"). Management believes that it can build up to 1.6 million rentable square feet on the Development Properties, subject to required entitlements and other governmental approvals, of which approximately 500,000 rentable square feet is planned for development beginning in 1997. The Company may engage in the development of office or industrial properties when market conditions support a favorable risk-adjusted rate of return on such development. No assurance can be given that the Company will commence any development, or that, if commenced, any such development will be completed. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development" and "Business and Properties--Development, Leasing and Management Activities--Kilroy Airport Center Long Beach."

  The Company believes, based on independent economic surveys, that the Southern California office and industrial real estate market is recovering after experiencing a downturn over the last several years. Vacancy rates in the Class A office space market in the Southern California Area have decreased from a high of nearly 20.0% in 1991 and 1992 to under 17.0% at the end of 1996. Vacancy rates in the industrial space market in the Southern California Area have also decreased from a high of nearly 14.0% in 1992 to 7.6% at the end of 1996. See "--The Company's Southern California Submarkets." Management believes that the ongoing economic recovery in its submarkets will continue the trend of increasing occupancy rates and should apply some upward pressure on rents for Class A office buildings and industrial buildings. See "--Growth Strategies" and "The Company--Growth Strategies."

  The Company believes that the foundation for its growth in future years will be the strengthening Southern California economy, the quality and strategic location of its Properties, the economic benefits of its submarkets to tenants, its conservative capital structure, its access to public capital markets, the lack of new construction of office properties in its submarkets, its access to developable properties, the knowledge and experience of its senior management team and its long-term relationships with large Southern California corporate tenants, municipalities, landowners and institutional sellers. In addition, the Company believes that it is one of a limited number of REITs focusing on office and industrial properties and that it is the only REIT with a 50-year operating history concentrating primarily on the acquisition and development of suburban Southern California office and industrial properties.

  During the remainder of the Company's first year of operations, the Company expects sources of potential growth in cash available for distribution through:
(i) the further leasing of its available space of approximately 230,000 rentable square feet, as of June 30, 1997; (ii) the renewal of leases at higher rents; and (iii) the acquisition of strategic properties with Units and/or available cash and borrowings under the Credit Facility and the Company's approximately $141.4 million of cash available for acquisitions and property development upon consummation of the Offering. In the Company's second year of operations, the Company expects sources of potential growth in cash available for distribution through: (i) contractual increases in base rent payments from tenants; (ii) continued leasing of available space; (iii) the acquisition of strategic properties; and (iv) the contemplated completion of certain development activities. Although the Company paid distributions to holders of its Common Stock for the periods ended March 31 and June 30, 1997, there can be no assurance that the Company will achieve any growth in cash available for distribution, that available space will be leased, that leases scheduled to expire will be renewed or that the Company will successfully acquire additional properties or complete any of its planned development activities. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development."

  As of June 30, 1997, the Company (primarily through the Operating Partnership and the Services Company) employed 58 persons, 43 of whom are located at the Company's headquarters at Kilroy Airport Center in El Segundo, California. The Company believes that relations with its employees are good. The Company's executive officers have been with the Company for an average of approximately 13 years. As of June 30, 1997, after giving effect to the Offering, the Company's executive officers and directors (and certain of their affiliates) owned in the aggregate 10.1% of the Common Stock (or interests exchangeable therefor).

                                  RISK FACTORS

  When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus.

  An investment in the shares of Common Stock involves various material risks. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment decision regarding the shares of Common Stock offered hereby. Each of these matters could have adverse consequences to the Company. Such risks include, among others:

  . conflicts of interest, particularly with the limited partners (including John B. Kilroy, Sr. and John B. Kilroy, Jr.) of the Operating Partnership (the "Unitholders") who hold the Units, including members of the Kilroy Group, in connection with the (i) operation of the Company's ongoing businesses, including conflicts associated with the tax consequences to certain Unitholders of sales or refinancings of certain Properties, which, together with provisions of the agreement of the Operating Partnership ("the Partnership Agreement"), may influence the Company's decision to sell or refinance, or to prepay debt secured by, certain Properties, (ii) potential election by the Company to exercise its option to purchase any of the properties owned or controlled by one or more of the Unitholders which the Company has the option to acquire (the "Option Properties") and (iii) enforcement of agreements with affiliates of the Company, any of which could result in decisions affecting the Company that do not fully reflect interests of all of the Company's stockholders;

  . limitations on Kilroy Realty Corporation's ability to withdraw as general partner of the Operating Partnership, transfer or assign its interest in the Operating Partnership without the consent of at least 60% of the Units (including Units held by Kilroy Realty Corporation which, after giving effect to the Offering and the contribution of the net proceeds to the Operating Partnership, represent 89.7% of all Units outstanding) and without meeting certain criteria with respect to the consideration to be paid to the Unitholders, or to dissolve the Operating Partnership or sell the Office Property located at 2260 E. Imperial Highway, El Segundo, California, at Kilroy Airport Center at El Segundo without the consent of more than 50% of the Units held by limited partners (excluding Units held by Kilroy Realty Corporation), which may in each case result in the Company taking action that is not in the best interest of all stockholders;

  . taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Company's liability for certain federal, state and local income taxes in such event and the resulting decrease in cash available for distribution;

  . the inability of the Company to control the operations of the Services Company, which could result in decisions that do not reflect the Company's interest because the Company does not control the election of directors or the selection of officers of the Services Company;

  . a portion of the Company's anticipated cash flow may be generated from development activities, which are partially dependent on the availability of development opportunities, and are subject to the risks inherent in development as well as general economic conditions and limitations on such activities imposed by the REIT tests, which in turn may negatively impact the Company's ability to make distributions;

  . geographic concentration of 73 of the Company's 77 buildings in Southern California, creating a dependence on demand for office and industrial space in such market and increasing the risk that the Company will be materially adversely affected by general economic conditions in a single market;

  . the Company's results of operations are dependent on certain key tenants, particularly Hughes Space & Communications, which accounted for approximately 16.9% of the Company's total base rent for the year ended December 31, 1996 giving pro forma effect to the acquisition of the Acquired Properties and the Boeing Lease, thereby increasing the potential negative impact to the Company of downturns in the business of, or its relationship with, such tenants. The base periods of the Hughes Space & Communications' leases expire beginning in January 1999;

  . the possibility that acquisitions of office or industrial properties, including the Pending Acquisition, will fail to be consummated, or that any such acquired properties will fail to perform in accordance with management's expectations, including the possibility that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate;

  . the distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future acquisitions, developments and expansions without additional debt or equity financing and may limit cash available for distribution;

  . real estate investment considerations such as the effect of economic and other conditions on real estate values, the general lack of liquidity of investments in real estate, the ability of tenants to pay rents, the possibility that leases may not be renewed or will be renewed on terms less favorable to the Company, the possibility of uninsured losses, including losses associated with earthquakes, the ability of the Properties to generate sufficient cash flow to meet operating expenses, including debt service, and competition in seeking properties for acquisition and in seeking tenants, which, individually or in the aggregate, may negatively impact the Company's ability to make distributions;

  . risks associated with debt financing, including the potential inability to refinance mortgage indebtedness upon maturity and the potential increase in the level of indebtedness incurred by the Company since its organizational documents do not limit the amount of indebtedness which the Company may incur, which may adversely affect the ability of the Company to repay debt, particularly in the event of a downturn in the Company's business;

  . substantial influence over the affairs of the Company by certain Unitholders who are directors and executive officers of the Company, and the ability of the Company's board of directors (the "Board of Directors") to change the investment policies of the Company (including the Company's ratio of debt to total market capitalization) without the consent of stockholders, which may result in a decline in the market value of the Common Stock;

  . potential anti-takeover effects of provisions generally limiting the actual or constructive ownership by any one person or entity of Common Stock to 7.0% of the outstanding shares, a classified board of directors and other charter and statutory provisions and provisions in the Partnership Agreement that may have the effect of inhibiting a change of control of the Company or making it more difficult to effect a change in management or limiting the opportunity for stockholders to receive a premium over the market price for the Common Stock;

  .  dependence on key personnel;

  . the Company's cash available for distribution may be less than the Company expects and may decrease in future periods from historical levels, materially adversely affecting the Company's ability to sustain its historical distribution rate in the future;

  . the Company's historical operating losses for financial reporting purposes;

  . the ability of the Company to incur more debt, thereby increasing its debt service, which could adversely affect the Company's cash flow;

  . the potential liability of the Company for environmental matters and the costs of compliance with certain governmental regulations, which may negatively impact the Company's financial condition, results of operations and cash available for distribution;

  . the public market for the shares of Common Stock might not be maintained, which may negatively impact the price at which shares of Common Stock may be resold;

  . potential adverse effects on the value of the shares of Common Stock of fluctuations in interest rates or equity markets, which may negatively impact the price at which shares of Common Stock may be resold and may limit the Company's ability to raise additional equity to finance acquisitions and future development; and

  . the possible issuance of additional shares of Common Stock, including 2,817,476 shares of Common Stock issuable upon exchange of the Units presently outstanding, which may adversely affect the market price of the shares of Common Stock or result in dilution on a per share basis of cash available for distribution.

                     FORMATION AND STRUCTURE OF THE COMPANY

  Kilroy Realty Corporation was formed in September 1996, and the Operating Partnership was formed in October 1996. The Services Company was formed in January 1997 to succeed to the development activities of the Kilroy Group and to perform development activities for the Company and third parties, and the Finance Company and the Finance Partnership were formed in January 1997 in connection with the $84 million mortgage loan (the "$84 Million Loan"). Concurrent with the consummation of the IPO, the Company and the Unitholders who are members of the Kilroy Group engaged in certain transactions (the "Formation Transactions"), designed to enable the Company to continue and expand the real estate operations of the Kilroy Group, to facilitate the IPO, to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1997 and to preserve certain tax advantages for certain Unitholders. Certain Unitholders, including members of management, some of whom are also directors, received benefits in connection with the IPO and the Formation Transactions. See "Formation and Structure of the Company--Formation Transactions."

STRUCTURE

  Kilroy Realty Corporation's operations are conducted through a number of subsidiaries. Kilroy Realty Corporation is the sole general partner of the Operating Partnership and the Unitholders are limited partners. See "Formation and Structure of the Company--Formation Transactions."

  After giving effect to the Offering, all of the net proceeds of which will be contributed to the Operating Partnership for additional Units, Kilroy Realty Corporation will own a 89.7% general partner interest in the Operating Partnership and will continue to be its sole general partner. The remaining 10.3% interest in the Operating Partnership will be owned by the Unitholders, all of which are limited partners. All of the limited partnership Units are redeemable for cash or, if requested by the Unitholder, and at the Company's option, exchangeable for shares of Common Stock on a one-for-one basis, subject to certain anti-dilution adjustments and certain other exceptions, beginning January 31, 1999 (other than certain holders who are corporations or limited liability companies who may require the Company to issue shares of Common Stock in lieu of cash). Assuming the exchange of all outstanding limited partnership Units for shares of Common Stock, and after giving effect to the Offering, the Company's executive officers and directors, and Unitholders who are members of the Kilroy Group, will own approximately 9.7% of the Common Stock.

  The Finance Company is a wholly-owned subsidiary of the Kilroy Realty Corporation and serves as the 1.0% sole general partner of the Finance Partnership. The Operating Partnership is the 99.0% limited partner of the Finance Partnership. The Finance Partnership is the obligor on the $84 Million Loan and the owner of the Properties that secure such indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business and Properties-- Mortgage Debt."

  John B. Kilroy, Sr. and John B. Kilroy, Jr. together own 100.0% of the voting common stock of the Services Company, representing 5.0% of its economic value. The Operating Partnership owns 100.0% of the nonvoting preferred stock of the Services Company, representing 95.0% of its economic value. The ownership structure of the Services Company is necessary to permit the Company to share in the income of the activities of the Services Company and also maintain its status as a REIT. Although the Company receives substantially all of the economic benefit of the businesses carried on by the Services Company through the Company's right to receive dividends through the Operating Partnership's investment in the Services Company's nonvoting preferred stock, the Company is not able to elect the Services Company's officers or directors, and consequently may not have the ability to influence the operations of the Services Company. See "Risk Factors--Risk of Development Business and Related Activities Being Conducted by the Services Company--Adverse Consequences of Lack of Control Over the Businesses of the Services Company."

  The following diagram illustrates the structure of the Company:


           ORGANIZATIONAL CHART OF THE COMPANY AND ITS SUBSIDIARIES

                             [CHART APPEARS HERE]


                               GROWTH STRATEGIES

  The Company's objectives are to maximize growth in cash available for distribution and to enhance the value of its portfolio through effective management, operating, acquisition and development strategies. The Company believes that opportunities exist to increase cash available for distribution:
(i) by acquiring office and industrial properties with attractive returns in strategic suburban submarkets where such properties complement its existing portfolio; (ii) from contractual increases in base rent; (iii) as a result of increasing rental and occupancy rates and decreasing concessions and tenant installation costs; and (iv) by developing properties for the benefit of the Company where such development will result in a favorable risk-adjusted return on investment. The Company's ability to achieve its growth strategy will be aided by its available cash of approximately $141.4 million upon consummation of the Offering.

  The Company believes that a number of factors will enable it to achieve its business objectives, including: (i) the opportunity to lease available space at attractive rental rates because of increasing demand and, with respect to office properties, the present lack of new construction in the Southern California submarkets in which most of the Properties are located; (ii) the presence of inadvertent owners (through foreclosure or otherwise) of office and industrial properties in the Company's submarkets, as well as the Company's ability to acquire properties with Units (thereby permitting the seller to defer taxable gain), both of which create enhanced acquisition opportunities;
(iii) the quality and location of the Properties; and (iv) the Company's access to acquisition and development opportunities as a result of its significant relationships with large Southern California corporate tenants, municipalities and landowners and the Company's 50-year presence in the Southern California market. Management believes that the Company is well positioned to exploit existing opportunities because of its extensive experience in certain of its submarkets, its seasoned management team and its proven ability to acquire, develop, lease and efficiently manage office and industrial properties. In addition, the Company believes that public ownership and its conservative capital structure will provide new opportunities for growth. There can be no assurance, however, that the Company will be able to lease available space, complete any property acquisitions, successfully develop any land acquired or improve the operating results of any developed properties that are acquired. See "Business and Properties--Development, Leasing and Management Activities."

  Operating Strategies. The Company focuses on enhancing growth in cash available for distribution by: (i) maximizing cash flow from the Properties through active leasing, contractual base rent increases and effective property management; (ii) managing operating expenses through the use of in-house management, leasing, marketing, financing, accounting, legal, construction management and data processing functions; (iii) maintaining and developing long-term relationships with a diverse tenant group; (iv) attracting and retaining motivated employees by providing financial and other incentives to meet the Company's operating and financial goals; and (v) continuing to emphasize capital improvements to enhance the Properties' competitive advantages in their markets.

  The Company believes that the strength of its leasing is demonstrated by the Company's leasing activity since 1993. In the period from January 1, 1993 to June 30, 1997, the Company leased or renewed leases for an aggregate of approximately 1.2 million rentable square feet of office space and approximately 781,000 rentable square feet of industrial space. As of June 30, 1997, the Office Properties located in the Southern California Area were approximately 90.6% leased. As of March 31, 1997, occupancy rates for all office properties were approximately 83.7% for the Southern California Area, 81.5% for the El Segundo submarket and 86.2% for the Long Beach submarket. In addition, as of June 30, 1997, the Industrial Properties were approximately 96.8% leased as compared to 92.7% for all industrial properties located in the Southern California Area as of March 31, 1997. See "Business and Properties-- General" and "--Occupancy and Rental Information."

  The Company's 20 largest tenants represented approximately 56.3% of annual base rent for the year ended December 31, 1996 (giving pro forma effect to the Boeing Lease). Of this amount, its largest tenant, Hughes Space & Communications, currently leases approximately 530,000 rentable square feet of office space, representing approximately 16.9% of the Company's total base rent for the year ended December 31, 1996 giving pro forma effect to the acquisition of the Acquired Properties and the Boeing Lease. The base periods of the Hughes Space & Communications leases expire beginning in January 1999. The Company's revenues and cash available for distribution to stockholders would be disproportionately and materially adversely affected in the event of bankruptcy or insolvency of, or a downturn in the business of, or the nonrenewal of leases by, any of its significant tenants, or the renewal of such leases on terms less favorable to the Company than their current terms.

  Approximately 1.0 million aggregate rentable square feet in the Properties, owned by the Company as of the date of its IPO, was leased by the Company from January 1, 1992 through December 31, 1994, a period which management characterizes as recessionary. Based on the leases the Company signed in 1996, and the findings in an independent study of the Southern California real estate market commissioned by the Company, management believes that the recent trend toward increasing rental rates in Class A office and industrial buildings in the Company's Southern California submarkets presents significant opportunities for growth. In addition, as of June 30, 1997, approximately 58.5% of the Company's rentable square feet is subject to leases expiring in 2000 or beyond, when management expects asking rents for the respective Properties to be higher than the rents paid pursuant to such leases. In addition, as of June 30, 1997, approximately 32.1% of the Company's total base rent (representing approximately 22.1% of the aggregate rentable square feet of the Properties) was attributable to leases with Consumer Price Index increases and approximately 25.6% of the Company's total base rent (representing approximately 36.6% of the aggregate rentable square feet of the Properties) was attributable to leases with other specified contractual increases. No assurance can be given, however, that new leases will reflect rental rates greater than or equal to current rental rates or that current or future economic conditions will support higher rental rates. See "Risk Factors--Real Estate Investment Considerations."

  Acquisition Strategies. The Company seeks to increase its cash available for distribution by acquiring additional quality office and industrial properties, including properties that: (i) may provide attractive initial yields with significant potential for growth in cash flow from property operations; (ii) are strategically located, of high quality and competitive in their respective submarkets; (iii) are located in the Company's existing submarkets and/or in other strategic submarkets where the demand for office and industrial space exceeds available supply; or (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues. The Company believes that the Southern California market is an established and mature real estate market in which property owners generally have a low tax basis (and, accordingly, the potential for large taxable gains) in their properties. Management believes that the Company's significant Southern California relationships, extensive experience, conservative capital structure and ability to acquire properties for Units, and thereby defer a seller's taxable gain, if any, will enhance the ability of the Company to consummate transactions quickly and to structure more competitive acquisitions than other real estate companies in the market which lack its access to capital or the ability to issue Units. See "Business and Properties--Development, Leasing and Management Activities."

  As of June 30, 1997, the Company contracted to acquire the Pending Acquisition, one Los Angeles County industrial property encompassing approximately 165,000 rentable square feet for an aggregate acquisition cost of approximately $9.8 million. In addition, the Company is currently in active negotiations to purchase 15 Pipeline Properties for an aggregate acquisition cost of $114.4 million, including the assumption of $14.0 million of mortgage indebtedness. There can be no assurance, however, that the Company will be able to complete any property acquisitions, successfully develop any land acquired or improve the operating results of any developed properties that are acquired. See "--Recent Developments--Acquisitions" and "Business and Properties-- Acquired Properties."

  Development Strategies. Since 1947, the Company and its predecessors have developed millions of rentable square feet of office and industrial space, including high technology facilities, primarily located in Southern California, for its own portfolio and for third parties. The Company currently owns an aggregate of approximately 36 acres of developable land and has the exclusive right to develop an additional 24 acres of developable land which provide it with significant growth opportunities. All of the developable land is located in Southern California. The Company owns ten acres of developable land in Brea, 15 acres in Foothill Ranch in Orange County, two and one-half acres in Anaheim, three and one-half acres in Irvine and five acres in Camarillo. The Company is the master ground lessee of, and has sole development rights to the 24 acres of developable land entitled for office, research and development, light industrial and other commercial projects at Kilroy Airport Center, Long Beach.

  The Company presently plans to develop an aggregate of up to 1.6 million rentable square feet of office or industrial space on the Development Properties, subject to required entitlements. Of this amount, the Company plans to commence development of 500,000 rentable square feet of industrial space in 1997 at a total budgeted cost of approximately $25.0 million. No assurance can be given that the Company will commence any development, or that, if commenced, any such development will be completed. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development" and "Business and Properties--Development, Leasing and Management Activities-- Kilroy Airport Center, Long Beach."

  The Company may engage in the development of other office and/or industrial properties primarily in Southern California submarkets when market conditions support a favorable risk-adjusted return on such development. The Company's activities with third-party owners in Southern California are expected to give the Company further access to development opportunities. There can be no assurance, however, that the Company will be able to successfully develop any of the Development Properties or any other properties. See "Business and Properties--Development, Leasing and Management Activities."

  Financing Policies. The Company's financing policies and objectives are determined by the Board of Directors. The Company presently limits the ratio of debt to total market capitalization (total debt of the Company as a percentage of the market value of issued and outstanding shares of Common Stock, including interests exchangeable therefor, plus total debt) to approximately 50%. However, such objectives may be altered without the consent of the Company's stockholders, and the Company's organizational documents do not limit the amount of indebtedness that the Company may incur. The total debt constituted, as of March 31, 1997, approximately 17.4% of the total market capitalization of the Company and increased, as of June 30, 1997, to approximately 30.1% of the total market capitalization of the Company. Giving pro forma effect to the Offering and the application of the net proceeds from the Offering, total debt, as of July 25, 1997, would have constituted approximately 11.9% of the total market capitalization of the Company. The Company intends to utilize one or more sources of capital for future acquisitions, development and capital improvements, which may include undistributed cash flow, borrowings under the Credit Facility, the Company's approximately $141.4 million of cash available for acquisition and development out of the net proceeds of the Offering, issuance of debt or equity securities and other bank and/or institutional borrowings. There can be no assurance, however, that the Company will be able to obtain capital for any such acquisitions, developments or improvements on terms favorable to the Company. See "--Growth Strategies," "The Company--Growth Strategies" and "Business and Properties--Development, Leasing and Management Activities."

                                 THE PROPERTIES

  The following table sets forth certain information relating to each of the Properties as of December 31, 1996, unless indicated otherwise. This table gives pro forma effect to (i) the November 1996 extension of one of the leases with Hughes Space & Communications with respect to two of the Office Properties located at Kilroy Airport Center at El Segundo as if such lease renewal had occurred on January 1, 1996 and (ii) the acquisition of the Acquired Properties and the Pending Acquisition, as if such acquisitions had occurred on January 1, 1996. During the fourth quarter of 1996, the Company entered into certain lease transactions pursuant to which the tenants under the respective leases began occupancy in the first quarter of 1997. Consequently, total occupancy data as of June 30, 1997 reflects the higher occupancy as a result of these transactions which are reflected in the Company's leasing activity for the year ended December 31, 1996, and not in the first quarter of 1997. See "Business and Properties--General--Existing Office Properties" and "--Existing Industrial Properties." In addition, the table does not reflect the lease of 211,000 rentable square feet of office space with Boeing at the SeaTac Office Center, entered into as of June 20, 1997. The Company (through the Operating Partnership and Finance Partnership) owns a 100% interest in all of the Properties other than the five Office Properties located at Kilroy Airport Center Long Beach and the three Office Properties located at the SeaTac Office Center, each of which are held subject to ground leases expiring in 2035 and 2064 (assuming the exercise of the Company's options to extend such lease), respectively.

                                                                                       AVERAGE
                                             PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                             LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                    RENTABLE     OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
                              YEAR   SQUARE   12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
PROPERTY LOCATION             BUILT   FEET     (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
-----------------             ----- -------- ---------- --------- --------- ---------- ------- --------- ----------
Existing Office
 Properties:
Kilroy Airport
 Center at El
 Segundo
 2250 E. Imperial             1983  291,187     86.5      4,561     4,293       7.8     18.12    17.05      95.7
  Highway(9).....
 2260 E. Imperial             1983  291,187    100.0      7,160     6,668      12.3     24.59    22.90     100.0
  Highway(10)....
 2240 E. Imperial
  Highway                     1983  118,933    100.0      1,292     1,283       2.2     10.87    10.79     100.0
  El Segundo, California(11)..
Kilroy Airport
 Center Long
 Beach
 3900 Kilroy                  1987  126,840     94.0      2,412     2,223       4.1     20.23    18.64      98.9
  Airport Way....
 3880 Kilroy                  1987   98,243    100.0      1,296     1,022       2.2     13.19    10.40     100.0
  Airport Way....
 3760 Kilroy                  1989  165,278     72.2      3,564     2,901       6.1     29.85    24.30      97.9
  Airport Way....
 3780 Kilroy                  1989  219,745     93.8      4,908     4,286       8.4     23.81    20.79      97.9
  Airport Way....
 3750 Kilroy
  Airport Way                 1989   10,457    100.0         75        28       0.1      7.21     2.66     100.0
  Long Beach, California..
La Palma Business
 Center
 4175 E. La Palma
  Avenue                      1985   42,790     93.2        557       536       1.0     13.97    13.45      89.1
  Anaheim, California..
 2829 Townsgate
  Road                        1990   81,158    100.0      1,888     1,760       3.2     23.26    21.69     100.0
  Thousand Oaks, California..
 185 S. Douglas
  Street                      1978   60,000    100.0      1,313       898       2.3     21.89    14.96     100.0
  El Segundo, California(12)..
                               TENANTS LEASING
                                10% OR MORE OF
                               RENTABLE SQUARE
                              FEET PER PROPERTY
PROPERTY LOCATION              AS OF 6/30/97(8)
-----------------             ------------------
Existing Office
 Properties:
Kilroy Airport
 Center at El
 Segundo
 2250 E. Imperial             Hughes Space &
  Highway(9).....             Communications
                              (42.5%)
 2260 E. Imperial             Hughes Space &
  Highway(10)....             Communications
                              (100.0%)
 2240 E. Imperial
  Highway                     Hughes Space &
  El Segundo, California(11)..Communications
                              (96.3%)
Kilroy Airport
 Center Long
 Beach
 3900 Kilroy                  McDonnell Douglas
  Airport Way....             Corporation
                              (50.9%),
                              Olympus America,
                              Inc. (18.6%)
 3880 Kilroy                  Devry, Inc.
  Airport Way....             (100.0%)
 3760 Kilroy                  McDonnell Douglas
  Airport Way....             Aircraft (25.7%)
 3780 Kilroy                  SCAN Health Plan
  Airport Way....             (23.3%),
                              Zelda Fay Walls
                              (12.7%)
 3750 Kilroy
  Airport Way                 Oasis Cafe
  Long Beach, California..    (37.1%),
                              Keywanfar &
                              Baroukhim (16.1%),
                              SR Impressions
                              (15.0%)
La Palma Business
 Center
 4175 E. La Palma
  Avenue                      Peryam & Kroll
  Anaheim, California..       (26.2%),
                              DMV/VPI Insurance
                              Group (26.1%),
                              Midcom Corporation
                              (15.3%)
 2829 Townsgate
  Road                        Worldcom, Inc.
  Thousand Oaks, California.. (34.2%),
                              Data Select
                              Systems, Inc.
                              (13.0%),
                              Pepperdine
                              University
                              (12.7%),
                              Anheuser Busch,
                              Inc. (12.0%)
 185 S. Douglas
  Street                      Northwest
  El Segundo, California(12)..Airlines, Inc.
                              (100.0%)

                                                        (continued on next page)

                                                                                           AVERAGE
                                                 PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                                 LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                       RENTABLE      OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
    PROPERTY                     YEAR   SQUARE    12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
    LOCATION                     BUILT   FEET      (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
    --------                     ----- --------- ---------- --------- --------- ---------- ------- --------- ----------
SeaTac Office
 Center
 18000 Pacific                   1974    209,904     60.7     1,868     1,610        3.2    14.66    12.64      64.1
  Highway.......
 17930 Pacific                   1980    211,139   0.0(13)      --        --      0.0(13)     --       --        --
  Highway(13)...
 17900 Pacific
  Highway                        1980    111,387     87.7     1,298     1,158        2.2    13.28    11.85      81.8
  Seattle, Washington..
                                       ---------   ------    ------    ------     ------                       -----
Subtotal/Weighted
 Average of
 Existing Office
 Properties.....                       2,038,248     79.6    32,192    28,666       55.2    19.84    17.67      83.6
                                       ---------   ------    ------    ------     ------                       -----
Existing
 Industrial
 Properties:
 2031 E.
 Mariposa Avenue
  El Segundo, California..       1954    192,053    100.0     1,556     1,296        2.7     8.10     6.75     100.0
 3340 E. La
 Palma Avenue                    1966    153,320    100.0       941       838        1.6     6.14     5.47     100.0
  Anaheim, California..
 2260 E. El
 Segundo
 Boulevard
  El Segundo, California(14)..   1979    113,820    100.0       553       511        0.9     4.86     4.49     100.0
 2265 E. El
 Segundo                         1978     76,570    100.0       554       493        0.9     7.23     6.44     100.0
 Boulevard
  El Segundo, California..
 1000 E. Ball
 Road                            1956    100,000    100.0       639       519        1.1     6.39     5.19     100.0
  Anaheim, California(15)..
 1230 S. Lewis
 Street
  Anaheim, California..          1982     57,730    100.0       303       284        0.5     5.25     4.92     100.0
 12681/12691
 Pala Drive                      1970     84,700     82.6       476       454        0.8     6.81     6.48      82.6
  Garden Grove, California..
 2270 E. El
 Segundo
 Boulevard
  El Segundo, California..       1975      7,500      --        --        --         --       --       --        --
 5115 N. 27th
 Avenue                          1962    130,877    100.0       640       613        1.1     4.89     4.68     100.0
  Phoenix, Arizona(16)..
 12752-12822
 Monarch Street                  1970    277,037    100.0       942       899        1.6     3.40     3.24     100.0
  Garden Grove, California(17)..
 4155 E. La
 Palma Avenue                    1985     74,618    100.0       543       490        0.9     7.28     6.56     100.0
  Anaheim, California(17)..
 4125 La Palma
 Avenue
  Anaheim, California(17)..      1985     69,472    100.0       465       443        0.8     6.70     6.38      41.0
                                       ---------   ------    ------    ------     ------                       -----
Subtotal/Weighted
 Average of
 Existing
 Industrial
 Properties.....                       1,337,697     98.3     7,612     6,840       13.0     5.79     5.20      95.3
                                       ---------   ------    ------    ------     ------                       -----
Subtotal/Weighted
 Average of
 Existing Properties..                 3,375,945     87.0    39,805    35,507       68.2    13.55    12.09      88.2
                                       ---------   ------    ------    ------     ------                       -----
                                  TENANTS LEASING
                                   10% OR MORE OF
                                  RENTABLE SQUARE
    PROPERTY                     FEET PER PROPERTY
    LOCATION                      AS OF 6/30/97(8)
    --------                     ------------------
SeaTac Office
 Center
 18000 Pacific                   Lynden (17.6%)
  Highway.......
 17930 Pacific                   --(13)
  Highway(13)...
 17900 Pacific
  Highway                        Northwest Airlines
  Seattle, Washington..          (24.9%),
                                 City of Sea Tac
                                 (17.2%),
                                 Resource Center
                                 for the
                                 Handicapped
                                 (24.1%),
                                 Corinthian School
                                 (10.8%)
Subtotal/Weighted
 Average of
 Existing Office
 Properties.....
Existing
 Industrial
 Properties:
 2031 E.
 Mariposa Avenue                 Mattel, Inc.
  El Segundo, California..       (100.0%)
 3340 E. La
 Palma Avenue                    Furon Co., Inc.
  Anaheim, California..          (59.2%)
                                 Dovatron (40.8%)
 2260 E. El
 Segundo
 Boulevard                       Ace Medical Co.
  El Segundo, California(14)..   (100.0%)
 2265 E. El
 Segundo                         MSAS Cargo Intl.,
 Boulevard                       Inc. (100.0%)
  El Segundo, California..
 1000 E. Ball
 Road                            Allen-Bradley
  Anaheim, California(15)..      Company (100.0%)
 1230 S. Lewis
 Street                          Extron Electronics
  Anaheim, California..          (100.0%)
 12681/12691
 Pala Drive                      Rank Video
  Garden Grove, California..     Services America,
                                 Inc. (82.6%)
 2270 E. El
 Segundo
 Boulevard
  El Segundo, California..        --
 5115 N. 27th
 Avenue                          Festival Markets,
  Phoenix, Arizona(16)..         Inc. (100.0%)
 12752-12822
 Monarch Street                  Cannon Equipment
  Garden Grove, California(17).. (59.9%),
                                 Vanco (16.4%)
 4155 E. La
 Palma Avenue                    Bond Technologies
  Anaheim, California(17)..      (29.6%),
                                 NovaCare Orthotics
                                 (24.0%),
                                 Specialty
                                 Restaurants Corp.
                                 (21.7%),
                                 NMC Homecare
                                 (12.5%),
                                 Ecologic Lehr
                                 (12.2%)
 4125 La Palma
 Avenue
  Anaheim, California(17)..      CSTS (34.4%)
Subtotal/Weighted
 Average of
 Existing
 Industrial
 Properties.....
Subtotal/Weighted
 Average of
 Existing Properties..

                                                        (continued on next page)

                                                                                         AVERAGE
                                               PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                               LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                      RENTABLE     OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
    PROPERTY                    YEAR   SQUARE   12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
    LOCATION                    BUILT   FEET     (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
    --------                    ----- -------- ---------- --------- --------- ---------- ------- --------- ----------
Acquired Office
 Properties:
23600 and 23610
 Telo Avenue                    1984   79,967    100.0        765       765       1.3      9.56     9.56     100.0
 Torrance, California..
2100 Colorado
 Avenue                         1992   94,844    100.0      2,460     2,460       4.2     25.93    25.93     100.0
 Santa Monica, California(12)..
5151-5155 Camino
 Ruiz                           1982  276,216    100.0      2,412     2,412       4.1      8.73     8.73     100.0
 Camarillo, California(12)..
111 Pacifica
 Irvine,                        1991   67,425    100.0      1,084     1,084       1.9     16.08    16.08     100.0
 California.....
2501 Pullman
 Santa Ana,                     1969  124,921    100.0      1,664     1,664       2.8     13.32    13.32     100.0
 California.....
701-741 E. Ball
 Road                           1986  114,726     87.3        950       950       1.6      9.49     9.49      88.2
 Anaheim, California..
26541 Agoura
 Road                           1988   90,878    100.0      1,577     1,577       2.7     17.35    17.35     100.0
 Calabasas, California..
9401 Toledo Way
 Irvine,                        1984   27,200      --         --        --        --        --       --      100.0
 California(21)..
                                      -------    -----     ------    ------      ----                        -----
Subtotal/Weighted
 Average of
 Acquired Office
 Properties.....                      876,177     98.3     10,912    10,912      18.6     12.67    12.67      98.4
                                      -------    -----     ------    ------      ----                        -----
Acquired
 Industrial
 Properties and
 the Pending
 Acquisition:
Brea Industrial
 Properties                     1981  276,278    100.0      1,438     1,438       2.5      5.20     5.20      97.8
 Brea,
 California(19)..
Garden Grove
 Industrial                     1971  275,971    100.0      1,361     1,361       2.3      5.53     5.53     100.0
 Properties
 Garden Grove, California(20)..
821 S.
 Rockefeller                    1990  153,566    100.0        433       433       0.7      2.82     2.82     100.0
 Ontario,
 California.....
17150 Von Karman
 Irvine,                        1977  157,548    100.0      1,063     1,063       1.8      6.75     6.75     100.0
 California.....
7421 Orangewood
 Avenue                         1981   82,602    100.0        575       575       1.0      6.96     6.96     100.0
 Garden Grove, California..
5325 East Hunter
 Avenue                         1983  109,449    100.0        602       602       1.0      5.50     5.50     100.0
 Anaheim, California..
184-220
 Technology                     1990  159,034     69.0        972       972       1.7      8.86     8.86      84.3
 Drive
 Irvine, California..
9451 Toledo Way
 Irvine,                        1984  244,800      --         --        --        --        --       --      100.0
 California(21)..
                                 TENANTS LEASING
                                  10% OR MORE OF
                                 RENTABLE SQUARE
    PROPERTY                    FEET PER PROPERTY
    LOCATION                     AS OF 6/30/97(8)
    --------                    ------------------
Acquired Office
 Properties:
23600 and 23610
 Telo Avenue                    Andrew Corporation
 Torrance, California..         (51.9%), Balast
                                (48.1%)(22)
2100 Colorado
 Avenue                         Sony Music
 Santa Monica, California(12).. Entertainment
                                (100.0%)
5151-5155 Camino
 Ruiz                           M/R Systems
 Camarillo, California(12)..    (100.0%)
111 Pacifica
 Irvine,                        Risk Data
 California.....                Corporation
                                (35.1%),
                                Spectrum Executive
                                Suites (16.1%),
                                Davis & Balmuth
                                (11.0%)
2501 Pullman
 Santa Ana,                     Caltrans (100.0%)
 California.....
701-741 E. Ball
 Road                           None
 Anaheim, California..
26541 Agoura
 Road                           ARCS (52.4%),
 Calabasas, California..        JARIC/Amanson
                                (40.0%)
9401 Toledo Way
 Irvine,                        Mazda Motor of
 California(21)..               America (100.0%)
Subtotal/Weighted
 Average of
 Acquired Office
 Properties.....
Acquired
 Industrial
 Properties and
 the Pending
 Acquisition:
Brea Industrial
 Properties                     IAC Industries
 Brea,                          (19.8%),
 California(19)..               Winonics (18.7%),
                                Plastic Engineer
                                (17.4%),
                                Cal Turf (13.7%)
Garden Grove
 Industrial                     TA Industries
 Properties                     (25.8%),
 Garden Grove, California(20).. Wyle Laboratories
                                (21.5%),
                                Gem Products
                                (20.5%),
                                JC Penney (17.4%)
821 S.
 Rockefeller                    Baxter Healthcare
 Ontario,                       (100.0%)
 California.....
17150 Von Karman
 Irvine,                        Packard-Hughes
 California.....                Interconnect
                                (100.0%)
7421 Orangewood
 Avenue                         Optical
 Garden Grove, California..     Corporation of
                                America (100.0%)
5325 East Hunter
 Avenue                         The Clothestime
 Anaheim, California..          Inc. (100.0%)
184-220
 Technology                     None
 Drive
 Irvine, California..
9451 Toledo Way
 Irvine,                        Mazda Motor of
 California(21)..               America (100.0%)

                                                        (continued on next page)

                                                                                         AVERAGE
                                               PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                               LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                     RENTABLE      OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
    PROPERTY                   YEAR   SQUARE    12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
    LOCATION                   BUILT   FEET      (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
    --------                   ----- --------- ---------- --------- --------- ---------- ------- --------- ----------
12400 Industry
 Street                        1972     64,296   100.0        321       321       0.5     4.99     4.99      100.0
 Garden Grove, California..
20553 Walnut
 Drive
 Diamond Bar, California(18).. 1987    165,049    95.7        920       920       1.6     5.82     5.82      100.0
                                     ---------   -----     ------    ------     -----                        -----
Subtotal/Weighted
 Average of
 Acquired
 Industrial
 Properties and
 the Pending
 Acquisition....                     1,688,593    93.9      7,685     7,685      13.2     4.77     4.77       98.2
                                     ---------   -----     ------    ------     -----                        -----
Subtotal/Weighted
 Average of
 Acquired
 Properties and
 the Pending
 Acquisition....                     2,564,770    94.4     18,597    18,597      31.8     7.60     7.60       98.3
                                     ---------   -----     ------    ------     -----                        -----
Total/Weighted
 Average All
 Properties                          5,940,715    90.9     58,402    54,104     100.0     9.83     9.11       92.6
                                     =========   =====     ======    ======     =====                        =====
                                TENANTS LEASING
                                 10% OR MORE OF
                                RENTABLE SQUARE
    PROPERTY                   FEET PER PROPERTY
    LOCATION                    AS OF 6/30/97(8)
    --------                   ------------------
12400 Industry
 Street                        Container Supply
 Garden Grove, California..    Company, Inc.
                               (100.0%)
20553 Walnut
 Drive                         Parnex, Inc.
 Diamond Bar, California(18).. (10.1%)
Subtotal/Weighted
 Average of
 Acquired
 Industrial
 Properties and
 the Pending
 Acquisition....
Subtotal/Weighted
 Average of
 Acquired
 Properties and
 the Pending
 Acquisition....
Total/Weighted
 Average All
 Properties

-------
 (1) Based on all leases at the respective Properties in effect as of December 31, 1996.
 (2) Total base rent for the year ended December 31, 1996, determined in accordance with generally accepted accounting principles ("GAAP"). All leases at the Industrial Properties are written on a triple net basis. Unless otherwise indicated, all leases at the Office Properties are written on a full service gross basis, with the landlord obligated to pay the tenant's proportionate share of taxes, insurance and operating expenses up to the amount incurred during the tenant's first year of occupancy ("Base Year") or a negotiated amount approximating the tenant's pro rata share of real estate taxes, insurance and operating expenses ("Expense Stop"). Each tenant pays its pro rata share of increases in expenses above the Base Year or Expense Stop.
 (3) Aggregate base rent received over the respective lease term from all lease transactions in effect at December 31, 1996 minus all tenant improvements, leasing commissions and other concessions for all such leases, paid or payable by the Company, divided by the terms in months for such leases, multiplied by 12. Tenant improvements, leasing commissions and other concessions are estimated using the same methodology used to calculate effective rent for the Properties as a whole in the charts set forth under the caption "Business and Properties--General."
 (4) The percentage of 1996 total base rent is calculated as the base rent of the respective Property for the year ended December 31, 1996 divided by the combined base rent for all of the Properties (including the Acquired Properties and the Pending Acquisition) for the year ended December 31, 1996.
 (5) Base rent for the year ended December 31, 1996 divided by rentable square feet leased at December 31, 1996.
 (6) Effective rent at December 31, 1996 divided by rentable square feet leased at December 31, 1996.
 (7) Based on all leases at the respective Properties dated on or before June 30, 1997.
 (8) Excludes office space leased by the Company.
 (9) For this Property, leases with Hughes Space & Communications, for approximately 96,000 rentable square feet, and with SDRC Software Products Marketing Division, Inc., for approximately 6,800 rentable square feet, are written on a full service gross basis except that there is no Expense Stop.
(10) For this Property, the lease with Hughes Space & Communications is written on a modified full service gross basis under which Hughes Space & Communications pays for all utilities and other internal maintenance costs with respect to the leased space and, in addition, pays its pro rata share of real estate taxes, insurance, and certain other expenses including common area expenses.
(11) For this Property, leases with Hughes Space & Communications for approximately 101,000 rentable square feet are written on a full service gross basis except that there is no Expense Stop.
(12) For this Property, the lease is written on a triple net basis.
(13) The data does not reflect the lease of 211,000 rentable square feet of office space with Boeing at the SeaTac Office Center, entered into as of June 20, 1997 and effective as of January 1, 1998. See "Business and Properties--Office Properties--Kilroy Airport Center, SeaTac."
(14) This Industrial Property was vacant until April 1996. The tenant began paying rent in mid-October 1996 at an annual rate of $4.40 per rentable square foot.
(15) The tenant subleased this Industrial Property on May 15, 1996 to RGB Systems, Inc. (doing business as Extron Electronics), the tenant of the Property located at 1230 S. Lewis Street, Anaheim, California, which is adjacent to this Property. The sublease is at an amount less than the current lease rate, and the tenant is paying the difference between the current lease rate and the sublease rate. The lease and the sublease terminate in April 1998. Extron Electronics has executed a lease for this space from May 1998 through April 2005 at the current lease rate. Extron Electronics continues to occupy the space located at 1230 S. Lewis Street.
(16) This Industrial Property was originally designed for multi-tenant use and currently is leased to a single tenant and utilized as an indoor multi-vendor retail marketplace.
(17) The leases for this Industrial Property are written on a modified triple net basis, with the tenants responsible for estimated allocated common area expenses.
(18) As of the date of this filing, the Company has not completed the acquisition of this Property.
(19) Brea Industrial Properties consists of 660 Puente Street, 1050 West Central, 1150 West Central, 950 West Central, 895 Beacon Street,
     955 Beacon Street and 1125 Beacon Street.
(20) Garden Grove Industrial Properties consists of 12442 Knott Avenue, 7091 Belgrave Avenue, 12311-21 Industry Street, 12241-71 Industry Street, 7261 Lampson Avenue and 12472 Edison Way.
(21) Financial information, for the year ended December 31, 1996, for 9401 and 9451 Toledo Way, Irvine, California is not available since the Property was 100.0% owner-occupied. Concurrent with the Company's acquisition of the Property, a lease was signed by the former owner for a continued 100.0% occupancy of the Property.
(22) Subsequent to June 30, 1997, this tenant terminated its lease and the portion of the office space previously occupied by such tenant is now available for lease.

                  THE COMPANY'S SOUTHERN CALIFORNIA SUBMARKETS

  In connection with the Offering, the Company retained Robert Charles Lesser & Co. ("Lesser"), nationally recognized experts in real estate consulting and urban economics, to study the Company's Southern California submarkets, and the discussion of such submarkets below is based upon Lesser's findings. While the Company believes that these estimates of economic trends are reasonable, there can be no assurance that these trends will in fact continue.

  The Properties are primarily located in Los Angeles, Orange and Ventura Counties which, together with Riverside and San Bernardino Counties, comprise the second largest Consolidated Metropolitan Statistical Area in the United States. Management believes that the region's economy, which in 1994 commenced recovery from a four-year economic recession, and the continuing growth in the region's foreign trade, tourism and entertainment industries, provide an attractive environment for owning and operating Class A office and industrial properties since occupancy rates and asking rents generally are increasing. In addition, since 1992 there has been virtually no increase in the region's office space, while the region's demand for quality industrial space accompanied by low vacancy rates has spurred modest new construction of industrial properties.

  Vacancy rates in the office space market in the Southern California Area are trending downward from a high of nearly 20.0% in 1991 and 1992 to 16.3% at March 31, 1997. At June 30, 1997, the vacancy rate for the Southern California Area office properties was approximately 7.3%. Vacancy rates in the industrial space market in the Southern California Area have decreased from a high of nearly 14% in 1992 to approximately 7.3% at March 31, 1997. At June 30, 1997, the vacancy rate for the Southern California Area industrial properties was approximately 1.8%.

  The Southern California Area population in 1996 was estimated at 15.7 million people which accounted for approximately 5.9% of the total U.S. population. Beginning in 1990, annual population growth in the region has averaged approximately 192,000 persons. Of the total 1996 population, approximately 9.3 million and 2.6 million persons lived in Los Angeles and Orange Counties, respectively, the counties in which all but six of the Properties are located. Annual estimated growth in population over the next five years in these counties is expected to be approximately 79,000 and 35,000 persons, respectively. See "Business and Properties--The Company's Southern California Submarkets."

                                  THE OFFERING

Common Stock Offered Hereby.......... 10,000,000 shares
Common Stock to be Outstanding after
 the Offering........................ 27,292,476 shares(1)
Use of Proceeds...................... Approximately $95.0 million for the reduction of the outstanding borrowings
                                      under the Credit Facility, approximately
                                      $9.8 million for the acquisition of the
                                      Pending Acquisition and approximately
                                      $141.4 million of cash for acquisitions,
                                      development and working capital.
NYSE Symbol.......................... KRC

--------
(1) Includes 2,817,476 Units (calculated on an as-exchanged basis) issued in connection with the Formation Transactions and the purchase of a certain Acquired Property, but excludes 1,400,000 additional shares of Common Stock reserved for issuance as restricted shares of Common Stock, or upon the exercise of options granted, pursuant to the Stock Incentive Plan (as defined herein). See "Management--Stock Incentive Plan" and "Shares Eligible for Future Sale."

                             SUMMARY FINANCIAL DATA

  The following table sets forth certain financial data on a historical and pro forma basis for the Company, and on an historical basis for the Kilroy Group, which consist of the Consolidated Financial Statements of Kilroy Realty Corporation and the Combined Financial Statements of the Kilroy Group (the "Consolidated and Combined Financial Statements") whose financial results are consolidated in the historical and pro forma financial statements of the Company. The financial data should be read in conjunction with the historical and pro forma financial statements and notes thereto included in this Prospectus. The combined historical summary financial data as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 have been derived from the Combined Financial Statements of the Kilroy Group audited by Deloitte & Touche LLP, independent public accountants, whose report with respect thereto is included elsewhere in this Prospectus. The summary combined historical financial and operating information as of December 31, 1992, 1993 and 1994, and for the years ended December 31, 1992 and 1993, the three months ended March 31, 1996, and the period from January 1, 1997 to January 31, 1997 have been derived from the unaudited Combined Financial Statements of the Kilroy Group and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of operating information for the unaudited periods. The summary consolidated historical financial and operating information as of March 31, 1997 and for the two-month period from February 1, 1997 to March 31, 1997 have been derived from the unaudited Consolidated Financial Statements of the Company and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the operating information for the unaudited period. For a discussion of the adjusted three months ended March 31, 1997 assuming the IPO and the Formation Transactions had been consummated on January 1, 1997 (but not adjusted to reflect the Acquired Properties) see "Management's Discussion and Analysis of Financial Conditions and Results of Operation--Results of Operations--Adjusted Three Months Ended March 31, 1997 Compared to Three Months Ended March 31, 1997." From March 31, 1997 through July 28, 1997, the Company incurred
$95.0 million of indebtedness under the Credit Facility to complete the purchase of the Acquired Properties (other than the Pending Acquisition). The pro forma data assume the consummation of the Offering and use of the aggregate net proceeds therefrom to purchase the Acquired Properties and Pending Acquisition as of the beginning of the periods presented for the operating data and as of the balance sheet date for the balance sheet data. The pro forma financial data are not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations.

                          THE COMPANY AND KILROY GROUP
              (IN THOUSANDS, EXCEPT SQUARE FOOTAGE AND SHARE DATA)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------
                                      CONSOLIDATED/COMBINED HISTORICAL                      COMBINED HISTORICAL
                                     ----------------------------------           -------------------------------------------
                                                      KILROY GROUP
                           PRO FORMA    KILROY    ---------------------
                             THREE   REALTY CORP.               THREE
                            MONTHS   FEBRUARY 1,  JANUARY 1,   MONTHS
                             ENDED     1997 TO      1997 TO     ENDED
                           MARCH 31,  MARCH 31,   JANUARY 31, MARCH 31, PRO FORMA
                             1997        1997        1997       1996      1996     1996     1995     1994     1993     1992
                           --------- ------------ ----------- --------- --------- -------  -------  -------  -------  -------
STATEMENT OF
 OPERATIONS DATA:
 Rental income.......       $15,511     $7,110      $2,760     $ 8,785   $61,273  $35,022  $33,896  $32,577  $35,599  $34,274
 Tenant
  reimbursements.....         1,703        706         275         862     6,804    3,380    3,002    1,643    4,916    5,076
 Development and
  management fees....           --         --           14         263       --       698    1,156      919      751      882
 Sale of air rights..           --         --          --          --        --       --     4,456      --       --       --
 Lease termination
  fees...............           --         --          --          --        --       --       100      300    5,190       48
 Interest income.....           --         971         --          --        --       --       --       --       --       --
 Other income........           192        185           4          11       667       76      298      784      188      221
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Total revenues......        17,406      8,972       3,053       9,921    68,744   39,176   42,908   36,223   46,644   40,501
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Property expenses...         2,667      1,239         579       1,533    11,934    6,788    6,834    6,000    6,391    6,384
 Real estate taxes
  (refunds)..........           912        353         106         300     3,425    1,301    1,416     (448)   2,984    3,781
 General and
  administrative expense..    1,419        725          78         528     5,672    2,383    2,152    2,467    1,113    1,115
 Ground leases.......           277        185          64         193     1,106      768      789      913      941      854
 Development
  expenses...........           --         --           46         197       --       650      737      468      581      429
 Option buy-out
  cost...............           --         --          --          --      3,150    3,150      --       --       --       --
 Interest expense....         2,052      1,531       1,895       5,227     8,200   21,853   24,159   25,376   25,805   26,293
 Depreciation and
  amortization.......         3,723      1,744         787       2,281    14,727    9,111    9,474    9,962   10,905   10,325
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Total expenses......        11,050      5,777       3,555      10,259    48,214   46,004   45,561   44,738   48,720   49,181
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Income (loss) before
  equity in loss of
  subsidiary,
  minority interest
  and extraordinary
  item...............         6,356      3,195        (502)       (338)   20,530   (6,828)  (2,653)  (8,515)  (2,076)  (8,680)
 Equity in loss
  of subsidiary......           (87)       (57)        --          --         (6)     --       --       --       --       --
 Minority interest...          (646)      (486)        --          --     (2,114)     --       --       --       --       --
 Extraordinary Item--
  Extinguishment of
  debt...............           --         --        3,204         --        --    20,095   15,267    1,847      --       --
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Net income (loss)...       $ 5,623     $2,652      $2,702     $  (338)  $18,410  $13,267  $12,614  $(6,668) $(2,076) $(8,680)
                            =======     ======      ======     =======   =======  =======  =======  =======  =======  =======
 Net income
  per common
  share(1)...........       $   .23     $  .18                           $   .75
                            =======     ======                           =======

                             MARCH 31, 1997                       DECEMBER 31,
                         ---------------------- -----------------------------------------------------
                                                               COMBINED HISTORICAL
                                   CONSOLIDATED -----------------------------------------------------
                         PRO FORMA  HISTORICAL    1996       1995       1994       1993       1992
                         --------- ------------ ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
 Real estate assets, be-
  fore accumulated de-
  preciation and amorti-
  zation................ $500,557    $285,402    $227,337  $ 224,983  $ 223,821  $ 222,056  $ 221,423
 Total assets...........  560,558     310,382     128,339    132,857    143,251    148,386    161,008
 Mortgages and Loans....   95,917      95,917     223,297    233,857    250,059    248,043    250,792
 Total liabilities......  109,433     109,433     242,116    254,683    273,585    263,346    263,156
 Minority interest......   46,466      31,127         --         --         --         --         --
 Stockholders' equity
  (deficit).............  404,659     169,822    (113,777)  (121,826)  (130,334)  (114,960)  (102,148)

                          THREE MONTHS ENDED MARCH 31,            YEAR ENDED DECEMBER 31,
                          ------------------------------  -----------------------------------------
                                       CONSOLIDATED/
                                    COMBINED HISTORICAL                  COMBINED HISTORICAL
                          PRO FORMA --------------------  PRO FORMA -------------------------------
                            1997      1997       1996       1996      1996       1995       1994
                          --------- ---------  ---------  --------- ---------  ---------  ---------
OTHER DATA:
Funds from
 Operations(2)(3).......  $  10,107 $   5,244  $   1,943  $  35,711 $   5,433  $   2,365  $   1,447
Cash Flows from(3):
 Operating activities...        --        227      4,354        --      5,520     10,071      6,607
 Investing activities...        --    (59,606)       (76)       --     (2,354)    (1,162)    (1,765)
 Financing activities...        --    175,542     (4,278)       --     (3,166)    (8,909)    (4,842)
Office Properties:
 Rentable square
  footage...............  2,914,425 2,037,414  1,688,383  2,914,425 1,688,383  1,688,383  1,688,383
 Occupancy..............      87.9%     83.5%      79.4%      85.1%     76.0%      72.8%      73.3%
Industrial Properties:
 Rentable square
  footage...............  3,026,290 1,337,697    916,570  3,026,290   916,570    916,570    916,570
 Occupancy..............      97.6%     98.0%      98.4%      96.9%     97.6%      98.4%      79.7%

-------
(1) Pro forma net income per share equals pro forma net income divided by the 24,475,000 shares of Common Stock outstanding after the Offering.
(2) As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), "Funds from Operations" represents net income (loss) before minority interest of unit holders (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Non-cash adjustments to Funds from Operations were as follows: in all periods, depreciation and amortization; in 1996, 1995 and 1994, gains on extinguishment of debt; and in pro forma 1997 and 1996 and in the three months ended March 31, 1997, non-cash compensation. Further, in 1996 and 1995 non-recurring items (sale of air rights and option buy-out cost) were excluded. Management considers Funds from Operations an appropriate measure of performance of an equity REIT because industry analysts have accepted it as such. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. See the notes to the historical financial statements of the Kilroy Group. Funds from Operations should not be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP.
(3) Funds from operations and cash flow information is comprised of Kilroy Group for the period January 1, 1997 to January 31, 1997 and Kilroy Realty Corporation for the period February 1, 1997 to March 31, 1997.

                                 RISK FACTORS

  An investment in the shares of Common Stock involves various material risks. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the shares of Common Stock offered hereby.

  When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus.

  CONFLICTS OF INTEREST

  Certain Limited Partner Approval Rights. While Kilroy Realty Corporation is the sole general partner of the Operating Partnership, and generally has full and exclusive responsibility and discretion in the management and control of the Operating Partnership, certain provisions of the Partnership Agreement place limitations on Kilroy Realty Corporation's ability to act with respect to the Operating Partnership. The Partnership Agreement provides that if the limited partners own at least 5% of the outstanding Units (including Units held by Kilroy Realty Corporation which upon consummation of the Offering will represent 89.7% of all Units outstanding), Kilroy Realty Corporation shall not, on behalf of the Operating Partnership, take any of the following actions without the prior consent of the holders of more than 50% of the Units representing limited partner interests (excluding Units held by Kilroy Realty Corporation): (i) dissolve the Operating Partnership, other than incident to a merger or sale of substantially all of the Company's assets; or (ii) prior to January 31, 2004, sell the Office Property located at 2260 E. Imperial Highway at Kilroy Airport Center at El Segundo, other than incident to a merger or sale of substantially all of the Company's assets. Furthermore, the Partnership Agreement provides that, except in connection with certain transactions, Kilroy Realty Corporation may not voluntarily withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership, without the consent of the holders of at least 60% of the Units (including Units held by Kilroy Realty Corporation) and without meeting certain other criteria with respect to the consideration to be received by the limited partners. In addition, Kilroy Realty Corporation has agreed to use its commercially reasonable efforts to structure certain merger transactions to avoid causing the limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such transactions. The restrictions on Kilroy Realty Corporation's ability to act as described above may result in Kilroy Realty Corporation being precluded from taking action which the Board of Directors believes is in the best interest of all stockholders. See "Partnership Agreement of the Operating Partnership--Transferability of Interests" and "--Certain Limited Partner Approval Rights."

  Tax Consequences Upon Sale or Refinancing. Unlike persons acquiring shares of Common Stock in the Offering, Unitholders may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of certain of the properties owned by the Operating Partnership, and therefore such holders may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of such properties. While the Company, as the sole general partner of the Operating Partnership, has the authority (subject to certain limited partner approval rights described above) to determine whether and on what terms to sell or refinance each property owned solely by the Operating Partnership, those directors and officers of the Company who hold Units may seek to influence the Company not to sell or refinance the properties, even though such a sale might otherwise be financially advantageous to the Company, or may seek to influence the Company to refinance a property with a higher level of debt. The Partnership Agreement provides that if the limited partners own at least 5% of the outstanding Units (including Units held by the Company which will represent

89.7% of all Units outstanding), the Company shall not, on behalf of the Operating Partnership, take any of the following actions without the prior consent of the holders of more than 50% of the Units (excluding Units held by the Company) representing limited partner interests: (i) dissolve the Operating Partnership, other than incident to a merger or sale of substantially all of the Company's assets; or (ii) prior to January 31, 2004, sell the Office Property at 2260 E. Imperial Highway at Kilroy Airport Center at El Segundo, other than incident to a merger or sale of substantially all of the Company's assets. The Operating Partnership will also use commercially reasonable efforts to cooperate with the limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or any other disposition of assets, of the Operating Partnership. See "Partnership Agreement of the Operating Partnership--Transferability of Interests" and "--Certain Limited Partner Approval Rights."

  Failure to Enforce Terms of Certain Agreements. As Unitholders, John B. Kilroy, Sr., as Chairman of the Board of Directors, and John B. Kilroy, Jr., as the Company's President and Chief Executive Officer and a director of the Company, have a conflict of interest with respect to their obligations as directors or officers of the Company to enforce the terms of the agreements relating to the Company's option to purchase certain properties owned by entities controlled by them. See "Business and Properties--Option Properties." The failure to enforce the material terms of those agreements (which would require the approval of the Independent Directors) could result in a monetary loss to the Company, which loss could have a material effect on the Company's financial condition or results of operations. While certain Unitholders provide indemnities in connection with such transfers, such indemnities would be impaired to the extent that such Unitholders have other obligations, including obligations for taxes arising from prior transactions, which they may not have sufficient assets to satisfy.

  Policies with Respect to Conflicts of Interest. The Company has adopted certain policies designed to eliminate or minimize conflicts of interest. These policies include (i) provisions in the Company's articles of incorporation (the "Articles of Incorporation") and bylaws (the "Bylaws") which require that at least a majority of the directors be Independent Directors, (ii) provisions in the Bylaws which require that a majority of the Independent Directors approve transactions between the Company and certain Unitholders, including the exercise of the options with respect to the Option Properties, and the sale or refinancing of the Properties and (iii) the requirement that the members of the Board of Directors that are Unitholders (John B. Kilroy, Jr. and John B. Kilroy, Sr.) abide by their respective noncompetition agreements with the Company. The provisions contained in the Articles of Incorporation can be modified only with the approval of two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon, and the provisions contained in the Bylaws can be modified only with the approval of a majority of either the Board of Directors or the shares of the Company's capital stock outstanding and entitled to vote thereon. However, there can be no assurance that these policies will not be changed in the future or that they otherwise always will be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders. See "Policies with Respect to Certain Activities--Conflict of Interest Policies."

  Competitive Real Estate Activities of Management. John B. Kilroy, Sr. and John B. Kilroy, Jr. have controlling ownership interests in a complex of three office properties which are located in the El Segundo submarket in which four of the Office Properties and four of the Industrial Properties are located. These properties and Calabasas Park Centre, an approximately 66-acre undeveloped site (representing approximately 45 developable acres, net of acreage required for streets and contractually required open areas) are managed by the Operating Partnership, and certain of the Company's officers, directors and employees spend an immaterial portion of their time and effort managing these interests. The Company is actively marketing the sale of all but 18 acres of Calabasas Park Centre. Certain of the Company's officers, directors and employees spend an immaterial amount of time in connection with any sales of such parcels.

  Each of these properties is currently owned by partnerships owned and controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr. The complex of three office properties located on North Sepulveda Boulevard in El Segundo are managed by the Operating Partnership pursuant to a management agreement on market terms. Calabasas Park Centre is managed by the Services Company pursuant to a management agreement on market terms. Certain partnerships and trusts affiliated with the Company's predecessor, KI, hold certain other real estate interests which were not contributed to the Company as part of the Formation Transactions. All of such other real estate interests relate to miscellaneous properties and property rights that the Company believes are not of a type appropriate for inclusion in the Company's portfolio and the properties are not consistent with the Company's strategy. See "Business and Properties--Option Properties."

  ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

  Tax Liabilities as a Consequence of Failure to Qualify as a REIT. The Company intends to operate so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997. Although management believes that the Company is organized and operates in such a manner, no assurance can be given that the Company will continue to be organized or be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company is relying on the opinion of Latham & Watkins, tax counsel to the Company, regarding various issues affecting the Company's ability to qualify, and continue to qualify, as a REIT. See "Federal Income Tax Consequences--Taxation of the Company" and "Legal Matters." Such legal opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service (the "IRS") or any court.

  Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the REIT's total assets on certain testing dates. See "Federal Income Tax Consequences-- Taxation of the Company--Requirements for Qualification." The Company believes that its allocable share of the aggregate value of the securities of the Services Company held by the Operating Partnership will be less than 5% of the value of the Company's total assets. In rendering its opinion as to the qualification of the Company as a REIT, Latham & Watkins relied on the conclusions of the Company regarding the value of the Services Company.

  If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Consequences--Taxation of the Company-- Requirements for Qualification."

  Other Tax Liabilities. Even if the Company qualifies for and maintains its REIT status, it is subject to certain federal, state and local taxes on its income and property. For example, if the Company has net income from a prohibited transaction, such income will be subject to a 100% tax. In addition, net income, if any, from the third-party development conducted through the Services Company is subject to federal income tax at regular corporate tax rates. See "Federal Income Tax Consequences--Services Company."

  RISKS OF DEVELOPMENT BUSINESS AND RELATED ACTIVITIES BEING CONDUCTED BY THE SERVICES COMPANY

  Tax Liabilities. The Services Company is subject to federal and state income tax on its taxable income at regular corporate rates. Any federal, state or local income taxes that the Services Company is required to pay will reduce the cash available for distribution by the Services Company to the Operating Partnership.

  Adverse Consequences of Lack of Control Over the Businesses of the Services Company. To comply with the REIT asset tests that restrict ownership of shares of other corporations, the Operating Partnership owns 100% of the nonvoting preferred stock of the Services Company (representing approximately 95.0% of its economic value) and John B. Kilroy, Sr. and John B. Kilroy, Jr. own all the outstanding voting common stock of the Services Company (representing approximately 5.0% of its economic value). This ownership structure is necessary to permit the Company to share in the income of the Services Company and also maintain its status as a REIT. Although the Company receives substantially all of the economic benefit of the businesses carried on by the Services Company through the Company's right to receive dividends through the Operating Partnership, the Company is not able to elect directors or officers of the Services Company and, therefore, the Company does not have the ability to influence the operations of the Services Company or require that the Services Company's board of directors declare and pay a cash dividend on the nonvoting preferred stock of the Services Company held by the Operating Partnership. As a result, the board of directors and management of the Services Company may implement business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which could adversely impact the Company's net operating income and cash flow. See "Formation and Structure of the Company."

  Adverse Consequence of REIT Status on the Businesses of the Services Company. Certain requirements for REIT qualification may in the future limit the Company's ability to receive increased distributions from the fee development operations conducted and related services offered by the Services Company. See "--Adverse Consequences of Failure to Qualify as a REIT."

  CASH FLOW FROM DEVELOPMENT ACTIVITIES IS UNCERTAIN. A portion of the Company's anticipated cash flow is generated from development activities which are partially dependent on the availability of development opportunities and which are subject to the risks inherent with development and general economic conditions. In addition, development activities are subject to limitations imposed by the REIT tests. See "Federal Income Tax Consequences--Taxation of the Company--Income Tests." There can be no assurance that the Company will realize completely such anticipated cash flows. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development." Also, these development activities generally are conducted by the Services Company. Accordingly, cash flow from these activities is further dependent upon the decision of the Services Company's board of directors to declare and pay a cash dividend on the nonvoting preferred stock held by the Operating Partnership. See "--Risks of Development Business and Related Activities Being Conducted by the Services Company."

  DEPENDENCE ON SOUTHERN CALIFORNIA MARKET. The Company's portfolio is comprised of 77 buildings, 73 of which are located in Southern California and encompass an aggregate of approximately 5.3 million rentable square feet (representing approximately 88.8% of the aggregate rentable square feet of all of the Properties). Consequently, the Company's performance is linked to economic conditions and the demand for office, industrial and retail space in this region. The Southern California economy has experienced significant recessionary conditions in the past several years, primarily as a result of the downsizing of the aerospace and defense industries; there is still a dependence on these industries in the Company's El Segundo and Long Beach Airport area submarkets. The recessionary conditions resulted in a general increase in vacancies and a general decrease in net absorption and rental rates in the Company's El Segundo and Long Beach Airport area submarkets. Although the recently announced disposition of defense and satellite services businesses of Hughes Electronics

Corporation does not involve tenants at the Properties, any resulting vacancy in the Company's submarkets may have an adverse effect on rental rates and occupancy at the Properties. Any decline in the Southern California economy generally may result in a material decline in the demand for office, industrial and retail space, may have a material adverse effect greater than if the Company had a more geographically diverse portfolio of properties, and may materially and adversely affect the ability of the Company to make distributions to stockholders.

  In addition, eight Office Properties, representing approximately 20.3% of the aggregate office space of all of the Office Properties, are located in two office parks in El Segundo, California, and Long Beach, California, respectively.

  DEPENDENCE ON SIGNIFICANT TENANTS. The Company's 20 largest tenants represented approximately 56.3% of total base rent revenues for the year ended December 31, 1996 and 54.8% of total base rent revenues for the three months ended March 31, 1997. Of these amounts, its largest tenant, Hughes Space & Communications, currently leases approximately 530,000 rentable square feet of office space in Kilroy Airport Center at El Segundo, representing approximately 16.9% of the Company's total rent for the year ended December 31, 1996, giving pro forma effect to (i) the acquisition of the Acquired Properties and (ii) the Boeing Lease. The base periods of the Hughes Space & Communications leases expire beginning in January 1999. The Company's revenues and cash available for distribution to stockholders would be disproportionately and materially adversely affected in the event of bankruptcy or insolvency of, or a downturn in the business of, or the nonrenewal of leases by, any of its significant tenants, or the renewal of such leases on terms less favorable to the Company than their current terms.

  DISTRIBUTIONS TO STOCKHOLDERS AFFECTED BY MANY FACTORS. Distributions by the Company to its stockholders are based principally on cash available for distribution from the Properties. Contractual increases in base rent under existing leases, reductions in mortgage indebtedness or decreases in applicable interest rates each could have the effect of increasing cash available for distribution. Similarly, and by way of example, increases in interest rates, the issuance of Common Stock or Units in connection with the acquisition of properties with cash flow levels lower than that for the Properties and the use of internally generated cash to fund, in whole or in part, any development activities or property acquisitions, each could have the effect of decreasing cash available for distribution. However, in the event of a default or a lease termination by a lessee, there could be a decrease or cessation of rental payments and thereby a decrease in cash available for distribution. In addition, the amount available to make distributions may decrease if properties acquired in the future yield lower than expected returns.

  The distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future developments, acquisitions and expansions without additional debt or equity financing. If the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and as a result amounts available to make distributions may decrease. Distributions by the Company are also dependent on a number of other factors, including the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Company deems relevant. In addition, the Company may issue from time to time additional Units or shares of Common Stock in connection with the acquisition of properties or in certain other circumstances. No prediction can be made as to the number of such Units or shares of Common Stock which may be issued, if any, and, if issued, the effect on cash available for distribution on a per share basis to holders of Common Stock. Such issuances, if any, may have a dilutive effect on cash available for distribution on a per share basis to holders of Common Stock. See "The Company--Growth Strategies." The possibility exists that actual results of the Company may differ from the assumptions used by the Board of Directors in determining the initial distribution rate.

  To obtain the favorable tax treatment associated with REITs, the Company generally is required to distribute to its stockholders at least 95% of its taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. In addition, the Company is subject to tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including net capital gains) each year.

The Company is also subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years.

  The Company intends to continue to make distributions to its stockholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

  REAL ESTATE INVESTMENT CONSIDERATIONS

  General. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make distributions to the Company's stockholders could be adversely affected. Income from, and the value of, the Properties may be adversely affected by the general economic climate, local conditions such as oversupply of office, industrial or retail space or a reduction in demand for office, industrial or retail space in the area, the attractiveness of the Properties to potential tenants, competition from other office, industrial and retail buildings, and the ability of the Company to provide adequate maintenance and insurance and increased operating costs (including insurance premiums, utilities and real estate taxes). In addition, revenues from properties and real estate values are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws, interest rate levels and the availability of financing. The Company's income would be adversely affected if a significant number of tenants were unable to pay rent or if office, industrial or retail space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment.

  Illiquidity of Real Estate. Real estate investments are relatively illiquid and, therefore, the Company has a limited ability to vary its portfolio quickly in response to changes in economic or other conditions. In addition, the prohibition in the Code and related regulations on a REIT holding property for sale may affect the Company's ability to sell properties without adversely affecting distributions to the Company's stockholders.

  Competition. The Company plans to continue to expand, primarily through the acquisition and development of additional office and industrial buildings in Southern California and other markets where the acquisition and/or development of property would, in the opinion of management, result in a favorable risk-adjusted return on investment. There are a number of office and industrial building developers and real estate companies that compete with the Company in seeking properties for acquisition, prospective tenants and land for development. Substantially all of the Properties are in developed areas where there are generally other properties of the same type. Competition from other office, industrial and retail properties may affect the Company's ability to attract and retain tenants, rental rates and expenses of operation (particularly in light of the higher vacancy rates of many competing properties which may result in lower-priced space being available in such properties). The Company may be competing with other entities that have greater financial and other resources than the Company. During the period beginning January 1, 1994 and ending June 30, 1997, the weighted average renewal rate, based on rentable square footage, was 77.7% for the Properties owned by the Company upon consummation of the IPO located in the Southern California Area and 64.9% for the Properties overall. The lower overall retention rate is due primarily to the termination in 1993 of a lease, scheduled to expire in 1995, for 211,000 rentable square feet at the SeaTac Office Center.

  Lease Expirations. Certain leases expiring during the first several years following the Offering are at rental rates higher than those attained by the Company in its recent leasing activity. Such leases, or other leases of the

Company, may not be renewed or, if renewed, may be renewed at rental rates lower than rental rates in effect immediately prior to expiration. Decreases in the rental rates for the Company's properties, the failure of tenants to renew any such leases or the failure of the Company to re-lease any of the Company's space could materially adversely affect the Company and its ability to make distributions. During the three calendar years ending December 31, 1999, the Company will have expiring leases for its Office Properties covering approximately 875,000 rentable square feet, and expiring leases for Industrial Properties covering approximately 906,000 rentable square feet. For the year ended December 31, 1996, the expiring leases for the Office Properties and the Industrial Properties had a weighted average annual base rent per rentable square foot of approximately $16.12 and $5.32, respectively. For the 12-month period ending December 31, 1996, the Company entered into 47 Office Property lease transactions for approximately 491,000 rentable square feet with an initial annual base rent per rentable square foot of $18.62. For the 12-month period ending December 31, 1996, the Company entered into one Industrial Property lease transaction for approximately 62,500 rentable square feet with an initial annual base rent per rentable square foot of $6.36. For the three-month period ended March 31, 1997, the Company entered into six office property lease transactions for an aggregate of approximately 33,000 rentable square feet with a weighted average initial annual base rent per rentable square foot of approximately $15.70. Of this amount, approximately 27,000 rentable square feet was leased to one tenant at the SeaTac Office Center at an average rent per square foot of approximately $13.88. The remaining approximately 6,000 rentable square feet was leased at various properties at an average rent per square foot of $24.80. For the three-month period ended March 31, 1997, the Company entered into no lease transactions for Industrial Properties. See "Business and Properties--General" and "--Lease Expirations."

  Ground Leases. The eight Office Properties located at Kilroy Airport Center in Long Beach and the SeaTac Office Center are held subject to ground leases. A default by the Company under the terms of a ground lease could result in the loss of such Properties located on the respective parcel, with the landowner becoming the owner of such Properties unless the default under the lease is cured or waived. In addition, upon expiration of the ground leases, including the options thereon, there is no assurance that the Company will be able to negotiate new ground leases at all or, if any leases were renewed, that they will be on terms consistent with or more favorable than existing terms, which may result in the loss of such Properties or increased rental expense to the Company. The ground leases for the Kilroy Airport Center Long Beach will expire in 2035. See "Business and Properties--Office Properties--Kilroy Airport Center, Long Beach." The ground leases for the SeaTac Office Center (including renewal options) will expire in 2062. See "Business and Properties--Office Properties--Kilroy Airport Center, SeaTac."

  Capital Improvements. The Properties vary in age and require capital improvements regularly. If the cost of improvements, whether required to attract and retain tenants or to comply with governmental requirements, substantially exceeds management's expectations, cash available for distribution could be reduced.

  Risks of Real Estate Acquisition and Development. The Company intends to continue to actively seek to acquire office and industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. Acquisitions of office and industrial properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

  In addition to the Development Properties, the Company will continue to pursue other development opportunities both for ownership by the Company and on a fee basis. The real estate development business involves significant risks in addition to those involved in the ownership and operation of established office or industrial buildings, including the risks that financing may not be available on favorable terms for development projects and construction may not be completed on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing such properties and generating cash flow. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations.

  The Company anticipates that additional future acquisitions and developments will be financed, in whole or in part, through additional equity offerings, lines of credit and other forms of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms. Equity, rather than debt, financing of future acquisitions or developments may have a dilutive effect on the interests of existing stockholders of the Company.

  While the Company has focused primarily on the development and ownership of office and industrial properties, the Company may in the future develop properties, part or all of which will be for retail use. In addition, while the Company has historically limited its ownership of properties primarily to the Southern California market, the Company in the future may expand its business to geographic markets other than Southern California, where the acquisition and/or development of property would, in the opinion of management, result in a favorable risk-adjusted return on investment. The Company does not possess the same level of familiarity with retail development or markets outside of those in which the Properties presently are located, which could adversely affect its ability to acquire or develop properties in any new localities or to realize expected performance.

  Uninsured Losses. Management believes that the Properties are covered by adequate comprehensive liability, rental loss and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to floods, riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments, such as losses due to seismic activity. See discussion of uninsured losses from seismic activity below. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its investment in and anticipated profits and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to such property. Any such loss would adversely affect the Company and its ability to make distributions.

  Uninsured Losses from Seismic Activity. The Properties are located in areas that are subject to earthquake activity including concentrations of Properties located in southwest Los Angeles County which represented approximately 50.1% of the Company's aggregate base rent for the year ended December 31, 1996, giving pro forma effect for the acquisition of the Acquired Properties (including the Pending Acquisition). Although the Company has earthquake insurance on a substantial portion of its Properties, such insurance is not replacement cost and should any Property sustain damage as a result of an earthquake, or should losses exceed the amount of such coverage, the Company would incur uninsured losses or losses due to deductibles or co-payments on insured losses. See "Business and Properties--Uninsured Losses from Seismic Activity."

  Risks of Tenant Bankruptcy. At any time, tenants of the Properties may become unable to pay their rent or meet their obligations to the Company, otherwise default under their leases or become debtors in cases under the Bankruptcy Code. If any tenant becomes a debtor in a case under the Bankruptcy Code, the Company would not be permitted to evict the tenant solely because of its bankruptcy, but the bankruptcy court could authorize the tenant to reject and terminate its lease with the Company. The Company's claim against such a tenant for unpaid, future rent would be subject to a statutory cap that could be substantially less than the remaining rent actually owned under the lease. In any event, the Company's claim for unpaid rent (as capped) would likely not be paid in full, which could adversely affect the Company's cash flow and its ability to make distributions to stockholders. Although the Company has not experienced material losses from tenant bankruptcies, no assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner.

  Risks Involved in Property Ownership Through Partnerships and Joint Ventures. Although the Company owns fee simple interests in the Properties (other than Kilroy Airport Center Long Beach and the SeaTac Office Center, which are held subject to long-term ground leases), in the future the Company may also participate with other entities in property ownership through joint ventures or partnerships. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt which could result in the Company becoming responsible for the liabilities of the joint venture or partnership, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. The Company, however, will seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

  REAL ESTATE FINANCING RISKS. The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that indebtedness on the Properties will not be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness. If the Company were unable to refinance its indebtedness on acceptable terms, or at all, the Company might be forced to dispose of one or more of the Properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect the cash available for distribution. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, the Company's interest expense would increase, which would adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders. Further, if a Property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, or is in default under the related mortgage or deed of trust, such Property could be transferred to the mortgagee, the mortgagee could foreclose upon the Property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to the Company. The Credit Facility and the Mortgage Loans each are secured by portions of the Property portfolio. Consequently, a default by the Company related to the Credit Facility or the Mortgage Loans could result in foreclosure on the Properties securing such loan. In addition, because the Credit Facilities and the Mortgage Loans contain cross default provisions, a default related to either the Credit Facility or the Mortgage Loan could result in a default of such other indebtedness. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Company's ability to meet the REIT distribution requirements of the Code. See "Description of Indebtedness."

  CHANGES IN INVESTMENT AND FINANCING POLICIES WITHOUT STOCKHOLDER
VOTE. Subject to the Company's fundamental investment policy to maintain its qualification as a REIT (unless a change is approved by the Board of Directors and stockholders), the Board of Directors determines its investment and financing policies, its growth strategy, and its debt, capitalization, distribution and operating policies. Although the Board of Directors has no present intention to revise or amend these strategies and policies, the Board of Directors may do so at any time without a vote of the Company's stockholders. See "Policies With Respect to Certain Activities--Other Policies." Accordingly, stockholders will have no control over changes in strategies and policies of the Company, and such changes may not serve the interests of all stockholders and could adversely affect the Company's financial condition or results of operations, including its ability to distribute cash to stockholders.

  Issuance of Additional Securities. The Company has authority to offer its Common Stock or other equity or debt securities in exchange for property or otherwise. Similarly, the Company may cause the Operating Partnership to offer additional Units or preferred units of the Operating Partnership, including offers in exchange for property to sellers who seek to defer certain of the tax consequences relating to a property transfer. Such issuances could dilute the ownership interest of the Company in the Operating Partnership. Existing stockholders have no preemptive rights to acquire any such securities, and any such issuance of equity securities could result in dilution in an existing stockholder's investment in the Company.

  Risks Involved in Investments in Securities Related to Real Estate. The Company may pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions with respect to such securities, which may adversely affect the Company's ability to make required distributions to stockholders. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on percentage ownership and gross income tests which must be satisfied by the Company in order for the Company to qualify as a REIT. See "Federal Income Tax Consequences--Taxation of the Company--Requirements for Qualification as a REIT." The Company operates its business in a manner that does not require the Company to register under the Investment Company Act of 1940 and stockholders do therefore not have the protection of that act.

  The Company may also invest in mortgages and may do so as a strategy for ultimately acquiring the underlying property. In general, investments in mortgages include the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and the risk that interest rates payable on the mortgages may be lower than the Company's cost of funds to acquire these mortgages. In any of these events, Funds from Operations and the Company's ability to make required distributions to stockholders could be adversely affected.

  RISK OF OPERATIONS CONDUCTED THROUGH THE OPERATING PARTNERSHIP. The Company, through its subsidiaries, will own upon consummation of the Offering an approximately 89.7% economic interest in the Properties. The remaining interests in the Operating Partnership are owned by the Unitholders. Although the number of limited partnership Units is designed to result in a distribution per Unit equal to a distribution per share of Common Stock, such distributions are equal only if the Company distributes to stockholders all amounts it receives in distributions from the Operating Partnership. See "Formation and Structure of the Company--Formation Transactions." In addition, under the terms of the Partnership Agreement, the limited partners of the Operating Partnership have certain approval rights with respect to certain transactions that affect all stockholders. See "--Conflicts of Interest-- Certain Limited Partner Approval Rights."

  INFLUENCE OF CERTAIN UNITHOLDERS. John B. Kilroy, Sr., the Chairman of the Board of Directors, and John B. Kilroy, Jr., the Company's President and Chief Executive Officer and one of its directors, will own, together with the other Unitholders, Units exchangeable for shares of Common Stock equal to approximately 10.3% of the total outstanding shares, after giving effect to the Offering (and, together with options exercisable for shares of Common Stock, 10.1% of the total outstanding shares, after giving effect to the Offering). In addition, the Messrs. Kilroy hold two of the Company's five seats on the Board of Directors. Under the terms of the Company's charter, no other stockholder presently is permitted to own, actually or constructively, in excess of 7.0% of the Common Stock. In addition, although the Messrs. Kilroy will not be able to take action on behalf of the Company without the concurrence of other members of the Board of Directors, they will, for so long as limited partners of the Operating Partnership own at least 5% of the outstanding Units, be able to block (i) the dissolution of the Operating Partnership, or (ii) prior to January 31, 2004, the sale of the Office Property located at 2260 E. Imperial Highway at Kilroy Airport Center at El Segundo, in each case other than incident to a merger or sale of all or substantially all of the Company's assets, and be able to exert substantial influence over the Company's affairs.

  LIMITS ON OWNERSHIP AND CHANGE IN CONTROL. Certain provisions of the Maryland General Corporation Law (the "MGCL") and the Articles of Incorporation and Bylaws, and certain provisions of the Partnership Agreement, could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management and, as a result, could prevent the stockholders of the Company from being paid a premium for their shares of Common Stock over then prevailing market prices.

  Limits on Ownership of Common Stock. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of its capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, the Company's shares of Common Stock must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively, owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "Federal Income Tax Consequences--Taxation of the Company." In order to protect the Company against the risk of losing REIT status due to a concentration of ownership among its stockholders, the Articles of Incorporation limit actual or constructive ownership of the outstanding shares of Common Stock by any single stockholder to 7.0% (the "Ownership Limit") of the then outstanding shares of Common Stock. See "Description of Capital Stock--Restrictions on Ownership and Transfer." The Board of Directors will consider waiving the Ownership Limit with respect to a particular stockholder if it is satisfied, based upon the advice of tax counsel or otherwise, that ownership by such stockholder in excess of the Ownership Limit would not jeopardize the Company's status as a REIT and the Board of Directors otherwise decided such action would be in the best interests of the Company. The Board of Directors has waived the Ownership Limit with respect to John B. Kilroy, Sr., John B. Kilroy, Jr., members of their families and certain affiliated entities and has permitted such individuals and entities to actually or constructively own, in the aggregate, up to 19.6% of the outstanding Common Stock.

  Actual or constructive ownership of shares of Common Stock in excess of the Ownership Limit, or, with the consent of the Board of Directors, such other limit, will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of shares in excess of the Ownership Limit, or, with the consent of the Board of Directors, such other limit, as applicable, and such shares will be automatically transferred to a trust for the benefit of a qualified charitable organization. Such purported transferee or owner shall have no right to vote such shares or be entitled to dividends or other distributions with respect to such shares. See "Description of Capital Stock--Restrictions on Ownership and Transfer" for additional information regarding the Ownership Limit.

  Staggered Board. The Board of Directors is divided into three classes serving staggered three-year terms. The terms of the first, second and third classes expire in 1998, 1999 and 2000, respectively. Directors for each class will be chosen for a three-year term upon expiration of the term of the current class, beginning in 1998. In addition, the Articles of Incorporation authorize the Board of Directors to issue up to 150,000,000 shares of Common Stock and 30,000,000 shares of preferred stock and to establish the rights and preferences of any shares of preferred stock issued. No shares of preferred stock are currently issued or outstanding. See "Description of Capital Stock-- Preferred Stock." Under the Articles of Incorporation, stockholders do not have cumulative voting rights.

  The Ownership Limit, the staggered terms for directors, the issuance of additional common or preferred stock in the future and the absence of cumulative voting rights could have the effect of (i) delaying or preventing a change of control of the Company even if a change of control were in the stockholders' interest, (ii) deterring tender offers for the Common Stock that may be beneficial to the stockholders, or (iii) limiting the opportunity for stockholders to receive a premium for their Common Stock that might otherwise exist if an investor attempted to assemble a block of shares of Common Stock in excess of the Ownership Limit or otherwise to effect a change of control of the Company. See "Management" and "Description of Capital Stock."

  DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts of its executive officers and directors, particularly John B. Kilroy, Sr., the Chairman of the Board of Directors, and John B. Kilroy, Jr., the Company's President and Chief Executive Officer, for strategic business direction and experience in the Southern California real estate market. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company. Since January 31, 1997, the Company has entered into employment agreements with John B. Kilroy, Jr., President and Chief Executive Officer, Jeffrey C. Hawken, Executive Vice President and Chief Operating Officer, Richard E. Moran Jr., Executive Vice President, Chief Financial Officer and Secretary, Campbell Hugh Greenup, General Counsel, and Tyler H. Rose, Senior Vice President and Treasurer. See "Management--Employment Agreements."

  DISTRIBUTION PAYOUT PERCENTAGE. The Company paid distributions per share of Common Stock of $0.2583 for the two months ended March 31, 1997, and $0.3875 for the second quarter of 1997. A failure to make expected distributions could result in a decrease in the market price of the Common Stock. See "Price Range of Common Stock and Distribution History."

  HISTORICAL OPERATING LOSSES OF THE OFFICE AND INDUSTRIAL
PROPERTIES. Although the Office and Industrial Properties developed by the Company after their construction and initial lease-up periods have historically generated positive net cash flow, the effect of depreciation, amortization and other non-cash charges has resulted in losses before equity in income of subsidiary, minority interest and extraordinary item for financial reporting purposes in each of the last five fiscal years. Historical operating results of the Office and Industrial Properties may not be comparable to future operating results of the Company because, prior to the completion of the IPO and the Formation Transactions on January 31, 1997, the Office and Industrial Properties were encumbered with greater levels of debt (which has the effect of reducing net income) than that with which the Company currently operates. In addition, the historical results of operations do not reflect the acquisition and development of any of the Acquired Properties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." No assurance can be given that any of the Properties will have profitable results from operations and will not experience losses in the future.

  NO LIMITATION ON DEBT. The Board of Directors currently funds acquisition opportunities and development partially through short-term borrowings, as well as out of undistributed cash available for distribution and other available cash. The Board of Directors expects to refinance projects purchased or developed with short-term debt either with long-term indebtedness or equity financing depending upon the economic conditions at the time of refinancing. The total debt constituted, as of March 31, 1997, approximately 17.4% of the total market capitalization of the Company and increased, as of June 30, 1997, to approximately 30.1% (and 11.9% as of July 25, 1997 after giving pro forma effect to the Offering and the application of the estimated net proceeds therefrom) of the total market capitalization of the Company. The Board of Directors has adopted a policy of limiting its indebtedness to approximately 50% of its total market capitalization (i.e., the market value of the issued and outstanding shares of Common Stock, including interests exchangeable therefor, plus total debt), but the organizational documents of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, that the Company may incur. The Board of Directors, without the vote of the Company's stockholders, could alter or eliminate its current policy on borrowing at any time at its discretion. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and its ability to make expected distributions to its stockholders and an increased risk of default on the Company's obligations. See "Policies With Respect to Certain Activities--Financing."

  The Company has established its debt policy relative to the market capitalization of the Company rather than to the book value of its assets, a ratio that is frequently employed. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service requirements. The total market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Although the Company will consider factors other than total market capitalization in making decisions regarding the incurrence of indebtedness (such as the acquisition cost of properties to be acquired with debt financing, the estimated market value of such properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service), there can be no assurance that the ratio of indebtedness to total market capitalization (or to any other measure of asset value) will be consistent with the expected level of distributions to the Company's stockholders.

  GOVERNMENT REGULATIONS. Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

  Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. The impact of application of the ADA to the Properties, including the extent and timing of required renovations, is uncertain. If required changes involve a greater amount of expenditures than the Company currently anticipates or if the changes must be made on a more accelerated schedule than the Company currently anticipates, the Company's ability to make expected distributions to stockholders could be adversely affected.

  Environmental Matters. Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment, an owner or operator of real estate may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in the property. These laws often impose liability without regard to whether the owner was responsible for, or even knew of, the presence of such hazardous or toxic substances. The costs of investigation, removal or remediation of such substances may be substantial, and the presence of such substances may adversely affect the owner's ability to rent or sell the property or to borrow using such property as collateral and may expose it to liability resulting from any release of or exposure to such substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances at another location may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.

  Certain of the Company's tenants routinely handle hazardous substances and wastes as part of their operations on the Company's properties. Such tenants are subject to environmental laws and regulations governing the use, storage, handling and disposal of such materials and such laws and regulations also could subject the Company to liability resulting from such activities. The Company's leases generally provide that the tenant must comply with such laws and regulations and indemnify the Company for any related liabilities. As a result, the Company does not believe that such matters will have a material adverse effect on its operations. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its Properties.

  All of the Properties have been subject to Phase I or similar environmental assessments by independent environmental consultants. Phase I assessments are intended to discover information regarding, and to evaluate the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations. Such reports have revealed that historical operations at or in the vicinity of certain of the Existing and Acquired Properties, including the operation of underground storage tanks, may have caused soil or groundwater contamination on such properties. The Company is not aware of any existing contamination that is required to be remediated under current environmental laws. For example, with respect to Kilroy Long Beach Phase I, the Company's environmental investigations revealed the site's possible prior use as a Nike air defense command center or missile storage facility and the existence and use of former and current underground storage tanks on or near the property. The Company's investigation included whether the site might have been used previously for the storage of missiles containing nuclear warheads, and did not reveal any facts that would indicate that the prior use of the site would result in a material risk of environmental liability. Consequently, the Company does not believe that this site constitutes a risk of a liability that would have a material adverse effect on the Company's financial condition or results of operations taken as a whole. In connection with the preparation of the Phase I environmental survey with respect to the Industrial Property located at 12752-12822 Monarch Street, soil sampling revealed trace elements of contamination with cleaning solvents. However, based on the level of contamination noted in the environmental survey, management does not believe that such contamination will have a material adverse effect on the Company's financial condition or results of operations taken as a whole.

  None of the Company's environmental assessments of the other Properties has revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company. If compliance with the various laws and regulations, now existing or hereafter adopted, exceeds the Company's budgets for such items, the Company's ability to make expected distributions to stockholders could be adversely affected.

  Other Regulations. The Properties are also subject to various federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Funds from Operations and expected distributions.

  The City of Los Angeles has enacted certain regulations relating to the repair of welded steel moment frame buildings located in certain areas damaged as a result of the Northridge earthquake in Southern California on January 17, 1994. As currently enacted, such regulations do not apply to the Properties. There can be no assurance, however, that similar regulations will not be adopted by governmental agencies with the ability to regulate the Properties, that the Company will not acquire properties which may be subject to such regulation or that other requirements affecting the Properties will not be imposed which would require significant unanticipated expenditures by the Company and could have a material adverse effect on the Funds from Operations and cash available for distribution. The Company believes, based in part on recent engineering reports, that its Properties are in good condition. See "Business and Properties--Uninsured Losses from Seismic Activity."

  Except as described in this Prospectus, there are no other laws or regulations which have a material effect on the Company's operations, other than typical state and local laws affecting the development and operation of real property, such as zoning laws. See "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws," "Partnership Agreement of the Operating Partnership," "Federal Income Tax Consequences" and "ERISA Considerations."

  EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK. One of the factors that will influence the market price of the Common Stock in public markets will be the annual yield on the price paid for shares from distributions by the Company. An increase in prevailing market interest rates on fixed income securities may lead prospective purchasers of the Common Stock to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of the Common Stock. In addition, the market for equity securities can be volatile and the trading price of the Common Stock could be subject to wide fluctuations in response to operating results, news announcements, trading volume, general market trends, changes in interest rates, governmental regulatory action and changes in tax laws.

  SHARES ELIGIBLE FOR FUTURE SALE. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock. Sales of substantial amounts of shares of Common Stock in the public market (or upon exchange of Units) or the perception that such sales might occur could adversely affect the market price of the shares of Common Stock.

  Upon the consummation of the Offering, the Company will have 24,475,000 shares of Common Stock outstanding, of which all but the 100,000 restricted shares of Common Stock will be freely tradable in the public market by persons other than "affiliates" of the Company without restriction or registration under the Securities

Act. The remaining 100,000 restricted shares of Common Stock and all of the shares of Common Stock that are issuable upon the redemption of limited partnership Units will be deemed to be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be transferred unless registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company. In addition, the Commission has recently proposed further revisions to the holding and volume limitations contained in Rule 144. The adoption of amendments effecting such proposed revisions may result in resales of restricted securities sooner than would be the case under Rule 144 and Rule 144(k) as currently in effect. However, there can be no assurance of when, if ever, such amendments will be proposed or adopted.

  The Operating Partnership presently has an aggregate of 2,817,476 limited partnership Units issued and outstanding which may be redeemed by the Operating Partnership on or after January 31, 1999 at the request of the holders thereof for cash (based on the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or, at the Company's option, exchanged for an equal number of shares of Common Stock, subject to certain anti-dilution adjustments and, with respect to 50% of the Units issued to John B. Kilroy, Sr., John B. Kilroy, Jr. and KI, the obligation of such Unitholders to indemnify the Company in connection with the Formation Transactions. However, if the Company does not elect to exchange such Units for shares, a Unitholder that is a corporation or a limited liability company may require the Company to issue shares of Common Stock in lieu of cash, subject to the Ownership Limit or, with the consent of the Board of Directors, such other limit which does not result in the failure of the Company to qualify as a REIT. See "Formation and Structure of the Company" and "Shares Eligible for Future Sale--Redemption/Exchange Rights and Registration Rights." The Company has granted options to purchase an aggregate of approximately 1,185,000 shares of Common Stock to certain directors, executive officers and other employees of the Company and an additional approximately 215,000 shares of Common Stock have been reserved for issuance either as restricted shares of Common Stock or upon the exercise of options granted under the Stock Incentive Plan. See "Management--Stock Incentive Plan." In addition, the Company may issue from time to time additional shares of Common Stock or Units in connection with the acquisition of properties, including the possible issuance of Units upon the exercise of options to acquire the Option Properties. See "Prospectus Summary--Recent Developments--Acquisitions," "The Company--Growth Strategies," "Business and Properties--Acquired Properties" and "Business and Properties--Option Properties." The Company has agreed to file and generally will keep continuously effective beginning on January 31, 1999 a registration statement covering the issuance of shares upon the exchange of Units and the resale thereof and has agreed to provide piggyback registration rights with respect to shares of Common Stock which may be acquired by the Unitholders and certain other persons. See "Shares Eligible for Future Sale." The Company plans to file a registration statement with respect to the shares of Common Stock issuable under the Stock Incentive Plan. Such registration statements and registration rights generally will allow shares of Common Stock covered thereby, including shares of Common Stock issuable upon exchange of limited partnership Units or the exercise of options or restricted shares of Common Stock to be transferred or resold without restriction under the Securities Act.

  In addition to the limits placed on the sale of shares of Common Stock by operation of Rule 144 and other provisions of the Securities Act, (i) all but four of the Unitholders (who hold an aggregate of 165,102 Units) have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer) of any Units or shares of Common Stock or other capital stock of the Company, or any securities convertible or exercisable or exchangeable for any Units or shares of Common Stock or other capital stock of the Company, or any securities substantially similar thereto, for a period of two years from January 28, 1997 and (ii) four Unitholders who hold a total of 165,102 limited partnership Units agreed in connection with the issuance of such Units not to exchange such Units for shares of Common Stock prior to January 29, 1999. In addition, in connection with this Offering, the Company has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose

(or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any (other than pursuant to the Stock Incentive Plan) shares of Common Stock or other capital stock of the Company, or any securities convertible or exercisable or exchangeable for any Units or shares of Common Stock or other capital stock of the Company, for a period of 180 days from the date of this Prospectus, in each case without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, subject to certain limited exceptions. Prudential Securities Incorporated may, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements. At the conclusion of such two-year period on January 28, 1999, Common Stock issued upon the subsequent exchange of Units may be sold in the public market pursuant to the registration rights described above. Notwithstanding the foregoing, 50% of the Units received by John B. Kilroy, Sr., John B. Kilroy, Jr. and KI in connection with the Formation Transactions have been pledged to secure their indemnification obligations pursuant to an agreement with the Company. Future sales of the shares of Common Stock could have an adverse effect on the market price of the shares of Common Stock and the existence of Units, options, shares of Common Stock reserved for issuance as restricted shares of Common Stock or upon exchange of Units and the exercise of options and registration may adversely affect the terms upon which the Company may be able to obtain additional capital through the sale of equity securities. See "Shares Eligible for Future Sale" and "Underwriting."

                                  THE COMPANY

GENERAL

  Kilroy Realty Corporation was incorporated in September 1996 and commenced operations upon the completion of its initial public offering on January 31, 1997. The Company was formed to continue and expand the real estate business of the Kilroy Group, which, since 1947, has been engaged in the business of real estate ownership, acquisition, development, leasing and management of primarily Class A suburban office and industrial buildings in prime locations, principally in Southern California. On January 31, 1997, the Company completed an initial public offering of 12,500,000 shares of Common Stock. The initial public offering price was $23.00 per share resulting in gross proceeds of $287.5 million. On February 4, 1997, in connection with the initial public offering, the underwriters exercised an over-allotment option and on February 7, 1997, pursuant to the terms of such over-allotment option, the Company issued an additional 1,875,000 shares of Common Stock which resulted in gross proceeds of $43,125,000. The aggregate proceeds to the Company of the IPO, including the exercise of the underwriters' over-allotment option, net of underwriters' discounts and commissions, advisory fees and offering costs, were approximately $302.8 million. The Company operates as a self-administered and self-managed real estate company and expects to qualify as a REIT for federal and state income tax purposes beginning with the year ended December 31, 1997. See "Federal Income Tax Consequences--Taxation of the Company."

  The Company's strategy has been to own, develop, acquire, lease and manage Class A properties in select locations in key suburban submarkets, primarily in Southern California, that the Company believes have strategic advantages compared to neighboring submarkets. The Properties offer tenants: (i) lower business taxes and operating expenses than in adjoining submarkets; (ii) access to highly skilled labor markets; (iii) strategic access to major transportation facilities such as freeways and airports; (iv) proximity to the Los Angeles-Long Beach port complex, which presently ranks as the largest commercial port in the United States; and (v) for tenants with their names on certain Properties, visibility to freeway and airplane travelers. As a result, the Properties attract major corporate tenants and historically have achieved among the highest occupancy, tenant retention and rental rates, both within their respective submarkets and as compared to their respective neighboring submarkets. See "Business and Properties."

  The Company's portfolio of properties includes 33 office buildings encompassing an aggregate of approximately 2.9 million rentable square feet and 44 industrial buildings encompassing an aggregate of approximately 3.0 million rentable square feet. Thirty of the office buildings and 33 of the industrial buildings are located in prime Southern California suburban submarkets (including a complex of three office buildings located in El Segundo, adjacent to LAX, presently the nation's second largest air-cargo port, and a complex of five office buildings located adjacent to the Long Beach Airport). The SeaTac Office Center is comprised of three office buildings located adjacent to the Seattle-Tacoma International Airport. The weighted average age of the Office Properties is approximately 14 years and the weighted average age of the Industrial Properties is approximately 22 years. As of June 30, 1997, the Office Properties were approximately 88.1% leased to 206 tenants, and the Industrial Properties were approximately 96.9% leased to 170 tenants.

  The Company's major tenants include, among others, Hughes Space & Communications, a tenant since 1984, which is engaged in high-technology commercial activities including satellite development and related applications such as DirecTV, and other major tenants such as Sony Music Entertainment, Boeing (giving effect to the Boeing Lease), M/R Systems, McDonnell Douglas Corporation, Mattel, Inc., Northwest Airlines, Inc. and Caltrans. The Company's strong relationships with its tenants is evidenced by its average tenant retention rate (based upon rentable square feet) for the period beginning January 1, 1994 and ending June 30, 1997, which was 77.7% for the Properties owned as of the date of the IPO that were located in the counties of Los Angeles, Orange, Riverside, San Bernardino and Ventura.

  Since the completion of its IPO, the Company acquired (including the Pending Acquisition) 19 suburban office properties encompassing approximately 900,000 rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately
$108.2 million, and 32
industrial properties encompassing approximately 1.7 million rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately $100.4 million. For one Acquired Property, the acquisition cost was paid, in part, with the issuance of 165,102 limited partnership Units. The issuance of the Units permits sellers of properties to defer the recognition of all or part of the taxable gain, if any, on the disposition of such properties. All of the Acquired Properties are located in Southern California. Of the Acquired Properties, 28 are located in submarkets in which the Company already owned office or industrial property at the completion of the IPO, and 23 are located in new submarkets within Los Angeles County, North Orange County, South Orange County and Western San Bernardino County. Management believes that each of these new submarkets offers significant growth opportunities. See "Business and Properties--The Company's Southern California Submarkets." As a result of these acquisitions, the Company's aggregate rentable square feet of office and industrial space increased by approximately 43.0% and 126.2%, respectively. In addition, the Company is currently in active negotiations to purchase 15 Pipeline Properties for an aggregate acquisition cost of $114.4 million. No assurance can be given that the Pending Acquisition or the acquisition of the Pipeline Properties will be consummated. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisitions and Development" and "Business and Properties--Acquired Properties" and "--Pending Acquisition."

  The Company currently owns or has exclusive rights to develop approximately 60 acres of developable land (net of the acreage required for streets), including (i) ten acres in Brea, California, (ii) 15 acres in Foothill Ranch in Orange County, California, (iii) two and one-half acres in Anaheim, California, (iv) three and one-half acres in Irvine, (v) five acres in Camarillo and (vi) 24 acres at Kilroy Airport Center Long Beach. Management believes that it can build up to 1.6 million rentable square feet on the Development Properties, subject to required entitlements and other governmental approvals, of which approximately 500,000 rentable square feet is planned for development beginning in 1997. The Company may engage in the development of office or industrial properties when market conditions support a favorable risk-adjusted rate of return on such development. No assurance can be given that the Company will commence any development, or that, if commenced, any such development will be completed. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development" and "Business and Properties--Development, Leasing and Management Activities--Kilroy Airport Center Long Beach."

  The Company also has focused on the design and construction of its projects. The Office Properties developed by the Company (Kilroy Airport Center at El Segundo, Kilroy Airport Center Long Beach and SeaTac Office Center) were designed and developed to above-standard specifications, with an emphasis on long-term operating efficiency and tenant comfort. The Industrial Properties developed by the Company also were designed and developed to provide above-standard quality and meet the long-term needs of tenants and were designed as multi-use facilities to satisfy various types of manufacturing, distribution and office uses. As a result, these Industrial Properties continue to serve the evolving needs of their tenants, some of which have recently invested substantially in long-term tenant improvements. See "Business and Properties-- Office Properties" and "--Industrial Properties."

  The Company has created value by effectively working with municipalities, large landowners and other members of the real estate community in Southern California, and has maintained strong relationships at all levels of government, as well as with financial institutions and major corporate tenants. In 1981, the Company initiated the El Segundo Employers' Association, a traffic and management organization composed of major employers in the El Segundo area in which the Company owns four Office Properties and four Industrial Properties. The organization has worked with local government and has been instrumental in the furtherance of infrastructure developments in El Segundo and throughout the surrounding area, including two recent developments that management believes will have a substantial economic benefit to the El Segundo submarket. First, in October 1994, Interstate Highway I-105 (the "I-105 Freeway") opened, which crosses Los Angeles from east to west and provides substantially improved access to El Segundo and LAX. A second infrastructure development in the El Segundo submarket is a major east-west grade-separated light rail commuter line (the "Green Line"). The Green Line runs adjacent to Kilroy Airport Center at El Segundo. Management believes that the Green Line, which opened in August 1995, will add significant value to the El Segundo submarket.

  The Company believes that the foundation for its growth in future years will be the strengthening Southern California economy, the quality and strategic location of its Properties, the economic benefits of its submarkets to tenants, its conservative capital structure, its access to public capital markets, the lack of new construction of office properties in its submarkets, its access to developable properties, the knowledge and experience of its senior management team and its long-term relationships with large Southern California corporate tenants, municipalities, landowners and institutional sellers. In addition, the Company believes that it is one of a limited number of REITs focusing on office and industrial properties and that it is the only REIT with a 50-year operating history concentrating primarily on the acquisition and development of suburban Southern California office and industrial properties.

  During the remainder of the Company's first year of operations, the Company expects sources of potential growth in cash available for distribution through: (i) the further leasing of its available space of approximately 230,000 rentable square feet, as of June 30, 1997; (ii) the renewal of leases at higher rents; and (iii) the acquisition of strategic properties with Units, borrowings under the Credit Facility and the Company's approximately $141.4 million of cash available for acquisitions and property development upon consummation of the Offering. In the Company's second year of operations, the Company expects sources of potential growth in cash available for distribution through: (i) contractual increases in base rent payments from tenants;
(ii) continued leasing of available space; (iii) the acquisition of strategic properties; and (iv) the contemplated completion of certain development activities. Although the Company paid distributions to holders of its Common Stock for the periods ended March 31 and June 30, 1997, there can be no assurance that the Company will achieve any growth in cash available for distribution, that available space will be leased, that leases scheduled to expire will be renewed or that the Company will successfully acquire additional properties or complete any of its planned development activities. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development."

  As of June 30, 1997, the Company (primarily through the Operating Partnership and the Services Company) employed 58 persons, 43 of whom are located at the Company's headquarters at Kilroy Airport Center in El Segundo, California. The Company believes that relations with its employees are good. The Company's executive officers have been with the Company for an average of approximately 13 years. As of June 30, 1997, after giving effect to the Offering, the Company's executive officers and directors (and certain of their affiliates) owned in the aggregate 10.1% of the Common Stock (or interests exchangeable therefor).

  Kilroy Realty Corporation, a Maryland corporation, has executive offices at 2250 East Imperial Highway, El Segundo, California 90245 and its telephone number is (213) 772-1193.

                               GROWTH STRATEGIES

  The Company's objectives are to maximize growth in cash available for distribution and to enhance the value of its portfolio through effective management, operating, acquisition and development strategies. The Company believes that opportunities exist to increase cash available for distribution:
(i) by acquiring office and industrial properties with attractive returns in strategic suburban submarkets where such properties complement its existing portfolio; (ii) from contractual increases in base rent; (iii) as a result of increasing rental and occupancy rates and decreasing concessions and tenant installation costs; and (iv) by developing properties for the benefit of the Company where such development will result in a favorable risk-adjusted return on investment. The Company's ability to achieve its growth strategy will be aided by its available cash of approximately $141.4 million upon consummation of the Offering.

  The Company believes that a number of factors will enable it to achieve its business objectives, including: (i) the opportunity to lease available space at attractive rental rates because of increasing demand and, with respect to the office properties, the present lack of new construction in the Southern California submarkets in which most of the Properties are located; (ii) the presence of inadvertent owners (through foreclosure or otherwise) of office and industrial properties in the Company's submarkets, as well as the Company's ability to acquire properties with Units (thereby permitting the seller to defer taxable gain), both of which create enhanced acquisition opportunities; (iii) the quality and location of the Properties; and (iv) the Company's access to acquisition and development opportunities as a result of its significant relationships with large Southern California corporate tenants, municipalities and landowners and the Company's 50-year presence in the Southern California market. Management believes that the Company is well positioned to exploit existing opportunities because of its extensive experience in certain of its submarkets, its seasoned management team and its proven ability to acquire, develop, lease and efficiently manage office and industrial properties. In addition, the Company believes that public ownership and its conservative capital structure will provide new opportunities for growth. There can be no assurance, however, that the Company will be able to lease available space, complete any property acquisitions, successfully develop any land acquired or improve the operating results of any developed properties that are acquired. See "Business and Properties--Development, Leasing and Management Activities."

  Operating Strategies. The Company focuses on enhancing growth in cash available for distribution by: (i) maximizing cash flow from the Properties through active leasing, contractual base rent increases and effective property management; (ii) managing operating expenses through the use of in-house management, leasing, marketing, financing, accounting, legal, construction management and data processing functions; (iii) maintaining and developing long-term relationships with a diverse tenant group; (iv) attracting and retaining motivated employees by providing financial and other incentives to meet the Company's operating and financial goals; and (v) continuing to emphasize capital improvements to enhance the Properties' competitive advantages in their markets.

  The Company believes that the strength of its leasing is demonstrated by the Company's leasing activity since 1993. In the period from January 1, 1993 to June 30, 1997, the Company leased or renewed leases for an aggregate of approximately 1.2 million rentable square feet of office space and approximately 781,000 rentable square feet of industrial space. As of June 30, 1997, the Office Properties located in the Southern California Area were approximately 90.6% leased. As of March 31, 1997, occupancy rates for all office properties were approximately 83.7% for the Southern California Area, 81.5% for the El Segundo submarket and approximately 86.2% for the Long Beach submarket. In addition, as of June 30, 1997, the Industrial Properties were approximately 96.8% leased as compared to 92.7% for all industrial properties located in the Southern California Area as of March 31, 1997. See "Business and Properties--General" and "--Occupancy and Rental Information."

  The Company's 20 largest tenants represented approximately 56.3% of annual base rent for the year ended December 31, 1996 (giving pro forma effect to the Boeing Lease). Of this amount, its largest tenant, Hughes Space & Communications, currently leases approximately 530,000 rentable square feet of office space, representing approximately 16.9% giving pro forma effect to the acquisition of the Acquired Properties and the Boeing Lease. The base periods of the Hughes Space & Communications leases expire beginning in January 1999. The Company's revenues and cash available for distribution to stockholders would be disproportionately and materially adversely affected in the event of bankruptcy or insolvency of, or a downturn in the business of, or the nonrenewal of leases by, any of its significant tenants, or the renewal of such leases on terms less favorable to the Company than their current terms.

  Approximately 1.0 million aggregate rentable square feet in the Properties, owned by the Company as of the date of its IPO, was leased by the Company from January 1, 1992 through December 31, 1994, a period which management characterizes as recessionary. Based on the leases the Company signed in 1996, and the findings in an independent study of the Southern California real estate market commissioned by the Company, management believes that the recent trend toward increasing rental rates in Class A office and industrial buildings in the Company's Southern California submarkets presents significant opportunities for growth. In addition, as of June 30, 1997, approximately 58.5% of the Company's rentable square feet is subject to leases expiring in 2000 or beyond, when management expects asking rents for the respective Properties to be higher than the rents paid pursuant to such leases. In addition, as of June 30, 1997, approximately 32.1% of the Company's total base rent (representing approximately 22.1% of the aggregate rentable square feet of the Properties) was attributable to leases with Consumer Price Index increases and approximately 25.6% of the Company's total base rent (representing approximately 36.6% of the aggregate rentable square feet of the Properties) was attributable to leases with other specified contractual increases. No assurance can be given, however, that new leases will reflect rental rates greater than or equal to current rental rates or that current or future economic conditions will support higher rental rates. See "Risk Factors--Real Estate Investment Considerations."

  Acquisition Strategies. The Company seeks to increase its cash available for distribution by acquiring additional quality office and industrial properties, including properties that: (i) may provide attractive initial yields with significant potential for growth in cash flow from property operations; (ii) are strategically located, of high quality and competitive in their respective submarkets; (iii) are located in the Company's existing submarkets and/or in other strategic submarkets where the demand for office and industrial space exceeds available supply; or (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues. The Company believes that the Southern California market is an established and mature real estate market in which property owners generally have a low tax basis (and, accordingly, the potential for large taxable gains) in their properties. Management believes that the Company's significant Southern California relationships, extensive experience, conservative capital structure and ability to acquire properties for Units, and thereby defer a seller's taxable gain, if any, will enhance the ability of the Company to consummate transactions quickly and to structure more competitive acquisitions than other real estate companies in the market which lack its access to capital or the ability to issue Units. See "Business and Properties--Development, Leasing and Management Activities."

  As of June 30, 1997, the Company contracted to acquire the Pending Acquisition, one Los Angeles County industrial property encompassing approximately 165,000 rentable square feet for an aggregate acquisition cost of approximately $9.8 million. In addition, the Company is currently in active negotiations to purchase 15 Pipeline Properties for an aggregate acquisition cost of $114.4 million, including the assumption of $14.0 million of mortgage indebtedness. There can be no assurance, however, that the Company will be able to complete any property acquisitions, successfully develop any land acquired or improve the operating results of any developed properties that are acquired. See "--Recent Developments--Acquisition Activities" and "Business and Properties--Acquired Properties."

  Development Strategies. Since 1947, the Company and its predecessors have developed millions of rentable square feet of office and industrial space, including high technology facilities, primarily located in Southern California, for its own portfolio and for third parties. The Company currently owns an aggregate of approximately 36 acres of developable land and has the exclusive right to develop an additional 24 acres of developable land which provide it with significant growth opportunities. All of the developable land is located in Southern California. The Company owns ten acres of developable land in Brea, 15 acres in Foothill Ranch in Orange County, two and one-half acres in Anaheim, three and one-half acres in Irvine and five acres in Camarillo. The Company is the master ground lessee of, and has sole development rights to the 24 acres of developable land entitled for office, research and development, light industrial and other commercial projects at Kilroy Airport Center Long Beach.

  The Company presently plans to develop an aggregate of up to 1.6 million rentable square feet of office or industrial space on the Development Properties, subject to required entitlements. Of this amount, the Company plans to commence development of 500,000 rentable square feet of industrial space in 1997 at a total budgeted cost of approximately $25.0 million. No assurance can be given that the Company will commence any development, or that, if commenced, any such development will be completed. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development" and "Business and Properties--Development, Leasing and Management Activities--Kilroy Airport Center Long Beach."

  The Company may engage in the development of other office and/or industrial properties primarily in Southern California submarkets when market conditions support a favorable risk-adjusted return on such development. The Company's activities with third-party owners in Southern California are expected to give the Company further access to development opportunities. There can be no assurance, however, that the Company will be able to successfully develop any of the Development Properties or any other properties. See "Business and Properties--Development, Leasing and Management Activities."

  Financing Policies. The Company's financing policies and objectives are determined by the Board of Directors. The Company presently limits the ratio of debt to total market capitalization (total debt of the Company as a percentage of the market value of issued and outstanding shares of Common Stock, including interests exchangeable therefor, plus total debt) to approximately 50%. However, such objectives may be altered without the consent of the Company's stockholders, and the Company's organizational documents do not limit the amount of indebtedness that the Company may incur. The total debt constituted, as of March 31, 1997, approximately 17.4% of the total market capitalization of the Company and increased, as of June 30, 1997, to approximately 30.1% of the total market capitalization of the Company. Giving pro forma effect to the Offering and the application of the net proceeds from the Offering, total debt, as of July 25, 1997, would have constituted approximately 11.9% of the total market capitalization of the Company. The Company intends to utilize one or more sources of capital for future acquisitions, development and capital improvements, which may include undistributed cash flow, borrowings under the Credit Facility, the Company's approximately $141.4 million of cash available for acquisition and development out of the net proceeds of the Offering, issuance of debt or equity securities and other bank and/or institutional borrowings. There can be no assurance, however, that the Company will be able to obtain capital for any such acquisitions, developments or improvements on terms favorable to the Company. See "--Growth Strategies," "The Company--Growth Strategies" and "Business and Properties--Development, Leasing and Management Activities."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of Common Stock in the Offering, after the deduction of underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $246.2 million (approximately $283.2 million if the Underwriters' over-allotment option is exercised in full), assuming an offering price of $26.0625 per share, the last reported sales price of the Common Stock on the NYSE on July 24, 1997. The Company intends to contribute all of the net proceeds of the Offering to the Operating Partnership in exchange for Units, and the Operating Partnership will apply the net proceeds of the Offering as follows:

                                                                    AMOUNT
                                                                --------------
                                                                (IN THOUSANDS)
   Repayment of outstanding borrowings under the Credit
    Facility...................................................    $ 95,000
   Aggregate acquisition cost of the Pending Acquisition.......       9,800
   Cash available for acquisitions, development and working
    capital....................................................     141,400
                                                                   --------
     Total.....................................................    $246,200
                                                                   ========

  In the event that the Underwriters' over-allotment option is exercised in full, the net proceeds thereof will be used by the Company for additional working capital and will be available for development and for acquisitions of properties not yet identified. Pending the application of such net proceeds, the Company will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, obligations of the Governmental National Mortgage Association, other government and government agency securities, certificates of deposit and interest-bearing bank deposits.

  Substantially all of the $95.0 million of borrowings outstanding under the Credit Facility expected to be repaid with the proceeds of this Offering were used to finance the acquisition of the Acquired Properties (other than the Pending Acquisition). At June 30, 1997, the amount outstanding under the Credit Facility bore a weighted average interest rate of 7.5%. It is expected that the Credit Facility after the application of the estimated net proceeds of the Offering will be available for future property acquisitions, development and working capital. In addition, the Company is currently in active negotiations to purchase 15 Pipeline Properties for an approximate aggregate acquisition cost of $114.4 million, including the assumption of $14.0 million of mortgage indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

             PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY

  The Common Stock began trading on the NYSE on January 29, 1997 under the symbol "KRC." On July 24, 1997, the last reported sales price per share of Common Stock on the NYSE was $26.0625. As of June 30, 1997, there were approximately 38 holders of record of the Common Stock. The following table sets forth quarterly high and low closing sales prices per share of the Common Stock reported on the NYSE and the distributions paid by the Company with respect to each such period.

PERIOD                                              HIGH     LOW   DISTRIBUTION
------                                             ------- ------- ------------
January 29, 1997 to March 31, 1997................ $28 1/8 $24 7/8   $0.2583(1)
April 1, 1997 to June 30, 1997.................... $26 5/8 $23 1/8   $0.3875
July 1, 1997 to July 25, 1997..................... $26 1/8  $24

--------
(1) The Company paid a distribution of $0.2583 per share of Common Stock on May 30, 1997 for the period February 1, 1997 through March 31, 1997, which is approximately equivalent to a quarterly distribution of $0.3875 per share or an annual distribution of $1.55 per share of Common Stock.

  Units and shares of Common Stock will receive equal distributions. Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the actual Funds from Operations, its financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Company--Requirements for Qualification"), and such other factors as the Board of Directors deems relevant. See "Risk Factors--Changes in Investment and Financing Policies Without Stockholder Vote." To obtain and maintain its qualification as a REIT, the Company must make annual distributions to stockholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. Under certain circumstances, the Company may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. There can be no assurance that any such distributions will be made by the Company.

  The Company anticipates that its cash available for distribution will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to stockholders as ordinary dividend income. Capital gain distributions generally will be treated as long-term capital gains. Distributions in excess of earnings and profits generally will be treated as a non-taxable return of capital to the extent of each stockholder's basis in his or her Common Stock to the extent thereof, and thereafter as taxable gain. The non-taxable distributions will reduce each stockholder's tax basis in the Common Stock and, therefore, the gain (or loss) recognized on the sale of such Common Stock or upon liquidation of the Company will be increased (or decreased) accordingly. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. The Company has determined that, for federal income tax purposes, approximately 13.7% of the distributions paid for the Company's first year of operations which commenced on January 31, 1997 will represent return of capital to stockholders. Given the dynamic nature of the Company's acquisition strategy and the extent to which any future acquisitions would alter this calculation, no assurances can be given regarding what percent of future distributions will constitute return of capital for federal income tax purposes. If actual cash available for distribution or taxable income vary from these amounts, the percentage of distributions which represent a return of capital may be materially different. For a discussion of the tax treatment of distributions to holders of Common Stock, see "Federal Income Tax Consequences--Taxation of Taxable U.S. Stockholders" and"--Taxation of Non-U.S. Stockholders." In order to qualify to be taxed as a REIT, the Company must make annual distributions to stockholders of at least 95% of its REIT taxable income (determined without regard to the dividends received deduction and by excluding any net capital gains) which the Company anticipates will be less than its share of adjusted Funds from Operations. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements.

  Financing activities such as repayment or refinancing of loans also may affect the Company's assets and liabilities and the amount of cash available for distribution for future periods. Management seeks to control the timing and nature of investing and financing activities in order to maximize the Company's return on invested capital.

  Future distributions by the Company are subject to the requirements of the MGCL and the discretion of the Board of Directors, and depend on the actual cash flow of the Company, its financial condition, its capital requirements, any decision by the Board of Directors to reinvest the Operating Partnership's Funds from Operations rather than distribute such funds to the Company, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements") and such other factors as the Board of Directors deems relevant. There can be no assurance that any distributions will be made or that the expected level of distributions will be maintained by the Company. See "Risk Factors--Real Estate Investment Considerations." If revenues generated by the Company's properties in future periods decrease materially from current levels, the Company's ability to make expected distributions would be materially adversely affected, which could result in a decrease in the market price of the shares of Common Stock.

  The Company may in the future implement a distribution reinvestment program under which holders of shares of Common Stock may elect automatically to reinvest distributions in additional shares of Common Stock. The Company may, from time to time, repurchase shares of Common Stock in the open market for purposes of fulfilling its obligations under this distribution reinvestment program, if adopted, or may elect to issue additional shares of Common Stock. If the Company adopts a distribution reinvestment program, it will solicit participation in the program after the Offering by means of a separate prospectus, and a purchase of shares of Common Stock in the Offering does not entitle any investor to participate in any such program. There can be no assurance that the Company will adopt such a program, and consequently, the probable date of adoption or number of shares of Common Stock that would be available under such program cannot be determined at this time.

  The Company provides its stockholders with annual reports containing audited financial statements with a report thereon by the Company's independent auditors, together with management's discussion and analysis, as required under applicable rules and regulations of the Securities and Exchange Commission (the "Commission").

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1997 on an historical basis, and on a pro forma basis as adjusted to give effect to the Offering, assuming an offering price of $26.0625 per share, the last reported sales price of the Common Stock on the NYSE on July 24, 1997, and the application of the estimated net proceeds therefrom for the purchase of the Acquired Properties (including the Pending Acquisition). During the period April 1, 1997 to July 25, 1997, the Company incurred $95.0 million of indebtedness under the Credit Facility to complete the purchase of the Acquired Properties (other than the Pending Acquisition). The information set forth in the following table should be read in conjunction with the Company's Consolidated and Combined Financial Statements and notes thereto, the pro forma financial information of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                           MARCH 31, 1997
                                                       ------------------------
                                                       HISTORICAL   PRO FORMA
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
Debt
  Mortgage Loans......................................  $    95,917 $    95,917
  Borrowings under Credit Facility....................          --          --
                                                        ----------- -----------
Total debt............................................       95,917      95,917
                                                        ----------- -----------
  Minority interest in the Operating Partnership(1)...       31,127      46,466
  Preferred Stock, $.01 par value, 30,000,000 shares
   authorized, none issued or outstanding.............
  Common Stock, $.01 par value, 150,000,000 shares
   authorized, 14,475,000 shares issued and
   outstanding, 24,475,000 shares issued and
   outstanding on a pro forma basis(1)(2).............          145         245
  Capital in excess of par value......................      167,025     401,762
  Retained earnings...................................        2,652       2,652
                                                        ----------- -----------
Total stockholders' equity............................      169,822     404,659
                                                        ----------- -----------
Total capitalization..................................     $296,866    $547,042
                                                        =========== ===========

--------
(1) Assumes no exchange of the Units issued to the Unitholders. If all of the Units were exchanged, 27,292,476 shares of Common Stock would be outstanding.
(2) Excludes 1,400,000 shares of Common Stock reserved for issuance pursuant to the Stock Incentive Plan. See "Management--Stock Incentive Plan."

                            SELECTED FINANCIAL DATA

  The following table sets forth certain financial data on a historical and pro forma basis for the Company, and on an historical basis for the Kilroy Group, which consist of the Consolidated and Combined Financial Statements. The financial data should be read in conjunction with the historical and pro forma financial statements and notes thereto included in this Prospectus. The combined historical summary financial data as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 have been derived from the Combined Financial Statements of the Kilroy Group audited by Deloitte & Touche LLP, independent public accountants, whose report with respect thereto is included elsewhere in this Prospectus. The selected combined historical financial and operating information as of December 31, 1992, 1993 and 1994, and for the years ended December 31, 1992 and 1993, the three months ended March 31, 1996, and the period from January 1, 1997 to January 31, 1997 have been derived from the unaudited Combined Financial Statements of the Kilroy Group and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of operating information for the unaudited periods. The selected consolidated historical financial and operating information as of March 31, 1997 and for the two-month period from February 1, 1997 to March 31, 1997 have been derived from the unaudited Consolidated Financial Statements of the Company and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the operating information for the unaudited period. For a discussion of the adjusted three months ended March 31, 1997 assuming the IPO and the Formation Transactions had been consummated on January 1, 1997 (but not adjusted to reflect the Acquired Properties) see "Management's Discussion and Analysis of Financial Conditions and Results of Operation--Results of Operations--Adjusted Three Months Ended March 31, 1997 Compared to Three Months Ended March 31, 1991." From March 31, 1997 through July 28, 1997, the Company incurred $95.0 million of indebtedness under the Credit Facility to complete the purchase of the Acquired Properties (other than the Pending Acquisition). The pro forma data assume the consummation of the Offering and use of the aggregate net proceeds therefrom to purchase the Acquired Properties and Pending Acquisition as of the beginning of the periods presented for the operating data and as of the balance sheet date for the balance sheet data. The pro forma financial data are not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations.

                          THE COMPANY AND KILROY GROUP
              (IN THOUSANDS, EXCEPT SQUARE FOOTAGE AND SHARE DATA)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------
                                      CONSOLIDATED/COMBINED HISTORICAL                      COMBINED HISTORICAL
                                     ----------------------------------           -------------------------------------------
                                                      KILROY GROUP
                           PRO FORMA    KILROY    ---------------------
                             THREE   REALTY CORP.               THREE
                            MONTHS   FEBRUARY 1,  JANUARY 1,   MONTHS
                             ENDED     1997 TO      1997 TO     ENDED
                           MARCH 31,  MARCH 31,   JANUARY 31, MARCH 31, PRO FORMA
                             1997        1997        1997       1996      1996     1996     1995     1994     1993     1992
                           --------- ------------ ----------- --------- --------- -------  -------  -------  -------  -------
STATEMENT OF
 OPERATIONS DATA:
 Rental income.......       $15,511     $7,110      $2,760     $ 8,785   $61,273  $35,022  $33,896  $32,577  $35,599  $34,274
 Tenant
  reimbursements.....         1,703        706         275         862     6,804    3,380    3,002    1,643    4,916    5,076
 Development and
  management fees....           --         --           14         263       --       698    1,156      919      751      882
 Sale of air rights..           --         --          --          --        --       --     4,456      --       --       --
 Lease termination
  fees...............           --         --          --          --        --       --       100      300    5,190       48
 Interest income.....           --         971         --          --        --       --       --       --       --       --
 Other income........           192        185           4          11       667       76      298      784      188      221
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Total revenues......        17,406      8,972       3,053       9,921    68,744   39,176   42,908   36,223   46,644   40,501
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Property expenses...         2,667      1,239         579       1,533    11,934    6,788    6,834    6,000    6,391    6,384
 Real estate taxes
  (refunds)..........           912        353         106         300     3,425    1,301    1,416     (448)   2,984    3,781
 General and
  administrative expense..    1,419        725          78         528     5,672    2,383    2,152    2,467    1,113    1,115
 Ground leases.......           277        185          64         193     1,106      768      789      913      941      854
 Development
  expenses...........           --         --           46         197       --       650      737      468      581      429
 Option buy-out
  cost...............           --         --                              3,150    3,150
 Interest expense....         2,052      1,531       1,895       5,227     8,200   21,853   24,159   25,376   25,805   26,293
 Depreciation and
  amortization.......         3,723      1,744         787       2,281    14,727    9,111    9,474    9,962   10,905   10,325
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Total expenses......        11,050      5,777       3,555      10,259    48,214   46,004   45,561   44,738   48,720   49,181
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Income (loss) before
  equity in loss of
  subsidiary,
  minority interest
  and extraordinary
  item...............         6,356      3,195        (502)       (338)   20,530   (6,828)  (2,653)  (8,515)  (2,076)  (8,680)
 Equity in income
  (loss)
  of subsidiary......           (87)       (57)        --          --         (6)     --       --       --       --       --
 Minority interest...          (646)      (486)        --          --     (2,114)     --       --       --       --       --
 Extraordinary item--
  Extinguishment of
  debt...............           --         --        3,204         --        --    20,095   15,267    1,847      --       --
                            -------     ------      ------     -------   -------  -------  -------  -------  -------  -------
 Net income (loss)...       $ 5,623     $2,652      $2,702     $  (338)  $18,410  $13,267  $12,614  $(6,668) $(2,076) $(8,680)
                            =======     ======      ======     =======   =======  =======  =======  =======  =======  =======
 Net income
  per common
  share(1)...........       $   .23     $  .18                           $   .75
                            =======     ======                           =======

                             MARCH 31, 1997                       DECEMBER 31,
                         ---------------------- -----------------------------------------------------
                                                               COMBINED HISTORICAL
                                   CONSOLIDATED -----------------------------------------------------
                         PRO FORMA  HISTORICAL    1996       1995       1994       1993       1992
                         --------- ------------ ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
 Real estate assets, be-
  fore accumulated de-
  preciation and amorti-
  zation................ $500,557    $285,402   $ 227,337  $ 224,983  $ 223,821  $ 222,056  $ 221,423
 Total assets...........  560,558     310,382     128,339    132,857    143,251    148,386    161,008
 Mortgages and Loans....   95,917      95,917     223,297    233,857    250,059    248,043    250,792
 Total liabilities......  109,433     109,433     242,116    254,683    273,585    263,346    263,156
 Minority interest......   46,466      31,127         --         --         --         --         --
 Stockholders' equity
  (deficit).............  404,659     169,822    (113,777)  (121,826)  (130,334)  (114,960)  (102,148)

                          THREE MONTHS ENDED MARCH 31,             YEAR ENDED DECEMBER 31,
                          -------------------------------  ------------------------------------------
                                        CONSOLIDATED/
                                     COMBINED HISTORICAL                   COMBINED HISTORICAL
                          PRO FORMA  --------------------  PRO FORMA  -------------------------------
                            1997       1997       1996       1996       1996       1995       1994
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
Funds from
 Operations(2)(3).......  $  10,107  $   5,244  $   1,943  $  35,711  $   5,433  $   2,365  $   1,447
Cash Flows from(3):
 Operating activities...        --         227      4,354        --       5,520     10,071      6,607
 Investing activities...        --     (59,606)       (76)       --      (2,354)    (1,162)    (1,765)
 Financing activities...        --     175,542     (4,278)       --      (3,166)    (8,909)    (4,842)
Office Properties:
 Rentable square
  footage...............  2,914,425  2,037,414  1,688,383  2,914,425  1,688,383  1,688,383  1,688,383
 Occupancy..............       87.9%      83.5%      79.4%      85.1%      76.0%      72.8%      73.3%
Industrial Properties:
 Rentable square
  footage...............  3,026,290  1,337,697    916,570  3,026,290    916,570    916,570    916,570
 Occupancy..............       97.6%      98.0%      98.4%      96.9%      97.6%      98.4%      79.7%

-------
(1) Pro forma net income per share equals pro forma net income divided by the 24,475,000 shares of Common Stock outstanding after the Offering.

(2) As defined by NAREIT, "Funds from Operations" represents net income (loss) before minority interest of unit holders (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Non-cash adjustments to Funds from Operations were as follows: in all periods, depreciation and amortization; in 1996, 1995 and 1994, gains on extinguishment of debt; and in pro forma 1997 and 1996 and in the three months ended March 31, 1997, non-cash compensation. Further, in 1996 and 1995 non-recurring items (sale of air rights and option buy-out cost) were excluded. Management considers Funds from Operations an appropriate measure of performance of an equity REIT because industry analysts have accepted it as such. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. See the notes to the historical financial statements of the Kilroy Group. Funds from Operations should not be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP.

(3) Funds from operations and cash flow information is comprised of Kilroy Group for the period January 1, 1997 to January 31, 1997 and Kilroy Realty Corporation for the period February 1, 1997 to March 31, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Data" and the Consolidated Financial Statements of the Company and the Combined Financial Statements for the Kilroy Group and notes thereto appearing elsewhere in this Prospectus. The Combined Financial Statements of the Kilroy Group are comprised of the operations, assets and liabilities of the Properties contributed to the Company by the Kilroy Group in connection with the Formation Transactions. For accounting purposes, the financial information of the Operating Partnership and the Company are consolidated.

RESULTS OF OPERATIONS

  The Company's management believes that in order to provide meaningful historical analysis of the financial statements, certain adjustments must be made to the historical Kilroy Group financial statements to make accounting periods comparable. Accordingly the results of operations for the period January 1, 1997 to January 31, 1997 have been adjusted to reflect interest income, general and administrative expenses, interest expense and extraordinary items as if the IPO and Formation Transactions had been consummated on January 1, 1997. The following sections discuss the results of operations as adjusted.

  Adjusted Three Months Ended March 31, 1997 Compared to Three Months Ended March 31, 1996

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                            (IN THOUSANDS)
                                                         ---------------------
                                                             1997     1996
                                                         ---------------------
                                                         (AS ADJUSTED)
Revenues:
  Rental income.........................................    $ 9,870    $ 8,785
  Tenant reimbursements.................................        981        862
  Interest income.......................................      1,457
  Development and management fees.......................         14        263
  Other income..........................................        189         11
                                                            -------    -------
  Total revenues........................................     12,511      9,921
                                                            -------    -------
Expenses:
  Property expenses.....................................      1,818      1,533
  Real estate taxes.....................................        459        300
  General and administrative expense....................      1,088        528
  Ground leases.........................................        249        193
  Development expenses..................................         46        197
  Interest expense......................................      2,297      5,227
  Depreciation and amortization.........................      2,531      2,281
                                                            -------    -------
  Total expenses........................................      8,488     10,259
                                                            -------    -------
Net income (loss).......................................    $ 4,023    $  (338)
                                                            =======    =======

  Total revenues increased $2.6 million, or 26.1%, for the three months ended March 31, 1997 compared to the same period for 1996. Rental income increased $1.1 million, or 12.4% to $9.9 million for the three months ended March 31, 1997 compared to $8.8 million for the same period in 1996. Rents from office properties increased $0.8 million during the three months ended March 31, 1997 from the comparable period in 1996. This improvement was due to an increase in office space under lease of 398,000 rentable square feet, from 1,285,000 rentable square feet at March 31, 1996 to 1,683,000 rentable square feet at March 31, 1997. The bulk of the rentable square footage increase reflects four office properties acquired in connection with the IPO. Rents from industrial properties increased $0.3 million during the three months ended March 31, 1997 compared to the same period in 1996. The increase was due to the purchase of three industrial buildings with approximately 421,000 rentable square feet under lease in connection with the IPO. Tenant reimbursements increased to $1.0 million for the three months ended March 31, 1997 from $0.9 million for the same period in 1996. The $0.1 million increase was primarily due to tenant reimbursements in connection with the office and industrial buildings purchased in connection with the IPO. Tenant reimbursements consist of additional rental revenue from tenants covering operating expenses, such as utilities and property taxes, and are recorded as revenue in accordance with the lease terms. Interest income increased $1.5 million due to interest earned on the $116.2 million of IPO net proceeds remaining after the purchase of the properties discussed above and the repayment of debt. Other income for the three months ended March 31, 1997 includes a $0.1 million gain on the sale of furniture and equipment.

  Expenses for the three months ended March 31, 1997 decreased by $1.8 million, or 17.3%, to $8.5 million compared to $10.3 million for the same period in 1996. Property expenses, real estate taxes and ground lease expense increased $0.3 million, $0.2 million and $0.1 million, respectively, primarily due to the properties purchased at the IPO. Interest expense decreased $2.9 million, or 56.1%, to $2.3 million for the three months ended March 31, 1997 from $5.2 million for the same period in 1996, primarily as a result of the repayment of $127.4 million in debt in connection with the IPO. See "-- Liquidity and Capital Resources."

  Net income was $4.0 million for the three months ended March 31, 1997 compared to a $0.3 million loss for the same period in 1996. The net change of $4.3 million is due primarily to an increase in rental income of $1.1 million, an increase in interest income of $1.5 million and a decrease in interest expense of $2.9 million.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Total revenues decreased $3.7 million, or 8.7%, for the year ended December 31, 1996 compared to the same period for 1995. Rental Income increased $1.1 million, or 3.3%, to $35.0 million for the year ended December 31, 1996 compared to $33.9 million for the same period in 1995. Rents from office properties contributed by the Kilroy Group increased $0.8 million during the year ended December 31, 1996 from the comparable period in 1995. Such increase was due to office space under lease increasing from 1,222,000 rentable square feet at December 31, 1995 to 1,284,000 rentable square feet at December 31, 1996. The majority of this increase relates to leasing at Kilroy Airport Center Long Beach. There was no significant change in rent per rentable square foot for the year ended 1996 compared to the year ended 1995. Rents from Industrial Properties contributed by the Kilroy Group increased $0.3 million during the year ended December 31, 1996 compared to the same period in 1995. The increase resulted from a lease with a CPI increase and the effect of the 2260 E. El Segundo Boulevard Building being leased for the entire twelve months ended December 31, 1996. Tenant reimbursements increased to $3.4 million, in 1996 compared to $3.0 million for 1995. The $0.4 million increase is primarily due to increased billable operating expenses resulting from new leases. Revenues for 1995 include a gain on the sale of air rights of $4.5 million at Kilroy Airport Center at El Segundo. See Note 2 to the Combined Financial Statements.

  Expenses in the year ended December 31, 1996 increased by $0.4 million, or 1.0%, to $46.0 million compared to $45.6 million for the same period in 1995. During the year ended December 31, 1996, the Company accrued the costs of an option buy out of $3.15 million for the cancellation of an option to purchase a 50% equity interest in Kilroy Airport Center at El Segundo. Interest expense decreased $2.3 million, or 9.6%, to $21.9 million in calendar 1996 from $24.2 million in calendar 1995, primarily as a result of the forgiveness and restructuring of certain debt in 1996. See Note 4 to the Combined Financial Statements.

  Net income was $13.3 million for the year ended December 31, 1996 compared to $12.6 million for the same period in 1995. The increase of $0.7 million is due primarily to a decrease in interest expense of $2.3 million, an increase in extraordinary gains of $4.8 million less the nonrecurring option buy out cost of $3.15 million for calendar 1996 and the sale of air rights of $4.5 million in calendar 1995.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Total revenues increased $6.7 million, or 18.5%, for the year ended December 31, 1995 compared to the year ended December 31, 1994. Rental income increased $1.3 million, or 4.0%, to $33.9 million in calendar 1995 from $32.6 million in calendar 1994. In calendar 1995, rents from industrial properties contributed by the Kilroy Group increased $0.8 million from the year ended December 31, 1994, primarily due to the effect of 12-months' rental for the Property located at 2265 E. El Segundo Boulevard compared to four-months' rental in calendar 1994. Office square footage and average rent per rentable square foot remained relatively unchanged for the year ended December 31, 1995 compared to the year ended December 31, 1994. Industrial square footage under lease increased to 902,000 at December 31, 1995 as compared to 730,000 a year earlier. The 2260 E. El Segundo Boulevard building was leased in April 1995 after being vacant during 1994. The Company also leased the 1230 S. Lewis St. property in February 1995 at a rate of $6.11 per rentable square foot, down from the rate of $6.43 in effect for the prior year. Tenant reimbursements increased to $3.0 million for the year ended December 31, 1995 from $1.6 million for the year ended December 31, 1994 due principally to the 1994 $1.5 million refund to tenants for property tax refunds. Parking revenues increased to $1.6 million in 1995 from $1.4 million for the year ended December 31, 1994 due to recognition of 12-months' parking income for Kilroy Airport Center Long Beach in calendar 1995 compared to two months in calendar 1994, together with increased tenant parking revenues at Kilroy Airport Center at El Segundo. Revenues for the year ended December 31, 1995 include a gain on the sale of air rights of $4.5 million referred to above. Other income decreased $0.5 million to $0.3 million during calendar 1995 compared to calendar 1994, primarily as a result of nonrecurring interest income of $0.4 in 1994 million on the property tax refunds referred to below.

  Expenses for the year ended December 31, 1995 increased $0.8 million, or 1.8%, to $45.6 million. Property operating expenses increased $0.8 million, or 13.9%, primarily due to increased utility costs, increases in employee wages and benefits and a $0.3 million management fee paid to KI to cover costs of the loan renegotiation at Kilroy Airport Center at El Segundo. Real estate taxes increased $1.9 million, to $1.4 million in 1995 from a credit balance of $0.4 million for the year ended December 31, 1994, primarily due to the $2.4 million property tax refund recorded by the Company for the year ended December 31, 1994 and the effect of a reduction in aggregate assessed property values for the year ended December 31, 1995. General and administrative expenses decreased $0.3 million, or 12.0%, to $2.2 million for the year ended December 31, 1995 from $2.5 million for the year ended December 31, 1994 period, primarily due to a $0.3 million penalty for late payment of property taxes in calendar 1994. Interest expense decreased $1.2 million to $24.2 million in 1995 from $25.4 million for the year ended December 31, 1994 due to the September 1995 extension of the mortgage on Kilroy Airport Center at El Segundo at a lower interest rate and the forgiveness of certain debt, offset in part by the effect of higher interest rates on the variable rate mortgage secured by Kilroy Airport Center Long Beach. See Note 4 to the Combined Financial Statements. Ground lease expense decreased $0.1 million to $0.8 million for the year ended December 31, 1995, reflecting the effect of 12 months' reduction of ground rent for Phase III of Kilroy Airport Center Long Beach compared to six months for the year ended December 31, 1994. The
$0.5 million decrease in depreciation and amortization to $9.5 million for the year ended December 31, 1995 results from certain assets becoming fully amortized.

  Net income increased $19.3 million to $12.6 million for the year ended December 31, 1995 compared to a net loss of $6.7 million for the year ended December 31, 1994, primarily due to the sale of air rights discussed above and a $13.4 million increase in gains on extinguishment of debt to $15.3 million for the year ended December 31,1995 compared to $1.8 million for the year ended December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Upon the consummation of the Offering and the use of proceeds therefrom (as described under the caption "Use of Proceeds"), the Company will have (i) repaid its outstanding indebtedness under the Credit Facility of $95.0 million and (ii) cash available for acquisitions, development and working capital of approximately $141.4 million. The Credit Facility is used primarily to finance acquisitions of additional properties. The availability of funds under the Credit Facility is subject to, among other things, the value of the underlying collateral securing it. The Company has recently increased the commitment under the Credit Facility to $200.0 million.

  Subsequent to its IPO, the Company purchased approximately $198.8 million of office and industrial properties. The purchase price for such Properties was funded out of net proceeds of the IPO, from borrowings under the Credit Facility, working capital and, in the case of one Acquired Property, in part in Units. The Company has also entered into a letter of intent to purchase the Pending Acquisition property for an approximate acquisition cost of $9.8 million. See "Prospectus Summary--Recent Developments--Acquisitions," "Business and Properties--Acquired Properties" and "--Pending Acquisition." The Company is currently in active negotiations to purchase an additional 15 Pipeline Properties for an aggregate acquisition cost of $114.4 million, including the assumption of $14.0 million of mortgage indebtedness. The Company anticipates that such acquisitions, if consummated, would be funded with net proceeds from this Offering, funds available under the Credit Facility and working capital.

  The Company presently plans to develop an aggregate of 1.6 million rentable square feet of office or industrial space on the Development Properties, subject to required entitlements. Of this amount, the Company plans to commence development of 500,000 rentable square feet of industrial space in 1997 at a total budgeted cost of $25.0 million. The Company expects to finance such development with net proceeds from this Offering, borrowings under the Credit Facility and working capital. The Company presently has no financial commitments in its capacity as a developer of real estate projects.

  In June 1997, the Company entered into the Boeing Lease for approximately 211,000 rentable square feet of office space at the SeaTac Office Center. In connection with the Boeing Lease, the Company agreed to make $3.25 million of tenant improvements which the Company presently expects to fund from working capital or borrowings under the Credit Facility. The Company anticipates that such tenant improvements will be completed by December 31, 1997. The Company also expects to spend approximately $2.0 million in connection with non-recurring capital improvements at SeaTac Office Center. In addition, the Company expects to incur additional tenant improvement and leasing commission costs at SeaTac in connection with the further lease-up of approximately 96,000 rentable square feet.

  The Company also expects to incur $500,000 of earthquake-related improvements to certain of the Properties in the next six months.

  The Company makes quarterly distributions to stockholders from cash available for distribution and, if necessary to satisfy distribution requirements to maintain its status as a REIT, the Company may use borrowings under its Credit Facility. All such distributions are at the discretion of the Board of Directors. Amounts accumulated for distribution are invested by the Company primarily in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other governmental agency securities, certificates of deposit and interest-bearing bank deposits.

  In May 1997, the Company entered into its Credit Facility with MGT which has a present commitment of $200.0 million. The Credit Facility bears interest at LIBOR plus 1.50% and matures in May 1999, subject to a one-year option to extend the term. The Credit Facility is secured by certain of the Properties. In addition, in connection with the IPO, the Operating Partnership obtained mortgage loans totaling $96.0 million (the "Mortgage Loans") from MGT. The proceeds of the Mortgage Loans principally were used to repay existing indebtedness on the Properties contributed by the Kilroy Group in connection with the IPO. The Mortgage Loans consist of the $84.0 Million Loan which is secured by certain of the Properties and the $12.0 Million Loan secured by the SeaTac Office Center (the "SeaTac Loan"). The $84.0 Million Loan matures on February 1, 2022 and bears interest at 8.35%. In February 2005, the interest rate resets to the greater of 13.35% and the sum of the interest rate for U.S. Treasury Securities maturing 15 years from the Reset Date plus 5.0%. The SeaTac Loan matures on January 31, 1998 and bears interest at LIBOR plus 1.50%.
See "Description of Indebtedness."

  The Company was adversely impacted in 1993 and 1994 by the decline in market rental rates, higher vacancies and its higher leverage which prevented it from meeting certain of its financial obligations. Bank notes relating to properties, other than the SeaTac Office Center, aggregating $9.7 million and $23.7 million were in default as of December 31, 1995 and 1994, respectively. Past due interest relating to the notes was $2.9 million and $5.7 million as of December 31, 1995 and 1994, respectively. In addition, property taxes of $0.1 million,

$0.5 million and $0.6 million were past due as of December 31, 1996, 1995 and 1994, respectively. In June 1996, the Company repaid the principal of the bank notes relating to such properties, and the applicable accrued interest, and all but $40,000 of the property taxes, with the proceeds of a financing secured by certain of the Industrial Properties. With respect to the SeaTac Office Center, a high vacancy rate in 1993 resulted in insufficient cash flow to service the underlying debt on this Property. The high vacancy rate continued and a note payable to an insurance company having a principal balance of $20.2 million and accrued interest of $2.4 million, as of December 31, 1996, was in default since October 1995. In October 1996, the Company successfully negotiated a discounted payoff with the lender and the ground lessor which provided for a payoff or purchase of the lender's note at a discount on or before February 10, 1997 which was repaid with the net proceeds of the IPO and borrowings under the SeaTac Loan. Bank notes relating to the SeaTac Office Center aggregating $6.8 million were in default as of December 31, 1995 and 1994. Past due interest relating to these notes was $2.1 million and $1.4 million as of December 31, 1995 and 1994, respectively. In June 1996, the Company repaid the principal of the bank notes and the applicable accrued interest relating to the SeaTac Office Center with the proceeds of a financing secured by certain of the Industrial Properties.

  The Company believes that it will have sufficient capital resources to satisfy its obligations during its first year of operations which commenced on January 31, 1997. The Company expects to meet certain of its long-term liquidity requirements, including the repayment of long-term debt of $84.0 million (less scheduled principal repayments) in 2005, the repayment of debt of $12.0 million in January 1998 and possible property acquisitions and development, through long-term secured and unsecured borrowings, including the Credit Facility, and the issuance of debt securities or additional equity securities of the Company or, possibly in connection with acquisitions of land or improved properties, the issuance of Units of the Operating Partnership.

  The Phase I environmental assessments of the Properties have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. See "Risk Factors--Government Regulations--Environmental Matters" and "Business and Properties--Government Regulations--Environmental Matters."

HISTORICAL CASH FLOWS

  Historically, the Kilroy Group's principal sources of funding for operations and capital expenditures were cash flow from operating activities and secured debt financings. The Kilroy Group incurred net losses before equity in income of subsidiaries, minority interest and extraordinary item in each of the last five years through December 31, 1996. However, after adding back depreciation and amortization, the Properties contributed by the Kilroy Group generated positive net operating cash flows for each of the last four years through December 31, 1996.

  The Company's net cash from operating activities decreased $4.1 million for the three months ended March 31, 1997 compared to the same period in 1996, from $4.3 million in 1996 to $0.2 million in 1997. The decrease was primarily due to the payment of accrued interest of $3.3 million and the accrued cost of option buy out and tenant improvements of $1.4 million, and lower rents received in advance, of $1.3 million. These increases in cash used were offset by an increase in net income before extraordinary gains of $2.5 million, due primarily to an increase in base rents of $1.1 million and a decrease in interest expense of $1.8 million. The Company's net cash from operating activities decreased $4.6 million to $5.5 million during the year ended December 31, 1996 compared with $10.1 million in the comparable 1995 period. The decrease was a result of the sale of air rights of $4.5 million in 1995, the option buy-out cost of $3.15 million in 1996, offset by an increase in total rent of $1.0 million in 1996 and a decrease in interest expense of $2.3 million in 1996. The Company's net cash from operating activities increased $3.5 million from the year ended December 31, 1994 compared to the same period in 1995, or from $6.6 million in 1994 to $10.1 million in 1995. The increase was primarily due to the sale of air rights in 1995 of $4.5 million.

  Net cash used in investing activities increased $59.5 million to $59.6 million for the three months ended March 31, 1997 from $0.1 million for 1996. The increase was due to the purchase of four office properties and three industrial properties for an aggregate acquisition cost of $58.0 million and additional tenant improvements of $1.6 million. Net cash used in investing activities increased $1.2 million to $2.4 million in the year ended December 31, 1996 from $1.2 million in the 1995 period primarily due to an increase in the number of new lease transactions and the resulting increase in the level of tenant improvements. Net cash used in investing activities decreased $0.6 million to $1.2 million for the year ended December 31, 1995 from $1.8 million for 1994 due to a decrease in the number of new lease transactions and the resulting decrease in the level of tenant improvements.

  Cash flows provided by financing activities totaled $175.5 million for the three months ended March 31, 1997 compared to net cash used in financing activities of $4.3 million in the 1996 period. The increase is primarily due to net proceeds from the IPO of $302.8 million, a net repayment of debt of $122.9 million and loan costs and restricted cash of $2.3 million and $4.2 million, respectively, in the 1997 period compared to net principal payments of $0.3 million in the 1996 period. In 1997, there was a contribution from partners of $2.2 million net of amounts owed to affiliates, compared to a net distribution of $3.9 million in 1996. Cash flows used in financing activities was $3.4 million for the year ended December 31, 1996 consisting of net proceeds from issuance of debt of $2.1 million, less $5.2 million in distributions to partners. Cash flows used in financing activities increased $4.1 million to $8.9 million for the year ended December 31, 1995 compared to net cash used in financing activities of $4.8 million for the same period in 1994 as result of net repayment of debt in the 1995 period compared to net borrowings in the 1994 period and a $4.6 million decrease in deemed distributions to partners.

FUNDS FROM OPERATIONS

  Industry analysts generally consider Funds from Operations, as defined by NAREIT, an alternative measure of performance of an equity REIT. Funds from Operations is defined by NAREIT to mean net income (loss) determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (other than amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Company, Funds from Operations should be examined in conjunction with net income (loss) as presented in the audited Combined Financial Statements and selected financial data included elsewhere in this Prospectus. The Company computes Funds from Operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (loss), as an indication of the Company's performance or to cash flows as a measure of liquidity or the ability to pay dividends or make distributions.

INFLATION

  The Company's leases with the majority of its tenants require the tenants to pay most operating expenses, including real estate taxes and insurance, and increases in common area maintenance expenses, which reduce the Company's exposure to increases in costs and operating expenses resulting from inflation.

ADOPTION OF ACCOUNTING STANDARDS

  Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company plans to continue accounting for stock-based employee compensation plans under APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company will present pro forma disclosures of net income and earnings per share as if the fair value based method of accounting for stock-based compensation had been elected, for all awards granted in the year ending December 31, 1997 in its Annual Report on Form 10-K.

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, Earnings per Share, and makes them comparable to international EPS standards. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company has not yet analyzed the impact of adopting this statement.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 Reporting for Comprehensive Income and No. 131, Disclosures about Segments of an Enterprise and Related Information. These statements are effective for financial statements issued for periods beginning after December 15, 1997. The Company has not yet analyzed the impact of adopting these statements.

                            BUSINESS AND PROPERTIES

GENERAL

  The Company's portfolio of properties includes 33 office buildings encompassing an aggregate of approximately 2.9 million rentable square feet and 44 industrial buildings encompassing an aggregate of approximately 3.0 million rentable square feet. Thirty of the office buildings and 33 of the industrial buildings are located in prime Southern California suburban submarkets (including a complex of three Office Properties located in El Segundo, adjacent to LAX, presently the nation's second largest air-cargo port, and a complex of five Office Properties located adjacent to the Long Beach Airport). The SeaTac Office Center is comprised of three Office Properties located adjacent to the Seattle-Tacoma International Airport. The average age of the Office Properties is approximately 14 years and the average age of the Industrial Properties is approximately 22 years. As of June 30, 1997, the Office Properties were approximately 88.1% leased to 206 tenants, and the Industrial Properties were approximately 96.9% leased to 170 tenants. The Company's major tenants include, among others, Hughes Space & Communications, a tenant since 1984, which is engaged in high-technology commercial activities including satellite development and related applications such as DirecTV, and other major tenants such as Sony Music Entertainment, Boeing (giving effect to the lease dated June 20, 1997 and effective January 1, 1998), M/R Systems, McDonnell Douglas Corporation, Mattel, Inc., Northwest Airlines, Inc. and Caltrans.

   Since the completion of its IPO, the Company acquired (including the Pending Acquisition) 19 suburban office buildings encompassing approximately 900,000 rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of $108.2 million, and 32 industrial buildings encompassing approximately 1.7 million rentable square feet for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately $100.4 million. As of the date of this Prospectus, the Company is under contract to acquire the Pending Acquisition, an industrial property (comprised of three buildings) encompassing approximately 165,000 rentable square feet for an acquisition cost (including expenses, closing costs and anticipated capital expenditures) of approximately $9.8 million. All of such properties are located in Southern California. Of the Acquired Properties, 28 are located in submarkets in which the Company already owned office or industrial property at the completion of its IPO, and 23 are located in new submarkets within Los Angeles County, North Orange County, South Orange County and Western
San Bernardino County. See "--The Company's Southern California Submarkets." As a result of these acquisitions, the Company's aggregate rentable square feet of office and industrial space increased by approximately 43.0% and 126.2%, respectively. In addition, the Company is currently in active negotiations to purchase an additional 15 Pipeline Properties, all of which are located in Southern California, for an aggregate acquisition cost (including expenses, closing costs and anticipated capital expenditures) of $114.4 million, including the assumption of $14.0 million of mortgage indebtedness. No assurance can be given that the Pending Acquisition or the acquisition of any of the Pipeline Properties will be consummated. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisitions and Development" and "--Acquired Properties" and "--Pending Acquisition."
  The Company currently owns or has exclusive rights to develop approximately 60 acres of developable land in six of its existing submarkets, including (i) ten acres in Brea, California, (ii) 15 acres in Foothill Ranch in Orange County, California, (iii) two and one-half acres in Anaheim, California, (iv) three and one-half acres in Irvine, (v) five acres in Camarillo and (vi) 24 acres of developable land (net of the acreage required for streets) at Kilroy Airport Center Long Beach. The Company intends to commence development of three projects in 1997 which comprise an aggregate of approximately 500,000 rentable square feet. See "--Development, Leasing and Management Activities."

  In general, the Office Properties are leased to tenants on a full service basis, with the landlord obligated to pay the tenant's proportionate share of taxes, insurance and operating expenses up to the amount incurred during the tenant's first year of occupancy ("Base Year") or a negotiated amount approximating the tenant's pro rata share of real estate taxes, insurance and operating expenses ("Expense Stop"). The tenant pays its pro rata share of increases in expenses above the Base Year or Expense Stop. Substantially all of the leases for the Industrial Properties are written on a triple net basis, with tenants paying their proportionate share of real estate taxes, operating costs and utility costs.

 Existing Office Properties

  The following table sets forth certain information (on a per rentable square foot basis) regarding leasing activity at the Office Properties owned by the Company upon completion of its IPO (the "Existing Office Properties") since January 1, 1992 (based upon an average of all lease transactions during the respective periods). As presented in the table below, for the three-month period ended March 31, 1997, the Company entered into six office property lease transactions for an aggregate 32,796 rentable square feet with a weighted average initial annual base rent per square foot of $15.70. Of this amount, over 27,000 rentable square feet was leased to one tenant at the SeaTac Office Center at an average rent per square foot of approximately $13.88. The remaining approximately 6,000 rentable square feet was leased at various properties at an average rent per square foot of $24.80.

                                  YEAR ENDED DECEMBER 31,               THREE-MONTH
                          -------------------------------------------   PERIOD ENDED
                           1992     1993     1994     1995     1996    MARCH 31, 1997
                          -------  -------  -------  -------  -------  --------------
Number of lease
 transactions during
 period(1)..............       27       20       38       37       51           6
Rentable square feet
 during period(1).......  221,946  128,563  360,111  183,848  499,635      32,796
Base rent ($)(1)(2).....    21.41    19.38    18.75    20.66    18.43       15.70
Tenant improvements
 ($)(3).................     9.04     6.93    14.76     6.28     9.47       18.10
Leasing commissions
 ($)(4).................     1.37     2.16     2.61     3.77     2.38        3.61
Other concessions
 ($)(5).................      --       --       --       --       --          --
Effective rent ($)(6)...    18.65    17.78    16.86    18.82    16.26       14.82
Expense Stop ($)(7).....     6.05     6.15     6.70     6.58     5.94        3.77
Effective equivalent
 triple net rent
 ($)(8).................    12.43    11.62    10.16    12.24    10.32       11.05
Occupancy rate at end of
 period.................     74.8%    76.1%    76.2%    76.9%    79.6%       83.5%

--------
(1) Includes only office tenants with lease terms of 12 months or longer. Excludes leases for amenity, parking, retail and month-to-month office tenants.
(2) Equals aggregate base rent received over the respective lease term from all lease transactions during the period, divided by the terms in months for such leases, multiplied by 12, divided by the total rentable square feet leased under all lease transactions during the period.
(3) Equals work letter costs net of estimated profit and overhead. Actual tenant improvements may differ from estimated work letter costs.
(4) Equals the aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.
(5) Includes moving expenses, furniture allowances and other concessions.
(6) Equals aggregate base rent received over the respective lease term from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the terms in months from such leases, multiplied by 12, divided by the total rentable square feet leased under all lease transactions during the period.
(7) Equals the amount of real estate taxes, operating costs and utility costs which the landlord is obligated to pay on any annual basis. The tenant is required to pay any increases above such amount.
(8) Equals effective rent minus Expense Stop.

 Acquired Office Properties

  During the year ended December 31, 1996, the leasing activity at the office Acquired Properties was comprised of five leases encompassing an aggregate of 22,521 rentable square feet at an average base rent of $11.44 per rentable square foot. As of December 31, 1996, the office Acquired Properties were 98.3% leased. For the three months ended March 31, 1997, the leasing activity at the office Acquired Properties was comprised of two leases encompassing an aggregate of 95,942 rentable square feet at an average bases rent of $28.23 per rentable square foot. As of March 31, 1997, the office Acquired Properties were 98.3% leased.

 Existing Industrial Properties

  The following table sets forth certain information (on a per rentable square foot basis) regarding leasing activity at the Industrial Properties owned by the Company upon completion of the IPO (the "Existing Industrial Properties") since January 1, 1992 (based upon an average of all lease transactions during the respective periods):

                                 YEAR ENDED DECEMBER 31,                 THREE-MONTH
                          ------------------------------------------    PERIOD ENDED
                           1992     1993     1994    1995     1996    MARCH 31, 1997(1)
                          -------  -------  ------  -------  -------  -----------------
Number of lease
 transactions during
 period(2)..............        1        3       1        6        6         --
Rentable square feet
 leased during
 period(2)..............  100,000  133,094  76,570  401,502  169,892         --
Base rent ($)(3)........     6.39     7.08    7.23     4.23     5.33         --
Tenant improvements
 ($)(4).................     5.87     1.33    4.49     1.20     1.42         --
Leasing commissions
 ($)(5).................     1.37     2.49    3.49     1.10     1.39         --
Other concessions
 ($)(6).................      --       --      --       --       --          --
Effective rent ($)(7)...     5.19     6.90    6.44     3.97     4.78         --
Expense stop ($)(8).....      --       --      --       --       --          --
Effective equivalent
 triple net rent
 ($)(9).................     5.19     6.90    6.44     3.97     4.78         --
Occupancy rate at end of
 period.................     86.0%    77.6%   70.7%    92.2%    98.3%       98.0%

--------
(1) There was no leasing activity at the Existing Industrial Properties during the three-month period ending March 31, 1997.
(2) Includes only industrial tenants with lease terms of 12 months or longer.
(3) Equals aggregate base rent received over the respective lease term from all lease transactions during the period, divided by the terms in months for such leases, multiplied by 12, divided by the total rentable square feet leased under all lease transactions during the period.
(4) Equals work letter costs net of estimated profit and overhead. Actual tenant improvements may differ from estimated work letter costs.
(5) Equals the aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.
(6) Includes moving expenses, furniture allowances and other concessions.
(7) Equals aggregate base rent received over the respective lease term from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the terms in months from such leases, multiplied by 12, divided by the total rentable square feet leased under all lease transactions during the period.
(8) Leases for all Existing Industrial Properties are written on a triple net basis, providing for each tenant to be responsible, in addition to base rent, for its proportionate share of real estate taxes, operating costs, utility costs and other expenses without regard to a base year.
(9) Equals effective rent minus Expense Stop.

 Acquired Industrial Properties and the Pending Acquisition

  During the year ended December 31, 1996, the leasing activity at the industrial Acquired Properties was comprised of 52 leases encompassing an aggregate of 179,759 rentable square feet at an average base rent of $7.31 per rentable square foot. As of December 31, 1996, the industrial Acquired Properties were 93.9% leased. For the three months ended March 31, 1997, the leasing activity at the industrial Acquired Properties was comprised of 12 leases encompassing an aggregate of 36,090 rentable square feet at an average base rent of $10.00 per rentable square foot. As of March 31, 1997, the office Acquired Properties were 97.3% leased.

                                THE PROPERTIES

  The following table sets forth certain information relating to each of the Properties as of December 31, 1996, unless indicated otherwise. This table gives pro forma effect to (i) the November 1996 extension of one of the leases with Hughes Space & Communications with respect to two of the Office Properties located at Kilroy Airport Center at El Segundo as if such lease renewal had occurred on January 1, 1996 and (ii) the acquisition of the Acquired Properties and the Pending Acquisition as if such acquisitions had occurred on January 1, 1996. During the fourth quarter of 1996, the Company entered into certain lease transactions pursuant to which the tenants under the respective leases began occupancy in the first quarter of 1997. Consequently, total occupancy data as of June 30, 1997 reflects the higher occupancy as a result of these transactions which are reflected in the Company's leasing activity for the year ended December 31, 1996, and not in the first quarter of 1997. See "--General--Existing Office Properties" and "-- Existing Industrial Properties." In addition, the table does not reflect the lease of 211,000 rentable square feet of office space with Boeing at the SeaTac Office Center, entered into as of June 20, 1997. The Company (through the Operating Partnership and the Finance Partnership) owns a 100% interest in all of the Properties other than the five Office Properties located at Kilroy Airport Center Long Beach and the three Office Properties located at the SeaTac Office Center, each of which are held subject to ground leases expiring in 2035 and 2064 (assuming the exercise of the Company's options to extend such lease), respectively.

                                                                                       AVERAGE
                                             PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                             LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                    RENTABLE     OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
                              YEAR   SQUARE   12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
PROPERTY LOCATION             BUILT   FEET     (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
-----------------             ----- -------- ---------- --------- --------- ---------- ------- --------- ----------
Existing Office
 Properties:
Kilroy Airport
 Center at El
 Segundo
 2250 E. Imperial             1983  291,187     86.5      4,561     4,293       7.8     18.12    17.05      95.7
  Highway(9).....
 2260 E. Imperial             1983  291,187    100.0      7,160     6,668      12.3     24.59    22.90     100.0
  Highway(10)....
 2240 E. Imperial
  Highway                     1983  118,933    100.0      1,292     1,283       2.2     10.87    10.79     100.0
  El Segundo, California(11)..
Kilroy Airport
 Center Long
 Beach
 3900 Kilroy                  1987  126,840     94.0      2,412     2,223       4.1     20.23    18.64      98.9
  Airport Way....
 3880 Kilroy                  1987   98,243    100.0      1,296     1,022       2.2     13.19    10.40     100.0
  Airport Way....
 3760 Kilroy                  1989  165,278     72.2      3,564     2,901       6.1     29.85    24.30      97.9
  Airport Way....
 3780 Kilroy                  1989  219,745     93.8      4,908     4,286       8.4     23.81    20.79      97.9
  Airport Way....
 3750 Kilroy
  Airport Way                 1989   10,457    100.0         75        28       0.1      7.21     2.66     100.0
  Long Beach, California..
La Palma Business
 Center
 4175 E. La Palma
  Avenue                      1985   42,790     93.2        557       536       1.0     13.97    13.45      89.1
  Anaheim, California..
 2829 Townsgate
  Road                        1990   81,158    100.0      1,888     1,760       3.2     23.26    21.69     100.0
  Thousand Oaks, California..
 185 S. Douglas
  Street                      1978   60,000    100.0      1,313       898       2.3     21.89    14.96     100.0
  El Segundo, California(12)..
                               TENANTS LEASING
                                10% OR MORE OF
                               RENTABLE SQUARE
                              FEET PER PROPERTY
PROPERTY LOCATION              AS OF 6/30/97(8)
-----------------             -------------------
Existing Office
 Properties:
Kilroy Airport
 Center at El
 Segundo
 2250 E. Imperial             Hughes Space &
  Highway(9).....             Communications
                              (42.5%)
 2260 E. Imperial             Hughes Space &
  Highway(10)....             Communications
                              (100.0%)
 2240 E. Imperial
  Highway                     Hughes Space &
  El Segundo, California(11)..Communications
                              (96.3%)
Kilroy Airport
 Center Long
 Beach
 3900 Kilroy                  McDonnell Douglas
  Airport Way....             Corporation
                              (50.9%),
                              Olympus America,
                              Inc. (18.6%)
 3880 Kilroy                  Devry, Inc.
  Airport Way....             (100.0%)
 3760 Kilroy                  McDonnell Douglas
  Airport Way....             Aircraft (25.7%)
 3780 Kilroy                  SCAN Health Plan
  Airport Way....             (23.3%),
                              Zelda Fay Walls
                              (12.7%)
 3750 Kilroy
  Airport Way                 Oasis Cafe
  Long Beach, California..    (37.1%),
                              Keywanfar &
                              Baroukhim (16.1%),
                              SR Impressions
                              (15.0%)
La Palma Business
 Center
 4175 E. La Palma
  Avenue                      Peryam & Kroll
  Anaheim, California..       (26.2%),
                              DMV/VPI Insurance
                              Group (26.1%),
                              Midcom Corporation
                              (15.3%)
 2829 Townsgate
  Road                        Worldcom, Inc.
  Thousand Oaks, California.. (34.2%),
                              Data Select
                              Systems, Inc.
                              (13.0%),
                              Pepperdine
                              University
                              (12.7%), Anheuser
                              Busch, Inc. (12.0%)
 185 S. Douglas
  Street                      Northwest
  El Segundo, California(12)..Airlines, Inc.
                              (100.0%)

                                                       (continued on next page)

                                                                                              AVERAGE
                                                 PERCENTAGE                       PERCENTAGE   BASE             PERCENTAGE
                                                 LEASED AS                1996     OF 1996     RENT   EFFECTIVE   LEASED
                                       RENTABLE      OF       1996 BASE EFFECTIVE TOTAL BASE    PER   RENT PER    AS OF
    PROPERTY                     YEAR   SQUARE    12/31/96      RENT      RENT       RENT     SQ. FT.  SQ. FT.   6/30/97
    LOCATION                     BUILT   FEET      (%)(1)     ($000)(2) ($000)(3)   (%)(4)    ($)(5)   ($)(6)     (%)(7)
    --------                     ----- --------- ----------   --------- --------- ----------  ------- --------- ----------
SeaTac Office
 Center
 18000 Pacific                   1974    209,904    60.7        1,868     1,610       3.2      14.66    12.64      64.1
  Highway.......
 17930 Pacific                   1980    211,139     0.0(13)      --        --        0.0(13)    --       --        --
  Highway(13)...
 17900 Pacific
  Highway                        1980    111,387    87.7        1,298     1,158       2.2      13.28    11.85      81.8
  Seattle, Washington..
                                       ---------   -----       ------    ------      ----                         -----
Subtotal/Weighted
 Average of
 Existing Office
 Properties.....                       2,038,248    79.6       32,192    28,666      55.2      19.84    17.67      83.6
                                       ---------   -----       ------    ------      ----                         -----
Existing
 Industrial
 Properties:
 2031 E.
 Mariposa Avenue
  El Segundo, California..       1954    192,053   100.0        1,556     1,296       2.7       8.10     6.75     100.0
 3340 E. La
 Palma Avenue                    1966    153,320   100.0          941       838       1.6       6.14     5.47     100.0
  Anaheim, California..
 2260 E. El
 Segundo
 Boulevard
  El Segundo, California(14)..   1979    113,820   100.0          553       511       0.9       4.86     4.49     100.0
 2265 E. El
 Segundo                         1978     76,570   100.0          554       493       0.9       7.23     6.44     100.0
 Boulevard
  El Segundo, California..
 1000 E. Ball
 Road                            1956    100,000   100.0          639       519       1.1       6.39     5.19     100.0
  Anaheim, California(15)..
 1230 S. Lewis
 Street
  Anaheim, California..          1982     57,730   100.0          303       284       0.5       5.25     4.92     100.0
 12681/12691
 Pala Drive                      1970     84,700    82.6          476       454       0.8       6.81     6.48      82.6
  Garden Grove, California..
 2270 E. El
 Segundo
 Boulevard
  El Segundo, California..       1975      7,500     --           --        --        --         --       --        --
 5115 N. 27th
 Avenue                          1962    130,877   100.0          640       613       1.1       4.89     4.68     100.0
  Phoenix, Arizona(16)..
 12752-12822
 Monarch Street                  1970    277,037   100.0          942       899       1.6       3.40     3.24     100.0
  Garden Grove, California(17)..
 4155 E. La
 Palma Avenue                    1985     74,618   100.0          543       490       0.9       7.28     6.56     100.0
  Anaheim, California(17)..
 4125 La Palma
 Avenue
  Anaheim, California(17)..      1985     69,472   100.0          465       443       0.8       6.70     6.38      41.0
                                       ---------   -----       ------    ------      ----                         -----
Subtotal/Weighted
 Average of
 Existing
 Industrial
 Properties.....                       1,337,697    98.3        7,612     6,840      13.0       5.79     5.20      95.3
                                       ---------   -----       ------    ------      ----                         -----
Subtotal/Weighted
 Average of
 Existing Properties..                 3,375,945    87.0       39,805    35,507      68.2      13.55    12.09      88.2
                                       ---------   -----       ------    ------      ----                         -----
                                  TENANTS LEASING
                                   10% OR MORE OF
                                  RENTABLE SQUARE
    PROPERTY                     FEET PER PROPERTY
    LOCATION                      AS OF 6/30/97(8)
    --------                     ------------------
SeaTac Office
 Center
 18000 Pacific                   Lynden (17.6%)
  Highway.......
 17930 Pacific                   --(13)
  Highway(13)...
 17900 Pacific
  Highway                        Northwest Airlines
  Seattle, Washington..          (24.9%),
                                 City of Sea Tac
                                 (17.2%),
                                 Resource Center
                                 for the
                                 Handicapped
                                 (24.1%),
                                 Corinthian School
                                 (10.8%)
Subtotal/Weighted
 Average of
 Existing Office
 Properties.....
Existing
 Industrial
 Properties:
 2031 E.
 Mariposa Avenue                 Mattel, Inc.
  El Segundo, California..       (100.0%)
 3340 E. La
 Palma Avenue                    Furon Co., Inc.
  Anaheim, California..          (59.2%)
                                 Dovatron (40.8%)
 2260 E. El
 Segundo
 Boulevard                       Ace Medical Co.
  El Segundo, California(14)..   (100.0%)
 2265 E. El
 Segundo                         MSAS Cargo Intl.,
 Boulevard                       Inc. (100.0%)
  El Segundo, California..
 1000 E. Ball
 Road                            Allen-Bradley
  Anaheim, California(15)..      Company (100.0%)
 1230 S. Lewis
 Street                          Extron Electronics
  Anaheim, California..          (100.0%)
 12681/12691
 Pala Drive                      Rank Video
  Garden Grove, California..     Services America,
                                 Inc. (82.6%)
 2270 E. El
 Segundo
 Boulevard
  El Segundo, California..        --
 5115 N. 27th
 Avenue                          Festival Markets,
  Phoenix, Arizona(16)..         Inc. (100.0%)
 12752-12822
 Monarch Street                  Cannon Equipment
  Garden Grove, California(17).. (59.9%),
                                 Vanco (16.4%)
 4155 E. La
 Palma Avenue                    Bond Technologies
  Anaheim, California(17)..      (29.6%),
                                 NovaCare Orthotics
                                 (24.0%), Specialty
                                 Restaurants Corp.
                                 (21.7%),
                                 NMC Homecare
                                 (12.5%),
                                 Ecologic Lehr
                                 (12.2%)
 4125 La Palma
 Avenue
  Anaheim, California(17)..      CSTS (34.4%)
Subtotal/Weighted
 Average of
 Existing
 Industrial
 Properties.....
Subtotal/Weighted
 Average of
 Existing Properties..

                                                        (continued on next page)

                                                                                         AVERAGE
                                               PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                               LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                      RENTABLE     OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
    PROPERTY                    YEAR   SQUARE   12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
    LOCATION                    BUILT   FEET     (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
    --------                    ----- -------- ---------- --------- --------- ---------- ------- --------- ----------
Acquired Office
 Properties:
23600 and 23610
 Telo Avenue                    1984   79,967    100.0        765       765       1.3      9.56     9.56     100.0
 Torrance, California..
2100 Colorado
 Avenue                         1992   94,844    100.0      2,460     2,460       4.2     25.93    25.93     100.0
 Santa Monica, California(12)..
5151-5155 Camino
 Ruiz                           1982  276,216    100.0      2,412     2,412       4.1      8.73     8.73     100.0
 Camarillo, California(12)..
111 Pacifica
 Irvine,                        1991   67,425    100.0      1,084     1,084       1.9     16.08    16.08     100.0
 California.....
2501 Pullman
 Santa Ana,                     1969  124,921    100.0      1,664     1,664       2.8     13.32    13.32     100.0
 California.....
701-741 E. Ball
 Road                           1986  114,726     87.3        950       950       1.6      9.49     9.49      88.2
 Anaheim, California..
26541 Agoura
 Road                           1988   90,878    100.0      1,577     1,577       2.7     17.35    17.35     100.0
 Calabasas,
 California.....
9401 Toledo Way
 Irvine,                        1984   27,200      --         --        --        --        --       --      100.0
 California(21)..
                                      -------    -----     ------    ------      ----                        -----
Subtotal/Weighted
 Average of
 Acquired Office
 Properties.....                      876,177     98.3     10,912    10,912      18.6     12.67    12.67      98.4
                                      -------    -----     ------    ------      ----                        -----
Acquired
 Industrial
 Properties and
 the Pending
 Acquisition:
Brea Industrial
 Properties                     1981  276,278    100.0      1,438     1,438       2.5      5.20     5.20      97.8
 Brea,
 California(19)..
Garden Grove
 Industrial                     1971  275,971    100.0      1,361     1,361       2.3      5.53     5.53     100.0
 Properties
 Garden Grove, California(20)..
821 S.
 Rockefeller                    1990  153,566    100.0        433       433       0.7      2.82     2.82     100.0
 Ontario,
 California.....
17150 Von Karman
 Irvine,                        1977  157,548    100.0      1,063     1,063       1.8      6.75     6.75     100.0
 California.....
7421 Orangewood
 Avenue                         1981   82,602    100.0        575       575       1.0      6.96     6.96     100.0
 Garden Grove, California..
5325 East Hunter
 Avenue                         1983  109,449    100.0        602       602       1.0      5.50     5.50     100.0
 Anaheim, California..
184-220
 Technology                     1990  159,034     69.0        972       972       1.7      8.86     8.86      84.3
 Drive
 Irvine, California..
9451 Toledo Way
 Irvine,                        1984  244,800      --         --        --        --        --       --      100.0
 California(21)..
                                 TENANTS LEASING
                                  10% OR MORE OF
                                 RENTABLE SQUARE
    PROPERTY                    FEET PER PROPERTY
    LOCATION                     AS OF 6/30/97(8)
    --------                    ------------------
Acquired Office
 Properties:
23600 and 23610
 Telo Avenue                    Andrew Corporation
 Torrance, California..         (51.9%), Balast
                                (48.1%)(22)
2100 Colorado
 Avenue                         Sony Music
 Santa Monica, California(12).. Entertainment
                                (100.0%)
5151-5155 Camino
 Ruiz                           M/R Systems
 Camarillo, California(12)..    (100.0%)
111 Pacifica
 Irvine,                        Risk Data
 California.....                Corporation
                                (35.1%), Spectrum
                                Executive Suites
                                (16.1%), Davis &
                                Balmuth (11.0%)
2501 Pullman
 Santa Ana,                     Caltrans (100.0%)
 California.....
701-741 E. Ball
 Road
 Anaheim, California..
26541 Agoura
 Road                           ARCS (52.4%),
 Calabasas,                     JARIC/Amanson
 California.....                (40.0%)
9401 Toledo Way
 Irvine,                        Mazda Motor of
 California(21)..               America (100.0%)
Subtotal/Weighted
 Average of
 Acquired Office
 Properties.....
Acquired
 Industrial
 Properties and
 the Pending
 Acquisition:
Brea Industrial
 Properties                     IAC Industries
 Brea,                          (19.8%),
 California(19)..               Winonics (18.7%),
                                Plastic Engineer
                                (17.4%),
                                Cal Turf (13.7%)
Garden Grove
 Industrial                     TA Industries
 Properties                     (25.8%),
 Garden Grove, California(20).. Wyle Laboratories
                                (21.5%),
                                Gem Products
                                (20.5%),
                                JC Penney (17.4%)
821 S.
 Rockefeller                    Baxter Healthcare
 Ontario,                       (100.0%)
 California.....
17150 Von Karman
 Irvine,                        Packard-Hughes
 California.....                Interconnect
                                (100.0%)
7421 Orangewood
 Avenue                         Optical
 Garden Grove, California..     Corporation of
                                America (100.0%)
5325 East Hunter
 Avenue                         The Clothestime
 Anaheim, California..          Inc. (100.0%)
184-220
 Technology
 Drive
 Irvine, California..
9451 Toledo Way
 Irvine,                        Mazda Motor of
 California(21)..               America (100.0%)

                                                        (continued on next page)

                                                                                         AVERAGE
                                               PERCENTAGE                     PERCENTAGE  BASE             PERCENTAGE
                                               LEASED AS              1996     OF 1996    RENT   EFFECTIVE   LEASED
                                     RENTABLE      OF     1996 BASE EFFECTIVE TOTAL BASE   PER   RENT PER    AS OF
    PROPERTY                   YEAR   SQUARE    12/31/96    RENT      RENT       RENT    SQ. FT.  SQ. FT.   6/30/97
    LOCATION                   BUILT   FEET      (%)(1)   ($000)(2) ($000)(3)   (%)(4)   ($)(5)   ($)(6)     (%)(7)
    --------                   ----- --------- ---------- --------- --------- ---------- ------- --------- ----------
12400 Industry
 Street                        1972     64,296   100.0        321       321       0.5     4.99     4.99      100.0
 Garden Grove, California..
20553 Walnut
 Drive
 Diamond Bar, California(18).. 1987    165,049    95.7        920       920       1.6     5.82     5.82      100.0
                                     ---------   -----     ------    ------     -----                        -----
Subtotal/Weighted
 Average of
 Acquired
 Industrial
 Properties and
 the Pending
 Acquisition....                     1,688,593    93.9      7,685     7,685      13.2     4.77     4.77       98.2
                                     ---------   -----     ------    ------     -----                        -----
Subtotal/Weighted
 Average of
 Acquired
 Properties and
 the Pending
 Acquisition....                     2,564,770    94.4     18,597    18,597      31.8     7.60     7.60       98.3
                                     ---------   -----     ------    ------     -----                        -----
Total/Weighted
 Average All
 Properties.....                     5,940,715    90.9     58,402    54,104     100.0     9.83     9.11       92.6
                                     =========   =====     ======    ======     =====                        =====
                                TENANTS LEASING
                                 10% OR MORE OF
                                RENTABLE SQUARE
    PROPERTY                   FEET PER PROPERTY
    LOCATION                    AS OF 6/30/97(8)
    --------                   ------------------
12400 Industry
 Street                        Container Supply
 Garden Grove, California..    Company, Inc.
                               (100.0%)
20553 Walnut
 Drive                         Parnex, Inc.
 Diamond Bar, California(18).. (10.1%)
Subtotal/Weighted
 Average of
 Acquired
 Industrial
 Properties and
 the Pending
 Acquisition....
Subtotal/Weighted
 Average of
 Acquired
 Properties and
 the Pending
 Acquisition....
Total/Weighted
 Average All
 Properties.....

-------
 (1) Based on all leases at the respective Properties in effect as of December 31, 1996.
 (2) Total base rent for the year ended December 31, 1996, determined in accordance with GAAP. All leases at the Industrial Properties are written on a triple net basis. Unless otherwise indicated, all leases at the Office Properties are written on a full service gross basis, with the landlord obligated to pay the tenant's proportionate share of taxes, insurance and operating expenses up to the amount incurred during the Base Year or a negotiated amount approximating the Expense Stop. Each tenant pays its pro rata share of increases in expenses above the Base Year or Expense Stop.
 (3) Aggregate base rent received over the respective lease term from all lease transactions in effect at December 31, 1996 minus all tenant improvements, leasing commissions and other concessions for all such leases, paid or payable by the Company, divided by the terms in months for such leases, multiplied by 12. Tenant improvements, leasing commissions and other concessions are estimated using the same methodology used to calculate effective rent for the Properties as a whole in the charts set forth under the caption "--General."
 (4) The percentage of 1996 total base rent is calculated as the base rent of the respective Property for the year ended December 31, 1996 divided by the combined base rent for all of the Properties (including the Acquired Properties and the Pending Acquisition) for the year ended December 31, 1996.
 (5) Base rent for the year ended December 31, 1996 divided by rentable square feet leased at December 31, 1996.
 (6) Effective rent at December 31, 1996 divided by rentable square feet leased at December 31, 1996.
 (7) Based on all leases at the respective Properties dated on or before June 30, 1997.
 (8) Excludes office space leased by the Company.
 (9) For this Property, leases with Hughes Space & Communications, for approximately 96,000 rentable square feet, and with SDRC Software Products Marketing Division, Inc., for approximately 6,800 rentable square feet, are written on a full service gross basis except that there is no Expense Stop.
(10) For this Property, the lease with Hughes Space & Communications is written on a modified full service gross basis under which Hughes Space & Communications pays for all utilities and other internal maintenance costs with respect to the leased space and, in addition, pays its pro rata share of real estate taxes, insurance, and certain other expenses including common area expenses.
(11) For this Property, leases with Hughes Space & Communications for approximately 101,000 rentable square feet are written on a full service gross basis except that there is no Expense Stop.
(12) For this Property, the lease is written on a triple net basis.
(13) The data does not reflect the lease of 211,000 rentable square feet of office space with Boeing at the SeaTac Office Center, entered into as of June 20, 1997 and effective as of January 1, 1998. See "--Office Properties--Kilroy Airport Center, Sea Tac."
(14) This Industrial Property was vacant until April 1996. The tenant began paying rent in mid-October 1996 at an annual rate of $4.40 per rentable square foot.
(15) The tenant subleased this Industrial Property on May 15, 1996 to RGB Systems, Inc. (doing business as Extron Electronics), the tenant of the Property located at 1230 S. Lewis Street, Anaheim, California, which is adjacent to this Industrial Property. The sublease is at an amount less than the current lease rate, and the tenant is paying the difference between the current lease rate and the sublease rate. The lease and the sublease terminate in April 1998. Extron Electronics has executed a lease for this space from May 1998 through April 2005 at the current lease rate. Extron Electronics continues to occupy the space located at 1230 S. Lewis Street.
(16) This Industrial Property was originally designed for multi-tenant use and currently is leased to a single tenant and utilized as an indoor multi-vendor retail marketplace.
(17) The leases for this Industrial Property are written on a modified triple net basis, with the tenants responsible for estimated allocated common area expenses.
(18) As of the date of this filing, the Company has not completed the acquisition of this Property.
(19) Brea Industrial Properties consists of 660 Puente Street, 1050 West Central, 1150 West Central, 950 West Central, 895 Beacon Street, 955 Beacon Street and 1125 Beacon Street.
(20) Garden Grove Industrial Properties consists of 12442 Knott Avenue, 7091 Belgrave Avenue, 12311-21 Industry Street, 12241-71 Industry Street, 7261 Lampson Avenue and 12472 Edison Way.
(21) Financial information, for the year ended December 31, 1996, for 9401 and 9451 Toledo Way, Irvine, California is not available since the Property was 100.0% owner-occupied. Concurrent with the Company's acquisition of the Property, a lease was signed by the former owner for a continued 100.0% occupancy of the Property.
(22) Subsequent to June 30, 1997, this tenant terminated its lease and the portion of the office space previously occupied by such tenant is now available for lease.

OCCUPANCY AND RENTAL INFORMATION

  Existing Properties. The following table sets forth the average percentage leased and average annual base rent per leased square foot for the Existing Properties for the periods presented:

                                                                      AVERAGE
                                                                       ANNUAL
                                                                     BASE RENT
                                                         AVERAGE    PER RENTABLE
                                                       PERCENTAGE      SQUARE
  YEAR                                                LEASED (%)(1)  FOOT($)(2)
  ----                                                ------------- ------------
Office:
  Three Months Ended March 31, 1997..................     81.6         20.02
  1996...............................................     78.3         19.84
  1995...............................................     77.0         19.42
  1994...............................................     70.9(3)      20.35(3)
  1993...............................................     76.1(3)      21.87(3)
Industrial:
  Three Months Ended March 31, 1997..................     98.2          5.79
  1996...............................................     95.3          5.79
  1995...............................................     81.5          6.52
  1994...............................................     78.7(3)       6.71(3)
  1993...............................................     81.8(3)       6.73(3)

--------
(1) Average of beginning and end-of-year aggregate percentage leased.
(2) Total base rent for the year, determined in accordance with GAAP, divided by the average of the beginning and end-of-year aggregate rentable square feet leased.
(3) Excludes data from the Thousands Oaks Office Property and the La Palma Business Center which were acquired by the Company in contemplation of the IPO and the Industrial Properties located at 12752-12822 Monarch Street, Garden Grove, California which was acquired by KI on behalf of the Company prior to consummation of the IPO.

  Acquired Properties and the Pending Acquisition. The following table sets forth the percentage leased and average annual base rent per leased square foot for the Acquired Properties and the Pending Acquisition as of the end of each of the periods presented:

                                                                      AVERAGE
                                                                       ANNUAL
                                                                     BASE RENT
                                                      END-OF-PERIOD PER RENTABLE
                                                       PERCENTAGE      SQUARE
  YEAR                                                LEASED (%)(1)  FOOT($)(2)
  ----                                                ------------- ------------
Office:
  Three Months Ended March 31, 1997..................     98.3         12.95
  1996...............................................     98.3         12.67
Industrial:
  Three Months Ended March 31, 1997..................     97.3          4.89
  1996...............................................     93.9          4.77

--------
(1) End-of-year aggregate percentage leased.
(2) Total base rent for the year, determined in accordance with GAAP, divided by the average of the beginning and end-of-year aggregate rentable square feet leased.

LEASE EXPIRATIONS

  The following table sets out a schedule of the lease expirations, as of March 31, 1997, for the Properties for each of the ten years beginning with 1997, assuming that none of the tenants exercises renewal options or termination rights:

  YEAR OF LEASE
   EXPIRATION          1997(1)       1998        1999        2000        2001        2002        2003        2004        2005
  -------------       ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Existing Office
 Properties:
 Square Footage
  of
  Expiring Leases..       67,387      90,033     317,313     137,478     330,578     124,228      17,574     316,527      56,307
 Percentage of
  Aggregate
  Leased Sq.
  Ft.(3).........           4.04%       5.39%      19.01%       8.24%      19.80%       7.44%       1.05%      18.96%       3.38%
 Annualized Base
  Rent of
  Expiring
  Leases(4)......     $1,343,812  $2,001,955  $5,576,789  $2,706,745  $5,696,522  $2,230,698  $  346,474  $7,731,107  $1,099,444
 Percentage of
  Total
  Annualized Base
  Rent...........           4.14%       6.16%      17.17%       8.33%      17.54%       6.87%       1.07%      23.80%       3.38%
 Number of Leases
  Expiring(2)....             16          21          33          28          27           6           3           4           4
Existing
 Industrial
 Properties:
 Square Footage
  of Expiring
  Leases.........                     70,000      22,888     210,464     252,241                 252,966      76,570     248,476
 Percentage of
  Total Leased
  Square
  Feet(3)........                       5.34%       1.75%      16.05%      19.24%                  19.30%       5.84%      18.95%
 Annualized Base
  Rent of
  Expiring
  Leases(4)......                    476,358      78,060   1,669,997   1,316,064               1,203,775     553,934   1,485,542
 Percentage of
  Total
  Annualized Base
  Rent...........                       6.26%       1.03%      21.93%      17.28%                  15.81%       7.27%      19.51%
 Number of
  Expiring
  Leases(2)......                          1           1           3           5                       4           1           3
ALL EXISTING
 PROPERTIES--
 TOTALS
 Square Footage
  of Expiring
  Leases.........         67,387     160,033     340,201     347,942     582,819     124,228     270,540     393,097     304,783
 Percentage of
  Aggregate
  Leased
  Sq. Ft.(3).....           2.24%       5.37%      11.42%      11.68%      19.56%       4.17%       9.08%      13.19%      10.23%
 Annualized Base
  Rent of
  Expiring Leases(4)..$1,343,812  $2,478,313  $5,654,849  $4,376,742  $7,012,586  $2,230,698  $1,550,249  $8,285,041  $2,584,986
 Percentage of
  Total
  Annualized Base
  Rent...........           3.35%       6.18%      14.10%      10.92%      17.48%       5.56%       3.87%      20.67%       6.45%
 Number of Leases
  Expiring(2)....             16          22          34          31          32           6           7           5           7
Acquired Office
 Properties:
 Rentable Area
  Subject to
  Expiring Leases
  (Sq. Ft.)......         57,658     142,232     200,749       9,780     328,234         880
 Percentage of
  Total Leased
  Square Feet
  Represented by
  Expiring Leases
  (%)(3).........           6.91       17.05       24.06        1.17       39.34        0.11
 Annualized Base
  Rent of
  Expiring
  Leases(4)......     $  667,690  $1,608,695  $2,908,035  $   91,685  $3,159,820  $   16,170
 Percentage of
  Total
  Annualized Base
  Rent...........           5.99%      14.43%      26.08%       0.82%      28.33%       0.15%
 Number of
  Expiring
  Leases(2)......              8          16          10           2           6           1
  YEAR OF LEASE          2006
   EXPIRATION         AND BEYOND   SUBTOTALS
  -------------       ----------- ------------
Existing Office
 Properties:
 Square Footage
  of
  Expiring Leases..      211,750    1,669,175
 Percentage of
  Aggregate
  Leased Sq.
  Ft.(3).........          12.69       100.00%
 Annualized Base
  Rent of
  Expiring
  Leases(4)......     $3,746,372  $32,479,918
 Percentage of
  Total
  Annualized Base
  Rent...........          11.54%      100.00%
 Number of Leases
  Expiring(2)....              7          149
Existing
 Industrial
 Properties:
 Square Footage
  of Expiring
  Leases.........        177,311    1,310,916
 Percentage of
  Total Leased
  Square
  Feet(3)........          13.53%      100.00%
 Annualized Base
  Rent of
  Expiring
  Leases(4)......        830,812  $ 7,614,542
 Percentage of
  Total
  Annualized Base
  Rent...........          10.91%       100.0%
 Number of
  Expiring
  Leases(2)......              3           21
ALL EXISTING
 PROPERTIES--
 TOTALS
 Square Footage
  of Expiring
  Leases.........        389,061    2,980,091
 Percentage of
  Aggregate
  Leased
  Sq. Ft.(3).....          13.06%      100.00%
 Annualized Base
  Rent of
  Expiring Leases(4)..$4,577,184  $40,094,460
 Percentage of
  Total
  Annualized Base
  Rent...........          11.42%      100.00%
 Number of Leases
  Expiring(2)....             10          170
Acquired Office
 Properties:
 Rentable Area
  Subject to
  Expiring Leases
  (Sq. Ft.)......         94,844      834,377
 Percentage of
  Total Leased
  Square Feet
  Represented by
  Expiring Leases
  (%)(3).........          11.36       100.00%
 Annualized Base
  Rent of
  Expiring
  Leases(4)......     $2,699,021  $11,151,116
 Percentage of
  Total
  Annualized Base
  Rent...........          24.20%       100.0%
 Number of
  Expiring
  Leases(2)......              1           44

                                                        (footnotes on next page)

  YEAR OF LEASE
   EXPIRATION              1997(1)       1998        1999        2000        2001         2002        2003        2004
  -------------           ----------  ----------  ----------  ----------  -----------  ----------  ----------  ----------
Acquired
Industrial
Properties and
the Pending
Acquisition:
 Square Footage
 of
 Expiring Leases..           176,079     412,554     224,672      27,703      433,991      20,363
 Percentage of
 Total
 Leased Sq. Ft(3)...           12.53%      29.37%      15.99%       1.97%       30.89%       1.46%
 Annualized Base
 Rent of
 Expiring Leases(4)..     $1,139,473  $1,826,358  $1,300,273  $  168,053  $ 2,752,255  $  237,544
 Percentage of
 Total Annualized
 Base Rent.......              14.20%      22.75%      16.20%       2.09%       34.29%       2.96%
 Number of Leases
 Expiring(2).....                 45          39          34           6           11           3
ALL ACQUIRED
PROPERTIES AND
THE PENDING
ACQUISITION--
TOTALS
 Square Footage
 of
 Expiring Leases..           233,737     554,786     425,421      37,483      762,225      21,243
 Percentage of
 Total
 Leased Sq. Ft(3)...           10.44%      24.78%      19.00%       1.67%       34.04%       0.95%
 Annualized Base
 Rent of
 Expiring Leases(4)..     $1,807,163  $3,435,053  $4,208,308  $  259,738  $ 5,912,075  $  253,714
 Percentage of
 Total Annualized
 Base Rent.......               9.42%      17.91%      21.94%       1.35%       30.83%       1.33%
 Number of Leases
 Expiring(2).....                 53          55          44           8           17           4
PORTFOLIO--TOTALS
 Square Footage
 of
 Expiring Leases..           301,124     714,819     765,622     385,425    1,345,044     145,471     270,540     393,097
 Percentage of
 Total Leased
 Square Feet
 Represented by
 Expiring Leases (%)(3)..       5.77%      13.70%      14.67%       7.38%       25.77%       2.79%       5.18%       7.53%
 Annualized Base
 Rent Under
 Expiring
 Leases(4).......         $3,150,975  $5,913,366  $9,863,157  $4,636,480  $12,924,661  $2,484,412  $1,550,249  $8,285,041
 Percentage of
 Total Annualized
 Base Rent.......               5.31%       9.98%      16.64%       7.82%       21.81%       4.19%       2.62%      13.98%
 Number of
 Expiring
 Leases(2).......                 69          77          78          39           49          10           7           5
  YEAR OF LEASE                          2006
   EXPIRATION                2005     AND BEYOND   SUBTOTALS
  -------------           ----------- ----------- ------------
Acquired
Industrial
Properties and
the Pending
Acquisition:
 Square Footage
 of
 Expiring Leases..                       109,449    1,404,811
 Percentage of
 Total
 Leased Sq. Ft(3)...                        7.79%      100.00%
 Annualized Base
 Rent of
 Expiring Leases(4)..                 $  602,266  $ 8,026,222
 Percentage of
 Total Annualized
 Base Rent.......                           7.51%      100.00%
 Number of Leases
 Expiring(2).....                              1          139
ALL ACQUIRED
PROPERTIES AND
THE PENDING
ACQUISITION--
TOTALS
 Square Footage
 of
 Expiring Leases..                       204,293    2,239,188
 Percentage of
 Total
 Leased Sq. Ft(3)...                        9.12%      100.00%
 Annualized Base
 Rent of
 Expiring Leases(4)..                 $3,301,287  $19,177,338
 Percentage of
 Total Annualized
 Base Rent.......                          17.22%      100.00%
 Number of Leases
 Expiring(2).....                              2          183
PORTFOLIO--TOTALS
 Square Footage
 of
 Expiring Leases..           304,783     593,354    5,219,279
 Percentage of
 Total Leased
 Square Feet
 Represented by
 Expiring Leases (%)(3)..       5.84%      11.37%      100.00%
 Annualized Base
 Rent Under
 Expiring
 Leases(4).......         $2,584,986  $7,878,471  $59,271,798
 Percentage of
 Total Annualized
 Base Rent.......               4.36%      13.29%      100.00%
 Number of
 Expiring
 Leases(2).......                  7          12          353

----
(1) Represents lease expirations from April 1, 1997 through December 31, 1997.
(2) Includes, under Existing Office Properties and Acquired Office Properties, office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.
(3) Excludes all space vacant as of March 31, 1997 unless a lease for a replacement tenant has been dated on or before March 31, 1997.
(4) Determined based upon aggregate base rent to be received over the term divided by the term in months multiplied by 12, including all leases dated on or before April 1, 1997. Certain leases became effective subsequent to March 31, 1997.

  The following table sets forth detailed lease expiration information for each of the Properties for leases in place as of March 31, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:

 Existing Office Properties

                                                            YEAR OF LEASE EXPIRATION
                  ----------------------------------------------------------------------------------------------

                  1997(1)     1998       1999       2000       2001        2002       2003      2004      2005
                  --------  --------  ----------  --------  ----------  ----------  -------- ----------  -------
2250 E. Imperial
Highway
El Segundo, CA
 Square Footage
 of Expiring
 Leases..........    3,735    24,530      40,865    18,201     129,617      18,517               21,418
 Percentage of
 Total Leased Sq.
 Ft..............     1.45%     9.55%      15.91%     7.09%      50.46%       7.21%                8.33%
 Annualized Base
 Rent of Expiring
 Leases.......... $ 71,325  $493,477  $  873,957  $302,853  $1,897,433  $  456,220           $  485,244
 Percentage of
 Total Annualized
 Base Rent.......     1.57%    10.77%      19.08%     6.61%      41.42%       9.96%               10.59%
 Number of Leases
 Expiring........        2         7           7         2           6           1                    2
2260 E. Imperial
Highway
El Segundo, CA
 Square Footage
 of Expiring
 Leases..........                                                                               291,187
 Percentage of
 Total Leased Sq.
 Ft..............                                                                                100.00%
 Annualized Base
 Rent of Expiring
 Leases..........                                                                            $7,160,207
 Percentage of
 Total Annualized
 Base Rent.......                                                                                100.00%
 Number of Leases
 Expiring........                                                                                     1
2240 E. Imperial
Highway
El Segundo, CA
 Square Footage
 of Expiring
 Leases..........                        103,035                15,898
 Percentage of
 Total Leased Sq.
 Ft..............                          86.63%                13.37%
 Annualized Base
 Rent of Expiring
 Leases..........                     $1,085,716            $  206,670
 Percentage of
 Total Annualized
 Base Rent.......                          84.01%                15.99%
 Number of Leases
 Expiring........                              1                     2
3900 Kilroy
Airport Way
Long Beach, CA
 Square Footage
 of Expiring
 Leases..........    6,183    26,356      12,406     6,811                  64,530
 Percentage of
 Total Leased Sq.
 Ft.(2)..........     4.93%    21.02%       9.89%     5.43%                  51.45%
 Annualized Base
 Rent of Expiring
 Leases.......... $129,843  $516,551  $  221,992  $124,105              $1,149,922
 Percentage of
 Total Annualized
 Base Rent.......     5.38%    21.42%       9.20%     5.15%                  47.68%
 Number of Leases
 Expiring........        1         2           2         1                       1

                YEAR OF LEASE EXPIRATION
                 -----------------------
                     2006
                  AND BEYOND SUBTOTALS
                  ---------- ----------
2250 E. Imperial
Highway
El Segundo, CA
 Square Footage
 of Expiring
 Leases..........               256,883
 Percentage of
 Total Leased Sq.
 Ft..............                100.00%
 Annualized Base
 Rent of Expiring
 Leases..........            $4,580,509
 Percentage of
 Total Annualized
 Base Rent.......                100.00%
 Number of Leases
 Expiring........                    27
2260 E. Imperial
Highway
El Segundo, CA
 Square Footage
 of Expiring
 Leases..........               291,187
 Percentage of
 Total Leased Sq.
 Ft..............                100.00%
 Annualized Base
 Rent of Expiring
 Leases..........            $7,160,207
 Percentage of
 Total Annualized
 Base Rent.......                100.00%
 Number of Leases
 Expiring........                     1
2240 E. Imperial
Highway
El Segundo, CA
 Square Footage
 of Expiring
 Leases..........               118,933
 Percentage of
 Total Leased Sq.
 Ft..............                100.00%
 Annualized Base
 Rent of Expiring
 Leases..........            $1,292,386
 Percentage of
 Total Annualized
 Base Rent.......                100.00%
 Number of Leases
 Expiring........                     3
3900 Kilroy
Airport Way
Long Beach, CA
 Square Footage
 of Expiring
 Leases..........     9,128     125,414
 Percentage of
 Total Leased Sq.
 Ft.(2)..........      7.28%     100.00%
 Annualized Base
 Rent of Expiring
 Leases..........  $269,532  $2,411,945
 Percentage of
 Total Annualized
 Base Rent.......     11.17%     100.00%
 Number of Leases
 Expiring........         1           8

----
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                     YEAR OF LEASE EXPIRATION
                   ----------------------------------------------------------------------------------------------------

                    1997(1)       1998        1999        2000       2001       2002      2003       2004      2005
                   ----------  ----------  ----------  ----------  ---------  --------- ---------  --------  ---------
3880 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........
 Percentage of
  Total Leased
  Sq. Ft.........
 Annualized Base
  Rent of
  Expiring Leases..
 Percentage of
  Total
  Annualized
  Base Rent......
 Number of Leases
  Expiring.......
3760 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........       8,698      23,598      89,132       8,032     27,470                4,892
 Percentage of
  Total Leased
  Sq. Ft.........        5.38%      14.58%      55.08%       4.96%     16.98%                3.02%
 Annualized Base
  Rent of
  Expiring Leases..$  194,155  $  698,706  $1,838,890  $  171,070  $ 560,406            $ 100,330
 Percentage of
  Total
  Annualized
  Base Rent......        5.45%      19.61%      51.60%       4.80%     15.73%                2.81%
 Number of Leases
  Expiring.......           1           4          10           2          3                    1
3780 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........      22,469       3,439       4,339      63,883     28,251                9,439     3,922
 Percentage of
  Total Leased
  Sq. Ft.........       10.45%       1.60%       2.02%      29.71%     13.14%                4.39%     1.82%
 Annualized Base
  Rent of
  Expiring Leases..$  532,872  $   79,219  $   89,709  $1,372,245  $ 638,222            $ 209,299  $ 85,656
 Percentage of
  Total
  Annualized
  Base Rent......       11.20%       1.67%       1.89%      28.85%     13.42%                4.40%     1.80%
 Number of Leases
  Expiring.......           4           2           2           9          5                    1         1
3750 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........                                           1,570      1,685                                     7,202
 Percentage of
  Total Leased
  Sq. Ft.........                                           15.02%     16.11%                                    68.87%
 Annualized Base
  Rent of
  Expiring Leases..                                    $   37,155  $  11,400                                 $  26,839
 Percentage of
  Total
  Annualized
  Base Rent......                                           49.28%     15.12%                                    35.60%
 Number of Leases
  Expiring.......                                               1          1                                         1

                    YEAR OF LEASE EXPIRATION
                    ------------------------
                        2006
                     AND BEYOND  SUBTOTALS
                     ----------  ----------
3880 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........        98,243      98,243
 Percentage of
  Total Leased
  Sq. Ft.........        100.00%     100.00%
 Annualized Base
  Rent of
  Expiring Leases..  $1,296,270  $1,296,270
 Percentage of
  Total
  Annualized
  Base Rent......        100.00%     100.00%
 Number of Leases
  Expiring.......             1           1
3760 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........                   161,822
 Percentage of
  Total Leased
  Sq. Ft.........                    100.00%
 Annualized Base
  Rent of
  Expiring Leases..              $3,563,557
 Percentage of
  Total
  Annualized
  Base Rent......                    100.00%
 Number of Leases
  Expiring.......                        21
3780 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........        79,292     215,034
 Percentage of
  Total Leased
  Sq. Ft.........         36.87%     100.00%
 Annualized Base
  Rent of
  Expiring Leases..  $1,748,466  $4,755,688
 Percentage of
  Total
  Annualized
  Base Rent......         36.77%     100.00%
 Number of Leases
  Expiring.......             3          27
3750 Kilroy
Airport Way
Long Beach, CA
 Square Footage
  of Expiring
  Leases.........                    10,457
 Percentage of
  Total Leased
  Sq. Ft.........                    100.00%
 Annualized Base
  Rent of
  Expiring Leases..              $   75,394
 Percentage of
  Total
  Annualized
  Base Rent......                    100.00%
 Number of Leases
  Expiring.......                         3

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                 YEAR OF LEASE EXPIRATION
                  --------------------------------------------------------------------------------------

                  1997(1)     1998      1999      2000      2001      2002      2003     2004     2005
                  --------  --------  --------  --------  --------  --------  --------  ------- --------
18000 Pacific
Highway
Seattle, WA
 Square Footage
  of Expiring
  Leases.........   14,633     5,171     8,941    17,750    45,267     1,618     3,243
 Percentage of
  Total Leased
  Sq. Ft.........    12.02%     4.25%     7.35%    14.58%    37.19%     1.33%     2.67%
 Annualized Base
  Rent of
  Expiring
  Leases......... $209,460  $ 81,505  $119,698  $225,647  $720,743  $ 25,117  $ 36,845
 Percentage of
  Total
  Annualized Base
  Rent...........    11.32%     4.40%     6.47%    12.19%    38.93%     1.36%     1.99%
 Number of Leases
  Expiring.......        3         4         6         7         5         2         1
17930 Pacific
Highway
Seattle, WA
 Square Footage
  of Expiring
  Leases.........
 Percentage of
  Total Leased
  Sq. Ft.........
 Annualized Base
  Rent of
  Expiring
  Leases.........
 Percentage of
  Total
  Annualized Base
  Rent...........
 Number of Leases
  Expiring.......
17900 Pacific
Highway
Seattle, WA
 Square Footage
  of Expiring
  Leases.........                       23,772                        39,563                      28,300
 Percentage of
  Total Leased
  Sq. Ft.........                        25.94%                        43.18%                      30.88%
 Annualized Base
  Rent of
  Expiring
  Leases.........                     $512,695                      $599,439                    $622,317
 Percentage of
  Total
  Annualized Base
  Rent...........                        29.56%                        34.56%                      35.88%
 Number of Leases
  Expiring.......                            3                             2                           1
4175 E. La Palma
Avenue
Anaheim, CA
 Square Footage
  of Expiring
  Leases.........    8,924     3,347               2,038    22,390
 Percentage of
  Total Leased
  Sq. Ft.........    24.32%     9.12%               5.55%    61.01%
 Annualized Base
  Rent of
  Expiring
  Leases......... $141,093  $ 48,113            $ 19,595  $348,230
 Percentage of
  Total
  Annualized Base
  Rent...........    25.33%     8.64%               3.51%    62.52%
 Number of Leases
  Expiring.......        4         1                   1         4

                  YEAR OF LEASE EXPIRATION
                  ------------------------
                      2006
                   AND BEYOND   SUBTOTALS
                   ----------   ----------
18000 Pacific
Highway
Seattle, WA
 Square Footage
  of Expiring
  Leases.........     25,087       121,710
 Percentage of
  Total Leased
  Sq. Ft.........      20.61%       100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........   $432,104    $1,851,119
 Percentage of
  Total
  Annualized Base
  Rent...........      23.34%       100.00%
 Number of Leases
  Expiring.......          2            30
17930 Pacific
Highway
Seattle, WA
 Square Footage
  of Expiring
  Leases.........                      --
 Percentage of
  Total Leased
  Sq. Ft.........                     0.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                      --
 Percentage of
  Total
  Annualized Base
  Rent...........                     0.00%
 Number of Leases
  Expiring.......                      --
17900 Pacific
Highway
Seattle, WA
 Square Footage
  of Expiring
  Leases.........                   91,635
 Percentage of
  Total Leased
  Sq. Ft.........                   100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........               $1,734,451
 Percentage of
  Total
  Annualized Base
  Rent...........                   100.00%
 Number of Leases
  Expiring.......                        6
4175 E. La Palma
Avenue
Anaheim, CA
 Square Footage
  of Expiring
  Leases.........                   36,699
 Percentage of
  Total Leased
  Sq. Ft.........                   100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........               $  557,031
 Percentage of
  Total
  Annualized Base
  Rent...........                   100.00%
 Number of Leases
  Expiring.......                       10

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                          YEAR OF LEASE EXPIRATION
                   ---------------------------------------------------------------------------------------------------------

                    1997(1)       1998        1999       2000        2001        2002       2003       2004        2005
                   ----------  ----------  ----------  ---------  ----------  ----------  --------  ----------  ----------
2829 Townsgate
Road
Thousand Oaks, CA
 Square Footage
  of
  Expiring Leases..     2,745       3,592      34,823     19,193                                                    20,805
 Percentage of
  Total
  Leased Sq. Ft...       3.38%       4.42%      42.91%     23.65%                                                    25.64%
 Annualized Base
  Rent of
  Expiring
  Leases.........  $   65,064  $   84,384  $  834,132  $ 454,075                                                $  450,288
 Percentage of
  Total
  Annualized Base
  Rent...........        3.45%       4.47%      44.18%     24.05%                                                    23.85%
 Number of Leases
  Expiring.......           1           1           2          5                                                         2
185 S. Douglas
Street
El Segundo, CA
 Square Footage
  of
  Expiring Leases..                                                   60,000
 Percentage of
  Total
  Leased Sq. Ft...                                                    100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                                                 $1,313,418
 Percentage of
  Total
  Annualized Base
  Rent...........                                                     100.00%
 Number of Leases
  Expiring.......                                                          1
EXISTING OFFICE
 PROPERTIES--
 SUBTOTALS
 Square Footage
  of
  Expiring Leases..    67,387      90,033     317,313    137,478     330,578     124,228    17,574     316,527      56,307
 Percentage of
  Aggregate
  Leased Sq.
  Ft.............        4.04%       5.39%      19.01%      8.24%      19.80%       7.44%     1.05%      18.96%       3.38%
 Annualized Base
  Rent of
  Expiring
  Leases.........  $1,343,812  $2,001,955  $5,576,789  2,706,745  $5,696,522  $2,230,698  $346,474  $7,731,107  $1,099,444
 Percentage of
  Total
  Annualized Base
  Rent...........        4.14%       6.16%      17.17%      8.33%      17.54%       6.87%     1.07%      23.80%       3.38%
 Number of Leases
  Expiring.......          16          21          33         28          27           6         3           4           4

                   YEAR OF LEASE EXPIRATION
                   ------------------------
                      2006
                   AND BEYOND    SUBTOTALS
                   ----------    ----------
2829 Townsgate
Road
Thousand Oaks, CA
 Square Footage
  of
  Expiring Leases..                  81,158
 Percentage of
  Total
  Leased Sq. Ft...                   100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $1,887,943
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                        11
185 S. Douglas
Street
El Segundo, CA
 Square Footage
  of
  Expiring Leases..                  60,000
 Percentage of
  Total
  Leased Sq. Ft...                   100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $1,313,418
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                         1
EXISTING OFFICE
 PROPERTIES--
 SUBTOTALS
 Square Footage
  of
  Expiring Leases..  211,750      1,669,175
 Percentage of
  Aggregate
  Leased Sq.
  Ft.............      12.69%        100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........  3,746,372     32,479,918
 Percentage of
  Total
  Annualized Base
  Rent...........      11.54%        100.00%
 Number of Leases
  Expiring.......          7            149

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

 Existing Industrial Properties

                                                           YEAR OF LEASE EXPIRATION
                   ------------------------------------------------------------------------------------------------------------
                                                                                                             2006
                   1997(1)    1998     1999      2000       2001      2002     2003     2004      2005    AND BEYOND   TOTALS
                   -------- -------- -------- ----------  --------  -------- -------- --------  --------  ---------- ----------
2031 E. Mariposa
 Avenue
El Segundo, CA
 Square Footage
  of Expiring
  Leases.........                                192,053                                                                192,053
 Percentage of
  Total Leased
  Sq. Ft.........                                 100.00%                                                                100.00%
 Annualized Base
  Rent of Expir-
  ing Leases.....                             $1,556,321                                                             $1,556,321
 Percentage of
  Total
  Annualized Base
  Rent...........                                 100.00%                                                                100.00%
 Number of Leases
  Expiring.......                                      1                                                                      1
3340 E. La Palma
 Avenue
Anaheim, CA
 Square Footage
  of Expiring
  Leases.........                                           62,574                                90,746                153,320
 Percentage of
  Total Leased
  Sq. Ft.........                                            40.81%                                59.19%                100.00%
 Annualized Base
  Rent of Expir-
  ing Leases.....                                         $397,971                              $543,180             $  941,151
 Percentage of
  Total
  Annualized Base
  Rent...........                                            42.29%                                57.71%                100.00%
 Number of Leases
  Expiring.......                                                1                                     1                      2
2260 E. El
 Segundo
 Boulevard
El Segundo, CA
 Square Footage
  of Expiring
  Leases.........                                                                                           113,820     113,820
 Percentage of
  Total Leased
  Sq. Ft.........                                                                                            100.00%     100.00%
 Annualized Base
  Rent of Expir-
  ing Leases.....                                                                                          $553,300  $  553,300
 Percentage of
  Total
  Annualized Base
  Rent...........                                                                                            100.00%     100.00%
 Number of Leases
  Expiring.......                                                                                                 1           1
2265 E. El
 Segundo
 Boulevard
El Segundo, CA
 Square Footage
  of Expiring
  Leases.........                                                                       76,570                           76,570
 Percentage of
  Total Leased
  Sq. Ft.........                                                                       100.00%                          100.00%
 Annualized Base
  Rent of Expir-
  ing Leases.....                                                                     $553,934                       $  553,934
 Percentage of
  Total
  Annualized Base
  Rent...........                                                                       100.00%                          100.00%
 Number of Leases
  Expiring.......                                                                            1                                1
1000 E. Ball Road
Anaheim, CA
 Square Footage
  of Expiring
  Leases.........                                                                                100,000                100,000
 Percentage of
  Total Leased
  Sq. Ft.........                                                                                 100.00%                100.00%
 Annualized Base
  Rent of Expir-
  ing Leases.....                                                                               $639,432             $  639,432
 Percentage of
  Total
  Annualized Base
  Rent...........                                                                                 100.00%                100.00%
 Number of Leases
  Expiring.......                                                                                      1                      1

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                        YEAR OF LEASE EXPIRATION
                         -------------------------------------------------------------------------------------------
                                                                                                    2006
                         1997(1)   1998     1999    2000   2001    2002   2003    2004   2005    AND BEYOND  TOTALS
                         ------- --------  -------  ---- --------  ---- --------  ---- --------  ---------- --------
1230 S. Lewis Street
Anaheim, CA
 Square Footage of Ex-
  piring Leases.........                                                                 57,730               57,730
 Percentage of Total
  Leased Sq. Ft.........                                                                 100.00%              100.00%
 Annualized Base Rent of
  Expiring Leases.......                                                               $302,930             $302,930
 Percentage of Total
  Annualized Base Rent..                                                                 100.00%              100.00%
 Number of Leases Expir-
  ing...................                                                                      1                    1
12681/12691 Pala Drive
Garden Grove, CA
 Square Footage of Ex-
  piring Leases.........           70,000                                                                     70,000
 Percentage of Total
  Leased Sq. Ft.........           100.00%                                                                    100.00%
 Annualized Base Rent of
  Expiring Leases.......         $476,358                                                                   $476,358
 Percentage of Total
  Annualized Base Rent..           100.00%                                                                    100.00%
 Number of Leases Expir-
  ing...................                1                                                                          1
2270 E. El Segundo
 Boulevard
El Segundo, CA
 Square Footage of Ex-
  piring Leases.........                                                                                         --
 Percentage of Total
  Leased Sq. Ft.........                                                                                         --
 Annualized Base Rent of
  Expiring Leases.......                                                                                         --
 Percentage of Total
  Annualized Base Rent..                                                                                         --
 Number of Leases Expir-
  ing...................                                                                                         --
5115 N. 27th Avenue
Phoenix, AZ
 Square Footage of Ex-
  piring Leases.........                                  130,877                                            130,877
 Percentage of Total
  Leased Sq. Ft.........                                   100.00%                                            100.00%
 Annualized Base Rent of
  Expiring Leases.......                                 $640,348                                           $640,348
 Percentage of Total
  Annualized Base Rent..                                   100.00%                                            100.00%
 Number of Leases Expir-
  ing...................                                        1                                                  1
12752-12822 Monarch
 Street
Garden Grove, CA
 Square Footage of Ex-
  piring Leases.........                    22,888         42,608        165,981                    45,560   277,037
 Percentage of Total
  Leased Sq. Ft.........                      8.26%         15.38%         59.91%                    16.45%   100.00%
 Annualized Base Rent of
  Expiring Leases.......                   $78,060       $136,171       $592,548                  $135,432  $942,211
 Percentage of Total
  Annualized Base Rent..                      8.28%         14.45%         62.89%                    14.38%   100.00%
 Number of Leases Expir-
  ing...................                         1              2              1                         1         5

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                             YEAR OF LEASE EXPIRATION
                   ------------------------------------------------------------------------------------------------------------

                    1997(1)       1998        1999        2000        2001        2002        2003          2004        2005
                   ----------  ----------  ----------  ----------  ----------  ----------  ----------    ----------  ----------
4155 E. La Palma
Avenue
Anaheim, CA
 Square Footage
 of Expiring
 Leases..........                                          18,411      16,182                  22,094
 Percentage of
 Total Leased Sq.
 Ft..............                                           24.67%      21.69%                  29.61%
 Annualized Base
 Rent of
 Expiring Leases..                                     $  113,676  $  141,574              $  145,820
 Percentage of
 Total Annualized
 Base Rent.......                                           20.93%      26.07%                  26.84%
 Number of Leases
 Expiring........                                               2           1                       1
4125 E. La Palma
Avenue
Anaheim, CA
 Square Footage
 of Expiring
 Leases..........                                                                              64,891(2)
 Percentage of
 Total Leased Sq.
 Ft..............                                                                              100.00%
 Annualized Base
 Rent of
 Expiring Leases..                                                                         $  465,407
 Percentage of
 Total Annualized
 Base Rent.......                                                                              100.00%
 Number of Leases
 Expiring........                                                                                   2
EXISTING
INDUSTRIAL
PROPERTIES--
SUBTOTALS
 Square Footage
 of Expiring
 Leases..........                  70,000      22,888     210,464     252,241                 252,966        76,570     248,476
 Percentage of
 Aggregate
 Leased Sq. Ft. ..                   5.34%       1.75%      16.05%      19.24%                  19.30%         5.84%      18.95%
 Annualized Base
 Rent of
 Expiring Leases..             $  476,358  $   78,060  $1,669,997  $1,316,064              $1,203,775    $  553,934  $1,485,542
 Percentage of
 Total Annualized
 Base Rent.......                    6.26%       1.03%      21.93%      17.28%                  15.81%         7.27%      19.51%
 Number of Leases
 Expiring........                       1           1           3           5                       4             1           3
ALL EXISTING
PROPERTIES--
TOTALS
 Square Footage
 of Expiring
 Leases..........      67,387     160,033     340,201     347,942     582,819     124,228     270,540       393,097     304,783
 Percentage of
 Aggregate Leased
 Sq. Ft..........        2.24%       5.37%      11.42%      11.68%      19.56%       4.17%       9.08%        13.19%      10.23%
 Annualized Base
 Rent of
 Expiring Leases.. $1,343,812  $2,478,313  $5,654,849  $4,376,742  $7,012,586  $2,230,698  $1,550,249    $8,285,041  $2,584,986
 Percentage of
 Total Annualized
 Base Rent.......        3.35%       6.18%      14.10%      10.92%      17.48%       5.56%       3.87%        20.67%       6.45%
 Number of Leases
 Expiring........          16          22          34          31          32           6           7             5           7

                   YEAR OF LEASE EXPIRATION
                   -------------------------
                      2006
                   AND BEYOND       TOTAL
                   ----------    -----------
4155 E. La Palma
Avenue
Anaheim, CA
 Square Footage
 of Expiring
 Leases..........      17,931         74,618
 Percentage of
 Total Leased Sq.
 Ft..............       24.03%        100.00%
 Annualized Base
 Rent of
 Expiring Leases.. $  142,080    $   543,150
 Percentage of
 Total Annualized
 Base Rent.......       26.16%        100.00%
 Number of Leases
 Expiring........           1              5
4125 E. La Palma
Avenue
Anaheim, CA
 Square Footage
 of Expiring
 Leases..........                     64,891
 Percentage of
 Total Leased Sq.
 Ft..............                     100.00%
 Annualized Base
 Rent of
 Expiring Leases..               $   465,407
 Percentage of
 Total Annualized
 Base Rent.......                     100.00%
 Number of Leases
 Expiring........                          2
EXISTING
INDUSTRIAL
PROPERTIES--
SUBTOTALS
 Square Footage
 of Expiring
 Leases..........     177,311      1,310,916
 Percentage of
 Aggregate
 Leased Sq. Ft. ..      13.53%        100.00%
 Annualized Base
 Rent of
 Expiring Leases.. $  830,812    $ 7,614,542
 Percentage of
 Total Annualized
 Base Rent.......       10.91%        100.00%
 Number of Leases
 Expiring........           3             21
ALL EXISTING
PROPERTIES--
TOTALS
 Square Footage
 of Expiring
 Leases..........     389,061      2,980,091
 Percentage of
 Aggregate Leased
 Sq. Ft..........       13.06%        100.00%
 Annualized Base
 Rent of
 Expiring Leases.. $4,577,184    $40,094,460
 Percentage of
 Total Annualized
 Base Rent.......       11.42%        100.00%
 Number of Leases
 Expiring........          10            170

-----
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.
(2) Includes 41,000 rentable square feet leased to Household Finance Corporation which vacated the space subsequent to March 31, 1997.

 Acquired Office Properties

                                                      YEAR OF LEASE EXPIRATION
                   -------------------------------------------------------------------------------------------

                   1997(1)     1998       1999      2000       2001       2002      2003     2004      2005
                   --------  --------  ----------  -------  ----------  --------- -------- --------- ---------
2501 Pullman
 Santa Ana,
  California
 Square Footage
  of
  Expiring Leases..                       124,921
 Percentage of
  Total Leased
  Sq. Ft.........                          100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                      $1,664,169
 Percentage of
  Total
  Annualized Base
  Rent...........                          100.00%
 Number of Leases
  Expiring.......                               1
26541 Agoura Road
Calabasas,
 California
 Square Footage
  of Expiring
  Leases.........     6,931    47,624      36,323
 Percentage of
  Total Leased
  Sq. Ft. (1)....      7.63%    52.40%      39.97%
 Annualized Base
  Rent of
  Expiring
  Leases.........  $108,170  $675,359  $  793,294
 Percentage of
  Total
  Annualized Base
  Rent...........      6.86%    42.83%      50.31%
 Number of Leases
  Expiring.......         1         1           1
23600 and 23610
 Telo Avenue
Torrance,
 California
 Square Footage
  of Expiring
  Leases.........    38,496    41,471
 Percentage of
  Total Leased
  Sq. Ft.........     48.14%    51.86%
 Annualized Base
  Rent of
  Expiring
  Leases.........  $392,659  $371,994
 Percentage of
  Total
  Annualized Base
  Rent...........     51.35%    48.65%
 Number of Leases
  Expiring.......         1         1
5151-5155 Camino
 Ruiz
Camarillo,
 California
 Square Footage
  of Expiring
  Leases.........                                              276,216
 Percentage of
  Total Leased
  Sq. Ft.........                                               100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                                           $2,411,824
 Percentage of
  Total
  Annualized Base
  Rent...........                                               100.00%
 Number of Leases
  Expiring.......                                                    1
701-741 E. Ball
 Road
Anaheim,
 California
 Square Footage
  of Expiring
  Leases.........     3,380    45,536      26,265    9,780      15,165
 Percentage of
  Total Leased
  Sq. Ft.........      3.38%    45.48%      26.23%    9.77%      15.14%
 Annualized Base
  Rent of
  Expiring
  Leases.........  $ 27,682  $423,633  $  257,464  $91,685  $  149,666
 Percentage of
  Total
  Annualized Base
  Rent...........      2.91%    44.59%      27.10%    9.65%      15.75%
 Number of Leases
  Expiring.......         2        11           4        2           2

                   YEAR OF LEASE EXPIRATION
                   ------------------------
                      2006
                   AND BEYOND    SUBTOTALS
                   ----------    ---------
2501 Pullman
 Santa Ana,
  California
 Square Footage
  of
  Expiring Leases..                 124,921
 Percentage of
  Total Leased
  Sq. Ft.........                    100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $1,664,169
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                         1
26541 Agoura Road
Calabasas,
 California
 Square Footage
  of Expiring
  Leases.........                    90,878
 Percentage of
  Total Leased
  Sq. Ft. (1)....                    100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $1,576,823
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                         3
23600 and 23610
 Telo Avenue
Torrance,
 California
 Square Footage
  of Expiring
  Leases.........                    79,967
 Percentage of
  Total Leased
  Sq. Ft.........                    100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $  764,653
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                         2
5151-5155 Camino
 Ruiz
Camarillo,
 California
 Square Footage
  of Expiring
  Leases.........                   276,216
 Percentage of
  Total Leased
  Sq. Ft.........                    100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $2,411,824
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                         1
701-741 E. Ball
 Road
Anaheim,
 California
 Square Footage
  of Expiring
  Leases.........                   100,126
 Percentage of
  Total Leased
  Sq. Ft.........                    100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                $  950,130
 Percentage of
  Total
  Annualized Base
  Rent...........                    100.00%
 Number of Leases
  Expiring.......                        21

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                           YEAR OF LEASE EXPIRATION
                  -----------------------------------------------------------------------------------------------------------------
                                                                                                               2006
                  1997(1)     1998       1999       2000      2001       2002      2003     2004     2005   AND BEYOND   SUBTOTALS
                  --------  ---------  ---------  --------  ---------  --------  -------- -------- -------- ----------  -----------
111 Pacifica
Irvine,
 California
 Square Footage
  of Expiring
  Leases.........    8,851      7,601     13,240               36,853       880                                              67,425
 Percentage of
  Total Leased
  Sq. Ft.........    13.13%     11.27%     19.63%               54.66%     1.31%                                             100.00%
 Annualized Base
  Rent of
  Expiring
  Leases......... $139,179  $ 137,709  $ 193,108            $ 598,330  $ 16,170                                         $ 1,084,496
 Percentage of
  Total
  Annualized Base
  Rent...........    12.83%     12.70%     17.81%               55.17%     1.49%                                             100.00%
 Number of Leases
  Expiring.......        4          3          4                    3         1                                                  15
2100 Colorado
 Avenue
Santa Monica,
 California
 Square Footage
  of Expiring
  Leases.........                                                                                               94,844       94,844
 Percentage of
  Total Leased
  Sq. Ft.........                                                                                               100.00%      100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........                                                                                           $2,699,021  $ 2,699,021
 Percentage of
  Total
  Annualized Base
  Rent...........                                                                                               100.00%      100.00%
 Number of Leases
  Expiring.......                                                                                                    1            1
ACQUIRED OFFICE
 PROPERTIES--
 SUBTOTALS
 Square Footage
  of Expiring
  Leases.........   57,658    142,232    200,749     9,780    328,234       880                                 94,844      834,377
 Percentage of
  Total Leased
  Sq. Ft.........     6.91%     17.05%     24.06%     1.17%     39.34%     0.11%                                 11.36%      100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........  667,690  1,608,695  2,908,035    91,685  3,159,820    16,170                              2,699,021   11,151,116
 Percentage of
  Total
  Annualized Base
  Rent...........     5.99%     14.43%     26.08%     0.82%     28.33%     0.15%                                 24.20%      100.00%
 Number of Leases
  Expiring.......        8         16         10         2          6         1                                      1           44

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

 Acquired Industrial Properties and the Pending Acquisition

                                                         YEAR OF LEASE EXPIRATION
                  ------------------------------------------------------------------------------------------------
                                                                                                2006
                  1997(1)     1998      1999      2000      2001      2002    2003 2004 2005 AND BEYOND SUBTOTALS
                  --------  --------  --------  --------  --------  --------  ---- ---- ---- ---------- ----------
12400 Industry
Street
Garden Grove,
California
 Square Footage
 of Expiring
 Leases..........             64,296                                                                        64,296
 Percentage of
 Total Leased Sq.
 Ft..............             100.00%                                                                       100.00%
 Annualized Base
 Rent of Expiring
 Leases..........           $321,000                                                                    $  321,000
 Percentage of
 Total Annualized
 Base Rent.......             100.00%                                                                       100.00%
 Number of Leases
 Expiring........                  1                                                                             1
5325 East Hunter
Avenue
Anaheim,
California
 Square Footage
 of Expiring
 Leases..........                                                                              109,449     109,449
 Percentage of
 Total Leased Sq.
 Ft..............                                                                               100.00%     100.00%
 Annualized Base
 Rent of Expiring
 Leases..........                                                                             $602,266  $  602,266
 Percentage of
 Total Annualized
 Base Rent.......                                                                               100.00%     100.00%
 Number of Leases
 Expiring........                                                                                    1           1
821 S.
Rockefeller
Ontario,
California
 Square Footage
 of Expiring
 Leases..........            153,566                                                                       153,566
 Percentage of
 Total Leased Sq.
 Ft..............             100.00%                                                                       100.00%
 Annualized Base
 Rent of Expiring
 Leases..........           $433,056                                                                    $  433,056
 Percentage of
 Total Annualized
 Base Rent.......             100.00%                                                                       100.00%
 Number of Leases
 Expiring........                  1                                                                             1
Brea Industrial
Properties
Brea, California
(2)
 Square Footage
 of Expiring
 Leases..........   14,000    28,000   110,711     6,000   105,567                                         264,278
 Percentage of
 Total Leased Sq.
 Ft..............     5.30%    10.59%    41.89%     2.27%    39.95%                                         100.00%
 Annualized Base
 Rent of Expiring
 Leases.......... $ 78,167  $163,780  $585,229  $ 40,452  $569,909                                      $1,437,537
 Percentage of
 Total Annualized
 Base Rent.......     5.44%    11.39%    40.71%     2.81%    39.65%                                         100.00%
 Number of Leases
 Expiring........        2         3         4         1         3                                              13
Garden Grove
Industrial
Properties
Garden Grove,
California (3)
 Square Footage
 of Expiring
 Leases..........   88,303   112,668                        70,000     5,000                               275,971
 Percentage of
 Total Leased Sq.
 Ft..............    32.00%    40.83%                        25.36%     1.81%                               100.00%
 Annualized Base
 Rent of Expiring
 Leases.......... $551,655  $493,572                      $315,315  $ 33,800                            $1,394,342
 Percentage of
 Total Annualized
 Base Rent.......    39.56%    35.40%                        22.61%     2.43%                               100.00%
 Number of Leases
 Expiring........        5         3                             1         1                                    10

----
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.
(2) Brea Industrial Properties consists of 660 Puente Street, 1050 West Central, 1150 West Central, 950 West Central, 895 Beacon Street, 955 Beacon Street and 1125 Beacon Street.
(3) Garden Grove Industrial Properties consists of 12442 Knott Avenue, 7091 Belgrave Avenue, 12311-21 Industry Avenue, 12241-71 Industry Avenue, 7261 Lampson Avenue and 12472 Edison Way.

                                                      YEAR OF LEASE EXPIRATION
                   -------------------------------------------------------------------------------------------

                   1997(1)     1998      1999      2000       2001       2002      2003      2004      2005
                   --------  --------  --------  --------  ----------  --------  --------- --------- ---------
7421 Orangewood
 Avenue
Garden Grove,
 California
 Square Footage
  of Expiring
  Leases.........                                              82,602
 Percentage of
  Total Leased
  Sq. Ft.........                                              100.00%
 Annualized Base
  Rent of
  Expiring Leases                                          $  574,920
 Percentage of
  Total
  Annualized Base
  Rent                                                         100.00%
 Number of Leases
  Expiring.......                                                   1
17150 Von Karman
Irvine,
 California
 Square Footage
  of Expiring
  Leases.........                                             157,548
 Percentage of
  Total Leased
  Sq. Ft.........                                              100.00%
 Annualized Base
  Rent of
  Expiring Leases                                          $1,063,352
 Percentage of
  Total
  Annualized Base
  Rent                                                         100.00%
 Number of Leases
  Expiring.......                                                   1
20553 Walnut
 Drive
Diamond Bar,
 California
 Square Footage
  of Expiring
  Leases.........    31,560    30,849    77,841    20,068       4,731
 Percentage of
  Total Leased
  Sq. Ft. .......     19.12%    18.69%    47.16%    12.16%       2.87%
 Annualized Base
  Rent of
  Expiring
  Leases.........  $186,708  $216,095  $403,277  $109,719  $   55,476
 Percentage of
  Total
  Annualized
  Base Rent......     19.22%    22.25%    41.52%    11.30%       5.71%
 Number of Leases
  Expiring.......         8        12        10         3           2
184-220
 Technology Drive
Irvine,
 California
 Square Footage
  of Expiring
  Leases.........    42,216    23,175    36,120     1,635      13,543    15,363
 Percentage of
  Total Leased
  Sq. Ft.........     31.97%    17.55%    27.35%     1.24%      10.26%    11.63%
 Annualized Base
  Rent of
  Expiring Leases..$322,943  $198,855  $311,767  $ 17,882  $  173,283  $203,744
 Percentage of
  Total
  Annualized
  Base Rent......     26.29%    16.19%    25.38%     1.46%      14.10%    16.58%
 Number of Leases
  Expiring.......        30        19        20         2           3         2

                     YEAR OF LEASE EXPIRATION
                     ------------------------
                        2006
                     AND BEYOND SUBTOTALS
                     ---------- ----------
7421 Orangewood
 Avenue
Garden Grove,
 California
 Square Footage
  of Expiring
  Leases.........                   82,602
 Percentage of
  Total Leased
  Sq. Ft.........                   100.00%
 Annualized Base
  Rent of
  Expiring Leases               $  574,920
 Percentage of
  Total
  Annualized Base
  Rent                              100.00%
 Number of Leases
  Expiring.......                        1
17150 Von Karman
Irvine,
 California
 Square Footage
  of Expiring
  Leases.........                  157,548
 Percentage of
  Total Leased
  Sq. Ft.........                   100.00%
 Annualized Base
  Rent of
  Expiring Leases               $1,063,352
 Percentage of
  Total
  Annualized Base
  Rent                              100.00%
 Number of Leases
  Expiring.......                        1
20553 Walnut
 Drive
Diamond Bar,
 California
 Square Footage
  of Expiring
  Leases.........                  165,049
 Percentage of
  Total Leased
  Sq. Ft. .......                   100.00%
 Annualized Base
  Rent of
  Expiring
  Leases.........               $  971,275
 Percentage of
  Total
  Annualized
  Base Rent......                   100.00%
 Number of Leases
  Expiring.......                       35
184-220
 Technology Drive
Irvine,
 California
 Square Footage
  of Expiring
  Leases.........                  132,052
 Percentage of
  Total Leased
  Sq. Ft.........                   100.00%
 Annualized Base
  Rent of
  Expiring Leases..             $1,228,474
 Percentage of
  Total
  Annualized
  Base Rent......                   100.00%
 Number of Leases
  Expiring.......                       76

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

                                                               YEAR OF LEASE EXPIRATION
                       -----------------------------------------------------------------------------------------------------------

                        1997(1)       1998        1999        2000        2001         2002        2003        2004        2005
                       ----------  ----------  ----------  ----------  -----------  ----------  ----------  ----------  ----------
ACQUIRED
 INDUSTRIAL
 PROPERTIES AND
 THE PENDING
 ACQUISITION--
 SUBTOTALS
 Square Footage
  of
  Expiring Leases..       176,079     412,554     224,672      27,703      433,991      20,363
 Percentage of
  Total
  Leased Sq. Ft...          12.53%      29.37%      15.99%       1.97%       30.89%       1.46%
 Annualized Base
  Rent of
  Expiring Leases..    $1,139,473  $1,826,358  $1,300,273  $  168,053  $ 2,752,255  $  237,544
 Percentage of
  Total
  Annualized Base
  Rent...........           14.20%      22.75%      16.20%       2.09%       34.29%       2.96%
 Number of Leases
  Expiring.......              45          39          34           6           11           3
ALL ACQUIRED
 PROPERTIES AND
 THE PENDING
 ACQUISITION--
 TOTALS
 Square Footage
  of
  Expiring Leases..       233,737     554,786     425,421      37,483      762,225      21,243
 Percentage of
  Total
  Leased Sq. Ft...          10.44%      24.78%      19.00%       1.67%       34.04%       0.95%       0.00%       0.00%       0.00%
 Annualized Base
  Rent of
  Expiring Leases..    $1,807,163  $3,435,053  $4,208,308  $  259,738  $ 5,912,075  $  253,714
 Percentage of
  Total
  Annualized Base
  Rent...........            9.42%      17.91%      21.94%       1.35%       30.83%       1.33%       0.00%       0.00%       0.00%
 Number of Leases
  Expiring.......              53          55          44           8           17           4
PORTFOLIO--TOTALS
 Square Footage
  of
  Expiring Leases..       301,124     714,819     765,622     385,425    1,345,044     145,471     270,540     393,097     304,783
 Percentage of
  Total Leased
  Square Feet
  Represented by
  Expiring Leases (%)..      5.77%      13.70%      14.67%       7.38%       25.77%       2.79%       5.18%       7.53%       5.84%
 Annual Base Rent
  Under Expiring
  Leases ($000)..      $3,150,975  $5,913,366  $9,863,157  $4,636,480  $12,924,661  $2,484,412  $1,550,249  $8,285,041  $2,584,986
 Percentage of
  Total
  Annualized Base
  Rent...........            5.31%       9.98%      16.64%       7.82%       21.81%       4.19%       2.62%      13.98%       4.36%
 Number of
  Expiring
  Leases.........              69          77          78          39           49          10           7           5           7

                       YEAR OF LEASE EXPIRATION
                       ------------------------
                          2006
                       AND BEYOND     SUBTOTALS
                       ----------    -----------
ACQUIRED
 INDUSTRIAL
 PROPERTIES AND
 THE PENDING
 ACQUISITION--
 SUBTOTALS
 Square Footage
  of
  Expiring Leases..       109,449      1,404,811
 Percentage of
  Total
  Leased Sq. Ft...           7.79%        100.00%
 Annualized Base
  Rent of
  Expiring Leases..    $  602,266    $ 8,026,222
 Percentage of
  Total
  Annualized Base
  Rent...........            7.51%        100.00%
 Number of Leases
  Expiring.......               1            139
ALL ACQUIRED
 PROPERTIES AND
 THE PENDING
 ACQUISITION--
 TOTALS
 Square Footage
  of
  Expiring Leases..       204,293      2,239,188
 Percentage of
  Total
  Leased Sq. Ft...           9.12%        100.00%
 Annualized Base
  Rent of
  Expiring Leases..    $3,301,287    $19,177,338
 Percentage of
  Total
  Annualized Base
  Rent...........           17.22%        100.00%
 Number of Leases
  Expiring.......               2            183
PORTFOLIO--TOTALS
 Square Footage
  of
  Expiring Leases..       593,354      5,219,279
 Percentage of
  Total Leased
  Square Feet
  Represented by
  Expiring Leases (%)..     11.37%        100.00%
 Annual Base Rent
  Under Expiring
  Leases ($000)..      $7,878,471    $59,271,798
 Percentage of
  Total
  Annualized Base
  Rent...........           13.29%        100.00%
 Number of
  Expiring
  Leases.........              12            353

------
(1) Represents lease expirations from April 1, 1997 to December 31, 1997.

TENANT INFORMATION

  The Company's tenants include significant corporate and other commercial enterprises representing a range of industries including, among others, satellite communications, manufacturing, entertainment, banking, insurance, telecommunications, health care, computer software, finance, engineering, technology, legal and accounting. The following table sets forth information as to the Company's largest tenants, as of June 30, 1997 (giving effect to the Boeing Lease), based upon rental revenues for the year ended December 31, 1996:

                                                     PERCENTAGE OF
                                          TENANT       COMPANY'S
                                          ANNUAL         TOTAL
                             PROPERTY   BASE RENTAL   BASE RENTAL        LEASE
                             TYPE(1)   REVENUE($)(2) REVENUES(%)(3) EXPIRATION DATE
                            ---------- ------------- -------------- ---------------
Hughes Space &
 Communications
 Company(4)...............      Office   10,170,792       16.9        January 1999
Sony Music Entertainment..      Office    2,699,021        4.5         August 2002
M/R Systems...............      Office    2,411,824        4.0          April 2001
Boeing....................      Office    2,171,715        3.6        January 2005
McDonnell Douglas
 Corporation(5)...........      Office    2,041,519        3.4        January 2002
Northwest Airlines:
 El Segundo...............      Office    1,313,418        2.2       February 2001
 Seattle..................      Office      622,317        1.0          April 2005
Caltrans..................      Office    1,664,169        2.8          April 1999
Mattel, Inc...............  Industrial    1,556,321        2.5        October 2000
Devry, Inc................      Office    1,296,270        2.1        October 2009
SCAN HealthPlan(6)........      Office    1,077,090        1.8            May 2006
Packard-Hughes
 Interconnect.............  Industrial    1,063,352        1.8        January 2001
JARIC/Amanson.............      Office      793,294        1.3          March 1999
ARCS......................      Office      675,359        1.1       December 1998
LDDS
 Communications/Worldcom..      Office      674,592        1.1       December 1999
Zelda Fay Walls...........      Office      672,000        1.1         August 2007
Festival Markets..........  Industrial      640,348        1.1            May 2001
Allen-Bradley/Rockwell....  Industrial      639,432        1.1          April 1998
The Clothestime, Inc......  Industrial      602,266        1.0            May 2006
Cannon Equipment..........  Industrial      592,548        1.0           July 2003
Optical Corporation of
 America..................  Industrial      574,920        0.9       December 2001
                                        -----------       ----
 Total....................              $33,952,567       56.3%
                                        ===========       ====

--------
(1) Table excludes the lease with Key Bank of Washington (total annual base rent of $667,587) which expired on December 31, 1996.
(2) Determined in accordance with GAAP.
(3) Determined by dividing (i) an amount equal to the aggregate rents over the lease term divided by the number of months in the respective lease term, multiplied by 12, by (ii) total pro forma annual base rental revenue for the year ended December 31, 1996 (giving effect to the Boeing Lease).
(4) Includes Hughes Space & Communications leases at Kilroy Airport Center at El Segundo of (i) 96,133 and 11,556 rentable square feet which expire in October 2001, (ii) 291,187 rentable square feet which expires in July 2004, (iii) 103,035 rentable square feet which expires in January 1999 and
    (iv) 9,387, 7,515, 5,158 and 5,559 rentable square feet which expires on October 2001, November 2001, October 1999 and November 1999, respectively. Tenant annual base rental revenue for Hughes Space & Communications gives pro forma effect to the November 1996 extension of the tenant lease with respect to 96,133 rentable square feet of office space located on 2250 E. Imperial Highway (along with 11,556 rentable square feet located at 2240
    E. Imperial Highway) as if such lease renewal had occurred on January 1, 1996. See "--Office Properties--Kilroy LAX."
(5) Includes McDonnell Douglas Corporation leases at Kilroy Airport Center Long Beach of 64,530 and 47,457 rentable square feet which expire January 2002 and December 1999, respectively.
(6) Tenant executed leases during 1995 representing approximately 44,825 rentable square feet effective on February 15, 1996 and an additional 6,465 rentable square feet effective on November 10, 1996. Base rental revenue figure included on a contract basis.

OFFICE PROPERTIES

  All but four of the Office Properties are Class A office buildings. Each of the Kilroy LAX, Kilroy Long Beach and SeaTac Office Center (each as defined) Office Properties was designed and developed to above-standard specifications to accommodate the long-term needs of tenants and include features such as extra-floor loading capacity and extra-high ceilings. Each of the Kilroy LAX, Kilroy Long Beach and SeaTac Office Properties also was designed with an emphasis on long-term operating efficiency and tenant comfort and includes above-standard climate controls, on-site management and security, covered parking, heliports and retail services, all in professionally landscaped environments. In addition, each of the Kilroy LAX and Kilroy Long Beach Office Properties offers tenants redundant telecommunications capability and utility leads. The Office Properties range in size up to 12 stories and are easily accessible from major highways and all but two (Westlake Plaza and the Office Property located at the La Palma Business Center) are easily accessible from major airports. Management believes that the location, quality of construction and amenities at the complexes as well as the Company's reputation for providing a high level of tenant service have enabled the Company to attract and retain a national tenant base.

 Kilroy LAX

  General. The Company developed, owns, leases and manages three Office Properties at Kilroy Airport Center at El Segundo ("Kilroy LAX"), a Class A high-rise, multi-tenant corporate office complex situated in what the Company considers to be the premier location in El Segundo immediately adjacent to LAX, the new light rail system servicing Los Angeles County and the new I-105 Freeway with a freeway off-ramp and freeway on-ramp providing immediate access to and from the project's parking facilities. Kilroy LAX was built in 1983 to high quality specifications to address the anticipated demands of the submarket's aerospace and high technology tenants. The Company believes Kilroy LAX has the premier location in the El Segundo office submarket for a number of reasons, including: (i) unobstructed views of LAX, West Los Angeles and downtown Los Angeles; (ii) excellent access to LAX, the new I-105 Freeway and the new light rail system; (iii) close proximity to corporate office users including Hughes Space & Communications and its satellite manufacturing facility, and other related enterprises such as DirectTV; and (iv) for tenants with their names on the Property, visibility to freeway and airline travelers.

  The complex is comprised of two 12-story towers and a 13-level parking structure with two floors of office space on top, encompassing an aggregate of approximately 701,000 rentable square feet, of which 98.2% was leased as of March 31, 1997. Management believes because of its premier location and other high quality features, Kilroy LAX continues to attract long-term major corporate tenants at rates above those offered by other facilities in the El Segundo and neighboring submarkets. The occupancy rates for Kilroy LAX as of the years ended December 31, 1993 through 1996, and the three-month period ended March 31, 1997, were 90.8%, 91.6%, 92.1%, 94.4% and 98.2%, respectively.

  Major tenants of the facility include Hughes Space & Communications (the Company's largest tenant), the Federal Aviation Administration and Realtime Associates. Hughes Space & Communications has been a tenant at Kilroy LAX since its opening and, over the past five years, has consolidated operations into its owned facilities in El Segundo (which includes its satellite manufacturing facility) and into leased facilities at Kilroy LAX which also serves as its headquarters. In addition, Hughes Space & Communications has invested substantial amounts in tenant improvements, including approximately $3.3 million during the year ended December 31, 1994 and $23.5 million since 1984, and repeatedly has renewed leases at the facilities, including one lease for approximately 101,000 rentable square feet which has been renewed twice. Hughes Space and Communications is a major employer and owner of technical facilities in El Segundo, including facilities for the development of satellite technology and its applications, such as DirecTV.

  2240 E. Imperial Highway, El Segundo. Because the book value of the Office Property located at 2240 E. Imperial Highway at Kilroy LAX is in excess of 10% of the Company's total assets as of December 31, 1996, additional information regarding this Property is presented below.

  The Office Property located at 2240 E. Imperial Highway had an occupancy rate of 100.0% for each of the years ended December 31, 1992 through 1996 and the three-month period ended March 31, 1997. As of March 31, 1997, Hughes Space & Communications occupied approximately 96.3% of the Property's rentable square feet under two leases. Under the principal lease for this space, Hughes Space & Communications commenced occupancy of 101,000 rentable square feet on August 11, 1986 and renewed the lease on February 1, 1989 and again on June 1, 1994. In connection with the latter renewal, Hughes made a one time payment of $4,000,000 to the Company in consideration of a lease amendment to relieve Hughes Space & Communications of the obligation to remove certain tenant improvements upon termination of the lease. The current lease term under this lease expires on January 31, 1999, subject to a five-year option to renew at fair market value, but not less than $15.84 per annum per rentable square foot, on a triple net basis. Hughes Space & Communications also leases 11,556 rentable square feet (along with the 96,133 rentable square feet located at 2250 E. Imperial Highway) under a second lease which expires October 31, 2001, at an annualized triple net base rental rate of $14.04 and, for the first year of the lease term, the tenant's allocable share of operating costs shall not exceed $7.32 per rentable square foot. The lease also is subject to a five-year option to renew at fair market value, adjusted bi-annually for CPI adjusted increases in base rent. The total annual rental income per rentable square foot for the years ended December 31, 1992 through December 31, 1996 was $24.42, $25.22, $17.15, $11.83 and $11.70, respectively. The Office
Property is 100.0% leased pursuant to three leases. One lease for 103,035 rentable square feet (representing 86.6% of the total leased rentable square feet in the Property), expires in 1999 and has annual base rent of $1,085,716 per year, or $10.54 per rentable square foot. The other two leases, are for an aggregate of 15,898 rentable square feet (representing 13.4% of the total leased rentable square feet in the Property), expire in 2001 and have aggregate annual base rent of $206,670, or $13.00 per rentable square foot.

  The Company's tax basis in this Property for federal income tax purposes as of December 31, 1996 was approximately $2.0 million (net of accumulated depreciation and reductions in depreciable basis), and was fully depreciated. The Property was depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life ranging from 31 1/2 years to 39 years, depending upon the date of certain capitalized improvements to the Property. For the 12-month period ending December 31, 1996, the Company was assessed property taxes on this Property at an effective annual rate of approximately 1.0%. Property taxes on this Property for the 12-month period ending December 31, 1996 totaled approximately $128,411. Management does not believe that any capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the contribution to the Operating Partnership will cause this Property to be reassessed to its fair market value at January 31, 1997.

  2250 E. Imperial Highway, El Segundo. Because the gross revenues for the Office Property located at 2250 E. Imperial Highway at Kilroy LAX for the year ended December 31, 1996 were in excess of 10% of the aggregate gross revenues for all of the Properties, additional information regarding this Property is presented below. The information presented below gives pro forma effect to the November 1996 extension of the tenant lease with Hughes Space & Communications with respect to this Office Property as if such lease renewal had occurred on January 1, 1996.

  The Office Property located at 2250 E. Imperial Highway had an occupancy rate of 82.5%, 77.8%, 79.8%, 80.9%, 86.5% and 95.7% for each of the years ended December 31, 1992 through 1996 and the three-month period ended March 31, 1997, respectively. As of March 31, 1997, Hughes Space & Communications occupied 42.5% of the Property's rentable square feet. The Property's other tenants include companies engaged in the communications, technology, transportation and healthcare industries. Hughes Space & Communications commenced occupancy of 96,133 rentable square feet on November 1, 1986 and has entered into an agreement to renew this space (along with the 11,556 rentable square feet located at 2240 E. Imperial Highway) through October 31, 2001, at a triple net annual base rental rate of $14.04 per square foot and, for the first year of the lease term, the tenant's allocable share of operating costs shall not exceed $7.32 per rentable square foot. The lease also is subject to a five-year option to renew at fair market value, adjusted bi-annually for CPI increases in base rent. The total annual rental income per rentable square foot for the years ended December 31, 1992 through December 31, 1996 was $18.73, $19.62, $18.89, $18.86 and $18.74, respectively. The following table sets forth
for such Property for each of the ten calendar years beginning March 31, 1997
(i) the number of tenants whose leases will expire, (ii) the total rentable square feet covered by such leases, (iii) the percentage of total leased rentable square feet represented by such leases, (iv) the annual base rent represented by such leases and (v) the average annual rent per rentable square foot represented by such leases.

                                                   PERCENTAGE OF
                                                   TOTAL LEASED                          AVERAGE ANNUAL
                                                     RENTABLE                               RENT PER
                                      RENTABLE      SQUARE FEET                             RENTABLE
        YEAR OF          NUMBER OF SQUARE FOOTAGE   REPRESENTED       ANNUAL BASE         SQUARE FOOT
         LEASE            LEASES     SUBJECT TO     BY EXPIRING       RENT UNDER         REPRESENTED BY
       EXPIRATION        EXPIRING  EXPIRING LEASES LEASES (%)(1) EXPIRING LEASES($)(2) EXPIRING LEASES($)
       ----------        --------- --------------- ------------- --------------------- ------------------
1997....................      2          3,735          1.39              71,325              19.10
1998....................      7         24,530          9.14             493,477              20.12
1999....................      7         40,865         15.22             873,957              21.39
2000....................      2         18,201          6.78             302,853              16.64
2001....................      6        129,617         52.59           1,897,433              14.64
2002....................      1         18,517          6.90             456,220              24.64
2003....................      0            --            --                  --                 --
2004....................      2         21,418          7.98             485,244              22.66
2005....................      0            --            --                  --                 --
2006 and beyond.........      0            --            --                  --                 --
                            ---        -------        ------          ----------
  Totals................     27        256,883        100.00%         $4,580,509             $17.83
                            ===        =======        ======          ==========

--------
(1) Excludes all space vacant as of March 31, 1997 unless a lease for a replacement tenant has been dated on or before March 31, 1997.

(2) Determined based upon aggregate base rent to be received over the term divided by the term in months multiplied by 12, including all leases dated on or before March 31, 1997. Certain leases became effective subsequent to March 31, 1997.

  The Company's tax basis in this Property for federal income tax purposes as of December 31, 1996 was approximately $3.3 million (net of accumulated depreciation and reductions in depreciable basis). The Property is depreciated using the modified accelerated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life ranging from 31 1/2 years to 39 years, depending upon the date of certain capitalized improvements to the Property. For the year ended December 31, 1996, the estimated average depreciation rate for this Property under the modified accelerated cost recovery system was 4.0%. For the 12-month period ending December 31, 1996, the Company was assessed property taxes on this Property at an effective annual rate of approximately 1.0%. Property taxes on this Property for the 12-month period ending December 31, 1996 totaled approximately $237,532. Management does not believe that any capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the contribution to the Operating Partnership will cause this Property to be reassessed to its fair market value at January 31, 1997.

  2260 E. Imperial Highway, El Segundo. Because the gross revenues for the Office Property located at 2260 E. Imperial Highway at Kilroy LAX for the year ended December 31, 1996 were in excess of 10% of the aggregate gross revenues for all of the Properties, additional information regarding this Property is presented below.

  The Office Property located at 2260 E. Imperial Highway had an occupancy rate of 100.0% for each of the years ended December 31, 1992 through 1996 and the three-month period ended March 31, 1997. As of March 31, 1997, Hughes Space & Communications occupied 100.0% of the Property's rentable square feet. Hughes Space & Communications commenced occupancy of the entire building on August 1, 1984. This lease runs through July 31, 2004 with CPI adjusted increases in base rent every two years. The next CPI adjustment is scheduled to occur on August 1, 1998 and provides for an increase in base rent to the extent that such CPI adjustment exceeds a minimum floor of 1.86% compounded annually. The remaining CPI adjustments scheduled for August 1, 2000 and August 1, 2002, respectively, provide for similar increases to the extent that the CPI adjustment exceeds a minimum floor of 3% compounded annually. The total annual rental income per rentable square foot was $26.16, $26.66, $24.59, $24.59 and $25.00 for the years ended December 31, 1992 through December 31, 1996, respectively. The Office Property is 100.0% leased to Hughes Space & Communications pursuant to a lease for 291,187 rentable square feet which expires in 2004 and has annual base rent of $7,160,207 per year, or $24.59 per rentable square foot.


  The Company's tax basis in this Property for federal income tax purposes as of December 31, 1996 was approximately $2.0 million (net of accumulated depreciation and reductions in depreciable basis), and was fully depreciated. For the 12-month period ending December 31, 1996, the Company was assessed property taxes on this Property at an effective annual rate of approximately 1.0%. Property taxes on this Property for the 12-month period ending December 31, 1996, totaled approximately $273,399. Management does not believe that any capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the contribution to the Operating Partnership will cause this Property to be reassessed to its fair market value at January 31, 1997.

 Kilroy Airport Center, Long Beach

  Kilroy Airport Center in Long Beach ("Kilroy Airport Center Long Beach") was developed in response to a desire by the City of Long Beach to promote development in the airport area. Phase I of Kilroy Airport Center Long Beach was developed by the Company in 1987, was sold in 1993 and was reacquired by the Company in January 1997. This phase of the project consists of two office buildings encompassing approximately 225,000 rentable square feet ("Kilroy Long Beach Phase I"). As of March 31, 1997, the Office Properties at Kilroy Long Beach Phase I were 99.48% leased to eight tenants with total annual rental income per leased rentable square foot of $16.58 (calculated on the basis of base rent of signed leases as of March 31, 1997, adjusted for contractual increases in base rent in effect). Major tenants include McDonnell Douglas Corporation, Olympus America, Inc. and Devry, Inc. The Company has overseen and continues to oversee all leasing and management of Phase I.

  In addition, the Company developed, owns, leases and manages the three Office Properties which comprise Phase II of Kilroy Airport Center Long Beach ("Kilroy Long Beach Phase II"), part of a planned four-phase, 53-acre Class A corporate office headquarters, business park and retail and entertainment center strategically located adjacent to the San Diego freeway (Interstate 405, the major coastal north-south highway in Southern California between Los Angeles and Orange Counties) and immediately adjacent to the Long Beach Airport. Developed by the Company in 1989/1990, Kilroy Long Beach Phase II includes an eight-story and a six-story office building, a multi-level parking structure with retail facilities on the ground floor, encompassing an aggregate of approximately 395,000 rentable square feet, of which 97.9% was leased as of March 31, 1997. The occupancy rates for Kilroy Long Beach Phase II as of the years ended December 31, 1993 through 1996 were 64.8%, 78.7%, 76.5% and 85.0%, respectively. Major tenants include AIG Claim Services, Inc., Assistance in Marketing, Inc., CompuServe, Inc., Employer's Health Insurance, Co., GTE Directories Sales Corporation, Great Northern Insured Annuities Corp., Great Western Bank, HealthNet, Mutual of America Life Insurance Company, North American Title Company, The Prudential Insurance Company of America, R.L. Polk & Company, SCAN HealthPlan, Senn-Delaney Leadership Consulting Group, Inc., 20th Century Industries, UniCare Financial Corporation, Unihealth and Zelda Fay Walls.

  Phases III and IV are planned for future development. See "--Development, Leasing and Management Activities--Kilroy Airport Center Long Beach."

  Kilroy Airport Center Long Beach is subject to three long-term ground leases under which the Company is ground lessee. The City of Long Beach is the ground lessor with respect to Kilroy Long Beach Phases I through III, and the Board of Water Commissioners of the City of Long Beach, acting on behalf of the City of Long Beach, is the ground lessor with respect to Kilroy Long Beach Phase
IV. The basic term under each of the ground leases expires on July 17, 2035. As of June 30, 1997, primary rent under the leases for Kilroy Long Beach Phases I, II, III and IV is approximately $338,000 per year, $295,000 per year, $75,000 per year and $77,000 per year, respectively, with such amounts adjusted periodically to take account of changes in the fair market rental value of the land underlying each lease.

  Because the book value of the Office Property located at 3780 Kilroy Airport Way is in excess of 10% of the Company's total assets as of December 31, 1996, additional information regarding this Property is presented below.

  The Office Property located at 3780 Kilroy Airport Way had an occupancy rate of 70.5%, 69.1%, 78.6%, 63.6%, 93.8% and 97.8% for each of the years ended
December 31, 1992 through 1996 and the three-month period ended March 31, 1997, respectively. As of March 31, 1997, SCAN HealthPlan, a group health insurer, and Zelda Fay Walls, an operator of executive office suites, occupied approximately 23.3% and 12.7%, respectively, of the Property's rentable square feet. The Property's other tenants include companies engaged in the insurance, healthcare, finance, high technology, law and accounting industries. Base rent under the SCAN HealthPlan lease is $1,077,090 per year. The lease expires on May 31, 2006, subject to two successive five-year options to renew. Base rent under the Zelda Fay Walls lease is currently $672,000 per year, and the term of the lease has been extended to 2007, subject to a five-year option to renew. The total annual rental income per rentable square foot for the years ended December 31, 1992 through 1996 was $17.53, $19.76, $20.54, $18.55 and
$21.12, respectively. The following table sets forth for such Property for each of the ten calendar years beginning March 31, 1997 (i) the number of tenants whose leases will expire, (ii) the total rentable square feet covered by such leases, (iii) the percentage of total leased rentable square feet represented by such leases, (iv) the annual base rent represented by such leases and (v) the average annual rent per rentable square foot represented by such leases.

                                                   PERCENTAGE OF
                                                   TOTAL LEASED                          AVERAGE ANNUAL
                                                     RENTABLE                               RENT PER
                                      RENTABLE      SQUARE FEET                             RENTABLE
        YEAR OF          NUMBER OF SQUARE FOOTAGE   REPRESENTED       ANNUAL BASE         SQUARE FOOT
         LEASE            LEASES     SUBJECT TO     BY EXPIRING       RENT UNDER         REPRESENTED BY
       EXPIRATION        EXPIRING  EXPIRING LEASES LEASES(%)(1)  EXPIRING LEASES($)(2) EXPIRING LEASES($)
       ----------        --------- --------------- ------------- --------------------- ------------------
1997....................      4         22,469          10.4             532,872              23.72
1998....................      2          3,439           1.6              79,219              23.04
1999....................      2          4,339           2.0              89,709              20.68
2000....................      8         63,883          29.7           1,372,245              21.48
2001....................      5         28,251          13.1             638,222              22.59
2002....................    --             --            --                  --                 --
2003....................      1          9,439           4.4             209,299              22.17
2004....................      1          3,922           1.8              85,656              21.84
2005....................    --             --            --                  --                 --
2006 and beyond.........      2         79,292          36.9           1,748,466              22.05
                            ---        -------         -----          ----------
  Totals................     25        215,034         100.0%         $4,755,688             $22.12
                            ===        =======         =====          ==========

--------
(1) Excludes all space vacant as of March 31, 1997 unless a lease for a replacement tenant has been dated on or before March 31, 1997.
(2) Determined based upon aggregate base rent to be received over the term divided by the term in months multiplied by 12, including all leases dated on or before March 31, 1997. Certain leases became effective subsequent to March 31, 1997.

  The Company's tax basis in this Property for federal income tax purposes was $10.0 million (net of accumulated depreciation) as of December 31, 1996. The Property is depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life ranging from 31 1/2 years to 39 years, depending upon the date of certain capitalized improvements to the Property. For the year ended December 31, 1996, the estimated average depreciation rate for this Property under the modified accelerated cost recovery system was 3.5%. For the 12-month period ending December 31, 1996, the Company was assessed property taxes on this Property at an effective annual rate of approximately 1.2%. Property taxes on this Property for the 12-month period year ending December 31, 1996 totaled $154,202. Management does not believe that any capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the contribution to the Operating Partnership will cause this Property to be reassessed to its fair market value at January 31, 1997.

 Kilroy Airport Center, SeaTac

  The Kilroy Group developed and the Company operates the SeaTac Office Center, south of Seattle in SeaTac, Washington, a Class A office development in the Southend submarket of the Puget Sound region. The SeaTac Office Center is comprised of two 12-story towers (constructed in 1977 and 1980, respectively) and a 4-level office and garage structure with two floors of office space on top (constructed in 1980). The facility currently contains an aggregate of approximately 530,000 rentable square feet of office space of which 82.0% was leased as of June 30, 1997 (giving effect to the Boeing Lease). Current zoning permits up to an additional 500,000 rentable square feet of development. As of June 30, 1997, the SeaTac Office Center had approximately 96,000 rentable square feet of available office space. Major tenants include Boeing, First Nationwide Mortgage Corporation, Lynden, Inc., National Chemsearch, Northwest Airlines, Inc., Rayonier, Inc., Seattle-First National Bank and Transamerica Financial Services, Inc.

  In June 1997, Boeing signed a lease for 211,000 rentable square feet. The lease is for a term of seven years and includes an option to cancel after five years. Under the terms of the lease, Boeing may occupy the office space upon completion of certain tenant improvements but in any event not later January 1, 1998. The lease has a net effective rent per square foot of $7.36.

  The SeaTac Office Center is situated on an approximately 17-acre site subject to two long-term ground leases and an airspace lease. The initial term of the ground leases runs through December 31, 2032, and may be extended for an additional period of thirty years. Payments under the ground leases are subject to adjustment for increases in the CPI every five years. Payments under the airspace lease are made monthly. Aggregate payments under the two ground leases and the airspace lease for the year ended December 31, 1996 totaled approximately $309,300. As of March 31, 1997, the SeaTac Office Center properties were encumbered by a first mortgage loan having an outstanding principal balance of $12.0 million. See "Description of Indebtedness--The SeaTac Loan."

INDUSTRIAL PROPERTIES

  Like the Office Properties, the Industrial Properties developed by the Company were designed and developed to provide above-standard quality and meet the long-term needs of tenants. The Company was among the first Southern California developers to air-condition its Industrial Properties, increasing each facility's multidimensional use while providing environments for increased tenant operating efficiency and comfort. The Industrial Properties developed by the Company were designed for multi-tenant operations and can be configured for such use. The Industrial Properties, all but one of which are located in Southern California, are primarily comprised of single-story, tilt-up concrete buildings ranging in size up to 277,000 rentable square feet.

  Substantially all of the Industrial Property leases are written on a triple net basis with initial terms of three to eleven years and options to renew for up to an additional five years at the then current fair market value. The leases generally provide for rent increases based on the applicable regional CPI or contain specific contractual increases. The leases do not contain purchase options.

ACQUIRED PROPERTIES

  The Company completed a series of transactions in which it acquired properties comprising an aggregate of approximately 2.6 million rentable square feet. The Acquired Properties (other than the Pending Acquisition) were financed from the net proceeds of the IPO, borrowings under the Credit Facility and working capital, and, in the case of one Acquired Property, in part, with limited partnership Units.

  Brea Industrial Properties. The seven buildings in this complex total approximately 276,000 rentable square feet. The complex is centrally located with easy access to Los Angeles, Orange and San Bernardino counties. The buildings are of concrete tilt-up construction and include dock high and ground level truck loading doors with drive around access. Interior improvements include high quality office finishes, painted, insulated and fully fire sprinklered warehouses with clearance heights up to 24 feet.

  Garden Grove Industrial Properties. The Garden Grove Industrial Properties are six buildings which encompass an aggregate of approximately 276,000 rentable square feet. The buildings are of concrete tilt-up construction and include ground-level and dock-high truck loading doors and have interior clearance heights of 24 feet.

  Torrance Office Properties. The Torrance property consists of two, two-story, office buildings, with surface parking. The buildings are of concrete tilt-up construction and encompass a total of approximately 80,000 rentable square feet.

  Ontario Industrial Property. The Ontario Industrial Property is located near the San Bernardino and Riverside County border. The building sits on a 6.7 acre lot, is of concrete tilt-up construction and encompasses 154,000 rentable square feet.

  Warren Technology Center. The Warren Technology Center was built in 1990 and is composed of ten multi-tenant industrial buildings totaling approximately 159,000 rentable square feet. The Warren Technology Center is located in the Irvine Spectrum in south Orange County, California. As of June 30, 1997, the Warren Technology Center had a total of 76 tenants, none of which leased more than 10% of the total property.

  The total annual rental income per rentable square feet for the years ended December 31, 1995 and 1996, and the three months ending March 31, 1997 was $4.92, $5.04 and $6.24, respectively and the occupancy rates for the same periods were 71%, 77% and 81%.

  The Company's tax basis in this Property for federal income tax purposes was approximately $16.2 million as of June 1997. The Property is depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life of 39.5 years. The estimated average annual depreciation rate for this Property under the modified accelerated cost recovery system is 2.5%. Property taxes on this Property for the 12-month period year ending December 31, 1996 totaled $116,000. Management does not believe that any capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the purchase will cause this Property to be reassessed to its purchase price as of the purchase date.

  The following table sets forth for such Property for each of the ten calendar years beginning March 31, 1997 (i) the number of tenants whose leases will expire, (ii) the total rentable square feet covered by such leases, (iii) the percentage of total leased rentable square feet represented by such leases, (iv) the annual base rent represented by such leases and (v) the average annual rent per rentable square foot represented by such leases.

                                                   PERCENTAGE OF
                                                   TOTAL LEASED                 AVERAGE ANNUAL
                                                     RENTABLE                      RENT PER
                                      RENTABLE      SQUARE FEET  ANNUAL BASE       RENTABLE
        YEAR OF          NUMBER OF   SQUARE FOOT   REPRESENTED    RENT UNDER     SQUARE FOOT
         LEASE            LEASES     SUBJECT TO    BY EXPIRING     EXPIRING     REPRESENTED BY
       EXPIRATION        EXPIRING  EXPIRING LEASES LEASES(%)(1)  LEASES($)(2) EXPIRING LEASES($)
       ----------        --------- --------------- ------------- ------------ ------------------
1997....................     30         42,216          32.0         322,943         7.65
1998....................     19         23,175          17.6         198,855         8.58
1999....................     20         36,120          27.3         311,767         8.63
2000....................      2          1,635           1.2          17,882        10.94
2001....................      3         13,543          10.3         173,283        12.80
2002....................      2         15,363          11.6         203,744        13.26
2003....................    --             --            --              --           --
2004....................    --             --            --              --           --
2005....................    --             --            --              --           --
2006 and beyond.........    --             --            --              --           --
                            ---        -------         -----      ----------
  Totals................     76        132,052         100.0%     $1,228,474        $9.30
                            ===        =======         =====      ==========

--------
(1) Excludes all space vacant as of March 31, 1997 unless a lease for a replacement tenant has been dated on or before March 31, 1997.
(2) Determined based upon aggregate base rent to be received over the term divided by the term in months multiplied by 12, including all leases dated on or before March 31, 1997. Certain leases became effective subsequent to March 31, 1997.

  Sony Complex. Located at 2100 Colorado Avenue, Santa Monica, California, the Sony Complex was completed in 1992 on a build-to-suit basis for Sony Music Entertainment, Inc. ("Sony Music"). The project consists of two, three-story buildings and one, two-story building for an aggregate of approximately 94,844 rentable square feet. As of June 30, 1997, these Class A office buildings were 100.0% occupied by Sony Music and have been designed with a campus-like setting and extensive build-out which is a preference for many of the entertainment-related firms. The 1.7 acre site is located one-quarter mile north of Interstate 10 and includes a 230-space subterranean parking structure, an extensive water feature and a full-service cafe. Since completion in 1992 through the date of purchase by the Company, the building was 100.0% owner occupied. The lease for 94,844 rentable square feet with Sony Music provides for base rent of $2.7 million per year, or $28.46 per rentable square foot, and expires on December 31, 2008, subject to two successive five year renewal options.

  The Company's tax basis in this Property for federal income tax purposes was approximately $32.0 million, as of June 1997. The Property is depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life of 39.5 years. The estimated average annual depreciation rate for this Property under the modified accelerated cost recovery system is 2.5%. Property taxes on this Property for the 12-month period year ending December 31, 1996 totaled $290,900. Management does not believe that capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the purchase will cause this Property to be reassessed to its purchase price as of the purchase date.

  Mission Oaks Technology Center. The Mission Oaks Technology Center is located at 5151, 5153 and 5155 Camino Ruiz in the City of Camarillo in Ventura County, California. The property is located immediately adjacent to U.S. Highway 101 near the Los Angeles County/Ventura County border. The property's prominent location and approximately 950 feet of freeway frontage provide excellent visibility and regional access.

  As of June 30, 1997, the site is occupied by four office and research and development buildings containing an aggregate of approximately 276,000 rentable square feet. The four buildings are concrete tilt up structures. All four buildings were built between 1982 and 1985. From the date of completion of each of the buildings to the date of purchase by the Company, the buildings were 100.0% owner-occupied. The four buildings comprise 80,000 rentable square feet of office space, 120,544 rentable square feet of research and development space and 75,000 rentable square feet of highly-secured space. Included on the site is 242,245 rentable square feet (5.5 acres) of excess land, which has been approved by the city for future development.

  As of June 30, 1997, M/R Systems leased 100.0% of the Property's rentable square feet. Base rent under the M/R Systems lease is $2.4 million per year or $8.73 per rentable square foot. The lease for 276,216 rentable square feet expires April 30, 2001, subject to two successive five-year options to renew. The total annual rental income per rentable square foot for the years ended May 31, 1992 through 1996 was $7.44, $8.04, $8.04, $8.68 and $8.68, respectively.

  The Company's tax basis in this acquired property for federal income tax purposes was approximately $24.2 million, as of June 1997. The Property is depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life of 39.5 years. The estimated average annual depreciation rate for this Property under the modified accelerated cost recovery system is 2.5%. Property taxes on this Property for the 12-month period year ending December 31, 1996 totaled $131,200. Management does not believe that capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the purchase will cause this Property to be reassessed to its purchase price as of the purchase date. The Office Property is 100.0% leased to M/R Systems pursuant a lease which expires in 2001 and has an annual base rent of $2,411,824 per year.

  Caltrans Buildings. The Caltrans Buildings are located at 2501 Pullman Avenue and 1700 Carnegie Avenue in the city of Santa Ana in Orange County, California. The buildings are located one-half mile north of Orange County's John Wayne International Airport and Interstate 405. On the 5.5-acre site are concrete tilt-up buildings with a total of approximately 125,000 rentable square feet. The buildings are connected to one another by an enclosed pedestrian bridge at the second floor level.

  As of June 30, 1997, the California State Department of Transportation ("Caltrans") leased 100.0% of the Property's 124,921 rentable square feet and had occupied such space for eight years. Base rent under the Caltrans lease is approximately $1.7 million per year or $13.32 per rentable square foot. The Caltrans lease expires on April 30, 1999. The total annual rental income per rentable square foot for the years ended May 31, 1992 through 1996 was $14.66, $15.24, $10.50, $8.24 and $14.36. The decreases in average rent per rentable square foot in 1994 and 1995 are attributable to contractual rent concessions applicable to such years pursuant to the lease agreement.

  The Company's tax basis in this property for federal income tax purposes was approximately $15.5 million, as of June 1997. The Property is depreciated using the modified accelerated cost recovery system straight-line method, based on an estimated useful life of 39.5 years. The estimated average annual depreciation rate for this Property under the modified accelerated cost recovery system is 2.5%. Property taxes on this Property for the 12-month period ending December 31, 1996 totaled $88,400. Management does not believe that capital improvements made during 1997, if any, should result in an increase in annual property taxes, although the purchase will cause this Property to be reassessed to its purchase price as of the purchase date.

PENDING ACQUISITION

  Walnut Park Business Center. Walnut Park Business Center is located in the City of Diamond Bar in southeastern Los Angeles County. The Walnut Park Business Center is comprised of three buildings containing approximately 165,420 rentable square feet, of which 83% is industrial space and the remaining 17% is office space. The Property was constructed in 1987 and features concrete tilt-up construction. Clear heights range from 18 feet to 22 feet and two of the buildings provide dock-high loading doors. See "Prospectus Summary--Recent Developments--Acquisition Activities."

OPTION PROPERTIES

  General. The Company holds options to acquire (i) parcels comprising an aggregate of approximately 18 acres located at Calabasas Park Centre, in Calabasas, California and (ii) a three-building office complex located on North Sepulveda Boulevard in El Segundo, California (the "Sepulveda Boulevard Office Complex") at the respective purchase price for each of the properties as discussed below. Each option property is currently owned by a partnership beneficially owned and controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr. The Sepulveda Boulevard Office Complex was developed and is leased and managed by the Kilroy Group. The option for Calabasas Park Centre is exercisable on or before January 31, 1998. The option for the Sepulveda Boulevard Office Complex is exercisable on or before January 31, 2004. The acquisition cost for each of the properties is payable in cash; provided, however, that if the option for the Sepulveda Boulevard Office Complex is exercised after January 31, 1998, the acquisition cost will be payable in cash or limited partnership Units at the election of the seller. The Company intends to account for acquisitions of Option Properties, if any, using the purchase accounting method.

  In the event that the owner of one of the option properties receives an offer from a third party for the master lease or purchase of such property, such owner may give notice to the Company, which notice shall include the proposed purchase price, leasing terms and/or other economic terms of the proposed transfer or lease of such property. The Company shall then have 60 days to give notice of its election to acquire or lease such property at the lower of the applicable option price or the proposed purchase price or lease terms. In the event that the Company does not give such notice, the option to acquire such property shall be suspended and the owner may proceed with the sale or lease of such parcel pursuant to the terms of such offer, provided that the economic terms may be up to 5% below that described in such notice; provided, however, that with respect to any sale of the approximately 18 acres located at Calabasas Park Centre discussed below, the Company shall have the right to acquire at the option price the owners' rights and related monetary obligations under the respective sales agreement. In the event the owners of such property (i) have not entered into a letter of intent for the sale or lease of such property within 180 days following the notice to the Company referenced above, or (ii) have not completed the sale of the respective property within 270 days following such notice, then the Company's option with respect to such property shall be reinstated, up to the expiration date of the option. The Company's options are subject to any arrangements entered into by the Kilroy Group in connection with any financing, recapitalization or leasing of the properties including, without limitation, any rights of the lender(s) with respect to such properties with respect to a transfer pursuant to the applicable option. In addition, the Sepulveda Boulevard Office Complex will be managed by the Operating Partnership pursuant to a management agreement on market terms.

  Calabasas Park Centre. Kilroy Calabasas Associates, a limited partnership, beneficially owned 49.0% by John B. Kilroy, Sr. and 51.0% by John B. Kilroy, Jr., and controlled by both of them, owns Calabasas Park Centre, an approximately 66-acre site (representing approximately 45 developable acres, net of acreage required for streets and contractually required open areas) in the City of Calabasas located immediately west of the San Fernando Valley, which is presently entitled for over one million rentable square feet of office, retail and hotel development. The property has substantially all significant infrastructure improvements in place. Kilroy

Calabasas Associates is actively marketing for sale various parcels totaling approximately 27 acres for neighborhood retail and hotel development, of which approximately 1.7 acres is proposed to be dedicated to the City of Calabasas for civic use. Kilroy Calabasas Associates has received offers with respect to certain parcels and is pursuing such offers in the ordinary course of business, although there is no assurance that any such transactions will be completed in the near term. John B. Kilroy, Sr. and John B. Kilroy, Jr. each spend an immaterial amount of time in connection with any entitlement, marketing and sales of parcels of Calabasas Park Centre. The remaining approximately 18 acres for which the Company has been granted an option is entitled for over 500,000 rentable square feet for office, hotel and limited retail use. Because of the uncertainty that such 18 acres will be used primarily as office space, this property is not appropriate for inclusion in the Company's portfolio at this time. In addition, both John B. Kilroy, Sr. and John B. Kilroy, Jr. have agreed not to sell any of the parcels at Calabasas Park Centre to a real estate investment trust with an existing portfolio of office or industrial properties unless first offered to the Company on the same economic terms. See "Policies with Respect to Certain Activities--Conflicts of Interest Policies--Noncompetition Agreements."

  Pursuant to the terms of the applicable option agreement, the purchase price for the parcels located at Calabasas Park Centre will be equal to the total accumulated costs, as of the date such option is exercised, in connection with acquisition of rights with respect to, and the entitlement and development of such property, including, without limitation, property taxes, predevelopment and entitlement costs and fees, and related bond financing costs.

  North Sepulveda Boulevard, El Segundo. The Kilroy Group developed and operates the Sepulveda Boulevard Office Complex which consists of a three-building office complex located on an over 3.5-acre parcel in El Segundo, California, adjacent to LAX. The complex is comprised of an 11-story office building (constructed in 1972), an eight-story office building (constructed in 1962) and a seven-level parking structure with retail space on the ground floor (constructed in 1972), encompassing an aggregate of approximately 360,000 rentable square feet of office space and approximately 5,600 rentable square feet of retail space. The properties have convenient access to LAX and the I-105 Freeway. As of March 31, 1997, the office space was 100% leased to Hughes Space & Communications (of which approximately 60% is occupied) at an average annual triple net base rent per rentable square foot of $21.06, subject to a lease scheduled to expire on February 28, 1998. The property is owned by Kilroy Airport Imperial Co., a limited partnership, beneficially owned by John B. Kilroy, Sr. and by John B. Kilroy, Jr. (who have an approximately 65.1% interest and an 18.2% interest, respectively), and controlled by both of them. In addition, each of Patrice Bouzaid, Susan Hahn, Anne McCahon and Dana Pantuso, the daughters of John B. Kilroy, Sr., have an approximately 4.2% interest in the limited partnership. Each of Messrs. Kilroy spend an immaterial amount of time in connection with the management of the property.

  Pursuant to the terms of the applicable Option Agreement, the purchase price for the Sepulveda Boulevard Office Complex is equal to the sum of (i) the then outstanding mortgage indebtedness secured by the respective properties, plus
(ii) $1, plus (iii) the aggregate amount of capital contributed by the beneficial owners of the property, net of actual cash distributions distributed in respect of such beneficial owners, during the period beginning on January 31, 1997 and ending on the date of exercise of the option, plus
(iv) an annualized return of 8.0% on the amount in excess of $5.0 million, if any, as determined pursuant to clause (iii) preceding. The Company's option to purchase the Sepulveda Boulevard Office Complex is subject to a right of first offer held by Hughes Space & Communications.

DEVELOPMENT, LEASING AND MANAGEMENT ACTIVITIES

  Since 1947, the Company and its predecessors have developed millions of rentable square feet of office and industrial space, including high technology facilities, primarily located in Southern California, for its own portfolio and for third parties. Development activities include site selection, land entitlement, project design and construction, build-to-suit activities and tenant renovations. The Company has successfully developed numerous sophisticated development projects for some of the nation's most prominent corporations both in Southern California and around the country. The Company's extensive experience has enabled it to form key alliances with major corporate tenants, municipalities and landowners in Southern California. The Company's relationships with tenants and users has enabled it to act as a developer of various projects, and, in the case of Kilroy Airport Center Long Beach, to develop the land for its own account when such development results in a favorable risk-adjusted return on investment.

  The Company or the Operating Partnership is the manager of all but eight of the Properties and provides building management services with respect to the Option Properties. The Company actively engages in all aspects of the operations of the properties it manages, including negotiating all leasing transactions. At the eight Properties where the Company does not perform management functions, the Company hires third-party property managers to supervise day-to-day operations while the Company actively monitors all management activities and is actively engaged in the negotiation of all lease transactions. The Services Company provides development services for the Company and for the Option Properties, at market rates.

  The Company currently owns an aggregate of approximately 36 acres of developable land and has the exclusive right to develop an additional 24 acres of developable land which provide it with significant growth opportunities. All of the developable land is in Southern California. The Company owns ten acres of developable land in Brea, 15 acres in Foothill Ranch in Orange County, two and one-half acres in Anaheim, three and one-half acres in Irvine and five acres in Camarillo. All of the developable land is located in Southern California. The Company is the master ground lessee of, and has sole development rights to the 24 acres of developable land entitled for office, research and development, light industrial and other commercial projects at Kilroy Airport Center Long Beach.

  The Company presently plans to develop an aggregate of up to 1.6 million rentable square feet of office or industrial space on the Development Properties, subject to required entitlements. Of this amount, the Company plans to commence development of 500,000 rentable square feet of industrial space in 1997 at a total budgeted cost of $25.0 million. No assurance can be given that the Company will commence such development, or that, if commenced, such development will be completed. See "Risk Factors--Real Estate Investment Considerations--Risks of Real Estate Acquisition and Development."

  The following is a description of the Development Properties as presently contemplated.

                          TYPE OF PROPERTY                      POTENTIAL RENTABLE
 PROPERTY                   ENTITLEMENT      SUBMARKET    ACRES   SQUARE FOOTAGE
 --------                 ---------------- -------------- ----- ------------------
Brea....................     Industrial    Orange County    10       180,000
Foothill Ranch..........     Industrial    Orange County    15       300,000
Anaheim.................     Industrial    Orange County   2.7        42,000
Irvine..................     Industrial    Orange County   3.5  100,000 to 135,000(1)
Camarillo...............     Office        Ventura County    5        80,000(1)
Long Beach Phase III and
 Phase IV...............     Office        South Bay        24       900,000

--------
(1) Subject to zoning and entitlements.

  The Company may engage in the development of other office and/or industrial properties primarily in Southern California submarkets when market conditions support a favorable risk-adjusted return on such development. The Company's activities with third-party owners in Southern California are expected to give the Company further access to development opportunities. There can be no assurance, however, that the Company will be able to successfully develop any of the Development Properties or any other properties.

  Kilroy Airport Center Long Beach. In conjunction with the Company's role as master ground lessee of Kilroy Airport Center Long Beach, the Company manages all ongoing leasing and development activities for the four-phase, approximately 53-acre office and retail development project, including sole development rights to the approximately 24 remaining developable acres. To date the Company has developed Phases I and II. See "--Office Properties-- Kilroy Airport Center, Long Beach." Current development activities are focused on Phase III of the project ("Kilroy Long Beach Phase III") which will be developed and owned by the Company.

Kilroy Long Beach Phase III. In addition, Kilroy Long Beach Phase III may be developed, subject to site plan approval by the City of Long Beach, to include an additional office building with up to 150,000 rentable square feet of space. The Company has been in discussions with several prospective tenants for office space presently planned to be included in Kilroy Long Beach Phase
III. Development of Kilroy Long Beach Phase III is subject to substantial predevelopment leasing activity and, therefore, the timing for the commencement of development is uncertain.

  Kilroy Airport Center Long Beach also is planned to include Phase IV ("Kilroy Long Beach Phase IV"), which will be developed and owned by the Company. Kilroy Long Beach Phase IV presently is contemplated to include an aggregate of up to 550,000 rentable square feet of office and retail space including high quality retail and specialty shops, sit-down and convenience restaurants and, subject to site-plan approval by the City of Long Beach, a multitheater and virtual reality entertainment center. Development of Kilroy Long Beach Phase IV is subject to substantial predevelopment leasing activity and, therefore, the timing for the commencement of development is uncertain.

  To date the Company has invested approximately $8.8 million in infrastructure improvements which are in place for Kilroy Long Beach Phases III and IV and has available an additional approximately $1.4 million of revenue bond proceeds held by the City of Long Beach which the Company believes is sufficient to provide for further traffic mitigation improvements, if any, which may be required by the city in connection with the future development. Because of the over 900,000 aggregate rentable square feet entitled at Kilroy Long Beach Phases III and IV, and the significant infrastructure improvements already in place, the Company believes that Kilroy Airport Center Long Beach offers substantial opportunity for tenant expansion from a location servicing both Los Angeles and Orange Counties. See "--Office Properties--Kilroy Airport Center, Long Beach."

  Prior to the IPO in January 1997, the Kilroy Group and its affiliates acquired construction materials at a cost of approximately $6.5 million, in connection with the development of Kilroy Long Beach Phase III. The Company has no obligation to purchase the materials from the Kilroy Group or to in any way use the materials in the development and completion of the project. Any decision on the part of the Company to purchase the materials from the Kilroy Group in the future will be determined by a majority of the Independent Directors.

  Kilroy Airport Center Long Beach is subject to three long-term ground leases under which the Company is ground lessee. The City of Long Beach is the ground lessor with respect to Kilroy Long Beach Phase III, and the Board of Water Commissioners of the City of Long Beach, acting on behalf of the City of Long Beach, is the ground lessor with respect to Kilroy Long Beach Phase IV. The basic term under each of the ground leases expires on July 17, 2035. As of June 30, 1997, primary rent under the leases for Kilroy Long Beach Phases III and IV is approximately $75,000 per year and $77,000 per year, respectively, with such amounts adjusted periodically to take account of changes in the fair market rental value of the land underlying each lease.

THE COMPANY'S SOUTHERN CALIFORNIA SUBMARKETS*

  The Company believes that Los Angeles, Orange and Ventura Counties have been and will continue to be excellent markets in which to own and operate Class A office and industrial property over the long term. The Company believes that these counties are attractive for a number of reasons:

  . These counties, together with Riverside and San Bernardino Counties, comprise the second largest Consolidated Metropolitan Statistical Area in the United States and rank as the world's 12th largest economy;

  .  The continuing expansion of the service-producing sector of the economy;

  . Employment sectors using Class A office and industrial properties continue to expand with the Southern California Area's continuing growth in foreign trade and diversification of industries;

  . Since 1992, there has been virtually no increase in the Southern California Area's inventory of office space; and

  . The Southern California Area's demand for quality industrial space has spurred new construction of industrial properties.
--------
* The Company retained Robert Charles Lesser & Co. ("Lesser"), nationally recognized experts in real estate consulting and urban economics, to study the Company's Southern California submarkets, and the discussion of such submarkets below and under the caption "Prospectus Summary--The Company's Southern California Submarkets" is based upon Lesser's findings. While the Company believes that these estimates of economic trends are reasonable, there can be no assurance that these trends will in fact continue.

  The Southern California Area had a 1996 total population of approximately
15.7 million people, which accounted for approximately 5.9% of the total U.S. population. Annual population growth in the Southern California Area since 1990 has averaged approximately 190,000 persons. Of the approximately 15.7 million people in the Southern California Area, approximately 9.3 million lived in Los Angeles County and approximately 2.6 million lived in Orange County. Annual estimated growth in population in these counties over the next five years is expected to be approximately 79,000 and 35,000 persons, respectively. The following table presents the total population as a proportion of the United States population for the Southern California Area and California for 1980, 1990 and 1995 and the estimated population for 2000 and 2010.

          POPULATION AS A PROPORTION OF THE UNITED STATES POPULATION
               SOUTHERN CALIFORNIA AREA AND CALIFORNIA 1980-2010


                                         Southern
                                        California
                         California        Area
                         ----------     ----------
1980                       10.4%           5.1%
1990                       12.0%           5.9%
1995                       12.2%           5.9%
2000                       11.8%           6.1%
2010                       12.8%           6.4%

  Increasing Employment. The Southern California Area economy continues its economic expansion and recovery from the recessionary conditions experienced during the 1990-1993 period. While the Southern California Area lagged behind the rest of the country in entering the recession, it also lagged in the economic recovery, in part due to the cutbacks in the aerospace and defense industries. As measured by total employment, the Southern California Area economy "bottomed" in 1993, with 1994 showing an increase of 29,000 jobs.

  Employment growth accelerated in 1995 and 1996, increasing by 112,000 and 136,000 new jobs, respectively. Of the total jobs added in 1995 and 1996, 145,000 (approximately 60% of the total) were created in Los Angeles County. Stimulating the economic expansion were broad based gains in business and professional management services, entertainment, health and bio-med services, apparel manufacturing and tourism.

  Employment in the Southern California Area is expected to increase during 1997 and 1998, with the rate of increase once again outpacing the nation. Job growth estimates in these two years are 145,000 and 106,000, respectively, which correspond to percentage gains of 2.4% in 1997 and 1.7% in 1998. The following table shows the annual change in non-agricultural jobs for the Southern California Area for the period from 1980 through 1995, the estimated change for 1997 and the forecasted changes for 1997 and 1998.

                   ANNUAL NON-AGRICULTURAL EMPLOYMENT CHANGE
                           SOUTHERN CALIFORNIA AREA
                                   1980-1998


1980             -0-
1981          67,900
1982        (127,300)
1983          42,100
1984         222,700
1985         190,800
1986         188,500
1987         194,700
1988         189,300
1989         155,700
1990          90,600
1991        (173,000)
1992        (189,000)
1993        (102,500)
1994          29,200
1995         112,800
1996         135,200
1997         145,200
1998         106,300

  The unemployment rate in the Southern California Area continues to move downward from its 1993 peak. For the U.S., the May 1996 unemployment rate was approximately 4.8% versus approximately 6.0% in California. By comparison, the 1993 unemployment rates for the U.S. and California were approximately 6.9% and 9.2%, respectively. While the unemployment rate in the Southern California Area has been declining in the last couple of years, it probably will remain higher than the unemployment rate for the nation as a whole. Within the Southern California Area, the May 1996 unemployment rates varied from a low of approximately 3.2% in Orange County to a high of approximately 6.7% in Los Angeles County.

  Diversification of Industries. Los Angeles and Orange Counties are widely regarded as major centers for corporate and international business. The growth of international trade through the Los Angeles-Long Beach port complex, which presently ranks as the largest commercial port in the United States, is driving the growth of business in the surrounding area. While the southern coastal Los Angeles County market, including the El Segundo and Long Beach submarkets, has historically been, and continues to be, associated with the aerospace and defense industries, the downsizing of those industries has resulted in the region becoming more diversified, with major corporations in emerging industries such as telecommunications and healthcare. The Company believes this diversity, which is reflected in the Company's tenant base, has strengthened these submarkets.

  Foreign Trade. The growth in the region's employment is attributable in part to the increase in the volume of trade in the region's ports and airports, which at the end of 1995 accounted for over 12.0% of the total trading volume in the United States and which has grown at an average annual rate of approximately 11.4% during the ten-year period ended in 1994 compared to an approximately 8.0% growth rate nationally during the same period. In addition, during 1995 the trading volume among the region's ports and airports increased another approximately 16.0%, further securing the region's position as the nation's leader in international trade activity. The following table shows the growth in the Los Angeles Customs District's share of U.S. Trade for the period from 1972 through 1995.

          LOS ANGELES CUSTOMS DISTRICT SHARE OF U.S. TRADE 1972-1995

1972       6%
1973       6%
1974       7%
1975       6%
1976       7%
1977       7%
1978       7%
1979       7%
1980       8%
1981       8%
1982       8%
1983       9%
1984       9%
1985      11%
1986      12%
1987      12%
1988      12%
1989      12%
1990      12%
1991      12%
1992      12%
1993      12%
1994      13%
1995      12%

  Growing Service Economy. Over the last 16 years, the composition of employment in the Southern California Area has shifted, generally mirroring national patterns. The goods-producing sector (mining, construction and manufacturing) has declined from an approximately 28.7% share in 1980 to approximately 19.9% in 1996. Within this sector, manufacturing accounted for virtually the entire decline. Correspondingly, the services-producing sector (transportation, communications and utilities; wholesale and retail trade; finance, insurance and real estate services; and government) has expanded from approximately 71.3% of total employment in 1980 to approximately 80.1% in 1996. The following table presents the total employment growth from 1980 to 1996 for various employment sectors in the Southern California Area.

             TOTAL NON-AGRICULTURAL EMPLOYMENT GROWTH BY INDUSTRY
                      SOUTHERN CALIFORNIA AREA 1980-1996


Mining                                    -10.2
Construction                               16.9
Manufacturing                              -260
Transportation and Public Utilities        38.2
Wholesale and Retail Trade                238.5
F.I.R.E.                                   32.9
Services                                  697.6
Government                                138.5
Goods Producing Employment               -253.3
Service Producing Employment             1145.7

  In particular, the entertainment and tourism industries now account for over 400,000 jobs in the region. The following table shows the growth of tourism and entertainment-related jobs for the period from 1983 through 1996.

               GROWTH OF TOURISM AND ENTERTAINMENT-RELATED JOBS
                      SOUTHERN CALIFORNIA AREA 1983-1996


         Total Employment (000s)
         -----------------------
1983              340.4
1984              371.5
1985              384
1986              403
1987              429.6
1988              431.7
1989              457.9
1990              464.6
1991              453.7
1992              427.7
1993              445.1
1994              467.3
1995              506.2
1996              539.8

  In addition, the Southern California Area aerospace industry, which suffered significant losses in recent years, appears to be stabilizing. The local aerospace industry should benefit from new military aircraft production, subcontractor involvement with Boeing's production of commercial aircraft and increased satellite production. Growth is also taking place in the technology sector which includes multi-media, digital information, bio-med, and advanced transportation. The following table shows the number of jobs in the aerospace/high technology industries in the Southern California Area for the period from 1988 through 1998.

                  AEROSPACE/HIGH TECHNOLOGY EMPLOYMENT TRENDS
                           SOUTHERN CALIFORNIA AREA
                                   1988-1998


                        Employment (000s)                % Charge
                        -----------------                --------
1988                          392.7
1989                          377.9                         -3.8%
1990                          360.2                         -4.7%
1991                          330                           -8.4%
1992                          293.7                        -11.0%
1993                          252.6                        -14.0%
1994                          224.7                        -11.0%
1995                          209.5                         -6.8%
1996                          206.7                         -1.3%
1997                          208.8                         -1.0%
1998                          211.5                          1.3%

 Office Submarkets

  General. Total office space in the Southern California Area amounts to approximately 232 million rentable square feet. The Southern California Area is the second largest office market in the country after the New York City Metro Area (with over approximately 800 million rentable square feet). Los Angeles County comprises two-thirds of the metro office inventory, roughly
159.4 million rentable square feet; Orange County accounts for approximately
54.2 million rentable square feet.

  Vacancy rates in the office space market in the Southern California Area are trending downward from a high in 1991 and 1992 of approximately 19.7% to a level at the end of 1996 of approximately 16.7%. As of March 31, 1997, the vacancy rate for Southern California office properties continued to fall, reaching 16.3%. The following table shows the U.S. and Southern California Area office vacancy rates for the period from 1988 through March 31, 1997.

                         OFFICE MARKET VACANCY TRENDS
                     SOUTHERN CALIFORNIA AREA VERSUS U.S.
                              1988-MARCH 31, 1997


                                             Southern
                                            California
                         U.S.                  Area
                        -----               ----------
   1988                 18.2%                  16.4%
   1989                 18.6%                  17.2%
   1990                 19.5%                  17.1%
   1991                 19.4%                  19.8%
   1992                 18.7%                  19.7%
   1993                 17.0%                  19.2%
   1994                 15.5%                  18.3%
   1995                 14.1%                  17.8%
   1996                 12.8%                  16.7%
1Q 1997                 11.0%                  16.3%

  Net absorption in the Southern California Area during the first quarter of 1997 amounted to approximately 1.1 million rentable square feet. Annualized, this absorption pace for 1997 would reach 4.4 million rentable square feet, a
1.3 million rentable square foot increase over 1996's 3.1 million rentable square feet. With the improving economy, absorption has increased dramatically from 1993's recessionary low of approximately 1.7 million rentable square feet. By comparison, absorption in the Southern California Area ranged from approximately 11.1 million to 11.7 million rentable square feet during the mid-to late 1980s. Annual increases in employment during the 1980s fluctuated between approximately 160,000 and 200,000 jobs per year, as opposed to job losses from 1991 to 1994. The following table shows the annual absorption of office space in the Southern California Area for the period from 1986 through March 31, 1997.

                     ANNUAL NET ABSORPTION OF OFFICE SPACE
                      SOUTHERN CALIFORNIA AREA 1986-1997

                      Annual
                   Absorption of
                Office Space (000s)
                -------------------
   1986                11,116
   1987                11,684
   1988                11,687
   1989                11,260
   1990                 7,635
   1991                 5,005
   1992                 3,301
   1993                 1,689
   1994                 2,657
   1995                 2,153
   1996                 3,140
1Q 1997                 1,113

  No Additional Supply of Office Space. During the last six years new construction of office space in the Southern California Area has decreased substantially. The following table shows the additions in square footage to the Southern California Area office market for each of the periods presented.

          ADDITIONS TO THE SOUTHERN CALIFORNIA AREA'S OFFICE MARKET*


                     Square Feet (000s)
                     ------------------
      1989                 21,097
      1990                 11,033
      1991                  9,384
      1992                  3,188
      1993                    720
      1994                      0
      1995                      0
      1996                      0
      1997                      0
--------
* Square feet shown in thousands. The above table represents additions to the Southern California Area's office market net of office space removed from service. In 1994 and 1995, the total square footage in the market decreased by approximately 2.0 million square feet and approximately 1.3 million square feet, respectively.

  The addition in the near-term of any new speculative office space to the market remains unlikely as effective rents for multi-tenant properties are currently well below the level needed to make new construction economically feasible.

  El Segundo Office Submarket. In the El Segundo submarket the Company owns and operates three Office Properties at Kilroy LAX, and one stand alone two-story office building. The aggregate rentable square feet of the Office Properties in the El Segundo submarket represent approximately 22% of the approximately 3.4 million rentable square feet of all Class A office properties located in this submarket as of December 31, 1996.

  The El Segundo submarket is an approximately 5.4 square mile area in the southwestern coastal section of Los Angeles County. The El Segundo submarket has the advantages of proximity to LAX without the disadvantages of being located within the City of Los Angeles, as is the case with the submarket located on the northeast side of LAX (the "LAX/Century Boulevard submarket"). The El Segundo submarket has a highly qualified computer and technology-based work force. El Segundo's tax structure is as much as $6.00 per square foot per annum lower than neighboring Los Angeles, principally attributable to lower gross receipts and utility taxes. As a result, the El Segundo submarket has historically enjoyed higher rental occupancy and tenant retention rates than neighboring submarkets, such as LAX/Century Boulevard, Torrance and Carson.

  The El Segundo submarket tenant base has broadened from its historic concentration of aerospace industry tenants. A number of major corporations have a significant presence in the El Segundo submarket, including Xerox Corporation, Mattel, Inc., Chevron USA, Inc., AT&T, TRW Corporation and Hughes Space & Communications.

  Management believes that because of the high visibility and strategic location of the four Office Properties located in the El Segundo submarket, the El Segundo Office Properties have higher occupancy and tenant retention than other properties within this submarket and have achieved higher rental rates. The vacancy rate of Class A office buildings in the El Segundo submarket was approximately 15.9%, as of June 30, 1997, compared to approximately 1.4% for the Company's El Segundo Office Properties as a whole, as of June 30, 1997. The average asking annual rental rate in the El Segundo submarket, as of June 30, 1997, was approximately $22.93 per square foot for Class A office buildings compared to an average asking annual rental rate of $25.20 per square foot for the Company's El Segundo Office Properties as a whole, as of June 30, 1997.

  Through June 30, 1997, net absorption of office space in the El Segundo submarket was 32,000 rentable square feet. This gain represents a reversal of the last several years during which the local office market recorded negative office space absorptions. The positive absorption reflects the growth of local tenants which are still overwhelmingly aerospace but increasingly with a high technology orientation, such as software and satellite development businesses.

  No new office buildings are under construction and, to the Company's knowledge, no new construction is presently projected in the near future in the El Segundo submarket. The following tables show the comparative vacancy rates of Class A office space in the El Segundo submarket and Kilroy LAX, and the comparative mean asking rents of Class A office space in the El Segundo submarket and Kilroy LAX, respectively.


 Class A Office Vacancy                  Class A Office Rents
Kilroy Versus El Segundo               Kilroy Versus El Segundo
      Mid-1997                                 Mid-1997
Vacancy Rate                           Mean Rent
------------                           ---------
Kilroy........  1.4%                   Kilroy........   $25.20
El Segundo.... 15.9%                   El Segundo....   $22.93

  The local Class A office market shows evidence of increasing improvement. Vacancy has declined from nearly 20% estimated, as September 30, 1996, to 15.9%, as of June 30, 1997. Correspondingly, overall rents have increased by over 4% during this same time frame. The Company's asking rents have increased over this same period by approximately 5%. Nearly two-thirds of the available space, as of June 30, 1997, is located in one major building, 200 North Sepulveda Boulevard. This space which had been vacated by Hughes Electronics has undergone significant rehabilitation during much of 1996. Of the 500,000 square feet of net rentable area at 200 North Sepulveda Boulevard, 156,000 square feet has been leased as of June 30, 1997.

  Management believes that rental increases should continue. Contributing factors to this expectation include the submarket's expanding economy which is already evidenced in declining vacancy rates, the relative availability of large blocks of office space and lower rental rates than those offered in the nearby West Los Angeles office submarket and no known increases in the competitive supply of office space.

  Long Beach Airport Area Office Submarket. As of June 30, 1996, the vacancy rate of Class A office buildings in the Long Beach Airport area was approximately 3.9% as compared to approximately 2.0% for the Company's Long Beach Office Properties. The vacancy figures for this market reflect the results of a market that has significantly "tightened" during the preceding nine months. By comparison, vacancy for the Long Beach Airport area as a whole is 15.1%, as of June 30, 1997. Of the 190,000 rentable square feet estimated to be available in Class A buildings, as of September 30, 1996, less than 60,000 square feet remains available, as of June 30, 1997. The absorption provides evidence of the improving regional economy and the strategic location of Class A office space in this submarket.

  Class A rents in the Long Beach Airport Area have benefited from the improving market conditions. Asking rents have increased 6% over rents in these same buildings, as of September 30, 1996. Asking rents at Kilroy Long Beach Phase II have increased by 7.5% over rents as of September 30, 1996.

  The market outlook for further rental increases is favorable given the virtual absence of available space, the improving regional economy and the lack of new space. Available space for technology companies is particularly difficult to find, and buildings which offer current telephone communications capabilities and electrical support are more likely to benefit earlier.

  The following tables show the comparative vacancy rates of Class A office space in the Long Beach submarket and Kilroy Long Beach, and the comparative mean asking rents of Class A office space in the Long Beach submarket and Kilroy Long Beach, respectively.


 Class A Office Vacancy                  Class A Office Rents
Kilroy Versus Long Beach               Kilroy Versus Long Beach
      Mid-1997                                 Mid-1997
Vacancy Rate                           Mean Rent
------------                           ---------
Kilroy........  2.0%                   Kilroy........   $25.80
Long Beach....  3.9%                   Long Beach....   $23.32

  Santa Monica Office Submarket. In the Santa Monica office submarket, the Company recently purchased one 95,000 square foot office building that acts as the headquarters for Sony Corporation's music division. The Sony Building represents about 3.5% of the approximately 2.7 million rentable square feet of all Class A Office Properties in this submarket as of June 30, 1997. Entertainment is reflective of much of Santa Monica's tenant base which is also composed of companies in the financial services, legal, real estate and advertising industries.

  Santa Monica's office market has emerged as a principal Class A office market, with many of its office buildings ranked among the most prestigious buildings in the Los Angeles area. The attractiveness of this market stems from its proximity to the ocean, the breadth of local retailing and restaurants, the generally adjacent upscale residential neighborhoods which appeal to the enterpreneurs and executives involved in office leasing decisions, and the entertainment industry nucleus that is now in place (Sony, MGM and a host of post-production companies) and draws additional companies. Another factor contributing to Santa Monica's office market success has been the availability of large-scale office development projects featuring generally low-rise, campus style product that is unique to the West Los Angeles office market. With continued growth anticipated for the entertainment industry coupled with an improving regional economy, the rental rate and vacancy outlook for Santa Monica remains favorable.

  Class A office rents are in the $30 to $42 per rentable square foot per year range and among the highest in the Los Angeles area. By comparison, the Sony Building average annual rents are $33 per square foot. Vacancy among Class A buildings is 16.7% which is above the 9.3% vacancy rate as of June 30, 1997, for the Santa Monica office market as a whole. There was no vacancy in the Sony Building as of June 30, 1997.

  Office development economics in the form of relatively high rents have reached a point that may encourage new construction. Two projects in the vicinity of the Sony Building where new office development is entitled include the Arboretum (130,000 rentable square feet) and Water Garden Phase II (650,000 rentable square feet). No public announcements concerning these two projects have been made at this time. The following tables show the comparative vacancy rates of Class A office space in the Santa Monica submarket and the Sony Complex, and the comparative mean asking rents of Class A office space in the Santa Monica submarket and the Sony Complex, respectively.


  Class A Office Vacancy                  Class A Office Rents
Kilroy Versus Santa Monica              Kilroy Versus Santa Monica
      Mid-1997                                  Mid-1997
Vacancy Rate                           Mean Rent
------------                           ---------
Kilroy..........  0.0%                 Kilroy..........   $33.00
Santa Monica.... 16.7%                 Santa Monica....   $35.02

  Irvine Spectrum Office Submarket. The Company recently purchased one office property located at 111 Pacifica (the "Pacifica Building") in Irvine which encompasses 67,425 rentable square feet, and which is part of the Irvine "Spectrum" project. This property represents approximately 11% of the 622,000 rentable square feet of Class A office space in the Spectrum, contained no available rental space as of June 30, 1997.

  The Irvine Spectrum has become one of Southern California's most attractive destinations for corporate headquarters and expanding high-tech industries relocating from other parts of the Los Angeles Basin. The Spectrum is home to over 2,200 companies employing 36,000 people. Beside being conveniently located near the John Wayne Airport, the Spectrum enjoys great surface accessibility due to its location at the convergence of Interstates 5 and 405. The Spectrum also attracts tenants due to its proximity to affluent, planned neighborhoods in Mission Viejo, Aliso Viejo, Lake Forest and Laguna Hills. Further contributing to the success of the Spectrum is a wide variety of office product which provides space into which Spectrum tenants can expand.

  Class A office rents range from approximately $22 to $25 per rentable square foot per year. By comparison, the mean rent at the Pacifica Building is $23.40 per rentable square foot. Vacancy among Class A buildings in the Spectrum is 7.3% as of June 30, 1997, somewhat lower than the overall surrounding submarket vacancy rate of 8.3% as of March 31, 1997.

  Demand for the office space is expected to increase as the relocation and success of high-tech firms attract accounting and law firms that cater to the high-tech industry. Construction at the Spectrum will continue for the foreseable future as The Irvine Company expects to invest approximately $1 billion in office, retail and industrial space, including a new office high-rise, a cluster of one-story office buildings and a 250,000 rentable square foot expansion of the existing Irvine Entertainment Center. The following tables show the comparative vacancy rates of Class A office space in the Irvine Spectrum submarket and the Pacifica Building, and the comparative mean asking rents of Class A office space in the Irvine submarket and the Pacifica Building, respectively.

   Class A Office Vacancy                  Class A Office Rents
Kilroy Versus Irvine Spectrum          Kilroy Versus Irvine Spectrum
         Mid-1997                                 Mid-1997
Vacancy Rate                           Mean Rent
------------                           ---------
Kilroy........  0.0%                   Kilroy........   $23.40
Irvine........  7.3%                   Irvine........   $23.50

  Thousand Oaks Submarket. The Company owns a stand alone three-story Office Property located at 2829 Townsgate Road in Thousand Oaks, California. The City of Thousand Oaks has approximately 112,600 residents, and is located 40 miles northwest of Los Angeles in Ventura County, which is located along the coast immediately north of Los Angeles County. Ventura County had a 1996 population of approximately 720,000 persons. The County is home to companies in various industries including high technology, pharmaceuticals and finance. As of March 31, 1997, the vacancy rate of office space in the Ventura County office submarket was approximately 15.2%. During the years ended December 31, 1996 and 1995 there was net absorption in the Ventura County office submarket of approximately 79,000 and 157,000 rentable square feet of office space, respectively. For the first quarter ending March 31, 1997, net absorption was 39,000. The average annual effective gross rent for office space in the Ventura County office submarket as of March 31, 1997 was $16.68 per square foot.

  Calabasas Office Submarket. The Company recently acquired one Class A office property located at 26541 Agoura Road in Calabasas containing approximately 91,000 rentable square feet of office space. The Calabasas office submarket houses a wide variety of tenants from high-technology to professional service firms.

  The Calabasas office market runs along the Highway 101 and is located in the western extreme of the larger West San Fernando Valley office submarket. The attractiveness of the Calabasas market can be attributed to several factors, not the least of which are a lower tax rate and reduced cost of doing business when compared with office space in Los Angeles. Tenants can expect to save from 26% to 32% over the nearby Warner Center in the City of Los Angeles. This suburban, low-rise campus office market represents a newer stock of office space which appeals to executives in a variety of industries who reside in nearby affluent residential communities. Besides offering high visibility and excellent freeway access, surface parking in Calabasas is provided free.

  At June 30, 1997, the Calabasas Office Property was fully leased, as compared to the Calabasas Class A office market and the West San Fernando Valley office market which were at approximately 9.4% and 14.3% vacancy levels, respectively. In 1996, Calabasas office market absorption jumped to approximately 137,600 rentable square feet from a 1995 low of 76,709 rentable square feet. As of June 30, 1997, rents at Class A buildings averaged $21.10 per rentable square foot per month. By comparison, the Calabasas Office Property currently carries an average monthly rent of $19.68.

  The Calabasas market is expected to benefit from the expansion of existing tenants as well as relocations from the Warner Center in Los Angeles and from Woodland Hills in general. Construction has just begun to anticipate this increase in Calabasas demand as two new Class A projects of 45,000 and 61,000 square feet are currently underway. The following tables show the comparative vacancy rates of Class A office space in the Calabasas submarket and the Company's Calabasas Office Property, and the comparative mean asking rents of Class A office space in the Calabasas submarket and the Company's Calabasas Office Property, respectively.


 Class A Office Vacancy                  Class A Office Rents
 Kilroy Versus Calabasas                Kilroy Versus Calabasas
      Mid-1997                                 Mid-1997
Vacancy Rate                           Mean Rent
------------                           ---------
Kilroy........   0%                    Kilroy........   $19.68
Calabasas..... 9.4%                    Calabasas.....   $21.10

 Industrial Submarkets

  For the first time this decade the industrial vacancy rate in the Southern California Area has dropped below the national average. As of March 31, 1997, available industrial space in the Southern California Area totaled approximately 1.2 billion rentable square feet. Vacancy rates in the industrial space market in the Southern California Area have declined from a high of approximately 13.8% in 1992 to approximately 7.3% at March 31, 1997. By comparison, the national average, as of March 31, 1997, was 8.1%. As of June 30, 1997, the vacancy rate for the Industrial Properties in the Southern California Area was approximately 3.3%. The following table shows the U.S. and Southern California Area industrial vacancy rates for the period from 1991 through the first quarter of 1997.

                   INDUSTRIAL MARKET VACANCY TRENDS
                  SOUTHERN CALIFORNIA AREA VERSUS U.S.
                          1991-MARCH 31, 1997
                    1991    1992    1993    1994    1995    1996    1Q 1997
                    ----    ----    ----    ----    ----    ----    -------
U.S. ............   7.9%    8.7%    8.3%    7.4%    6.9%    0.077     8.1%
Southern
California Area..  13.0%   13.8%   13.5%   12.6%    9.2%    0.076     7.3%

  Much of the existing industrial space in the Southern California Area is considered to be functionally obsolete due to its age, services and/or configuration. As a result, the Southern California Area inventory for industrial space is beginning to experience a modest growth in new construction primarily of build-to-suit. Speculative construction in the first quarter of 1997 was approximately 9.6 million rentable square feet (representing approximately 0.8% of the region's inventory) compared to approximately 7.0 million in 1996.

  North Orange County Industrial Submarket. The Company recently acquired seven industrial buildings in Brea (the "Brea Industrial Properties"), part of the North Orange County industrial submarket. The Brea Industrial Properties encompass approximately 276,000 rentable square feet and, as of June 30, 1997, were 98% leased. As of March 30, 1997, the North County industrial submarket contained approximately 63.1 million rentable square feet, approximately 9.9% of which was vacant. Vacancy rates in this submarket have dropped nearly 50% from 1991 levels and 25% since 1995. Even in the face of speculative building, most of which has been preleased, vacancy rates are expected to decline further while 1997 rental rates in the North Orange County Industrial submarket could rise by as much as 15% over year-end 1996 levels.

  Central Orange County Industrial Submarket. The Company currently owns six industrial buildings encompassing approximately 565,000 rentable square feet located at 3340 La Palma Avenue, 1000 East Ball Road, 1230 S. Lewis Street, 4155 E. La Palma, 4125 La Palma Avenue and 5325 East Hunter Avenue. These buildings were 100.0% leased as of June 30, 1997. The Central Orange County industrial submarket held approximately 31.1 million rentable square feet with an approximate 9.9% vacancy rate, as of March 31, 1997. As is the case with the North Orange County submarket, vacancy rates in this submarket are just two-thirds of 1991 levels and have declined steadily since 1995. Vacancy rates are expected to decline and rental rates increase as a shortage of developable land keeps existing space in high demand.

  West Orange County Industrial Submarket. In this submarket, the Company currently owns five industrial buildings located at 12681/12691 Pala Drive, 12752-12822 Monarch Street, 12400 Industry Street and 7421 Orangewood Avenue. As of June 30, 1997, the five buildings encompassed approximately 509,000 rentable square feet of which 2.6% was available for lease. As a submarket, vacancy rates were 8.3%, as of March 31, 1997, and aggregate rentable area totaled 36.4 million rentable square feet. By the end of 1997, rental rates are expected to rise by up to 10% over 1996 levels.

  Orange County Airport Area Industrial Submarket. The Company recently acquired three buildings totaling approximately 561,000 rentable square feet in Irvine and Santa Ana, part of the Orange County Airport Area industrial submarket, located at 17150 Van Karman, 9451 Toledo Way and 184-220 Technology Drive. As of June 30, 1997, these properties were 95.6% leased. Within the entire submarket, vacancy rates among the 73.5 million rentable square feet were 8.4% as of March 31, 1997. Vacancy and rental rates in this submarket have stabilized after several years of fluctuation. By the year ended December 31, 1997, rental rates may rise up to 15% over 1996 levels as speculative construction is expected to fall short of anticipated demand.

  Ventura Coastal Plain Office and Industrial Submarkets. The Company recently acquired four buildings consisting of 276,216 rentable square feet of office and research and development space in Camarillo located at 5151-5155 Camino Ruiz. Located within the Ventura Coastal Plain industrial submarket, this property was 100% leased as of June 30, 1997. As of March 31, 1997, the Ventura Coastal Plain industrial submarket contained approximately 155 million rentable square feet, of which approximately 6.7% was vacant. Vacancy rates have been slowly declining while asking rents have rebounded from a 1996 low of $0.48 to $0.55, as of March 31, 1997. The Ventura Coastal Plain submarket is the center of commerce for Ventura County which is actively attracting new businesses and helping local businesses expand. Sales prices and lease rates within the county are expected to rise through 1997 as the market tightens, especially among warehouse and multi-tenant industrial properties.

  The Ventura Coastal Plain Office Market has historically been dependent on the expansion of local businesses and government services, and the Department of Defense's mid-1995 announcement that the Point Mugu Naval Base would not be closed still attracts new jobs and business to the area. Lease and vacancy rates in this submarket, which is characterized by a large supply of small office space, averaged $16.20 and 16.1% as of year-end 1996, respectively. These indicators may improve if migrating Los Angeles companies interested in the higher quality of life in Ventura County are attracted by the Ventura Coastal Plain Office Market's varied selection of space and more reasonable rates.

  Ontario/Mira Loma Industrial Submarket. The Company recently acquired one building containing 153,566 rentable square feet of rentable space located at 821 S. Rockefeller Drive in Ontario, part of the Ontario/Mira Loma industrial submarket. As of June 30, 1997, this property was 100% leased. The Ontario/Mira Loma industrial submarket contained approximately 57.3 million rentable square feet of which approximately 5.8% was available for lease, as of March 31, 1997. Asking rents in this submarket have increased for the first time since 1994 and significant amounts of new construction are now underway. Strong preleasing activity has characterized this submarket in 1997, as international business has expanded in Southern California. The Ontario/Mira Loma Industrial submarket is located within the two county Riverside-San Bernardino metropolitan area which offers excellent freeway and rail access, a solid labor base and an industrial vacancy rate of 8.0% as of the end of the first quarter of 1997.

  Torrance/Harbor City Office and Industrial Submarket. The Company recently acquired two office/industrial buildings located at 23600 and 23610 Telo Avenue, within the Torrance/Harbor City industrial submarket, which encompass approximately 80,000 rentable square feet. As of June 30, 1997, this property was 100.0% leased. However, subsequent to June 30, 1997, one of the tenants at this Property terminated its lease and approximately 48.1% of the rentable square feet of the Property is presently available for lease. As of March 31, 1997, the Torrance/Harbor City industrial submarket contained approximately
29.7 million rentable square feet of which approximately 6.2% was available for lease. Vacancy rates in this submarket have steadily declined over the past four years. Strategic proximity to ports and the unavailability of large blocks of developable land within the South Bay market, of which the Torrance/Harbor City industrial submarket is a part, suggest that this trend will continue.

  The Torrance office submarket contains approximately 3.3 million rentable square feet of office space. Vacancy rates appear to have stabilized after having dropped to approximately 15.9%, as of March 31, 1997 (approximately 3% lower than year-end 1996 levels), and are at their lowest level since 1991.

  El Segundo/LAX Industrial Submarket. The Company currently owns four buildings comprising approximately 390,000 rentable square feet of industrial space located at 2031 E. Mariposa, and 2260, 2265 and 2270 E. El Segundo Boulevard, in El Segundo, part of the El Segundo/LAX industrial submarket. As of June 30, 1997, 1.9% of this space was vacant. As of March 31, 1997, the El Segundo/LAX industrial submarket showed vacancy rates of 5.7%, among the lowest of the decade, and rental rates were at approximately $7.78 per square foot per year. Within the South Bay region, of which the El Segundo/LAX industrial submarket is a part, much of the developable land is burdened with environmental cleanup costs. As a result, rents should continue to rise given constraints on developable industrial land.

  Eastern San Gabriel Valley Industrial Submarket. The Company presently plans to complete the Pending Acquisition, three buildings located at 20553 East Walnut Drive, which contain approximately 165,000 rentable square feet of industrial space which was fully leased as of June 30, 1997. As of March 31, 1997, vacancy rates in the Eastern San Gabriel Valley Industrial Submarket stood at 6.4%, the result of a steady decline through the decade. Demand in this submarket is expected to rise as tenants choose to relocate from older industrial space into new construction. Consequently, rental and vacancy rates should improve further, especially for better quality industrial space.

SEATTLE MARKET

  The Company owns three office buildings located at the SeaTac Office Center in the City of SeaTac, just south of Seattle, Washington. The Seattle metropolitan area (formally the Seattle-Tacoma CMSA) reported a 1996 population of approximately 3.3 million. Seattle ranks as the 13th largest metropolitan area in the country. Since 1990, the region has added on average 58,000 new residents. The expectation is that the region will continue to increase, expanding annually over the next five years at approximately 53,000 new residents. Median household income in the Seattle metropolitan area is estimated at $44,000 in 1996 and exceeds national median household income by nearly 21%.

  Employment in the Seattle metropolitan area stood at an estimated 1.3 million in 1996. During the 1990s, employment growth has averaged about 25,000 per year. Recent employment statistics for the 12-month period between May 1996 and May 1997 show that the Seattle area added nearly 66,000 jobs, the third largest numeric increase in the country. On a percentage basis, employment in the Seattle area expanded by 5.4% during this same 12-month period, the fourth largest percentage increase in the country.

  As of December 31, 1992, the vacancy rate for office in the Seattle metropolitan area was approximately 15.5%. Since then, this rate has steadily declined to a level of 12.4%, as of December 31, 1994, and 7.7%, as of June 30, 1997. Seattle's aggregate office space stands at about 53.8 million rentable square feet. As of June 30, 1997, two new projects totaling about one million square feet are under construction.

INSURANCE

  Management believes that the Properties are covered by adequate comprehensive liability, rental loss, and all-risk insurance, provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses which may be either uninsurable or not economically insurable, such as losses due to floods, riots or acts of war. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property.

UNINSURED LOSSES FROM SEISMIC ACTIVITY

  The Properties are located in areas that are subject to seismic activity. Although the Company has earthquake insurance on certain of the Properties, should any Property sustain damage as a result of an earthquake, or should losses exceed the amount of such coverage, the Company may incur uninsured losses or losses due to deductibles or co-payments on insured losses.

  All of the Properties have been recently reviewed by an independent engineering consultant. Each of the Office Properties located at Kilroy LAX, Kilroy Airport Center Long Beach and the SeaTac Office Center was reviewed as part of the respective office complex ("Office Complex") in which each is located and the following data summarizes the findings with respect to each Office Complex taken as a whole. The review of each of the Properties and Office Complexes included a review of the probable loss associated with certain seismic activity for the "as-is" building shell construction. The estimated property damage loss associated with building shell construction and related business interruption for the Office Complexes and each of the other Properties was estimated based upon site-specific seismic ground motion intensities expected to occur at least once during 50-year and 200-year time periods. For 50-year seismic ground motion intensity, these property damage loss evaluations indicate that none of the Office Complexes would be expected to incur property damage losses in excess of approximately 10% of their respective estimated replacement cost value ("RCV") and only two of the Industrial Properties would be expected to incur property damage losses in excess of approximately 10% of the RCV. The two Industrial Properties, located at 12691 Pala Drive, Garden Grove, California and 1230 South Lewis Street, Anaheim, California, are expected to incur 50-year property damage losses of approximately 13% and approximately 14%, respectively, of their RCVs. For seismic ground motion intensities expected to occur at least once in a 200-year period, these property damage loss evaluations indicate that only one of the Office Properties (including the Office Complexes) would be expected to incur property damage losses in excess of approximately 21% of its RCV. Specifically, the Office Property located at 185 South Douglas Street, El Segundo, California is expected to incur a 200-year property damage loss of approximately 40% of its estimated RCV. With respect to the Industrial Properties, only four would be expected to incur 200-year property damage losses in excess of 25% of their respective RCVs. Specifically, the Industrial Properties located at 12691 Pala Drive, Garden Grove, California; 1230 South Lewis Street, Anaheim, California; 2260 E. El Segundo Boulevard, El Segundo, California; and 2270 E. El Segundo Boulevard, El Segundo, California, each would be expected to experience property damage losses of approximately 40% of its respective estimated RCV during a 200-year seismic disturbance.

  The Company has insurance for loss in the event of damage to the Properties from earthquake activity, which consists of primary loss insurance of $1.0 million and $10.0 million supplemental coverage for losses in excess of $11.0 million. Both the primary loss and supplemental coverage are subject to deductibles equal to 25% of the insurable values for each location per occurrence and, for the primary coverage, a minimum deductible of $250,000 (to the extent that such amount is greater than 25% of the insurable values at such location) for each location per occurrence. The Company's earthquake insurance might not be sufficient for replacement.

GOVERNMENT REGULATIONS

  Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

  Costs of Compliance with Americans with Disabilities Act. Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. The impact of application of the ADA to the Company's properties, including the extent and timing of required renovations, is uncertain. If required changes involve a greater amount of expenditures than the Company currently anticipates or if the changes must be made on a more accelerated schedule than the Company currently anticipates, the Company's ability to make expected distributions to stockholders could be adversely affected.

  Environmental Matters. Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment, an owner or operator of real estate may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in the property. These laws often impose liability without regard to whether the owner was responsible for, or even knew of, the presence of such hazardous or toxic substances. The costs of investigation, removal or remediation of such substances may be substantial, and the presence of such substances may adversely affect the owner's ability to rent or sell the property or to borrow using such property as collateral. In addition, the presence of such substances may expose the Company to liability resulting from any release of or exposure to such substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances at another location may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.

  Certain of the Company's tenants routinely handle hazardous substances and wastes as part of their operations on the Company's properties. Such tenants are subject to environmental laws and regulations governing the use, storage, handling and disposal of such materials and such laws and regulations also could subject the Company to liability resulting from such activities. The Company's leases generally provide that the tenant must comply with such laws and regulations and indemnify the Company for any related liabilities. As a result, the Company does not believe that such matters will have a material adverse effect on its operations. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

  All of the Properties have been subject to Phase I or similar environmental assessments by independent environmental consultants. Phase I assessments are intended to discover information regarding, and to evaluate the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations. Such reports have revealed that historical operations at or in the vicinity of certain of the Existing and Acquired Properties, including the operation of underground storage tanks, may have caused soil or groundwater contamination on such properties. The Company is not aware of any existing contamination that is required to be remediated under current environmental laws. For example, with respect to Kilroy Long Beach Phase I, the Company's environmental investigations revealed the site's possible prior use as a Nike air defense command center or missile storage facility and the existence and use of former and current underground storage tanks on or near the Property. The Company's investigation included whether the site might have been used previously for the storage of missiles containing nuclear warheads, and did not reveal any facts that would indicate that the prior use of the site would result in a material risk of environmental liability. Consequently, the

Company does not believe that this site constitutes a risk of a liability that would have a material adverse effect on the Company's financial condition or results of operations taken as a whole. In connection with the preparation of the Phase I environmental survey with respect to the Industrial Property located at 12752-12822 Monarch Street, soil sampling revealed trace elements of contamination with cleaning solvents. However, based on the level of contamination noted in the environmental survey, management does not believe that such contamination will have a material adverse effect on the Company's financial condition or results of operations, taken as a whole.

  None of the Company's environmental assessments of the other Properties has revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company. If compliance with the various laws and regulations, now existing or hereafter adopted, exceeds the Company's budgets for such items, the Company's ability to make expected distributions to stockholders could be adversely affected.

  Other Regulations. The Properties are also subject to various federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Funds from Operations and expected distributions.

  The City of Los Angeles has enacted certain regulations relating to the repair of welded steel moment frame buildings located in certain areas damaged as a result of the Northridge earthquake in Southern California on January 17, 1994. As currently enacted, such regulations do not apply to the Properties. There can be no assurance, however, that similar regulations will not be adopted by governmental agencies with the ability to regulate the Properties, that the Company will not acquire properties which may be subject to such regulation or that other requirements affecting the Properties will not be imposed which would require significant unanticipated expenditures by the Company and could have a material adverse effect on the Funds from Operations and cash available for distribution. The Company believes, based in part on recent engineering reports, that its Properties are in good condition. See "-- Uninsured Losses from Seismic Activity."

  Except as described in this Prospectus, there are no other laws or regulations which have a material effect on the Company's operations, other than typical state and local laws affecting the development and operation of real property, such as zoning laws. See "Risk Factors--Government Regulations," "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws," "Partnership Agreement of the Operating Partnership," "Federal Income Tax Consequences" and "ERISA Considerations."

MORTGAGE DEBT

  As of July 25, 1997, the Company had an aggregate of $190.7 million of outstanding indebtedness secured by certain of the Properties. Under the Credit Facility, the Company had outstanding indebtedness at July 25, 1997 of approximately $95.0 million secured by substantially all the Acquired Properties and the five Office Properties comprising Kilroy Long Beach. The obligations outstanding under the Credit Facility bore a weighted average interest rate of 7.5%, and mature in May 1999, subject to a one year extension. The Company also had outstanding mortgage indebtedness of $84.0 million under the $84 Million Loan. Such obligation is secured by all of the Office and Industrial Properties owned by the Company upon consummation of the IPO, except for the five Office Properties at Kilroy Long Beach and the three Office Properties comprising the SeaTac Office Center. The $84.0 Million Loan bears an interest rate of 8.35% and matures in 2022, subject to an increase in the interest rate on January 31, 2005 to the greater of 13.35% and the sum of the interest for U.S. Treasury Securities maturing 15 years from such date plus 5.0%. The Company also had outstanding $12.0 million under the SeaTac Loan which is secured by the three Office Properties comprising the SeaTac Office Center. The SeaTac Loan bears interest at LIBOR plus 1.5% and matures in January 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness."

MANAGEMENT AND EMPLOYEES

  The Company conducts substantially all of its operations through the Operating Partnership and substantially all of its development activities and related operations through the Services Company. The Company generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, but not of the Services Company.

  As of June 30, 1997, the Company (primarily through the Operating Partnership and the Services Company) employed 58 persons, 43 of whom are located at the Company's headquarters at Kilroy Airport Center in El Segundo, California. The Company believes that relations with its employees are good.

LEGAL PROCEEDINGS

  Neither the Company nor any of the Properties is subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against any of them, other than routine litigation arising in the ordinary course of business, which is expected to be covered by liability insurance. In May 1994, KI permitted an uncontested foreclosure by the Bank of America on a five-story office building located in El Segundo, California as part of an overall renegotiation of KI's loans and lines of credit. In July 1993, KI sold Kilroy Long Beach Phase I to the mortgagee thereof, at a purchase price slightly in excess of the outstanding balance of such mortgage. KI continued to lease and manage such facility after such sale. In December 1994, the owner of Hidden River Corporate Park located in Tampa, Florida permitted the uncontested foreclosure of the deeds of trust and certain other property pledged as collateral to secure certain development loans related to such property. KI developed the property, an approximately 210-acre office park, and at the time of the foreclosure John B. Kilroy, Sr. and John B. Kilroy, Jr. were limited partners in the company that owned the property.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The Company's policies with respect to the following activities have been determined by the Board of Directors and may be amended or revised from time to time at the discretion of the Board of Directors, without a vote of the stockholders of the Company, if they determine in the future that such a change is in the best interests of the Company and its stockholders.

INVESTMENT POLICIES

  Investment in Real Estate or Interests in Real Estate. The Company conducts all its investment activities through the Operating Partnership and will continue to do so until all Units of the Operating Partnership have been redeemed by the Company or exchanged for shares of Common Stock and the Operating Partnership ceases to exist. During such period, the proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for Units in the Operating Partnership. The investment objectives of the Company are to achieve stable cash flow available for distributions and, over time, to increase cash flow and portfolio value by actively managing the Properties, by developing properties, by acquiring additional properties that, either as acquired or after value-added activities by the Company (such as improved management and leasing services and renovations), will produce additional cash flows and by expanding its management, development and leasing business with third-parties. The Company's policy is to develop and acquire properties primarily for generation of current income and appreciation of long-term value.

  The Company pursues its investment objectives primarily through the ownership of quality office, industrial and retail properties. The Company currently is contemplating development of additional office buildings and industrial buildings primarily in Southern California, although future investments could be made outside of such area or in different property categories if the Board of Directors determines that such acquisitions and developments would be desirable. The Company has no limit on the amount or percentage of its assets invested in any single property or group of related properties. The Board of Directors may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which the Company seeks to invest or on the concentration of investments in any one geographic region.

  The Company may develop, purchase or lease income-producing properties for long-term investment and expand, improve or sell its properties, in whole or in part, when circumstances warrant. The Company may also participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments by the Company may be subject to existing or future mortgage financing and other indebtedness which will have priority over the equity interests of the Company.

  As the sole general partner of the Operating Partnership, the Company also determines the investment policies of the Operating Partnership. Under the Partnership Agreement, all future investments must be made through the Operating Partnership. See "Partnership Agreement of the Operating Partnership--Management."

  Investments in Real Estate Mortgages. While the Company emphasizes equity real estate investments, the Company may, in its discretion, invest in mortgages and other real estate interests consistent with the Company's qualification as a REIT. The Company has not previously invested in mortgages and does not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participations. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

  Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage of ownership limitations and gross income tests necessary for the Company to qualify and maintain its status as a REIT, the Company may invest in securities of other entities engaged in real estate activities or securities of other issuers See "Federal Income Tax Considerations--Taxation of the

Company." Except for its investment in the Services Company, the Company does not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties) and in connection with the acquisition of substantially all of the economic interest in a real estate-related operating business where such investments would be consistent with the Company's investment policies. Investment in these securities is also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940. The risks of investing in real estate-related operating businesses include the risk that contracts with third parties may be terminated by such third parties, not renewed upon expiration or renewed on less favorable terms, and the risk that fee income will decrease as a result of a decline in general real estate market conditions.

DISPOSITIONS

  The Company has no current intention to cause the disposition of any of the Properties, although it reserves the right to do so if the Board of Directors determines that such action would be in the best interests of the Company. The disposition of the Office Property located at 2260 E. Imperial Highway at Kilroy LAX in El Segundo is subject to the approval of limited partners of the Operating Partnership. See "Partnership Agreement of the Operating Partnership--Certain Limited Partner Approval Rights."

FINANCING

  The Company has established its debt policy relative to the market capitalization of the Company rather than to the book value of its assets, a ratio that is frequently employed. The debt-to-total market capitalization ratio (i.e., the total consolidated debt of the Company as a percentage of the aggregate market value of the issued and outstanding shares of Common Stock and Units plus total consolidated debt) of the Company, as of March 31, 1997, was approximately 17.4% and increased, as of June 30, 1997, to approximately 30.1%. Giving pro forma effect to the Offering and the application of the net offering proceeds therefrom as set forth under the caption "Use of Proceeds," the Company's debt-to-market capitalization ratio as of July 25, 1997 would have been 11.9%. This ratio will fluctuate with changes in the price of the Common Stock (and the issuance of additional shares of Common Stock) and differs from the debt-to-book capitalization ratio, which is based upon book value. As the debt-to-book capitalization ratio may not reflect the current income potential of a company's assets and operations, the Company believes that debt-to-total market capitalization ratio provides a more appropriate indication of leverage for a company whose assets are primarily income-producing real estate. The total market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Although the Company considers factors other than total market capitalization in making decisions regarding the incurrence of indebtedness (such as the purchase price of properties to be acquired with debt financing, the estimated market value of such properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service), there can be no assurance that the ratio of indebtedness to total market capitalization (or to any other measure of asset value) will be consistent with the expected level of distributions to the Company's stockholders.

  The Board of Directors has adopted a policy of limiting the Company's indebtedness to approximately 50% of its total market capitalization, but the organizational documents of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of then current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Stock, growth and acquisition opportunities, the Company's continued REIT qualification requirements and other presently unknown factors which may arise in the future which, in the judgment of the Board of Directors, require a revision in such policy. Accordingly, the Company may increase or decrease its debt to market capitalization ratio beyond the limits described above. See "Risk Factors--No Limitation on Debt."

  To the extent that the Board of Directors decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior or convertible securities and preferred stock), sales of investments, bank and other institutional borrowings, the issuance of debt securities (which may be convertible into or exchangeable for shares of Common Stock or be accompanied by warrants to purchase shares of Common Stock) or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. In the event that the Board of Directors determines to raise additional equity capital, the Board has the authority, without stockholder approval, to issue additional shares of Common Stock or other capital stock (including securities senior to the Common Stock) of the Company in any manner, and on such terms and for such consideration, it deems appropriate, including in exchange for property. Existing stockholders have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a stockholder's investment in the Company. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Stock by the Company will be contributed to the Operating Partnership as a contribution to capital in exchange for a number of Units in the Operating Partnership equal to the number of shares of Common Stock sold by the Company. The Company presently anticipates that any additional borrowings would be made by the Operating Partnership, although the Company might incur indebtedness, the proceeds of which would be re-loaned to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. See "Partnership Agreement of the Operating Partnership--Capital Contribution."

  Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to the sellers of the properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders, any of which may be recourse to all or any part of the property of the Company or may be limited to the particular property for which the indebtedness relates. The Company does not have a policy limiting the number or amount of mortgages or interests which may be placed on any particular property. In addition, the proceeds from any borrowings by the Company may be used for working capital, to refinance existing indebtedness, to finance the acquisition, expansion or development of properties and for the payment of distributions.

  The Board of Directors also has the authority to cause the Operating Partnership to issue additional Units in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. See "Partnership Agreement of the Operating Partnership--Issuance of Additional Units."

  In the future, the Company may seek to extend, expand, reduce or renew the Mortgage Loans, the Credit Facility, or obtain new credit facilities or lines of credit, subject to its general policy of debt capitalization. Future mortgage loans, credit facilities and lines of credit may be used for the purpose of making acquisitions or capital improvements, providing working capital or meeting the taxable income distribution requirements for REITs under the Code if the Company has taxable income without receipt of cash sufficient to enable the Company to meet such distribution requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

WORKING CAPITAL RESERVES

  The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Directors determines from time to time to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

CONFLICT OF INTEREST POLICIES

  Directors and officers of the Company may be subject to certain conflicts of interest in fulfilling their responsibilities to the Company. The Company has adopted certain policies designed to minimize potential conflicts of interest.

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

  Terms of Transfers. The terms of the transfers of certain of the Properties to the Operating Partnership by the Unitholders who are members of the Kilroy Group and the terms of each of the option agreements relating to the Option Properties, were not determined through arm's length negotiations. Partners and affiliates of the Kilroy Group who are directors and officers of the Company had a substantial economic interest in the entities transferring the Properties and granting the options. Consequently, such directors and officers may be subject to a conflict of interest with respect to their obligations as management of the Company to enforce the terms of the agreements relating to such transfers, including the indemnification provisions thereof. However, a majority of the Independent Directors must approve any transactions between the Company and members of the Kilroy Group, including the enforcement of the terms of the transfers. See "Risk Factors--Conflicts of Interest" and "Management."

  Sale or Refinancing of Certain of the Properties. The sale of certain of the Properties may cause adverse tax consequences to members of the Kilroy Group, as compared to the effects on the Company. In addition, a significant reduction in debt encumbering such Properties could cause adverse tax consequences to the members of the Kilroy Group, as compared to the effects on the holders of Units or shares of Common Stock. As a result, certain officers and directors who are members of the Kilroy Group might not favor such a sale of such Properties or a significant reduction in debt even though such sale or debt reduction could be beneficial to the Company. The decision as to whether to proceed with any such sale or debt reduction would be made by the Board of Directors, subject to the obligation of the Operating Partnership to use its commercially reasonable efforts to cooperate with the limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or any other disposition of assets, of the Operating Partnership. In addition, the Partnership Agreement provides that if the limited partners own at least 5% of the outstanding Units (including Units held by the Company), the Company shall not, without the prior consent of a majority of the limited partners, prior to January 31, 2004, sell the Office Property located at 2260 E. Imperial Highway, at Kilroy LAX, other than incident to a merger or sale of substantially all of the Company's assets. See "Partnership Agreement of the Operating Partnership--Transferability of Interests" and "--Certain Limited Partner Approval Rights."

  Noncompetition Agreements. John B. Kilroy, Sr. has agreed, during the term of his service as a member of the Board of Directors, not to conduct property development, acquisition or management activities with respect to office and industrial property in greater Southern California or in any other market in which the Company owns, develops or manages property. John B. Kilroy, Sr. is not restricted, however, from continuing to own, manage and lease certain other existing real estate investments owned by him including, without limitation, certain properties described under "Business and Properties-- Option Properties."

  John B. Kilroy, Jr. has agreed, during the term of his employment agreement and for one year thereafter (unless terminated by the Company without "cause" or by John B. Kilroy, Jr. for "good reason" or following a "change of control," as such terms are defined in his employment agreement), and for so long as he is a member of the Board of Directors, not to conduct property development, acquisition, sale or management activities in any market. Notwithstanding the foregoing, John B. Kilroy, Jr. is not restricted from continuing to own, manage, lease, transfer and exchange certain existing real estate investments owned by him described under the caption "Business and Properties--Option Properties" or owning interests in real property not competitive with the Company. See "Management--Employment Agreements."

  In addition, with respect to the property located at Calabasas Park Centre, each of John B. Kilroy, Sr. and John B. Kilroy, Jr. has agreed to be limited solely to activities related to the marketing, entitlement and sale of such properties. Such properties are being actively marketed for sale and are expected to be sold in the ordinary course of business. John B. Kilroy, Sr. and John B. Kilroy, Jr. each spend an immaterial amount of time in connection with the sale of such properties. In addition, each has agreed not to sell such properties located at Calabasas Park Centre to a real estate investment trust with an existing portfolio of office or industrial properties unless first offered to the Company on the same economic terms.

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

  License Agreement. The Unitholders who are members of the Kilroy family have entered into a license agreement (the "License Agreement") pursuant to which such Unitholders have granted to the Company the nonexclusive right to use the Kilroy name in connection with the acquisition, development, leasing and management of commercial properties. Pursuant to the terms of the License Agreement, each of the Unitholders retains the right to use the Kilroy name for commercial endeavors, including in connection with real estate transactions. Such activities are subject to the limitations set forth in the agreements described above in the subsection "--Noncompetition Agreements."

  Policies Applicable to All Directors. Under the Articles of Incorporation and Maryland law, a contract or transaction between the Company and any of its directors or between the Company and any other corporation, firm or other entity in which any of its directors is a director, officer, stockholder, member or partner or has a material financial interest is not void or voidable solely because of such interest if (i) the contract or transaction is approved, after disclosure of the interest, by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by disinterested stockholders, or (ii) the contract or transaction is established to have been fair and reasonable to the Company.

  The Articles of Incorporation and Bylaws provide that a majority of the Board of Directors must be Independent Directors. See "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--The Board of Directors."

OTHER POLICIES

  The Company operates in a manner that does not subject it to regulation under the Investment Company Act of 1940. The Company does not intend (i) to invest in the securities of other issuers (other than the Operating Partnership and the Services Company) for the purpose of exercising control over such issuer, (ii) to underwrite securities of other issuers or (iii) to trade actively in loans or other investments.

  The Board of Directors has the authority, without stockholder approval, to issue additional shares of Common Stock or other securities and to repurchase or otherwise reacquire shares of Common Stock or any other securities in the open market or otherwise and may engage in such activities in the future. The Company may, under certain circumstances, purchase shares of Common Stock in the open market, if such purchases are approved by the Board of Directors. The Board of Directors has no present intention of causing the Company to repurchase any of the shares of Common Stock, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. To date, the Operating Partnership has issued 165,102 additional limited partnership Units exchangeable into shares of Common Stock in exchange for certain real property interests and the Operating Partnership may issue additional Units, and the Company may issue additional shares of Common Stock, in the future. The Company expects to issue shares of Common Stock to Unitholders upon exercise of their exchange rights in the Partnership Agreement. The Company has not made loans to other entities or persons, including its officers and directors. The Company may in the future make loans to joint ventures in which it participates in order to meet working capital needs. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership and the Services Company for the purposes of exercising control, and does not intend to do so.

  At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board of Directors determines that it is no longer in the best interests of the Company to qualify as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The Board of Directors consists of five members, including a majority of directors who are Independent Directors. Directors of the Company are divided into three classes serving staggered three-year terms (except initial terms expiring in 1998 and 1999) with directors serving until the election and qualification of their successors. The first annual meeting of stockholders of the Company after the IPO will be held in 1998. See "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--The Board of Directors." Subject to rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

  The following table sets forth certain information with respect to the directors and executive officers of the Company:

NAME                     AGE                  POSITION                   TERMEXPIRES
----                     ---                  --------                   -----------
John B. Kilroy, Sr......  75 Chairman of the Board of Directors             1999
John B. Kilroy, Jr......  48 President, Chief Executive Officer and         2000
                              Director
Jeffrey C. Hawken.......  38 Executive Vice President and Chief
                              Operating Officer
Richard E. Moran Jr.....  45 Executive Vice President, Chief Financial
                              Officer and Secretary
Campbell Hugh Greenup...  43 General Counsel
Alan S. Pekarcik........  46 Senior Vice President, Acquisitions
Tyler H. Rose...........  36 Senior Vice President and Treasurer
Ann Marie Whitney.......  30 Vice President and Controller
John T. Fucci...........  37 Vice President, Asset Management
William P. Dickey.......  54 Director                                       1998
Matthew J. Hart.........  45 Director                                       1999
Dale F. Kinsella........  48 Director                                       2000

  The biographical summary of the experience of the directors and executive officers of the Company named above is as follows:

    JOHN B. KILROY, SR., age 75, has served as the Company's Chairman of the Board of Directors since its incorporation in September 1996, and served in the same capacity for KI since 1954. In 1947, Mr. Kilroy founded the businesses which were incorporated in 1952 as the entity today known as KI. Mr. Kilroy has served as KI's President from its incorporation until 1981. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broadly-based network of relationships. Mr. Kilroy is a trustee of the Independent Colleges of Southern California, serves on the board of directors of Pepperdine University, and is a past trustee of Harvey Mudd College.

    JOHN B. KILROY, JR., age 48, has served as the Company's President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for KI and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate acquisition, sales, development, construction, leasing, financing, and entitlement since 1967 and worked for KI for over twenty-five years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Prior to that time, he held positions as Executive Vice President and Vice President--Leasing & Marketing. He is a member of the National Realty Committee and the Urban Land Institute, and is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation.

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

    JEFFREY C. HAWKEN, age 38, has served as the Company's Executive Vice President and Chief Operating Officer since it commenced operations in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI's real estate portfolio. Mr. Hawken's activities have included leasing, asset and facility management, with an emphasis on quality of service, operational cost reduction and code compliance. He has also served on KI's acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator (RPA) through the Building Owner's and Manager's Association (BOMA).

    RICHARD E. MORAN JR., age 45, has served as the Company's Executive Vice President and Chief Financial Officer since December 1996. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of the Irvine Apartment Communities, Inc. from 1993 to 1996. Mr. Moran was affiliated with The Irvine Company from 1977 to 1993. He served as Treasurer of The Irvine Company from 1983 to 1993, was named Vice President in 1984, Senior Vice President in 1990, and Executive Vice President Corporate Finance in 1992. Previously, he was a certified public accountant with Coopers & Lybrand. He is a member of the Urban Land Institute. Mr. Moran received his Master of Business Administration degree from the Harvard University Graduate School of Business Administration and his undergraduate degree from Boston College.

    CAMPBELL HUGH GREENUP, age 43, has served as the Company's General Counsel since it commenced operations in January 1997. Prior to that time, Mr. Greenup was employed at KI since 1986 as Assistant General Counsel and had responsibility for a significant portion of the Company's legal affairs, including transaction negotiation and documentation. In addition, he was responsible for all of KI's development activities, including land acquisition and entitlement, project development, leasing and disposition. In this role, he was also President of Kilroy Technologies Company, LLC, the Kilroy Group services entity, and directed all of KI's fee development activities. Mr. Greenup is a member of the American Bar Association, the Urban Land Institute-IOPC Gold Committee, the National Association of Corporate Real Estate Executives and the Los Angeles County Beach Advisory Commission.

    ALAN S. PEKARCIK, age 46, was appointed Senior Vice President, Acquisitions in March 1997. Prior to joining the Company, Mr. Pekarcik was a broker specializing in Southern California industrial investment transactions from October 1988 to March 1997 at Voit Commercial Brokerage. From 1979 to 1988, Mr. Pekarcik was employed at Daum/Johnstown American and Business Properties. Mr. Pekarcik holds a Bachelor of Science degree in Business Administration from the University of Southern California.

    TYLER H. ROSE, age 36, was appointed Senior Vice President and Treasurer in March 1997. Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from March 1995 to March 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from January 1994 to March 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose holds a degree of Master of Business Administration from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California at Berkeley.

    ANN MARIE WHITNEY, age 30, was appointed Vice President and Controller in May 1997. From August 1989 to May 1997, Ms. Whitney was with the accounting firm of Deloitte & Touche LLP, most recently as a manager specializing in real estate. Ms. Whitney is a Certified Public Accountant and received her Bachelor of Science degree in Business Management from Boston College.

    JOHN T. FUCCI, age 37, was appointed Vice President, Asset Management in July 1997. From February 1990 to June 1997, Mr. Fucci was employed at Catellus Development Corporation, serving as Director of Asset Management until 1995 and as a Project Director in the Development Group from 1995 to 1997, where he was responsible for the management of nine million rentable square feet of industrial, office and retail properties and the development of over 400 acres of land in Southern California. From June 1985 to January 1990, Mr. Fucci was employed at Meyer Asset Management Company, most recently as Associate Vice President. Mr. Fucci received his Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona. He also received the designation of Certified Property Manager in June 1997 and is a licensed California Real Estate Salesperson as of July 1984.

    WILLIAM P. DICKEY, age 54, has been the president of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a managing director of real estate for CS First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey is a member of the board of directors of Horizon Group, Inc., a REIT which invests primarily in factory outlet centers, Price Enterprises, Inc., a REIT which invests primarily in shopping centers, and Mezzanine Capital Property Investors, Inc., a REIT which invests primarily in the East Coast office/mixed use space, and is a member of the board of trustees of Retail Property Trust, a REIT which invests primarily in regional malls. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters Degree from Georgetown University and his Juris Doctor degree from Columbia Law School.

    MATTHEW J. HART, age 45, joined Hilton Hotels Corporation in 1996 and is its Executive Vice President and Chief Financial Officer. Mr. Hart is primarily responsible for Hilton's corporate finance and development activities. Prior to joining Hilton, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company from 1995 to 1996. From 1981 to 1995, Mr. Hart was employed by Host Marriott Corporation (formerly known as Marriott Corporation), most recently as its Executive Vice President and Chief Financial Officer. He was responsible for the company's corporate and project financing activities, as well as the corporate control and the corporate tax functions. Before joining Marriott Corporation, Mr. Hart had been a lending officer with Bankers Trust Company in New York. Mr. Hart is a member of the board of directors of First Washington Realty Trust, Inc., a REIT which invests primarily in retail properties. Mr. Hart received his undergraduate degree from Vanderbilt University and a Masters of Business Administration from Columbia University.

    DALE F. KINSELLA, age 48, has been a partner with the Los Angeles law firm of Kinsella, Boesch, Fujikawa & Towle for the past eight years. Mr. Kinsella received his undergraduate degree from the University of Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee. The Board of Directors established an audit committee (the "Audit Committee") to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee consists of two Independent Directors, Messrs. Matthew J. Hart, the Chairman, and William P. Dickey.

  Independent Committee. The Board of Directors established an independent committee (the "Independent Committee") which consists solely of the Independent Directors, Messrs. Dale F. Kinsella, the chairman, Matthew J. Hart and William P. Dickey. The Independent Committee is established to approve transactions between the Company and John B. Kilroy, Sr. or John B. Kilroy, Jr. and their respective affiliates.

  Executive Committee. The Board of Directors established an executive committee (the "Executive Committee"). Subject to the Company's conflict of interest policies, the Executive Committee is granted the authority to acquire and dispose of real property and the authority to execute, on behalf of the Board of Directors, certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Partnership Agreement, to cause the Operating Partnership to take such actions). The Executive Committee consists of John B. Kilroy, Sr., the chairman, John B. Kilroy, Jr. and one Independent Director, Dale F. Kinsella.

  Executive Compensation Committee. The Board of Directors formed an executive compensation committee (the "Executive Compensation Committee") to establish remuneration levels for executive officers of the Company and implementation of the Stock Incentive Plan (as defined) and any other incentive programs. The Executive Compensation Committee consists of two Independent Directors, Messrs. William P. Dickey, the chairman, and Matthew J. Hart.

  The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

COMPENSATION OF DIRECTORS

  The Company currently pays its Independent Directors (as defined) annual compensation of $12,000 for their services. In addition, Independent Directors receive $1,000 for each committee meeting chaired by such director. Independent Directors also are reimbursed for reasonable expenses incurred to attend director and committee meetings. An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or a division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees. Officers of the Company who are directors will not be paid any director's fees. Each Independent Director receives, upon initial election to the Board of Directors, an option to purchase 10,000 shares of Common Stock which vests pro rata in annual installments over a three-year period. Each Independent Director receives an option to purchase 1,000 shares of Common Stock on each anniversary of his election to the Board of Directors, which options also vests pro rata in annual installments over a three-year period. In addition, on January 31, 1997, John B. Kilroy, Sr., who is not an Independent Director, received an option to purchase 15,000 shares of Common Stock which vests over a three-year period. All stock options will be issued pursuant to the Stock Incentive Plan at an exercise price equal to or greater than the fair market value of the Common Stock at the date of grant.

EXECUTIVE COMPENSATION

  Since the Company has no operating history prior to 1997, meaningful individual compensation information for executive officers is not available for prior periods. The compensation table below sets forth the annual base salary rates and other compensation to be paid in 1997 to the Chief Executive Officer and the Company's other executive officers who are expected to have a total annual salary and bonus in excess of $100,000. The Company has entered into employment agreements with each of its executive officers as described below. See "--Employment Agreements."

                                         ANNUAL             LONG-TERM
                                      COMPENSATION         COMPENSATION
                                     -------------- -----------------------------
                                                    RESTRICTED      SECURITIES
                                                      STOCK         UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR(1)  SALARY  BONUS  AWARD(S)     OPTIONS/SARS(2)
---------------------------  ------- -------- ----- ----------    ---------------
John B. Kilroy, Jr........    1997   $200,000   (3)        --         250,000
 Director, President and
 Chief Executive Officer
Jeffrey C. Hawken.........    1997    175,000   (3)        --         150,000
 Executive Vice President
 and Chief Operating
 Officer
Richard E. Moran Jr.......    1997    200,000   (3) $2,299,000(4)     150,000
 Executive Vice President,
 Chief Financial Officer
 and Secretary
Campbell Hugh Greenup.....    1997    165,000   (3)        --         100,000
 General Counsel
Tyler H. Rose.............    1997    160,000   (3)        --         150,000
 Senior Vice President and
 Treasurer

--------

(1) Amounts given are annualized projections for the year ending December 31, 1997.
(2) Options to purchase an aggregate of 1,185,000 shares of Common Stock have been granted to directors, executive officers and other employees of the Company as of July 28, 1997. Such options vest pro rata in annual installments over a three-year-period. An additional 215,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. See "--Stock Incentive Plan."
(3) Under the terms of each executive officer's respective employment agreement, each executive officer is entitled to receive an annual bonus in an amount up to 100% of such executive officer's base salary. The amount of any such bonus will be determined by the Executive Compensation Committee of the Board of Directors. In addition, Mr. Moran was paid a bonus of $200,000 upon consummation of the IPO on January 31, 1997. Mr. Moran's bonus was an obligation of, and was paid by, the principals of KI. See "--Employment Agreements."
(4) Pursuant to Mr. Moran's employment agreement, concurrent with the consummation of the IPO, he received 100,000 restricted shares of Common Stock under the Stock Incentive Plan with an aggregate value at January 31, 1997, the date of issuance, of $2.3 million against the payment of $1,000 therefor. The restricted stock vest in equal annual installments pro rata over a five-year period, subject to certain acceleration provisions. See "--Employment Agreements." Mr. Moran is entitled to receive distributions in respect of such restricted stock.

EMPLOYMENT AGREEMENTS

  Each of John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., Campbell Hugh Greenup and Tyler H. Rose entered into an employment agreement with the Company which became effective on January 31, 1997 or, in the case of Mr. Rose, the commencement of his employment. The employment agreements will have an initial term of three years and are subject to automatic one-year extensions following the expiration of the initial term. The employment agreements provide for annual base compensation in the amounts set forth in the Executive Compensation table with the amount of any bonus to be determined by the Executive Compensation Committee, up to 100% of the applicable annual base compensation. Under the terms of his employment agreement, Mr. Moran was paid a bonus of $200,000 on January 31, 1997. Mr. Moran's bonus was an obligation of, and was paid by, the principals of KI.

  The employment agreements entitle the executives to participate in the Stock Incentive Plan (each executive was initially allocated the number of stock options and/or restricted stock set forth in the Executive Compensation table) and to receive certain other insurance benefits. The employment agreements also provide that in the event of death, the executive's estate will receive monthly payments of the executive's annual salary, plus one-twelfth of any bonus to be received, for a period equal to the lesser of the term remaining under the employment agreement or one year. In addition, in the event of a termination by the Company without "cause," a termination of employment resulting from "disability," a termination by the executive for "good reason," or, in the case of Mr. Kilroy and Mr. Moran, a termination pursuant to a "change of control" of the Company (as such terms are defined in the respective employment agreements), the terminated executive will be entitled to (i) severance (the "Severance Amount") and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and the receipt of other customary benefits established by the Company for its executive employees for two years following the date of termination (collectively, the "Severance Benefits"). The Severance Amount is equal to the sum of two times the executive's average annual base compensation and two times the highest annual bonus received during the preceding 36-month period. "Disability" means a physical or mental disability or infirmity which, in the opinion of a physician selected by the Board of Directors, renders the executive unable to perform his duties for six consecutive months or for shorter periods aggregating 180 business days in any 12-month period (but only to the extent that such definition does not violate the Americans with Disabilities Act). "Cause," as defined under the terms of the respective employment agreements, means (a) the executive's conviction for commission of a felony or a crime involving moral turpitude, (b) the executive's willful commission of any act of theft, embezzlement or misappropriation against the Company, or (c) the executive's willful and continued failure to substantially perform the executive's duties (other than such failure resulting from the executive's incapacity due to physical or mental illness), which is not remedied within a reasonable time. "Good reason" means (a) the Company's material breach of any of its obligations under the employment agreement (subject to certain notice and cure provisions) or (b) any removal of the executive from one or more of the appointed offices or any material alteration or diminution in the executive's authority, duties or responsibilities, without "cause" and without the executive's prior written consent. "Change of Control" means (a) the event by which the individuals constituting the Board of Directors as of the date of the IPO cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders of any new director was approved by a vote of at least a majority of the members of the original Board of Directors, such new director shall be considered a member of the original Board of Directors, (b) an acquisition of any voting securities of the Company by any "person" (as the term"person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities unless such acquisition was approved by a vote of at least one more than a majority of the original Board of Directors, or (c) approval by the stockholders of the Company of (i) a merger, consolidation, share exchange or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange or reorganization; (ii) a complete liquidation or dissolution of the Company; or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

STOCK INCENTIVE PLAN

  The Company established the Stock Option and Incentive Plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company, the Operating Partnership and the Services Company to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company, the Operating Partnership and the Services Company and to provide incentives to such persons to maximize the Company's cash flow available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company, the Operating Partnership and the Services Company (subject to the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors) of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and stock appreciation rights, and provides for the grant to Independent Directors and directors of the Services Company (subject to the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors) of nonqualified stock options.

  Stock Options. As of March 31, 1997, the Company issued to certain officers, directors and key employees of the Company, the Operating Partnership and the Services Company options to purchase, subject to the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors, 1,185,000 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such option is ten years from the date of grant. Each such option vests 33 1/3% per year over three years beginning on the first anniversary date of the grant and is exercisable at a price per share equal to the fair market value per share of Common Stock on the date of the grant. The following table below sets forth the allocation of the options to such persons that had been issued as of July 28, 1997.

       NAME                                                              OPTIONS
       ----                                                              -------
       John B. Kilroy, Sr...............................................  15,000
       John B. Kilroy, Jr............................................... 250,000
       Jeffrey C. Hawken................................................ 150,000
       Richard E. Moran Jr.............................................. 150,000
       Campbell Hugh Greenup............................................ 100,000
       Tyler H. Rose.................................................... 150,000
       Ann Marie Whitney................................................  50,000
       Independent Directors (as a group)...............................  30,000
       Other employees (as a group)..................................... 290,000

  An additional 215,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual so long as the (i) aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year cannot exceed $100,000, (ii) the grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for federal income tax purposes and (iii) the maximum number of shares of Common Stock for which stock options and stock appreciation rights may be issued during any fiscal year to any participant in the Stock Incentive Plan shall not exceed 300,000. See"Description of Capital Stock--Restrictions on Ownership and Transfer." To the extent permitted by the foregoing, the option grants shown in the above table will include incentive stock options.

  Restricted Stock. Restricted stock may be sold to participants at various prices (but not below par value) and are subject to such restrictions as may be determined by the Executive Compensation Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock have voting rights and receive distributions prior to the time when the restrictions lapse. The Company issued 100,000 restricted shares of Common Stock reserved for issuance under the Stock Incentive Plan, to Richard E. Moran Jr. on January 31, 1997.

  Administration of the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors and/or the Executive Compensation Committee. No person is eligible to serve on the Executive Compensation Committee unless such person is then an Independent Director. The Committee has complete discretion to determine (subject to (a) the Ownership Limit contained in the Articles of Incorporation of the Company and (b) a limit against granting options or stock appreciation rights for more than 300,000 shares to any person in any fiscal year) which eligible individuals are to receive option or other stock grants, the number of shares subject to each such grant, the status of any granted option as either an incentive option or a non-qualified stock option under the federal tax laws, the exercise schedule to be in effect for the grant, the maximum term for which any granted option is to remain outstanding and subject to the specific terms of the Stock Incentive Plan, any other terms of the grant.

  Eligibility. All employees of the Company may, at the discretion of the Executive Compensation Committee, be granted incentive and non-qualified stock options to purchase shares of Common Stock at any exercise price not less than 100% of the fair market value of such shares on the grant date. Directors of the Company, employees of the Operating Partnership, employees and directors of the Services Company, consultants and other persons who are not regular salaried employees of the Company are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options. In addition, all employees and consultants of the Company, the Operating Partnership and the Services Company are eligible for awards of restricted stock and grants of stock appreciation rights.

  Number of Shares Subject to Stock Incentive Plan. The Company has reserved up to 1,500,000 shares of Common Stock for issuance pursuant to the Stock Incentive Plan, 100,000 of which was issued, and options covering 1,185,000 of which were granted, under the Stock Incentive Plan.

  Purchase Price of Shares Subject to Options. The price of the shares of Common Stock subject to each option shall be set by the Executive Compensation Committee; provided, however, that the price per share of an option shall be not less than 100% of the fair market value of such shares on the date such option is granted; provided, further, that, in the case of an incentive stock option, the price per share shall not be less than 110% of the fair market value of such shares on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation ("greater than 10% stockholders").

  Non-Assignability. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant.

  Terms and Exercisability of Options. Unless otherwise determined by the Board of Directors or the Executive Compensation Committee, all options granted under the Stock Incentive Plan are subject to the following conditions: (i) options will be exercisable in installments, on a cumulative basis, at the rate of thirty-three and one-third percent (33 1/3%) each year beginning on the first anniversary of the date of the grant of the option, until the options expire or are terminated, and (ii) following an optionee's termination of employment, the optionee shall have the right to exercise any outstanding vested options for a specified period.

  Options are not assignable or transferable by the optionee except by will or the laws of inheritance following the optionee's death. The optionee has no stockholder rights with respect to the shares subject to his or her outstanding options until such options are exercised and the purchase price is paid for the shares.

  To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Stock Incentive Plan and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be taxed as non-qualified stock options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

  Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid:
(i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by delivery of shares of Common Stock already owned by, and in the possession of, the optionee or (iii) if authorized by the Board of Directors or the Executive Compensation Committee or if specified in the option agreement for the option being exercised, by a recourse promissory note made by the optionee in favor of the Company or through installment payments to the Company.

  On the date the option price is to be paid, the optionee (or his or her successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes.

  Termination of Employment; Death or Permanent Disability. If a holder of an option ceases to be employed by the Company for any reason other than the optionee's death or permanent disability, such optionee's stock option shall expire three months after the date of such cessation of employment unless by its terms it expires sooner; provided, however, that during such period after cessation of employment, such stock option may be exercised only to the extent it was exercisable according to such option's terms on the date of cessation of employment. If an optionee dies or becomes permanently disabled while the optionee is employed by the Company, such optionee's option shall expire twelve months after the date of such optionee's death or permanent disability unless by its terms it expires sooner. During such period after death, such stock option may, to the extent it remains unexercised upon the date of such death, be exercised by the person or persons to whom the optionee's rights under such stock option are transferred under the laws of descent and distribution.

  Acceleration of Exercisability. In the event that the Company is acquired by merger, consolidation or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will, at the election of the Board of Directors (or if so provided in an option or other agreement with an optionee), automatically accelerate in full.

  Adjustments. In the event any change is made to the Common Stock issuable under the Stock Incentive Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustment will be made to (i) the maximum number and class of shares issuable under the Stock Incentive Plan and (ii) the number and/or class of shares and price per share in effect under each outstanding option.

  Amendments to the Stock Incentive Plan. The Board of Directors may at any time suspend or terminate the Stock Incentive Plan. The Board of Directors or Executive Compensation Committee may also at any time amend or revise the terms of the Stock Incentive Plan; provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the Stock Incentive Plan (except for adjustments as described in the foregoing paragraph) or (ii) change the minimum purchase price required under the Stock Incentive Plan.

  Termination. The Stock Incentive Plan will terminate on January 31, 2007, unless sooner terminated by the Board of Directors.

  Registration Statement on Form S-8. The Company plans to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the restricted shares of Common Stock and the shares of Common Stock underlying options granted under the Stock Incentive Plan.

SECTION 401(K) PLAN

  The Company plans to establish the Company's Section 401(k)
Savings/Retirement Plan (the "Section 401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

  The Section 401(k) Plan permits eligible employees of the Company to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the Section 401(k) Plan. The Company currently reserves the right to make matching contributions to the Section 401(k) Plan or discretionary profit sharing contributions in the future.

INDEMNIFICATION

  For a description of the limitation of liability and indemnification rights of the Company's officers and directors, see "Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Limitation of Directors' and Officers' Liability" and "--Indemnification Agreements."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain directors and executive officers of the Company, including John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board of Directors and its President and Chief Executive Officer, respectively, (or members of their immediate families) and persons who will hold more than 5% of the outstanding shares of Common Stock (or interests exchangeable therefor) have direct or indirect interests in transactions with by the Company, the Operating Partnership or the Services Company, including the transfer of certain Properties to the Operating Partnership by the Unitholders, the grant of options with respect to the Option Properties and, if exercised, the purchase by the Company of one or more of the Option Properties from the respective Unitholders, the repayment of certain indebtedness encumbering the Properties and the performance of management and leasing activities by the Operating Partnership and certain development and other activities by the Services Company at the Option Properties. See "Formation and Structure of the Company--Formation Transactions." In addition, John B. Kilroy, Sr. contributed $1,000 to the Company in exchange for an aggregate of 50 shares of Common Stock which were subsequently repurchased by the Company, and on January 31, 1997, John B. Kilroy, Jr. and John B. Kilroy, Sr. each contributed cash to the Services Company, which represents a 5.0% economic interest in the Services Company. See the Combined Financial Statements and the notes thereto contained elsewhere in this Prospectus.

PARTNERSHIP AGREEMENT

  On January 31, 1997, the Company entered into the Partnership Agreement of the Operating Partnership with the various limited partners of the Operating Partnership. See "Partnership Agreement of the Operating Partnership." John B. Kilroy, Sr. and John B. Kilroy, Jr., who are limited partners of the Operating Partnership, are directors and/or officers of the Company.

ASSIGNMENT OF LEASE; VARIOUS SERVICES PROVIDED BY THE SERVICES COMPANY TO THE KILROY GROUP

  On January 31, 1997, KI assigned to the Operating Partnership all of its interest as a tenant in a lease with a partnership affiliated with certain Unitholders covering the space that was serving as the headquarters of KI at Kilroy LAX in El Segundo, California. The Company, the Operating Partnership and the Services Company occupy such space, with the Company and the Services Company subleasing some of such space from the Operating Partnership and paying rent to the Operating Partnership therefor, at rates which the Company believes are equal to the fair rental value of the space.

  Pursuant to management agreements, the Operating Partnership is providing management and leasing services, and the Services Company is providing development services, with respect to the Option Properties, each of which is beneficially owned and controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr., for fees equivalent to the fair market value of such services. See "Business and Properties--Option Properties."

OPTIONS TO PURCHASE CERTAIN PROPERTIES

  In connection with the formation of the Company, the Company entered into certain option agreements with partnerships controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board of Directors, and President, Chief Executive Officer and Director, respectively, granting to the Operating Partnership options to acquire (i) parcels comprising an aggregate of approximately 18 acres located at Calabasas Park Centre, in Calabasas, California and (ii) a three-building office complex located on North Sepulveda Boulevard in El Segundo, California at the respective purchase price for each of the properties as discussed below. The option for Calabasas Park Centre is exercisable on or before January 31, 1998. The option for the office complex located on North Sepulveda Boulevard in El Segundo is exercisable on or before January 31, 2004. The purchase price for each of the properties is payable in cash; provided, however, that if the option for the office complex in El Segundo is exercised after January 31, 1998, the purchase price will be payable in cash or Units at the election of the seller.

  Pursuant to the terms of the applicable option agreement, the purchase price for the parcels located at Calabasas Park Centre will be equal to the lower of
(i) a third-party offer or (ii) the total accumulated costs, as of the date such option is exercised, in connection with the acquisition of rights with respect to, and the entitlement and development of such property, including, without limitation, property taxes, predevelopment and entitlement costs and fees, and related bond financing costs.

  Pursuant to the terms of the applicable Option Agreement, the purchase price for the Sepulveda Boulevard Office Complex is equal to the sum of (i) the then outstanding mortgage indebtedness secured by the respective properties, plus
(ii) $1, plus (iii) the aggregate amount of capital contributed by the beneficial owners of the property, net of actual cash distributions distributed in respect of such beneficial owners, during the period beginning on January 31, 1997 and ending on the date of exercise of the option, plus
(iv) an annualized return of 8.0% on the amount in excess of $5.0 million, if any, as determined pursuant to clause (iii) preceding. The Company's option to purchase the Sepulveda Boulevard Office Complex is subject to a right of first offer held by Hughes Space & Communications.

  In addition, in connection with the Formation Transactions, the Company incurred certain expenses on behalf of KI, including the payment of $700,000 of interest in connection with the repayment of an outstanding loan. All amounts payable to the Company from KI have been paid in full. The highest amount of such receivables outstanding during the period beginning February 1, 1997 was approximately $1.3 million.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth the beneficial ownership of shares of Common Stock as of June 30, 1997 and as adjusted to give effect to the Offering for
(i) each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) directors and executive officers of the Company, and (iii) directors and executive officers of the Company as a group. Except for the restricted shares of Common Stock owned by Mr. Moran, the shares owned by Mr. Dickey and Mr. Hart, 1,000 shares of Common Stock owned by Mr. Rose and 600 shares of Common Stock owned by Mr. Kilroy, Jr., none of the persons or entities listed below currently owns any shares of Common Stock, but rather owns Units exchangeable for shares of Common Stock. See "Partnership Agreement of the Operating Partnership--Redemption/Exchange Rights." Each person named in the table has sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. This table reflects the ownership interests each of the following persons would have if each person exchanged all of his Units for shares of Common Stock at a current exchange ratio of one Unit for each share of Common Stock (without regard to the Ownership Limit and the prohibition on redemption or exchange of Units until January 31, 1999). See "Partnership Agreement of the Operating Partnership--Redemption/Exchange Rights." Unless otherwise indicated, the address of each named person is c/o Kilroy Realty Corporation, 2250 East Imperial Highway, Suite 1200, El Segundo, California 90245.

                                                        PERCENTAGE OF
                                                     OUTSTANDING SHARES
                                                       OF COMMON STOCK
                                                  BENEFICIALLY OWNED (1)(2)
                                                  -----------------------------
                             NUMBER OF SHARES
                              OF COMMON STOCK
                            BENEFICIALLY OWNED      JUNE 30,
NAME OF BENEFICIAL OWNER  AS OF JUNE 30, 1997 (1)     1996         AS ADJUSTED
------------------------  ----------------------- -------------    ------------
John B. Kilroy, Sr. ....         1,253,926(4)                 7.3%            4.6%
John B. Kilroy, Jr. ....         1,253,926(4)                 7.3%            4.6%
Jeffrey C. Hawken.......               --                     --              --
Richard E. Moran Jr. ...           100,000(5)                   *               *
Campbell Hugh Greenup...               --                     --              --
Tyler H. Rose...........             1,000(6)                   *               *
Ann Marie Whitney.......               --                     --              --
William P. Dickey.......             2,000(7)                   *               *
Matthew J. Hart.........             5,000(7)                   *               *
Dale F. Kinsella........               --                     --              --
Cohen & Steers Capital
 Management, Inc. (3)...         1,282,000                    7.4%            4.7%
All directors and
 executive officers as a
 group (10 persons).....         2,615,852                   15.1%            9.6%

--------
(1) Includes the Units beneficially owned by KI which are allocated to John B. Kilroy, Sr. and John B. Kilroy, Jr., the only stockholders of KI, in accordance with their respective percentage ownership of KI. Excludes options to purchase 895,000 shares of Common Stock granted to executive officers and directors on January 31, 1997.
(2) Assuming exchange of the 2,817,476 Units outstanding as of June 30, 1997.
(3) According to a Schedule 13G filed with the SEC, this person has sole voting power with respect to 1,139,200 of such shares and sole dispositive power with respect to 1,282,000 of such shares as of February 4, 1997. The principal business office of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.
(4) One-half of these Units have been pledged to secure certain indemnification obligations to the Company arising in connection with the Formation Transactions. See "Certain Relationships and Related Transactions."
(5) Represents 100,000 restricted shares of Common Stock granted under the Stock Incentive Plan to Richard E. Moran Jr. pursuant to the terms of his employment agreement, which shares vest in five equal annual installments over a five-year period. See "Management--Employment Agreements."
(6) Represents 1,000 shares of Common Stock purchased by Tyler H. Rose in the public stock market at $24 1/4 per share of Common Stock on May 19, 1997.
(7) Represents shares purchased by the director at the IPO price of $23.00 per share of Common Stock on January 31, 1997.
*  Represents less than 1.0% of outstanding shares of Common Stock.

                    FORMATION AND STRUCTURE OF THE COMPANY

  Kilroy Realty Corporation was formed in September 1996 and the Operating Partnership was formed in October 1996. The Services Company was formed in January 1997.

FORMATION TRANSACTIONS

  As of the consummation of the IPO, the Company and certain of the Unitholders engaged in the Formation Transactions designed to enable the Company to continue and expand the real estate operations of the Kilroy Group, to facilitate the IPO, to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1997 and to preserve certain tax advantages for certain Unitholders of the Properties. The Formation Transactions were as follows:

  . Pursuant to the Omnibus Agreement, the Operating Partnership required the contribution to the Operating Partnership of all of the Kilroy Group's interests in the Properties owned by them immediately prior to the IPO, the assets used to conduct the leasing, management and development activities (principally office equipment) and the assignment of contract rights in connection with development opportunities at Kilroy Airport Center Long Beach. Pursuant to the terms of the Omnibus Agreement, the Operating Partnership acquired the Existing Properties and the other assets from the Kilroy Group in exchange for limited Partnership Units. Upon completion of the IPO, the limited Partnership Units received by the Kilroy Group constituted in the aggregate an approximately 15.5% limited partnership interest in the Operating Partnership.

  . John B. Kilroy, Sr. and John B. Kilroy, Jr. acquired all of the voting common stock of the Services Company for the aggregate purchase price of $5,275 in cash (representing 5.0% of its economic value), and the Operating Partnership acquired all of the non-voting preferred stock of the Services Company (representing 95.0% of its economic value).

  . The Company contributed the net proceeds from the IPO and the issuance of 100,000 restricted shares of Common Stock (approximately $302.8 million in the aggregate) to the Operating Partnership in exchange for an 84.5% general partner interest in the Operating Partnership.

  . The Company, through the Operating Partnership, borrowed approximately $84.0 million principal amount of long-term financing and $12.0 million principal amount of short-term debt pursuant to the Mortgage Loans.

  . The Operating Partnership applied the IPO net proceeds and the Mortgage Loans toward the repayment of existing mortgage indebtedness on certain of the Properties, the purchase of certain properties and payment of its expenses arising in connection with the IPO and the Mortgage Loans.

  . Certain employees of KI became employees of the Company, the Operating Partnership and/or the Services Company, including John B. Kilroy, Jr., the President and Chief Executive Officer of KI, three other executive officers (Mr. Jeffrey Hawken, Executive Vice President and Chief Operating Officer, Mr. Richard E. Moran Jr., Executive Vice President, Chief Financial Officer and Secretary, and Mr. Campbell Hugh Greenup, General Counsel) who are not Unitholders and 43 other operating and administrative employees.


  . On January 31, 1997, the Company entered into Option Agreements with partnerships controlled by John B. Kilroy, Sr. and John B. Kilroy, Jr. granting to the Operating Partnership the right to acquire (i) the approximately 18 undeveloped acres located at Calabasas Park Centre for cash and (ii) the office property located at North Sepulveda Boulevard, El Segundo for cash (or for Units after January 31, 1998 at the election of the seller), and in each case pursuant to the other terms of the respective option agreement. See "Business and Properties--Option Properties--Calabasas Park Centre" and"--North Sepulveda Boulevard, El Segundo" for a discussion of the purchase price and other material terms of each Option Agreement.

  . The Operating Partnership or the Services Company entered into Management Agreements with respect to each of the Option Properties. Pursuant to the terms of each of the Management Agreements, the Operating Partnership or the Services Company, as applicable, has exclusive control and authority (subject to an operating budget approved by the owners of each property) over each of the Option Properties for a term of 24 months. If any of the Option Properties are sold during the term of the Management Agreements, then either party may terminate the respective Management Agreement with respect to the property being sold upon 30 days' prior written notice. In consideration of the services provided under the Management Agreements, the Company receives a monthly property management fee as well as any applicable leasing commissions. See "Business and Properties--Option Properties."

  As a result of the Formation Transactions, the Company owned 14,428,367 Units, which represented an approximately 84.5% economic interest in the Operating Partnership, and the Kilroy Group owned 2,652,374 Units, which represented the remaining approximately 15.5% economic interest in the Operating Partnership. The Company is the sole general partner and retains management control over the Operating Partnership.

  The Unitholders have the opportunity after January 31, 1999 to have their Units redeemed by the Operating Partnership at the request of the Unitholder for cash (based on the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or, at the Company's option, it may exchange Units for shares of Common Stock on a one-for-one basis, subject to certain anti-dilution adjustments and the obligation of certain of the Unitholders to indemnify the Company in connection with the Formation Transactions; provided, however, that if the Company does not elect to exchange such Units for shares of Common Stock, a Unitholder that is a corporation or limited liability company may require the Company to issue shares of Common Stock in lieu of cash, subject to the Ownership Limit or such other limit as provided in the Articles of Incorporation, as applicable. Under certain circumstances, 50% of the Units received by John B. Kilroy, Sr., John
B. Kilroy, Jr. and KI may be redeemed prior to January 31, 1999 in connection with the obligation of such Unitholders to indemnify the Company in connection with the Formation Transactions.

ADVANTAGES AND DISADVANTAGES OF THE FORMATION TRANSACTIONS TO UNAFFILIATED STOCKHOLDERS

  The advantages of the Formation Transactions to unaffiliated stockholders of the Company included their ability to participate in the cash flow of the Properties through their ownership in the Company and in all future office and industrial property acquisitions and development by the Company. The disadvantages of such transactions to unaffiliated stockholders of the Company included the impact of shares available for future sale and immediate and substantial dilution in the tangible book value per share, and the lack of arm's length negotiations to determine the terms of the transfers of the Existing Properties to the Company and the Operating Partnership and the terms of the option agreements relating to the Option Properties.

BENEFITS OF THE FORMATION TRANSACTIONS TO THE KILROY GROUP

  The Kilroy Group realized certain benefits as a result of the IPO and the Formation Transactions, including the following:

  . improved liquidity of their interests in the Properties owned by the Kilroy Group immediately prior to the IPO and increased diversification of their investment;

  . repayment of indebtedness in the aggregate net amount of approximately $229.5 million resulting from the refinancing of mortgage indebtedness, of which approximately $37.2 million was guaranteed by John B. Kilroy, Sr., including $8.7 million which also was guaranteed by John B. Kilroy, Jr., and the repayment of approximately $3.4 million of personal indebtedness of John B. Kilroy, Sr.;

  . an employment agreement between the Company and John B. Kilroy, Jr. providing annual salary, incentive compensation (including Common Stock options) and other benefits for his services as an officer of the Company (see "Management--Employment Agreements"), and a grant of options to purchase Common Stock to John B. Kilroy, Sr. (see "Management--Stock Incentive Plan"); and

  . the deferral of certain tax consequences of taxable dispositions of assets through the creation of the Operating Partnership and the direct contribution of their interests in the Properties to the Operating Partnership in exchange for Units.

FORMATION OF KILROY SERVICES, INC.

  In January 1997, the Services Company was formed under the laws of the State of Maryland to succeed to the development activities of the Kilroy Group. John
B. Kilroy, Sr. and John B. Kilroy, Jr. together own 100.0% of the voting common stock of the Services Company, representing 5.0% of its economic value. The Operating Partnership owns 100.0% of the nonvoting preferred stock of the Services Company, representing 95.0% of its economic value. The ownership structure of the Services Company is necessary to permit the Company to share in the income of the activities of the Services Company and also maintain its status as a REIT. Although the Company receives substantially all of the economic benefit of the businesses carried on by the Services Company through the Company's right to receive dividends through the Operating Partnership's investment in the Services Company's nonvoting preferred stock, the Company is not able to elect the Services Company's officer or directors and, consequently, may not have the ability to influence the operations of the Services Company or require the declaration of dividends. See "Risk Factors-- Risks of Development Business and Related Activities Being Conducted by the Services Company--Adverse Consequences of Lack of Control Over the Businesses of the Services Company."

  The Services Company currently has three directors, including Campbell Hugh Greenup, who also serves as the General Counsel of the Company; Jeffrey C. Hawken, who also serves as the Executive Vice President and Chief Operating Officer of the Company; and one independent director. See "Management." Campbell Hugh Greenup serves as the Services Company's President and Secretary, David Armanetti serves as its Vice President of Development Services and Treasurer and Jeffrey C. Hawken serves as its Vice President and Assistant Secretary.

FORMATION OF KILROY REALTY FINANCE, INC. AND KILROY REALTY FINANCE PARTNERSHIP, L.P.

  In January 1997, Kilroy Realty Corporation formed the Finance Company to act as the general partner of the Finance Partnership. The Finance Partnership, a single-purpose limited partnership, was formed in January 1997 to facilitate borrowings under the Mortgage Loans. Kilroy Realty Corporation owns 100.0% of the common stock of the Finance Company which owns a 1.0% general partner interest in the Finance Partnership. The Operating Partnership owns a 99.0% limited partner interest in the Finance Partnership. The Finance Partnership owns legal title to the Properties secured by the Mortgage Loans.

  The Finance Company currently has five directors, including John B. Kilroy, Jr., who also serves as the President and Chief Executive Officer of the Company; Jeffrey C. Hawken, who also serves as the Executive Vice President and Chief Operating Officer of the Company; Richard E. Moran Jr., who also serves as the Executive Vice President, Chief Financial Officer and Secretary of the Company; A. Christian Krogh, who also serves as the Vice President of Asset Management of the Company; and one independent director. See "Management." Jeffrey C. Hawken serves as the Finance Company's President and Secretary, A. Christian Krogh serves as its Vice President, Treasurer and Assistant Secretary and John B. Kilroy, Jr. serves as its Vice President.

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of the terms of the Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL

  Under the Articles of Incorporation, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $.01 per share, and 30,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). Upon completion of the Offering, 24,475,000 shares of Common Stock will be issued and outstanding excluding the 1,500,000 shares of Common Stock which are subject to the Underwriters' over-allotment option and 2,817,476 shares of Common Stock which may be issued upon the exchange of outstanding limited partnership Units. Upon completion of the Offering, no shares of Preferred Stock will be issued and outstanding.

COMMON STOCK

  Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors, and, except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors with respect to any other class or series of stock establishing the designation, powers, preferences and relative, participating, optional or other special rights and powers of such series, the holders of such shares possess the exclusive voting power, subject to the provisions of the Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors as described below. Holders of shares of Common Stock have no conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of directors. All shares of Common Stock issued and outstanding are duly authorized, fully paid and non-assessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Articles of Incorporation regarding ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors as described below, distributions are paid to the holders of shares of Common Stock if and when authorized and declared by the Board of Directors out of funds legally available therefor. The Company currently makes quarterly distributions. See "Price Range of Common Stock and Distribution History."

  Under Maryland law, stockholders are generally not liable for the Company's debts or obligations. If the Company is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company, including debts and liabilities arising out of its status as general partner of the Operating Partnership.

  Subject to the provisions of the Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors described below, all shares of Common Stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights. See "--Restrictions on Ownership and Transfer."

  Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. The Articles of Incorporation do not provide for a lesser percentage in any such situation.

  The Articles of Incorporation authorize the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services.

PREFERRED STOCK

  Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. No Preferred Stock is currently issued or outstanding. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL and the Articles of Incorporation to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. The Board of Directors has no present plans to issue any Preferred Stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

  Ownership Limits. In order for the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

  Because the Company will elect to qualify as a REIT, the Articles of Incorporation contain restrictions on the ownership and transfer of Common Stock which are intended to assist the Company in complying with these requirements. The Ownership Limit set forth in the Articles of Incorporation provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.0% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock. The constructive ownership rules are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 7.0% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common

Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 7.0% of the outstanding Common Stock and thus violate the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors. The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The Board of Directors has obtained such undertakings and representations from John B. Kilroy, Sr. and John B. Kilroy, Jr. and has waived the Ownership Limit with respect to the actual and constructive ownership (and to any constructive ownership of securities therefrom) of Common Stock by John B. Kilroy, Sr. and John B. Kilroy, Jr. Consequently, John B. Kilroy, Sr., John B. Kilroy, Jr., members of their families and entities (including the Operating Partnership) which are deemed to own Messrs. Kilroys' Common Stock under the constructive ownership rules of the Code will be permitted to own, in the aggregate, actually or constructively, up to 19.6% (by number of shares or value, whichever is more restrictive) of the outstanding Common Stock.

  The Articles of Incorporation further prohibits (i) any person from actually or constructively owning shares of stock of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of stock of the Company if such transfer would result in shares of stock of the Company being owned by fewer than 100 persons.

  Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Articles of Incorporation. Amendments to the Articles of Incorporation require the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

  Pursuant to the Articles of Incorporation, if any purported transfer of Common Stock or any other event would otherwise result in any person violating the Ownership Limit or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limit or such other limit, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price (as defined in the Articles of Incorporation) of such excess shares as of the date of such event or the sales proceeds

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

received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors, then the Articles of Incorporation provide that the transfer of the excess shares will be void.

  In addition, shares of stock of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

  If any purported transfer of shares of Common Stock would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

  All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of stockholders.

  Under the Articles of Incorporation, every owner of a specified percentage (or more) of the outstanding shares of Common Stock must file a completed questionnaire with the Company containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Company's shares of Common Stock. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Common Stock on the Company's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors.

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                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                   THE ARTICLES OF INCORPORATION AND BYLAWS

  The following paragraphs summarize certain provisions of the MGCL and the Articles of Incorporation and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the Articles of Incorporation and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

THE BOARD OF DIRECTORS

  The Articles of Incorporation provide that the number of directors of the Company shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL, which in the case of the Company is three. The Bylaws currently provide that the Board of Directors will consist of not fewer than five nor more than 13 members. Any vacancy (except for a vacancy caused by removal) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire Board of Directors. A vacancy resulting from removal will be filled by the stockholders at the next annual meeting of stockholders or at a special meeting of the stockholders called for that purpose. The Articles of Incorporation and Bylaws provide that a majority of the Board must be "Independent Directors." An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

  Pursuant to the Articles of Incorporation, the directors are divided into three classes as nearly equal in size as practicable. One class holds office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class holds office initially for a term expiring at the annual meeting of stockholders to be held in 1999 and another class holds office initially for a term expiring at the annual meeting of stockholders to be held in 2000. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified and the directors in the other two classes will continue in office. The Company believes that classification of the Board of Directors helps to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors.

  The classified director provision could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of Common Stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

REMOVAL OF DIRECTORS

  While the Articles of Incorporation and the MGCL empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Articles of Incorporation preclude stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, the Articles of Incorporation provide that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Under the MGCL, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

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

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the Company's shares, or an affiliate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company's then outstanding shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of the Company's voting stock and (ii) two-thirds of the votes entitled to be cast by holders of outstanding shares of the Company's voting stock other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the Company's stockholders receive a minimum price (as defined in the MGCL) for their shares of stock and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Board of Directors has resolved to opt out of the business combinations provisions of the MGCL, and such resolutions also require that any decision to opt back in be subject to the approval of holders of a majority of the shares of Common Stock. As a result of the Company's decision to opt out of the business combinations provisions of the MGCL, an Interested Stockholder would be able to effect a "business combination" without complying with the requirements set forth above. The decision to opt out of the provisions may have the effect of making it easier for stockholders who become Interested Stockholders to consummate a business combination involving the Company. However, no assurance can be given that any such business combination would be consummated or, if consummated, would result in a purchase of shares of Common Stock from any stockholder at a premium.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of the Company acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers or directors who are employees of the Company. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. "Control shares" do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider voting rights for the shares. If no request for a meeting is made, the Company may itself present the question at any stockholders' meeting.

  If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the Company may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

  The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction, or to acquisitions approved or exempted by the Articles of Incorporation or Bylaws. The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. Although there can be no assurance that such provision will not be amended or eliminated at any time in the future, the Board of Directors has resolved that the provision may not be amended or eliminated without the approval of the holders of at least a majority of the shares of Common Stock. As a result of the Company's decision to opt out of the "control share acquisition" provisions of the MGCL, stockholders who acquire a substantial block of Common Stock are not precluded from exercising full voting rights with respect to their shares on all matters without first obtaining the approval of other stockholders entitled to vote. This may have the effect of making it easier for any such control share stockholder to effect a business combination with the Company. However, no assurance can be given that any such business combination would be consummated or, if consummated, would result in a purchase of shares of Common Stock from any stockholder at a premium.

AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS

  The Articles of Incorporation may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote thereon voting together as a single class. Other than provisions of the Bylaws (i) opting out of the control share acquisition statute, (ii) requiring approval by the Independent Directors for selection of operators of the Properties or of transactions involving John B. Kilroy, Sr. and John B. Kilroy, Jr. and their affiliates and (iii) those governing amendment of the Bylaws, each of which may be amended only with the approval of a majority of the shares of capital stock entitled to vote, the Bylaws may be amended by the vote of a majority of the Board of Directors or the shares of the Company's capital stock entitled to vote thereon.

MEETINGS OF STOCKHOLDERS

  The Bylaws provide for annual meetings of stockholders, commencing with the year 1998, to elect the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the President, the Board of Directors or the Chairman of the Board and shall be called at the request in writing of the holders of 50% or more of the outstanding stock of the Company entitled to vote.

  The MGCL provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(a) pursuant to the Company's notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (ii) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders.

  The provisions in the Articles of Incorporation on classification of the Board of Directors and amendments to the Articles of Incorporation and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

  Under the MGCL, the Company may be dissolved by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders, and (ii) upon proper notice, stockholder approval by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote thereon voting as a single class.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

  The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation and the Partnership Agreement against certain liabilities. The Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland.

  The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

  The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions, and the Articles of Incorporation contain this provision. The law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (i) it is proved that the person actually received an improper personal benefit in money, property or services, (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

  The Partnership Agreement also provides for indemnification of the Company, as general partner, and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Articles of Incorporation. See "Partnership Agreement of the Operating Partnership-- Indemnification."

  Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

              PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

  The following summary of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the"Partnership Agreement") and the descriptions of certain provisions set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See"Additional Information."

MANAGEMENT

  The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The Company is the sole general partner of the Operating Partnership and presently holds an 83.7% economic interest in the Operating Partnership (89.7% after giving effect to the Offering and the application of the net offering proceeds therefrom as set forth under the caption "Use of Proceeds.") of the economic interests in, the Operating Partnership. The Company conducts substantially all of its business through the Operating Partnership, except for development and certain other services (which are conducted through the Services Company) in order to preserve the Company's REIT status. The Operating Partnership owns a 95.0% economic interest in the Services Company. Generally, pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and to cause changes in the Operating Partnership's line of business and distribution policies.

  The Unitholders, as limited partners of the Operating Partnership, have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement and as required by applicable law.

INDEMNIFICATION

  To the extent permitted by law, the Partnership Agreement provides for indemnification of the Company, as general partner, its officers and directors and such other persons as the Company may designate to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership to the same extent liability of officers and directors of the Company is limited under the Articles of Incorporation.

TRANSFERABILITY OF INTERESTS

  Except for a transaction described in the following two paragraphs, the Partnership Agreement provides that the Company may not voluntarily withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership, without the consent of the holders of at least 60% of the partner interests (including the interests of the Company, which will represent approximately 89.7% of the total partner interests upon consummation of the Offering and the application of the net offering proceeds therefrom as set forth under the caption "Use of Proceeds"). Pursuant to the Partnership Agreement, the limited partners have agreed not to transfer, assign, sell, encumber or otherwise dispose of, without the consent of the Company, their interest in the Operating Partnership, other than to family members or accredited investors who agree to assume the obligations of the transferor under the Partnership Agreement subject to a right of first refusal for the benefit of the Company. The Unitholders are subject to additional restrictions on their ability to transfer shares of Common Stock. See"Underwriting."

  The Company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each a"Termination Transaction") unless the Termination Transaction has been approved by holders of at least 60% of the Units (including Units held by the Company, which will represent approximately 89.7% of all Units outstanding upon consummation of the Offering and the application of the net offering proceeds therefrom as set forth under the caption "Use of Proceeds") and in connection with which all limited partners either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of Common Stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of Common Stock in consideration of one share of Common Stock pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of Common Stock, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

  The Company may also merge or otherwise combine its assets with another entity if the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership (in each case, the"Surviving Partnership"); (ii) the limited partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the limited partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the limited partners include the right to exchange their interests in the Surviving Partnership for at least one of the following: (a) the consideration available to such persons pursuant to the preceding paragraph, or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the Common Stock. For purposes of this paragraph, the determination of relative fair market values and rights, preferences and privileges of the limited partners shall be reasonably determined by the Board of Directors as of the time of the Termination Transaction and, to the extent applicable, the values shall be no less favorable to the limited partners than the relative values reflected in the terms of the Termination Transaction.

  In respect of any transaction described in the preceding two paragraphs, the Company is required to use its commercially reasonable efforts to structure such transaction to avoid causing the limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction. The Operating Partnership will also use commercially reasonable efforts to cooperate with the limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or any other disposition of assets, of the Operating Partnership.

ISSUANCE OF ADDITIONAL UNITS

  As sole general partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional Units representing general and limited partnership interests in the Operating Partnership, including preferred Units of limited partnership interests.

CAPITAL CONTRIBUTION

  The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. See"Policies With Respect to Certain Activities--Financing."

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

AWARDS UNDER STOCK INCENTIVE PLAN

  If options granted in connection with the Stock Incentive Plan are exercised at any time or from time to time, or restricted shares of Common Stock are issued under the Stock Incentive Plan, the Partnership Agreement requires the Company to contribute to the Operating Partnership as an additional contribution the exercise price received by the Company in connection with the issuance of shares of Common Stock to such exercising participant or the proceeds received by the Company upon issuance of the shares. Upon such contribution the Company will be issued a number of Units in the Operating Partnership equal to the number of shares of Common Stock so issued.

REDEMPTION/EXCHANGE RIGHTS

  Limited partners have rights to require the Operating Partnership to redeem part or all of their Units for cash (based upon the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or the Company may elect to exchange such Units for shares of Common Stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events); provided, however, that if the Company does not elect to exchange such Units for shares of Common Stock, a holder of Units that is a corporation or a limited liability company may require the Company to issue Common Stock in lieu thereof, subject to the Ownership Limit or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors, as applicable. The Company presently anticipates that it will elect to issue Common Stock in exchange for Units in connection with each such redemption request, rather than having the Operating Partnership pay cash. With each such redemption or exchange, the Company's percentage ownership interest in the Operating Partnership will increase. This redemption/exchange right may be exercised by limited partners from time to time, in whole or in part, subject to the limitations that such right may not be exercised (i) prior to January 31, 1999 or (ii) at any time to the extent such exercise would result in any person actually or constructively owning Common Stock in excess of the Ownership Limit or such other amount as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors, as applicable, assuming Common Stock was issued in such exchange. See"Description of Capital Stock--Restrictions on Ownership and Transfer." In addition, under certain circumstances 50% of the Units received by John B. Kilroy, Sr., John B. Kilroy, Jr. and KI may be redeemed prior to January 31, 1999 in connection with the obligation of such Unitholders to indemnify the Company in connection with the Formation Transactions. See"Formation and Structure of the Company--Formation Transactions."

REGISTRATION RIGHTS

  For a description of certain registration rights held by the Unitholders, see"Shares Eligible for Future Sale--Redemption/Exchange Rights and Registration Rights."

TAX MATTERS

  Pursuant to the Partnership Agreement, the Company is the tax matters partner of the Operating Partnership and, as such, has authority to make tax elections under the Code on behalf of the Operating Partnership.

  The net income or net loss of the Operating Partnership will generally be allocated to the Company and the limited partners in accordance with their respective percentage interests in the Operating Partnership, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations promulgated thereunder. See"Federal Income Tax Consequences--Tax Aspects of the Partnerships."

OPERATIONS

  The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability. The Partnership Agreement provides that the net operating cash revenues of the Operating Partnership,

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

as well as net sales and refinancing proceeds, will be distributed from time to time as determined by the Company (but not less frequently than quarterly) pro rata in accordance with the partners' respective percentage interests. Pursuant to the Partnership Agreement, the Operating Partnership assumes and pays when due, or reimburses the Company for payment of, all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the operations of the Company.

DUTIES AND CONFLICTS

  Except as otherwise set forth in "Policies with Respect to Certain Activities--Conflicts of Interest Policies" and "Management--Employment Agreements," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

CERTAIN LIMITED PARTNER APPROVAL RIGHTS

  The Partnership Agreement provides that if the limited partners own at least 5% of the outstanding Units (including Units held by the Company), the Company shall not, on behalf of the Operating Partnership, take any of the following actions without the prior consent of the holders of more than 50% (excluding Units held by the Company) of the Units representing limited partner interests: (i) dissolve the Operating Partnership, other than incident to a merger or sale of substantially all of the Company's assets; or (ii) prior to January 31, 2004, sell the Office Property located at 2260 E. Imperial Highway, at Kilroy LAX, other than incident to a merger or sale of substantially all of the Company's assets.

TERM

  The Operating Partnership will continue in full force and effect for 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

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

                          DESCRIPTION OF INDEBTEDNESS

  The following paragraphs summarize certain provisions of the Credit Facility, the $84 Million Loan and the SeaTac Loan. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Revolving Credit Agreement, dated as of May 21, 1997 between Kilroy Realty, L.P. and the banks listed therein, the Credit Agreement between Kilroy Finance and the banks named therein, and the Variable Interest Rate Indenture, Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents, respectively, and the related documents and agreements referenced therein, each of which is an exhibit to the Registration Statement of which this Prospectus is a part.

CREDIT FACILITY

  On May 21, 1997, the Company, on behalf of the Operating Partnership, obtained from MGT the two-year, $150.0 million revolving Credit Facility. There is a one-year option to extend the term of the Credit Facility. On July 28, 1997, the Company received a commitment to increase the Credit Facility to $200.0 million. The Credit Facility is used primarily to finance acquisitions of additional properties. Payment of principal and interest is secured by substantially all of the Properties other than Properties securing the Mortgage Loans. In addition, borrowing under the Credit Facility are recourse obligations to the Operating Partnership.

  Availability under the Credit Facility is subject to the value of the underlying collateral securing it. As of July 25, 1997, approximately
$95.0 million is outstanding. The Operating Partnership's ability to borrow under the Credit Facility is subject to its compliance with the following covenants on an ongoing basis: a ratio of Net Operating Cash Flow (as defined below) to Debt Service (as defined below) of 1.75-to-1; a loan to collateral value ratio of not more than 60.0%; a ratio of debt to tangible fair market value of real property assets owned by the Operating Partnership of not more than 50%; a ratio of annual earnings before income taxes, depreciation and amortization to Debt Service of at least 2-to-1; limitations on distributions to 95% of funds from operations; consolidated tangible net worth of the Operating Partnership of not less than 90.0% of the Operating Partnership's consolidated tangible net worth as of January 28, 1997; maintenance of the Company's status as a REIT for federal income tax purposes and compliance with all applicable regulations in connection with such status; maintenance of collateral; a limit of $5.0 million of recourse debt; limitations on the incurrence of additional indebtedness; and other customary covenants. "Debt Service" means, measured as of the last day of each calendar quarter, an amount equal to the interest actually payable by the Operating Partnership on the loans for the previous four consecutive quarters including the quarter then ended. "Net Operating Cash Flow" means, as of any date of determination, with respect to all mortgaged properties, property income for the previous four consecutive quarters including the quarter then ended, but less (a) property expenses with respect to all such mortgaged properties for the previous four consecutive quarters including the quarter then ended, and (b) the greater of (i) capital expenditures which are not related to new construction for the previous four consecutive quarters including the quarter then ended, and (ii) appropriate reserves for replacements of not less than $0.20 per square foot of space subject to leases per annum for each mortgaged property which is an office property, and $0.15 per square foot of space subject to leases per annum for each mortgaged property which is an industrial property. Based on the interest rate selected, each advance under the Credit Facility bears interest at a rate equal to either (a) 0.25% plus a rate (the "Prime Rate") equal to the higher of (i) MGT's prime rate then in effect or
(ii) the federal funds rate plus 0.50%, or (b) 1.5% plus the LIBOR rate applicable to the selected interest period, which period may be one, two, three or six months. The Company and the Operating Partnership anticipate that the Credit Facility will be either extended, renewed or refinanced through the issuance of debt or equity securities at its maturity.

$84.0 MILLION LOAN

  In connection with the IPO, the Company obtained the $84.0 million mortgage loan from MGT (the "84.0 Million Loan"). The proceeds of the loan were used to repay indebtedness on certain of the Properties that were owned by the Company upon completion of the IPO. The $84.0 Million Loan is secured by the

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

Properties owned by the Company upon completion of the IPO other than the five Office Properties comprising Kilroy Long Beach and the three Office Properties comprising the SeaTac Office Center.

  The $84.0 Million Loan requires monthly payments of $667,921. This loan matures on February 1, 2022, and until January 31, 2005 (the "Reset Date"), it bears interest at 8.35%. On the Reset Date the interest rate for the $84.0 Million Loan will increase to a rate equal to the greater of 13.35% and the sum of the interest rate for U.S. Treasury Securities maturing 15 years from the Reset Date plus 5.0%. The $84.0 Million Loan is secured by cross-collateralized and cross-defaulted mortgages on certain of the Properties. The $84.0 Million Loan may not be prepaid during the first four years of the loan term commencing on January 31, 1997. Thereafter the loan may be repaid in whole or in part, subject to a prepayment premium. The $84.0 Million Loan requires reserves for current taxes and insurance, capital expenditures and tenant improvements and leasing commissions. An improvements and repairs reserve of approximately $1.2 million has been established, which reserve will be released upon completion of the improvements; a replacement reserve is funded monthly at an annual rate of approximately $.20 per rentable square foot of the collateral; and a reserve of approximately $908,000 has been established to make certain earthquake-related structural modifications. A tenant improvement and leasing commission reserve will commence in January 1998; the Company presently anticipates that the average balance of this reserve will be approximately $1.0 million in each of the first four years of the reserve. In addition, the $84.0 Million Loan includes customary representations and warranties and requires the borrower to comply with the following affirmative and negative covenants: limitations on the incurrence of additional indebtedness; limitations on advances to and investments in others (including the guaranty of any obligations of another person); limitations on the transfer or sale of assets including the collateral; limitations on merger and acquisition transactions; maintenance of minimum levels of insurance; maintenance of collateral; and other customary covenants. The $84.0 Million Loan was incurred by the Finance Partnership which is wholly-owned by the Company and the Operating Partnership and which is structured to be a "bankruptcy remote" financing vehicle. The Properties used as collateral for the $84.0 Million Loan have been transferred to that limited partnership. Subject to certain limited exceptions, the $84.0 Million Loan is non-recourse to the Company.

SEATAC LOAN

   Also in connection with the IPO, the Company obtained the $12.0 million SeaTac Loan from MGT. The proceeds of the SeaTac Loan were used to repay indebtedness on, and the SeaTac Loan is secured by, the three Office Properties comprising the SeaTac Office Center.

  The SeaTac Loan bears interest at a variable rate equal to the 30-day LIBOR plus 1.5% and matures on January 31, 1998. The SeaTac Loan requires monthly payments of interest. The SeaTac Loan is secured by the ground leasehold interest in the SeaTac Office Center. Principal and interest under the SeaTac Loan is full recourse to the Company.

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

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

  Upon the consummation of the Offering, the Company will have issued and outstanding 24,475,000 shares of Common Stock in the public market (excluding the 1,500,000 shares which are subject to the Underwriters' over-allotment option), of which 24,375,000 (or 25,875,000 if the Underwriters' over-allotment option is exercised in full) will be freely tradable in the public market by persons other than "affiliates" of the Company without restriction or registration under the Securities Act.

  In connection with the IPO, each of the Unitholders has agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Units or shares of Common Stock or other capital stock of the Company, or any securities convertible or exercisable or exchangeable for any Units or shares of Common Stock or other capital stock until January 28, 1999. The Company, in connection with this Offering, has agreed not to offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any (other than pursuant to the Stock Incentive Plan) shares of Common Stock or other capital stock of the Company, or any securities convertible or exercisable or exchangeable for any Units or shares of Common Stock or other capital stock of the Company, for a period of 180 days from the date of this Prospectus, in each case without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, subject to certain limited exceptions. Prudential Securities Incorporated may, at any time and without notice, release all or any portion of the shares of Common Stock subject to such lock-up agreements. Notwithstanding the foregoing, 50% of the Units received by John B. Kilroy, Sr., John B. Kilroy, Jr. and Kilroy Industries in connection with consummation of the IPO have been pledged to secure their indemnification obligations pursuant to an agreement with the Company. See "Formation and Structure of the Company."

  The shares of Common Stock owned by "affiliates" of the Company, the 100,000 restricted shares of Common Stock issued to an officer of the Company who is not a Unitholder and the shares of Common Stock issuable upon exchange of Units (other than those issued pursuant to registration rights, as described below), are subject to Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted shares" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for at least one year, as well as any person who purchased unrestricted shares on the open market who may be deemed an affiliate of the Company, would be entitled to sell, subject to certain manner of sale, public information and notice requirements, within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding number of shares of Common Stock or 1% of the average weekly trading volume of those shares during the four calendar weeks preceding each such sale. After restricted shares are held for two years, a person who is not then deemed an affiliate of the Company is entitled to sell such shares under Rule 144(k) without regard to these volume limitations. Sales of shares of Common Stock by affiliates of the Company will continue to be subject to the volume limitations, unless resold under an effective registration statement under the Securities Act. In addition, the Commission has recently proposed further revisions to the holding and volume limitations contained in Rule 144. The adoption of amendments effecting such proposed revisions may result in resales of restricted securities sooner than would be the case under Rule 144 and Rule 144(k) as currently in effect. However, there can be no assurance of when, if ever, such amendments will be proposed or adopted.

  The Company has established the Stock Incentive Plan for the purpose of attracting and retaining executive officers, directors and other key employees. See "Management--Stock Incentive Plan." As of March 31, 1997, the Company has issued in the aggregate options to purchase 1,185,000 shares of Common Stock to executive officers, directors and certain key employees and has reserved 215,000 additional shares of Common Stock for future issuance under the Stock Incentive Plan.

  The Common Stock began trading on the NYSE on January 28, 1997, under the symbol "KRC," and, therefore, no sales prices for the Common Stock are available for periods prior to that date. On July 24, 1997, the reported closing sales price on the NYSE was $26.0625 per share. As of June 30, 1997, there were approximately 38 holders of record of Common Stock. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock (including sales pursuant to Rule 144) or the availability of shares of Common Stock for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of Common Stock (including shares of Common Stock issued upon the exercise of options or the exchange of Units), or the perception that such sales could occur, could adversely affect prevailing market prices of the shares of Common Stock and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Shares Eligible for Future Sale." For a description of certain restrictions on transfers of Common Stock held by certain stockholders of the Company, see "Underwriting" and "Description of Capital Stock--Restrictions on Ownership and Transfer."

REDEMPTION/EXCHANGE RIGHTS AND REGISTRATION RIGHTS

  Each limited partner of the Operating Partnership has the right to require the Operating Partnership to redeem part or all of their Units for cash (based on the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or, at the election of the Company, to exchange such Units for shares of Common Stock, at any time after January 28, 1999 subject to the obligation of John B. Kilroy, Sr., John B. Kilroy, Jr. and Kilroy Industries, with respect to 50% of their limited partnership Units, to indemnify the Company in connection with the Formation Transactions. See "Formation and Structure of the Company--Formation Transactions." If the Company does not elect to exchange such Units for shares of Common Stock, a Unitholder that is a corporation or a limited liability company may require the Company to issue shares of Common Stock in lieu of cash, subject to the Ownership Limit or such other amount as provided in the Articles of Incorporation, or as permitted by the Board of Directors as applicable. As of June 30, 1997, an aggregate of approximately 2,817,476 Units are held by limited partners of the Operating Partnership. If the Company elects to exchange Units for Common Stock, each Unit will be exchangeable for one share of Common Stock, subject to adjustment in the event of stock splits, distribution of rights, extraordinary dividends and similar events.

  In order to protect the Company's status as a REIT, a holder of Units is prohibited from exchanging such Units for shares of Common Stock, to the extent that as a result of such exchange any person would own or would be deemed to own, actually or constructively, more than 7.0% of the Common Stock, except to the extent such holder has been granted an exception to the Ownership Limit. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

  The Company has granted the Unitholders certain registration rights (collectively, the "Registration Rights") with respect to the shares of Common Stock acquired upon exchange of limited partnership Units or otherwise (the "Registrable Shares"). The Company has agreed to file and generally keep continuously effective beginning on January 31, 1999 a registration statement covering the issuance of shares of Common Stock upon exchange of Units and the resale thereof. In addition, the Company has granted the Unitholders piggyback registration rights with respect to shares of Common Stock acquired by them by any means. The Company also has agreed to provide the Registration Rights to any other person who may become an owner of Units, provided such person provides the Company with satisfactory undertakings. The Company will bear expenses incident to its registration obligations upon the exercise of the Registration Rights, including the payment of federal securities law and state Blue Sky registration fees, except that it will not bear any underwriting discounts or commissions or transfer taxes relating to registration of Registrable Shares.

REINVESTMENT AND SHARE PURCHASE PLAN

  The Company is considering the adoption of a Distribution Reinvestment and Share Purchase Plan that would allow stockholders to automatically reinvest cash distributions on their outstanding shares of Common Stock and/or Units to purchase additional shares of Common Stock at a discounted price and without the payment of any brokerage commission or service charge. Stockholders would also have the option of investing limited additional amounts by making cash payments. No decision has been made yet by the Company whether or not to adopt such a plan and there can be no assurance that such a plan will ever be adopted by the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following summary of material federal income tax considerations regarding the Company and the Offering is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, tax counsel to the Company, as to the material federal income tax considerations relevant to purchasers of the Common Stock. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders subject to special treatment under the federal income tax laws, including, without limitation, certain financial institutions, life insurance companies, dealers in securities or currencies, stockholders holding Common Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "-- Taxation of Tax-Exempt Stockholders") or foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "Taxation of Non-U.S. Stockholders"). In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to prospective stockholders.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  General. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1997. The Company believes that, commencing with its taxable year ending December 31, 1997, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code commencing with such taxable year, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will continue to operate in such a manner so as to qualify or remain qualified.

  These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  Latham & Watkins has acted as tax counsel to the Company in connection with the IPO, the Offering and the Company's election to be taxed as a REIT. In the opinion of Latham & Watkins, commencing with the Company's taxable year ending December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a REIT, and its method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various factual assumptions relating to the organization and operation of the Company (including the Finance Company, the Operating Partnership, the Finance Partnership, and the Services Company), and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "--Failure to Qualify."

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the"double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired by the Company through foreclosure or otherwise after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

  The Company believes that the conditions set forth in (i) through (iv) above have been satisfied. The Company also believes that it has issued sufficient shares of Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy conditions (v) and (vi). In addition, the Articles of Incorporation provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and
(vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock--Restrictions

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on Ownership and Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure to Qualify." In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company will have a calendar taxable year.

  Ownership of a Partnership Interest. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiary partnerships) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "--Tax Aspects of the Partnerships." The Company has direct control of the Operating Partnership and operates it consistent with the requirements for qualification as a REIT.

  Ownership of Qualified REIT Subsidiaries. A corporation will qualify as a "qualified REIT subsidiary" if 100% of its stock is held by the Company at all times during the period which such corporation is in existence. The Company's ownership of the stock of the Finance Company has satisfied this test and, accordingly, the Finance Company will qualify as a qualified REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code including the REIT qualification tests. For this reason, references under "Federal Income Tax Considerations" to the income and assets of the Company include the income and assets of the Finance Company. A qualified REIT subsidiary will not be subject to federal income tax and the Company's ownership of the voting stock of such a subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of the Company's total assets, described below under "--Asset Tests."

  Income Tests. In order to maintain its qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, subject to certain exceptions in the year in which the Company is liquidated, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. For purposes of applying the 30% gross income test, the holding period of Properties acquired by the Operating Partnership in the Formation Transactions will be deemed to have commenced on the date of acquisition. Legislation has been proposed, however, which would repeal the 30% gross income test.

  Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party

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Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company does not and will not;
(i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above); (ii) rent any property to a Related Party Tenant; (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. Notwithstanding the foregoing, the Company may take certain of the actions set forth in (i) through (iv) above to the extent such actions will not, based on the advice of tax counsel to the Company, jeopardize the Company's tax status as a REIT.

  The Services Company receives fees in exchange for the performance of certain development activities. Such fees do not accrue to the Company, but the Company derives its allocable share of dividends from the Services Company through its interest in the Operating Partnership, which qualify under the 95% gross income test, but not the 75% gross income test.

  The Operating Partnership receives fees in exchange for the performance of certain management activities for third parties with respect to properties in which the Operating Partnership does not own an interest, including certain of the Option Properties. Such fees will result in nonqualifying income to the Company under the 95% and 75% gross income tests. The Company believes that the aggregate amount of nonqualifying income, including such fees, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests.

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company would not qualify as a REIT. As discussed above in "-- Taxation of the Company--General," even if these relief provisions apply, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. No similar mitigation provision provides relief if the Company fails the 30% gross income test. In such case, the Company would cease to qualify as a REIT.

  Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such

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gain realized by the Operating Partnership or the Finance Partnership) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership and the Finance Partnership hold the Properties for investment with a view to long-term appreciation, engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and make such occasional sales of the Properties as are consistent with the Operating Partnership's and the Finance Partnership's investment objectives. There can be no assurance, however, that the IRS; might not contend that one or more of such sales is subject to the 100% penalty tax.

  Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets (including its allocable share of the assets held by partnerships in which it has a direct or indirect interest, including the Operating Partnership and the Finance Partnership) must be represented by real estate assets, stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of the Company, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

  As described above, the Operating Partnership owns 100% of the non-voting preferred stock of the Services Company, and by virtue of its ownership of interests in the Operating Partnership, the Company is considered to own its pro rata share of such stock. See "Structure and Formation of the Company." The Operating Partnership does not and will not own any of the voting securities of the Services Company, and therefore the Company will not be considered to own more than 10% of the voting securities of the Services Company. In addition, the Company believes (and has represented to tax counsel to the Company for purposes of its opinion, as described above) that the value of its pro rata share of the securities of the Services Company held by the Operating Partnership does not exceed 5% of the total value of the Company's assets, and will not exceed such amount in the future. Latham & Watkins, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the representation of the Company to such effect. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the IRS will not contend that the value of the securities of the Services Company held by the Company (through the Operating Partnership) exceeds the 5% value limitation.

  The 5% value test must be satisfied not only on the date that the Company (directly or through the Operating Partnership) acquires securities in the Services Company, but also each time the Company increases its ownership of securities of the Services Company (including as a result of increasing its interest in the Operating Partnership as a result of Company capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights). Although the Company plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in the Services Company.

  After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in the Operating Partnership), the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

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

  Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Company's net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount or purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of "REIT Taxable Income" as described in clause (i)(a) above. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. Such distributions are taxable to holders of Common Stock (other than tax-exempt entities, as discussed below) in the year in which paid, even though such distributions relate to the prior year for purposes of the Company's 95% distribution requirement. The amount distributed must not be preferential--i.e., each holder of shares of Common Stock must receive the same distribution per share. A REIT may have more than one class of capital stock, as long as distributions within each class are pro rata and non-preferential. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company currently makes timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

  It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings, to pay dividends in the form of taxable stock dividends.

  If the Company fails to meet the 95% distribution test due to certain adjustments (e.g., an increase in the Company's income or a decrease in its deduction for dividends paid) by reason of a judicial decision or by agreement with the IRS, the Company may pay a "deficiency dividend" to holders of shares of Common Stock in the taxable year of the adjustment, which dividend would relate back to the year being adjusted. In such case, the Company would also be required to pay interest to the IRS and would be subject to any applicable penalty provisions.

  Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure

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

to qualify as a REIT would reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

  As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

  As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction otherwise available with respect to dividends received by U.S. Stockholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of Common Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as long-term capital gains (or short-term capital gain if the shares have been held for one year or less), provided that the shares have been held as a capital asset. Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31st of such year; provided that the dividend is actually paid by the Company on or before January 31st of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

  Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to such Common Stock.

  Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

  The Company reports to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares of Common Stock as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt shareholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

  For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

  Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that
Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Common Stock contained in the Articles of Incorporation, the Company does not expect to be classified as a "pension held REIT."

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

TAXATION OF NON-U.S. STOCKHOLDERS

  The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances, including, for example, if the investment in the Company is connected to the conduct by a Non-U.S. Stockholder of a U.S. trade or business. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

  Distributions. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under proposed Treasury Regulations, not currently in effect, however, a Non-U.S. Stockholder who wished to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption discussed above.

  Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. For FIRPTA withholding purposes (discussed below), such distributions (i.e., distributions that are not made out of earnings and profits) will be treated as consideration for the sale or exchange of shares of Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, they will give rise to gain from the sale or exchange of his stock, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company.

  Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless
(i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a"tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

  Distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation and is not entitled to treaty relief or exemption, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability. To the extent that such withholding exceeds the actual tax owed by the Non-U.S. Stockholder, the Non-U.S. Stockholder may claim a refund from the IRS.

  The Company or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares of Common Stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

  Sale of Common Stock. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless such shares constitute a"United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The Common Stock will not constitute a"United States real property interest" so long as the Company is a"domestically controlled REIT." A"domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that is a"domestically controlled REIT," and therefore that the sale of shares of Common Stock are not subject to taxation under FIRPTA. However, because the shares of Common Stock are publicly traded, no assurance can be given that the Company will continue to be a"domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a"tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

  If the Company does not qualify as or ceases to be a"domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a"United States real property interest" unless the shares are"regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and the selling Non-U.S. Stockholder held no more than 5% (after applying certain constructive ownership rules) of the shares of Common Stock during the shorter of (i) the period during which the taxpayer held such shares, or (ii) the 5-year period ending on the date of the disposition of such shares. If gain on the sale or exchange of shares of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price.

  Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. Backup withholding is not additional tax. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

  New Proposed Regulations. The United States Treasury has recently issued proposed Treasury Regulations regarding the withholding and information reporting rules discussed above. In general, the proposed Treasury Regulations create new withholding and information reporting requirements and certification procedures and forms and clarify and modify reliance standards. If finalized in their current form, the proposed Treasury Regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

TAX ASPECTS OF THE PARTNERSHIPS

  General. Substantially all of the Company's investments are held indirectly through the Operating Partnership and the Finance Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held by the Operating Partnership. See "-- Taxation of the Company."

  Entity Classification. The Company's interests in the Operating Partnership and the Finance Partnership involve special tax considerations, including the possibility of a challenge by the IRS of the status of the Operating Partnership or the Finance Partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership or the Finance Partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (see "-- Taxation of the Company--Asset Tests" and "--Income Tests"), and in turn would prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. In addition, a change in the Operating Partnership's or Finance Partnership's status for tax purposes might be treated as a taxable event in which case the Company might incur a tax liability without any related cash distributions.

  The IRS recently finalized and published certain Treasury Regulations (the "Final Regulations") which provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for federal income tax purposes. The Final

Regulations apply for tax periods beginning on or after January 1, 1997 (the "Effective Date"). Unless it elects otherwise, an Eligible Entity in existence prior to the Effective Date will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to the Effective Date. In addition, an Eligible Entity which did not exist, or did not claim a classification, prior to the Effective Date, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Each of the Operating Partnership and Finance Partnership intends to claim classification as a partnership under the Final Regulations.

  Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  The Partnership Agreement provides that net income or net loss of the Operating Partnership will generally be allocated to the Company and the limited partners in accordance with their respective percentage interests in the Operating Partnership. Notwithstanding the foregoing, such agreement provides that certain interest deductions and income from the discharge of certain indebtedness of the Operating Partnership, attributable to loans transferred to the Operating Partnership by certain Unitholders, will be allocated disproportionately to such Unitholders. In addition, allocations of net income or net loss are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Properties) that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including certain Properties). Consequently, the Partnership Agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Code.

  In general, the principals of KI and possibly other Unitholders who are limited partners of the Operating Partnership will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to such limited partners, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the date the Operating Partnership acquired such assets. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "--Taxation of the Company--Annual Distribution Requirements."

  Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership Agreement provides that it will use the traditional method with respect to the assets it acquired at the time of the IPO. The selection of this method will cause the Company to be allocated depreciation deductions for tax purposes which are lower than such deductions would be if the Company directly had acquired its pro rata share of the Operating Partnership property in exchange for cash or if other methods were chosen to eliminate Book-Tax Differences. The Operating Partnership and the Company have not yet decided which method will be used to account for Book-Tax Differences with respect to properties acquired or to be acquired by the Operating Partnership after the IPO.

  With respect to any property purchased by the Operating Partnership in a taxable transaction (e.g., properties acquired in exchange for cash) subsequent to the admission of the Company to the Operating Partnership, such property will initially have a tax basis equal to its fair market value, and
Section 704(c) of the Code will not apply.

SERVICES COMPANY

  A portion of the cash to be used by the Operating Partnership to fund distributions to partners, and in turn to fund distributions by the Company to its stockholders, is expected to come from the Services Company, through dividends on nonvoting preferred stock to be held by the Operating Partnership. The Services Company will not qualify as a REIT and will pay federal, state and local income taxes on its taxable income at normal corporate rates. The federal, state and local income taxes that the Services Company is required to pay will reduce the cash available for distribution by the Company to its stockholders.

  As described above, the value of the Company's indirect interest in the securities of the Services Company held by the Operating Partnership cannot exceed 5% of the value of the Company's total assets at the end of any calendar quarter in which the Company acquires such securities or increases its interest in such securities (including as a result of the Company increasing its interest in the Operating Partnership). See "--Taxation of the Company--Asset Tests." This limitation may restrict the ability of the Services Company to increase the size of its business, or may cause the Operating Partnership to sell all or a portion of its stock in the Services Company, unless the value of the assets of the Company or the Operating Partnership is increasing at a commensurate rate.

                            OTHER TAX CONSEQUENCES

  The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "--Status of the Company, the Operating Partnership and the Services Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan or an individual retirement account ("IRA")). This discussion does not propose to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF SHARES OF COMMON STOCK BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Federal Income Tax Considerations," as material contained therein is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase the Common Stock.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

  Each fiduciary of an employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in shares of Common Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require
(i) an ERISA Plan's investments to be prudent and in the best interests of the ERISA Plan, its participants and beneficiaries, (ii) an ERISA Plan's investments to be diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, (iii) an ERISA Plan's investments to be authorized under ERISA and the terms of the governing documents of the ERISA Plan and (iv) that the fiduciary not cause the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA. In determining whether an investment in shares of Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history and other matters described under "Risk Factors."

  The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under
Section 4975 of the Code and permitted under applicable state law.

STATUS OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE SERVICES COMPANY UNDER ERISA

  A prohibited transaction may occur if the assets of the Company are deemed to be assets of the investing Plans and disqualified persons deal with such assets. In certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is a Plan fiduciary. Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which a Plan's interest in an entity will be subject to the look-through rule.

  The Regulations apply only to the purchase by a Plan of an "equity interest" in an entity, such as common stock of a REIT. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities."

  Under the Regulations, a "publicly-offered security" is a security that is
(i) freely transferable, (ii) part of a class of securities that is widely-held and (iii) either (a) part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or (b) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Generally, if the security is part of an offering in which the minimum investment is $10,000 or less, any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not of itself prevent the security from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

  The Common Stock of the Company meets the criteria of the publicly-offered securities exception to the look-through rule. First, the Common Stock is considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under federal tax laws to maintain the Company's status as a REIT. Second, the Common Stock is held by 100 or more investors and that at least 100 or more of these investors are independent of the Company and of one another. Third, the Common Stock is part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is registered under the Exchange Act within 120 days after the end of the fiscal year of the Company during which the offering of such securities to the public occurs. Accordingly, the Company believes that if a Plan purchases the Common Stock, the Company's assets should not be deemed to be Plan assets and, therefore, that any person who exercises authority or control with respect to the Company's assets should not be a Plan fiduciary.

                                 UNDERWRITING

  The Underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated ("Prudential Securities"), Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Smith Barney Inc. are acting as representatives ("Representatives"), have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock set forth below opposite their respective names:

                                                                      NUMBER OF
            UNDERWRITERS                                                SHARES
            ------------                                              ----------
   Prudential Securities Incorporated................................
   Donaldson, Lufkin & Jenrette Securities Corporation...............
   Merrill Lynch, Pierce, Fenner & Smith
         Incorporated................................................
   J.P. Morgan Securities Inc........................................
   Smith Barney Inc. ................................................
                                                                      ----------
     Total........................................................... 10,000,000
                                                                      ==========

  The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the shares of Common Stock offered hereby if any are purchased.

  The Underwriters, through their Representatives, have advised the Company that they propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus;
that the Underwriters may allow to selected dealers a concession of $    per
share, and that such dealers may re-allow a concession of $     per share to
certain other dealers. After the Offering, the Offering Price and the concessions may be changed by the Representatives.

  The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,500,000 additional shares of Common Stock at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of shares of Common Stock offered hereby. To the extent such option to purchase is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such Underwriter's name in the preceding table bears to 10,000,000.

  The Company has agreed to indemnify the several Underwriters against or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act. The Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the Underwriters may seek to enforce such indemnification and rights to contribution which are expressly provided under the Act.

  The Company has agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer) of any (other than pursuant to the Stock Incentive Plan) shares of Common Stock or other capital stock of the Company, or any securities convertible or exercisable or exchangeable for any Units or shares of Common Stock or other capital stock of the Company, or any securities substantially similar thereto, for a period of [180] days from the date of the Prospectus, without the prior written consent of Prudential Securities, on behalf of the Underwriters, subject to certain limited exceptions.

  In connection with the Offering, certain Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Commission, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following the closing of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 1,500,000 shares of Common Stock, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or selling group member participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

  An affiliate of J.P. Morgan Securities Inc. provided the Mortgage Loans and the Credit Facility. In connection with such transactions, the Company paid
(i) a debt placement fee to an affiliate of J.P. Morgan Securities Inc. for
(a) the $84.0 Million Loan equal to 0.5% of the principal amount thereof and
(b) the SeaTac Loan equal to 1.5% of the principal amount thereof, and (ii) an origination fee to an affiliate of J.P. Morgan Securities Inc. for the Credit Facility equal to 1.0% of the maximum amount available thereunder.

  The Prudential Insurance Company of America, an affiliate of Prudential Securities, is a tenant in one of the Office Properties located in Kilroy Long Beach, leasing approximately 2,189 rentable square feet of space.

  In connection with the IPO, certain of the Underwriters received advisory fees and underwriting discounts and commissions from the Company. In the ordinary course of their business, certain of the Underwriters or their affiliates have engaged in transactions with and performed services for the Company and its subsidiaries for which they have received customary fees.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Offering will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Legal matters relating to Maryland law, including the validity of the issuance of the shares of Common Stock offered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. In addition, the description of federal income tax consequences contained in this Prospectus under "Federal Income Tax Consequences" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Latham & Watkins, special tax counsel to the Company as to the material federal income tax consequences of the Offering.

                                    EXPERTS

  The financial statements of the Kilroy Group as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and the Acquisition Properties for the year ended December 31, 1996 and the Acquired Properties and Pending Acquisition for the year ended December 31, 1996 included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance on the reports of such firm, given upon their authority as experts in auditing and accounting.

  In addition, certain statistical information provided under the captions "Prospectus Summary--The Company's Southern California Submarkets" and "Business and Properties--The Company's Southern California Submarkets" has been prepared by Robert Charles Lesser & Co., and is included herein in reliance upon the authority of such firm as an expert in, among other things, real estate consulting and urban economics.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission, 450 Fifth Street N.W., Washington, D.C. 20599, a Registration Statement (of which this Prospectus is a part) on Form S-11 under the Securities Act and the rules and regulations promulgated thereunder with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and financial statements thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, or by way of the Commission's Internet address, http://www.sec.gov. In addition, the Common Stock is listed on the NYSE, and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, NY 10005. Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company is required to file reports, proxy statements and other information with the Commission pursuant to the Exchange Act. Such reports, proxy statements, and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference

Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition to applicable legal or NYSE requirements, if any, the Company intends to furnish its stockholders with annual reports containing consolidated audited financial statements with a report thereon by the Company's independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  "ADA" means the Americans with Disabilities Act, enacted on July 26, 1990.

  "Audit Committee" means the audit committee of the Board of Directors.

  "Base Rent" means gross rent excluding payments by tenants on account of real estate taxes, operating expenses and utility expenses.

  "Class A Office Buildings" means office buildings that have excellent location and access, attract major corporate tenants, have high quality finishes, are well maintained, professionally managed and are either new buildings or buildings that are competitive with new buildings.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Common Stock" means common stock, par value $.01 per share, of the Company.

  "Company" means Kilroy Realty Corporation and its consolidated subsidiaries and the Services Company.

  "Credit Facility" means the $150.0 million revolving credit facility by and between the Operating Partnership and Morgan Guaranty Trust Company of New York, dated as of May 21, 1997.

  "$84.0 Million Loan" means the $84.0 million mortgage loan secured by certain of the Properties.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Executive Committee" means the executive committee of the Board of Directors.

  "Formation Transactions" means those transactions relating to the organization of the Company and its subsidiaries, including the transfer of the Properties and other assets to the Company, as described under "Formation and Structure of the Company--Formation Transactions."

  "Funds from Operations" means, in accordance with the resolution adopted by the Board of Governors of NAREIT in its March 1995 White Paper, net income
(loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

  "Independent Director" means a director of the Company who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of a principal executive officer, and who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

  "Industrial Properties" means the 44 industrial buildings in which the Company has an ownership interest.

  "IPO" means the initial public offering of shares of Common Stock of Kilroy Realty Corporation which was consummated on January 31, 1997 (including the exercise of the underwriters over-allotment option in connection therewith).

  "IRAs" means individual retirement accounts.

  "IRS" means the Internal Revenue Service.

  "KI" means Kilroy Industries, a California corporation, that operated the Company's business prior to the consummation of the IPO and the Formation Transactions.

  "Kilroy Group" means KI and the partnerships and trusts affiliated with KI that prior to the IPO owned the Properties and other assets transferred to the Company in the Formation Transactions. See "Note 1. Organization and Basis of Presentation" of the historical financial statements of the Kilroy Group.

  "Kilroy Realty Corporation" means Kilroy Realty Corporation, a Maryland corporation with its principal office at 2250 East Imperial Highway, Suite 1200, El Segundo, California 90245.

  "LAX" means Los Angeles International Airport.

  "Look-Through Rule" means the ERISA rule providing that in certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be the Plan's assets.

  "MGCL" means the Maryland General Corporation Law.

  "Mortgage Loans" means the $96.0 million mortgage loans obtained by the Company from Morgan Guaranty Trust Company of New York.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "Net Absorption" means, with respect to a specified market area, the net increase in occupied rentable space.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the public offering of shares of Common Stock of Kilroy Realty Corporation pursuant to and as described in this Prospectus.

  "Office Properties" means the 33 office buildings in which the Company has an ownership interest.

  "Omnibus Agreement" means the agreement by and among each of the Unitholders and the Company pursuant to which the Unitholders contributed their interests in the Properties and certain other assets, in exchange for Units representing limited partnership interests in the Operating Partnership.

  "Operating Partnership" means Kilroy Realty, L.P., a Delaware limited partnership with its office at 2250 East Imperial Highway, Suite 1200, El Segundo, California 90245, organized in the Formation Transactions and through which all of the Company's interests in the Properties will be held and real estate activities will be conducted.

  "Ownership Limit" means the restriction contained in the Articles of Incorporation providing that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 7.0% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock.

  "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

  "Partnerships" means those corporations, general and limited partnerships and trusts affiliated with Kilroy Industries whose Properties were acquired by the Operating Partnership.

  "Plans" means employee benefit plans and IRAs.

  "Preferred Stock" means shares of preferred stock, par value $.01 per share, of the Company.

  "Properties" means the real property and related assets owned by the Partnerships and contributed to the Company, including, but not limited to, the Properties.

  "Prospectus" means this prospectus relating to the sale of up to 10,000,000 shares of Common Stock of the Company in the Offering, plus the 1,500,000 shares of Common Stock subject to the Underwriters' over-allotment option.

  "Regulations" means regulations issued by the United States Department of Labor defining "plan assets."

  "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

  "Related Party Tenant" means a tenant of a REIT in which the REIT, or an owner of 10% or more of the REIT, actually or constructively owns a 10% or greater ownership interest.

  "rentable square feet" means a building's usable area plus common areas and penetrations, expressed collectively in square feet which are allocated pro rata to tenants.

  "Representatives" means Prudential Securities Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. and Smith Barney Inc., as representatives of the Underwriters.

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "SeaTac Loan" means the $12.0 million mortgage loan secured by the SeaTac Office Center.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Services Company" means Kilroy Services, Inc., a Maryland corporation with its principal office at 2250 East Imperial Highway, El Segundo, California 90245, which performs the Company's development activities and third party development services, and the economic value of which is owned 95.0% by the Operating Partnership and 5.0% collectively by John B. Kilroy, Sr. and John B. Kilroy, Jr.

  "Southern California Area" means the counties of Los Angeles, Orange, Riverside, San Bernardino and Ventura.

  "Stock Incentive Plan" means the Company's stock incentive plan, as further described in this Prospectus under the caption entitled "Management--Stock Incentive Plan."

  "Thousand Oaks Office Property" means the office building and related realty located at 2829 Townsgate Road, Thousand Oaks, California.

  "Treasury Regulations" means regulations of the U.S. Department of Treasury under the Code.

  "triple net basis lease" means a lease pursuant to which a tenant is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance and repairs and maintenance applicable to the leased space.

  "Underwriters" means each of the Underwriters named in the section of this Prospectus entitled "Underwriting."

  "Underwriting Agreement" means the Underwriting Agreement between the Company and the Representatives relating to the purchase of the Common Stock offered hereby.

  "Units" means limited and general partnership interests representing an ownership interest in the Operating Partnership.

  "Unitholders" shall mean the persons and entities who received Units in connection with the Formation Transactions and with the acquisition of a certain Property. See "Note 1. Organization and Basis of Presentation" to the Combined Financial Statements of the Kilroy Group.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Kilroy Realty Corporation Pro Forma (Unaudited):
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997.....  F-2
  Notes to Pro Forma Condensed Consolidated Balance Sheet.................  F-3
  Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996.......  F-5
  Notes to Pro Forma Condensed Consolidated Statements of Operations......  F-7
Kilroy Realty Corporation and Kilroy Group:
  Independent Auditors' Report............................................  F-8
  Consolidated Balance Sheet as of March 31, 1997 (Unaudited) and Combined
   Balance Sheets as of December 31, 1996 and 1995........................  F-9
  Consolidated Statement of Operations for the period February 1, 1997 to
   March 31, 1997 (Unaudited) and Combined Statements of Operations for
   the period January 1, 1997 to January 31, 1997 (Unaudited) for the
   three months ended March 31, 1996 (Unaudited) and the three years ended
   December 31, 1996, 1995 and 1994....................................... F-10
  Consolidated Statement of Stockholders' Equity for the three months ended March 31, 1997 (Unaudited) and Combined Statements of
   Stockholders' Equity for the three years ended December 31, 1996, 1995 and 1994 .............................................................. F-11
  Consolidated Statement of Cash Flows for the three months ended March
   31, 1997 (Unaudited) and Combined Statements of Cash Flows for the
   three months ended March 31, 1996 (Unaudited) and the three years ended
   December 31, 1996, 1995 and 1994 ...................................... F-12
  Notes to Consolidated and Combined Financial Statements................. F-13
Acquisition Properties:
  Independent Auditors' Report............................................ F-25
  Combined Historical Summary of Certain Revenues and Certain Expenses for
   the year ended December 31, 1996....................................... F-26
  Notes to Combined Historical Summary of Certain Revenues and Certain
   Expenses............................................................... F-27
Acquired Properties and Pending Acquisition:
  Independent Auditors' Report............................................ F-29
  Combined Historical Summaries of Certain Revenues and Certain Expenses
   for the three months ended March 31, 1997 (Unaudited) and the year ended December 31, 1996................................................ F-30
  Notes to Combined Historical Summaries of Certain Revenues and Certain
   Expenses............................................................... F-31
  Additional Combining Information of Certain Revenues and Certain
   Expenses for the three months ended March 31, 1997 (Unaudited) and the year ended December 31, 1996........................................... F-33

                           KILROY REALTY CORPORATION

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                MARCH 31, 1997
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

  This unaudited pro forma condensed consolidated balance sheet is presented as if the Offering and use of proceeds to purchase the Acquisition Properties and Pending Acquisition had each occurred on March 31, 1997. Such pro forma information is based upon the balance sheet of the Company at March 31, 1997. The Acquisition Properties and Pending Acquisition will be accounted for as purchase transactions. Future acquisitions will also be accounted as purchase transactions. This pro forma condensed balance sheet should be read in conjunction with the pro forma condensed statement of operations of the Company, the consolidated financial statements and notes thereto of the Company and the historical combined summaries of certain revenues and certain expenses of the Acquired Properties and Pending Acquisition included elsewhere in this Prospectus. See "The Company" and "Use of Proceeds."

  The unaudited pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming the consummation of the Offering and use of proceeds to purchase the Acquired Properties and Pending Acquisition at March 31, 1997, nor does it purport to represent the future financial position of the Company.

                                                     MARCH 31, 1997
                                        -----------------------------------------------
                                         ACQUIRED                     KILROY REALTY
                          KILROY REALTY PROPERTIES                     CORPORATION
                           CORPORATION  AND PENDING     PRO FORMA       PRO FORMA
                           HISTORICAL   ACQUISITION    ADJUSTMENTS    CONSOLIDATED
                          ------------- -----------    -----------    -------------
                               (A)
         ASSETS
Rental properties, net
 of accumulated
 depreciation and
 amortization...........    $173,612     $ 215,155 (B)  $               $388,767
Cash and cash
 equivalents............     116,163      (211,176)(C)   246,197 (C)     151,184
Restricted cash.........       4,244                                       4,244
Tenant receivables,
 net....................       3,537                                       3,537
Due from affiliates.....       1,261                                       1,261
Deferred charges and
 other assets, net of
 accumulated
 amortization...........      11,565                                      11,565
                            --------     ---------      --------        --------
   Total................    $310,382     $   3,979      $246,197        $560,558
                            ========     =========      ========        ========
     LIABILITIES AND
  STOCKHOLDERS' EQUITY
Liabilities:
 Debt...................    $ 95,917     $              $               $ 95,917
 Accounts payable and
  accrued expenses......       4,292                                       4,292
 Accrued interest
  payable...............         670                                         670
 Rent received in
  advance and tenant
  security deposits.....       8,554                                       8,554
                            --------     ---------      --------        --------
   Total liabilities....     109,433                                     109,433
                            --------     ---------      --------        --------
Minority interest.......      31,127         3,979        11,360 (D)      46,466
                            --------     ---------      --------        --------
Stockholders' equity:
 Common stock...........         145                         100 (E)         245
 Additional paid-in
  capital...............     167,025                     246,097 (E)     401,762
                                                         (11,360)(D)
 Retained Earnings......       2,652                                       2,652
                            --------     ---------      --------        --------
   Total stockholders'
    equity..............     169,822                     234,837         404,659
                            --------     ---------      --------        --------
   Total................    $310,382     $     --       $246,197        $560,558
                            ========     =========      ========        ========

                           KILROY REALTY CORPORATION

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

PRO FORMA ADJUSTMENTS

  These pro forma adjustments are to reflect the Offering and use of proceeds thereof to purchase the Acquired Properties and Pending Acquisition.

(A) Reflects Kilroy Realty Corporation unaudited balance sheet as of March 31, 1997.

(B) Reflects the purchase price and actual and estimated additional closing costs of the Acquired Properties and Pending Acquisition (including 165,102 units of the Operating Partnership issued in connection with one of the acquisitions based on the closing price of the Company's common stock on the date of the acquisition). The Acquired Properties and Pending Acquisition, all of which will be acquired from unaffiliated third parties, are as follows:

                              PURCHASE
   PROPERTY                    PRICE                    SELLER
   --------                   --------                  ------
   Industrial and Office
    Portfolio*..............  $ 44,480 Mission Land Company
   Pacifica & Warren
    Technology Center.......    24,899 Shidler West Acquisition Company, L.L.C.
   Sony Arboretum...........    31,619 Santa Monica Number Seven Assoc., L.P.
   2501 Pullman Avenue......    15,497 Pullman Carnegie Associates
   12400 Industry Street....     3,002 Container Supply Company, Inc.
   7421 Orangewood Avenue...     4,500 The Perkin-Elmer Corporation
   Walnut Park Business
    Center..................     9,750 Walnut Park Business Centers, Ltd.
   701-741 East Ball Road...     7,953 Stanley Hanson
   26541 Agoura Road........    11,587 Pennino Broadcasting Corporation
   5325 Hunter Avenue.......     5,256 DeAngelo's Partnership #8
   17150 Von Karman.........    12,126 Limar Realty Corporation
   9401 & 9451 Toledo Way ..    17,077 Mazda Motor of America, Inc.
   Foothill Ranch...........     3,247 Boorego Partners
   Mission Oaks Technology
    Center..................    24,162 Camarillo Partners
                              --------
       Total................  $215,155
                              ========

--------
* The Industrial and Office Portfolio is comprised of one industrial building in Ontario, California, seven industrial buildings in Brea, California, six industrial buildings in Garden Grove, California, one office building in Torrance, California and ten acres of land in Brea, California.

  The Acquired Properties and Pending Acquisition will be accounted for as purchase transactions. The operations of the Sellers were not acquired and the land and buildings were the only assets purchased. The cost of the properties is estimated to be allocated as follows:

       Land........................................................ $ 63,112
       Buildings...................................................  152,043
                                                                    --------
                                                                    $215,155
                                                                    ========

(C) The adjustment to pro forma cash and cash equivalents was determined as follows:

   . Net proceeds from the Offering after underwriting discount and estimated issuance costs of $14,433............................. $246,197
   . Purchase of Acquired Properties and Pending Acquisition (net of
     165,102 units issued in connection with one of the
     acquisitions)................................................... (211,176)
                                                                      --------
   Net increase in cash and cash equivalents......................... $ 35,021
                                                                      ========

                           KILROY REALTY CORPORATION

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

PRO FORMA ADJUSTMENTS

(D) Reflects the estimated minority interest of the Continuing Investors in the Operating Partnership computed as follows:

   Pro forma total assets............................................. $560,558
   Pro forma total liabilities........................................ (109,433)
                                                                       --------
   Pro forma net book value of Operating Partnership.................. $451,125
                                                                       ========
   Minority interest at 10.3%......................................... $ 46,466
                                                                       ========

(E) Reflects the issuance of 10,000,000 shares of Common Stock, par value $.01 per share, at an assumed Offering price of $26.0625 per share. The following table sets forth the adjustments to additional paid-in capital:

   . Net proceeds from the Offering of Common Stock after
     underwriting discounts and commissions and estimated issuance costs of $14,433................................................  $246,197
     Less: par value of Common Stock of 10,000,000 shares at $.01 per
     share...........................................................      (100)
                                                                       --------
   Net adjustment to additional paid-in capital......................  $246,097
                                                                       ========

                           KILROY REALTY CORPORATION

     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

      THREE MONTHS ENDED MARCH 31, 1997 AND YEAR ENDED DECEMBER 31, 1996
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

  The unaudited pro forma condensed consolidated statements of operations are presented as if (i) the Offering and use of proceeds to purchase the Acquired Properties and Pending Acquisition and (ii) the transfer of the Properties and business and operations of the Kilroy Group pursuant to the Formation Transactions and (iii) the IPO and the Mortgage Loans, and the use of proceeds thereof to repay indebtedness and purchase the IPO Acquisition Properties, each had occurred on January 1, 1996. Such pro forma information is based upon the historical results of operations of Kilroy Realty Corporation and the Kilroy Group for the three months ended March 31, 1997, and the year ended December 31, 1996 respectively. This pro forma condensed consolidated statement of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Company and the historical combined financial statements and notes thereto of the Kilroy Group and the historical combined summaries of certain revenues and certain expenses of the IPO Acquisition Properties and the Acquired Properties and Pending Acquisition and notes thereto included elsewhere in this Prospectus. Reference is also made to "The Company" and "Use of Proceeds."

  The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had been formed and (i) the Offering and use of proceeds to purchase the Acquired Properties and Pending Acquisition and (ii) the transfer of the Properties and business and operations of the Kilroy Group pursuant to the Formation Transactions and
(iii) the IPO and the Mortgage Loans, and the use of proceeds thereof to repay indebtedness and purchase the IPO Acquisition Properties, each had occurred on January 1, 1996 nor does it purport to represent the results of operations of future periods of the Company.

                           KILROY REALTY CORPORATION

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                        THREE MONTHS ENDED MARCH 31, 1997
                  --------------------------------------------------------------------------------
                    KILROY     KILROY
                    GROUP      REALTY
                  JANUARY 1, CORPORATION
                   1997 TO   FEBRUARY 1, PRE-ACQUISITION    ACQUIRED
                   JANUARY     1997 TO   PERIOD FOR THE  PROPERTIES AND               COMPANY PRO
                   31, 1997   MARCH 31,        IPO          PENDING      PRO FORMA       FORMA
                  HISTORICAL    1997     ACQUISITIONS(J) ACQUISITION(K) ADJUSTMENTS   CONSOLIDATED
                  ---------- ----------- --------------- -------------- -----------   ------------
REVENUES:
Rental income...    $2,760     $7,110         $721           $4,920                    $   15,511
Tenant
reimbursements..       275        706           76              646                         1,703
Development and
management
fees............        14                                                $   (14)(B)
Interest
income..........                  971                                        (971)
Other income....         4        185                             3                           192
                    ------     ------         ----           ------       -------      ----------
Total revenues..     3,053      8,972          797            5,569          (985)         17,406
                    ------     ------         ----           ------       -------      ----------
EXPENSES:
Property
expenses........       579      1,239           50              759            40 (C)       2,667
Real estate
taxes...........       106        353           45              304           104 (D)         912
General and
administrative..        78        725            6               34           576 (E)       1,419
Ground lease....        64        185           28                                            277
Development and
management
expenses........        46                                                    (46)(B)
Option buy-out..
Interest
expense.........     1,895      1,531                                      (1,374)(F)       2,052
Depreciation and
amortization....       787      1,744                                       1,192 (G)       3,723
                    ------     ------         ----           ------       -------      ----------
Total expenses..     3,555      5,777          129            1,097           492          11,050
                    ------     ------         ----           ------       -------      ----------
(Loss) income
from operations
before equity in
loss of
subsidiary and
minority
interest........      (502)     3,195          668            4,472        (1,477)          6,356
Equity in loss
of subsidiary...                  (57)                                        (30)(B)         (87)
Minority
interest........                 (486)                                       (160)(H)        (646)
                    ------     ------         ----           ------       -------      ----------
Net (loss)
income..........    $ (502)    $2,652         $668           $4,472       $(1,667)     $    5,623
                    ======     ======         ====           ======       =======      ==========
Average number
of shares
outstanding.....                                                                       24,475,000
                                                                                       ==========
Pro forma net
income per
common share
(I).............                                                                       $     0.23
                                                                                       ==========
                                   YEAR ENDED DECEMBER 31, 1996
                  ----------------------------------------------------------------
                                            ACQUIRED
                    KILROY       IPO     PROPERTIES AND               COMPANY PRO
                    GROUP    ACQUISITION    PENDING      PRO FORMA       FORMA
                  HISTORICAL PROPERTIES  ACQUISITION(K) ADJUSTMENTS   CONSOLIDATED
                  ---------- ----------- -------------- ------------- ------------
REVENUES:
Rental income...   $35,022     $7,709       $19,066       $  (524)(A)  $   61,273
Tenant
reimbursements..     3,380        924         2,524                         6,804
Development and
management
fees............       698                                   (698)(B)
Interest
income..........
Other income....        76        473            94                           667
                  ---------- ----------- -------------- ------------- ------------
Total revenues..    39,176      9,106        21,684        (1,222)         68,744
                  ---------- ----------- -------------- ------------- ------------
EXPENSES:
Property
expenses........     6,788      1,700         3,329           117 (C)      11,934
Real estate
taxes...........     1,301        524         1,114           486 (D)       3,425
General and
administrative..     2,383        257            89         2,943 (E)       5,672
Ground lease....       768        338                                       1,106
Development and
management
expenses........       650                                   (650)(B)
Option buy-out..     3,150                                                  3,150
Interest
expense.........    21,853                                (13,653)(F)       8,200
Depreciation and
amortization....     9,111                                  5,616 (G)      14,727
                  ---------- ----------- -------------- ------------- ------------
Total expenses..    46,004      2,819         4,532        (5,141)         48,214
                  ---------- ----------- -------------- ------------- ------------
(Loss) income
from operations
before equity in
loss of
subsidiary and
minority
interest........    (6,828)     6,287        17,152         3,919          20,530
Equity in loss
of subsidiary...                                               (6)(B)          (6)
Minority
interest........                                           (2,114)(H)      (2,114)
                  ---------- ----------- -------------- ------------- ------------
Net (loss)
income..........   $(6,828)    $6,287       $17,152       $ 1,799      $   18,410
                  ========== =========== ============== ============= ============
Average number
of shares
outstanding.....                                                       24,475,000
                                                                      ------------
Pro forma net
income per
common share
(I).............                                                       $     0.75
                                                                      ============

                           KILROY REALTY CORPORATION

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (UNAUDITED) (DOLLARS IN THOUSANDS)

(A) Represents the elimination of rental income received from Kilroy
    Industries.

(B) Represents the elimination of the Services Company's gross revenues and expenses and the recording of the equity in income of the Services Company net of income taxes.

                                                   THREE MONTHS    YEAR ENDED
                                                  ENDED MARCH 31, DECEMBER 31,
                                                       1997           1996
                                                  --------------- ------------
   Development and management fees...............      $ 14          $ 698
   Development and management expenses...........       (46)          (650)
   Elimination of nonrecurring Services Company
    expenses.....................................                      132
                                                       ----          -----
                                                                       180
   Elimination of management fees earned on one
    of the IPO Acquisition Properties............                     (186)
                                                       ----          -----
   Estimated service company net loss............       (32)            (6)
                                                       ----          -----
   At 95% economic interest......................      $(30)         $  (6)
                                                       ====          =====

(C) Represents the elimination of management fees charged to the Kilroy Group by Kilroy Industries and the reclassification of expenses which previously had not been allocated to individual properties.

(D) Represents incremental property taxes on the IPO Acquisition Properties and the office properties of the Recently Acquired and Pending Acquisition Properties due to change of ownership.

(E) Represents the estimated incremental increases in other general and administrative expenses, including, without limitation, the incremental general and administrative expenses to be incurred as a public company, increases in other G&A expenses, less the effect of the reclassification of property expenses which previously had not been allocated to individual properties.

(F) Reflects reduction of interest expenses associated with the mortgage debts assumed to be repaid using net proceeds from the IPO and the Offering:

                                                  THREE MONTHS    YEAR ENDED
                                                 ENDED MARCH 31, DECEMBER 31,
                                                      1997           1996
                                                 --------------- ------------
   . Interest expense on the Mortgage Loans
     (fixed interest rate of 8.35% on $84,000
     with 25-year amortization; variable
     interest rate of LIBOR plus 1.5% on
     $12,000)...................................     $   435       $  7,866
   . Amortization of the issuance costs on the
     Mortgage Loans.............................          86            334
   . Interest expense on debt assumed to be
     retired....................................      (1,895)       (21,853)
                                                     -------       --------
     Net interest expense reduction.............     $(1,374)      $(13,653)
                                                     =======       ========

(G) Represents depreciation expense calculated based on the cost of the IPO Acquisition Properties' and the Acquired Properties' and Pending Acquisition's buildings depreciated on the straight-line method over a 35 year life.

(H) Represents the income allocated to the 10.3% minority interest in the Operating Partnership owned by the holders of units in the Operating Partnership.

(I) Pro forma net income per share of Common Stock is based upon 24,375,000 shares of Common Stock assumed to be outstanding in connection with the IPO and the Offering and 100,000 restricted shares of Common Stock granted to an officer of the Company.

(J) Reflects January 1997 operating activities of the four IPO acquisition properties.

(K) Excludes operating activity of 9401 and 9451 Toledo Way as the property was tenant occupied prior to acquisition.

                         INDEPENDENT AUDITORS' REPORT

To the Partners of Kilroy Group:

  We have audited the accompanying combined balance sheets of Kilroy Group (described in Note 1) as of December 31, 1996 and 1995, and the related combined statements of operations, accumulated deficit, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements and the financial statement schedule are the responsibility of the management of Kilroy Group. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Kilroy Group as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Los Angeles, California

March 21, 1997 (July 11, 1997 as to Note 12)

                 KILROY REALTY CORPORATION (THE "COMPANY") AND
                   KILROY GROUP (PREDECESSOR TO THE COMPANY)

                 CONSOLIDATED BALANCE SHEET OF THE COMPANY AND
                  COMBINED BALANCE SHEETS OF THE KILROY GROUP
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                KILROY
                                                REALTY        KILROY GROUP
                                              CORPORATION     DECEMBER 31,
                                               MARCH 31,   --------------------
                                                 1997        1996       1995
                                              -----------  ---------  ---------
                   ASSETS                     (UNAUDITED)
RENTAL PROPERTIES (Notes 1, 2, 4, 5, 7 and
 11):
  Land.......................................  $  26,069   $  12,490  $  12,490
  Buildings and improvements.................    259,333     214,847    212,493
                                               ---------   ---------  ---------
    Total rental properties..................    285,402     227,337    224,983
  Accumulated depreciation and amortization..   (111,791)   (109,668)  (101,774)
                                               ---------   ---------  ---------
    Rental properties, net...................    173,612     117,669    123,209
CASH AND CASH EQUIVALENTS....................    116,163
RESTRICTED CASH..............................      4,244
TENANT RECEIVABLES, NET (Note 2).............      3,537       3,042      3,973
DUE FROM AFFILIATES..........................      1,261
DEFERRED CHARGES AND OTHER ASSETS, NET
 (Notes 2, 3 and 8)..........................     11,565       7,628      5,675
                                               ---------   ---------  ---------
TOTAL........................................  $ 310,382   $ 128,339  $ 132,857
                                               =========   =========  =========
    LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Debt (Notes 4, 9 and 11)...................  $  95,917   $ 223,297  $ 233,857
  Accounts payable and accrued expenses (Note
   2)........................................      4,292       3,685      4,863
  Accrued interest payable (Note 4)..........        670       3,929      7,251
  Accrued cost of option buy-out and tenant
   improvement (Note 5)......................                  1,390
  Rents received in advance and tenant
   security deposits (Note 2)................      8,554       9,815      8,712
                                               ---------   ---------  ---------
    Total liabilities........................    109,433     242,116    254,683
COMMITMENTS AND CONTINGENCIES (Note 7).......
MINORITY INTEREST............................     31,127
STOCKHOLDERS' EQUITY (Note 6)................
  Preferred stock, $.01 par value, 30,000,000
   shares authorized; none issued and
   outstanding...............................
  Common stock, $.01 par value, 150,000,000
   shares authorized:
    14,475,000 shares issued and
     outstanding.............................        145
  Additional paid-in capital.................    167,025
  Retained earnings (deficit) (Note 1).......      2,652    (113,777)  (121,826)
                                               ---------   ---------  ---------
    Total Stockholders' Equity...............    169,822    (113,777)  (121,826)
                                               ---------   ---------  ---------
TOTAL........................................  $ 310,382   $ 128,339  $ 132,857
                                               =========   =========  =========

          See notes to consolidated and combined financial statements.

                 KILROY REALTY CORPORATION (THE "COMPANY") AND
                   KILROY GROUP (PREDECESSOR TO THE COMPANY)

            CONSOLIDATED STATEMENT OF OPERATIONS FOR THE COMPANY AND
             COMBINED STATEMENTS OF OPERATIONS FOR THE KILROY GROUP
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                           KILROY       KILROY      KILROY
                         REALTY CORP     GROUP      GROUP
                         FEBRUARY 1,  JANUARY 1,  JANUARY 1,      KILROY GROUP
                           1997 TO      1997 TO    1996 TO   YEAR ENDED DECEMBER 31,
                          MARCH 31,   JANUARY 31, MARCH 31,  -------------------------
                            1997         1997        1996     1996     1995     1994
                         -----------  ----------- ---------- -------  -------  -------
                                    (UNAUDITED)
                         -----------------------------------
REVENUES (Notes 2 and
 5):
  Rental income (Note
   8)................... $     7,110    $2,760     $ 8,785   $35,022  $33,896  $32,577
  Tenant reimbursements
   (Note 3).............         706       275         862     3,380    3,002    1,643
  Development and
   management services..                    14         263       698    1,156      919
  Sale of air rights
   (Note 2).............                                                4,456
  Interest Income.......         971
  Other income (Note
   3)...................         185         4          11        76      398    1,084
                         -----------    ------     -------   -------  -------  -------
    Total revenues......       8,972     3,053       9,921    39,176   42,908   36,223
                         -----------    ------     -------   -------  -------  -------
EXPENSES:
  Property expenses
   (Notes 2 and 8)......       1,239       579       1,533     6,788    6,834    6,000
  Real estate taxes
   (Note 2).............         353       106         300     1,301    1,416     (448)
  General and
   administrative.......         725        78         528     2,383    2,152    2,467
  Ground lease (Note
   7)...................         185        64         193       768      789      913
  Development expenses..                    46         197       650      737      468
  Option buy-out cost
   (Note 5).............                                       3,150
  Interest expense......       1,531     1,895       5,227    21,853   24,159   25,376
  Depreciation and
   amortization.........       1,744       787       2,281     9,111    9,474    9,962
                         -----------    ------     -------   -------  -------  -------
    Total expenses......       5,777     3,555      10,259    46,004   45,561   44,738
                         -----------    ------     -------   -------  -------  -------
INCOME (LOSS) BEFORE
 EQUITY IN LOSS OF
 SUBSIDIARY, MINORITY
 INTEREST AND
 EXTRAORDINARY GAINS....       3,195      (502)       (338)   (6,828)  (2,653)  (8,515)
EQUITY IN LOSS OF
 UNCONSOLIDATED
 SUBSIDIARY.............         (57)
MINORITY INTEREST.......        (486)
                         -----------    ------     -------   -------  -------  -------
INCOME (LOSS) BEFORE
 EXTRAORDINARY GAINS
 (Note 4)...............       2,652      (502)       (338)   (6,828)  (2,653)  (8,515)
EXTRAORDINARY GAINS
 (Note 4)...............                 3,204                20,095   15,267    1,847
                         -----------    ------     -------   -------  -------  -------
NET INCOME (LOSS)....... $     2,652    $2,702     $  (338)  $13,267  $12,614  $(6,668)
                         ===========    ======     =======   =======  =======  =======
NET INCOME PER COMMON
 SHARE.................. $       .18
                         ===========
Weighted average shares
 outstanding............  14,475,000
                         ===========

          See notes to consolidated and combined financial statements.

                  KILROY REALTY CORPORATION (THE COMPANY) AND
                   KILROY GROUP (PREDECESSOR TO THE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                            COMMON STOCK
                                                                      TOTAL
                                                                  (ACCUMULATED
                                            ADDITIONAL RETAINED     DEFICIT)/
                                             PAID-IN   EARNINGS   STOCKHOLDERS'
                           SHARES   AMOUNTS  CAPITAL   (DEFICIT)     EQUITY
                         ---------- ------- ---------- ---------  -------------
BALANCE, JANUARY 1,
 1994...................                               $(114,960)   $(114,960)
  Deemed and actual
   distributions to
   partners, net of
   contributions........                                  (8,706)      (8,706)
  Net loss..............                                  (6,668)      (6,668)
                         ----------  ----    --------  ---------    ---------
BALANCE, DECEMBER 31,
 1994...................                                (130,334)    (130,334)
  Deemed and actual
   distributions to
   partners, net of
   contributions........                                  (4,106)      (4,106)
  Net income............                                  12,614       12,614
                         ----------  ----    --------  ---------    ---------
BALANCE, DECEMBER 31,
 1995...................                                (121,826)    (121,826)
  Deemed and actual
   distributions to
   partners, net of
   contributions........                                  (5,218)      (5,218)
  Net income............                                  13,267       13,267
                         ----------  ----    --------  ---------    ---------
BALANCE, DECEMBER 31,
 1996...................                                (113,777)    (113,777)
  Deemed and actual
   contributions from
   partners, net of
   distributions
   (unaudited)..........                                   3,483        3,483
  Sale of common stock
   net of offering costs
   (unaudited).......... 14,375,000  $144    $167,025    107,592      274,761
  Issuance of restricted
   shares (unaudited)...    100,000     1                                   1
  Net income
   (unaudited)..........                                   5,354        5,354
                         ----------  ----    --------  ---------    ---------
BALANCE, MARCH 31, 1997
 (unaudited)............ 14,475,000  $145    $167,025  $   2,652    $ 169,822
                         ==========  ====    ========  =========    =========


          See notes to consolidated and combined financial statements.

        KILROY REALTY CORPORATION CONSOLIDATED AND KILROY GROUP COMBINED

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                  THREE MONTHS            KILROY GROUP
                                 ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                                ------------------  ---------------------------
                                  1997      1996      1996      1995     1994
                                ---------  -------  --------  --------  -------
                                   (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss)...........  $   5,354  $  (338) $ 13,267  $ 12,614  $(6,668)
  Adjustment to reconcile net
   income (loss) to net cash
   provided
   by operating activities:
   Depreciation and
    amortization..............      2,531    2,281     9,111     9,474    9,962
   Provision for bad debts....        150       10     1,266     1,000      909
   Extraordinary gain.........     (3,204)           (20,095)  (15,267)  (1,847)
   Minority interest in
    earnings..................        486
   Equity in loss of
    unconsolidated
    subsidiary................         57
   Changes in assets and
    liabilities:
     Tenant receivables.......       (645)     215      (335)   (1,012)    (760)
     Other assets.............        801     (385)   (1,349)    2,095   (3,212)
     Accounts payable and
      accrued expenses........        607    2,032    (1,178)     (182)    (137)
     Accrued interest
      payable.................     (3,259)     239     2,340     3,061    1,846
     Accrued cost of option
      buy-out and tenant
      improvements............     (1,390)             1,390
     Rents received in
      advance and tenant
      security deposits.......     (1,261)     300     1,103      (212)   5,014
     Property tax refund
      payable.................                                  (1,500)   1,500
                                ---------  -------  --------  --------  -------
       Net cash provided by
        operating activities..        227    4,354     5,520    10,071    6,607
                                ---------  -------  --------  --------  -------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Expenditures for rental
   properties.................    (59,555)     (76)   (2,354)   (1,162)  (1,765)
  Investment in unconsolidated
   subsidiary.................        (51)
                                ---------  -------  --------  --------  -------
       Net cash used in
        investing activities..    (59,606)     (76)   (2,354)   (1,162)  (1,765)
                                ---------  -------  --------  --------  -------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Net proceeds from issuance
   of stock...................    302,780
  Proceeds received from
   debt.......................     96,000      873    21,143       625   11,127
  Principal payments on debt..   (218,893)  (1,210)  (19,091)   (5,428)  (7,263)
  Cash paid for loan costs....     (2,323)
  Restricted cash.............     (4,244)
  Due from affiliates.........     (1,261)
  Deemed and actual
   contributions from
   (distributions to)
   partners, net..............      3,483   (3,941)   (5,218)   (4,106)  (8,706)
                                ---------  -------  --------  --------  -------
       Net cash provided by
        (used in) financing
        activities............    175,542   (4,278)   (3,166)   (8,909)  (4,842)
                                ---------  -------  --------  --------  -------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS..................    116,163
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD..........
                                ---------  -------  --------  --------  -------
CASH AND CASH EQUIVALENTS, END
 OF PERIOD....................  $ 116,163  $   --   $    --   $    --   $   --
                                =========  =======  ========  ========  =======
SUPPLEMENTAL CASH FLOW
 INFORMATION:
  Cash paid for interest......  $   3,872  $ 4,988  $ 25,175  $ 21,098  $23,530
                                =========  =======  ========  ========  =======

          See notes to consolidated and combined financial statements.

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
          THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED) AND
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION AND FORMATION TRANSACTIONS

  Kilroy Realty Corporation (the "Company") was incorporated in Maryland in September 1996 and is the successor to the operations of the Kilroy Group ("KG"). KG consists of the combination of Kilroy Industries ("KI") and various entities, the properties of which were under common control of KI and/or its stockholders, including John B. Kilroy, Sr. and John B. Kilroy, Jr. The Company's Chairman of the Board of Directors, and President and Chief Executive Officer are John B. Kilroy, Sr. and John B. Kilroy, Jr., respectively. KI has historically provided acquisition, development, financing, construction and leasing services with respect to the properties held by KG. KI has also provided development services to the third-party owners of properties for a fee. The accompanying combined financial statements of KG have been presented on a combined basis because of common ownership and management and because the entities were the subject of a business combination in 1997 with the Company.

  On January 31, 1997, the Company completed an initial public offering of 12,500,000 shares of $.01 par value common stock (the "Offering"). The Offering price was $23.00 per share resulting in gross proceeds of $287,500,000. On February 7, 1997, the underwriters exercised their over-allotment option and, accordingly, the Company issued an additional 1,875,000 shares of common stock and received gross proceeds of $43,125,000. The aggregate proceeds to the Company, net of underwriters' discount, advisory fee and offering costs were approximately $302,800,000.

  The following transactions occurred simultaneously with the completion of the Offering (collectively, the "Formation Transactions):

  . The Company consummated various purchase agreements to acquire four properties for approximately $58,000,000 in cash. The four properties had aggregate operating revenues of approximately $9,100,000 and net operating income (before depreciation, amortization and interest of approximately $6,300,000 during the year ended December 31, 1996).

  . The Company became the sole general partner of Kilroy Realty L.P. (the "Operating Partnership"). Upon completion of the Offering, the Company contributed substantially all of the net proceeds of the Offering in exchange for an approximate 84.5% interest in the Operating Partnership. The Company also contributed cash to purchase 100% of Kilroy Realty Finance, Inc. ("Finance Inc."), which was formed to serve as the general partner of Kilroy Realty Finance Partnership, L.P. (the "Finance Partnership"). The Operating Partnership executed various option and purchase agreements whereby it issued 2,652,374 units of the Operating Partnership ("Units"), representing a 15.5% partnership interest, to the continuing investors in exchange for interest in the properties listed below. The continuing investors included John B. Kilroy Sr., John B. Kilroy Jr., certain family members and certain entities owned by them. The Operating Partnership contributed certain properties to the Finance Partnership in exchange for a limited partnership interest therein. All properties acquired by the Company are held by or through the Operating Partnership or the Finance Partnership. Unless otherwise indicated, all references to the Company include the Operating Partnership, the Finance Partnership and Finance Inc.

  . The Finance Partnership and the Operating Partnership borrowed $84,000,000 and $12,000,000, respectively, under two mortgage loans.

  . The Operating Partnership used a portion of the Offering proceeds and the proceeds of new mortgage borrowings to repay approximately $219,000,000 of indebtedness.

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  . The Operating Partnership contributed certain assets valued at approximately $100,000 to Kilroy Services Inc. for a 5% ownership interest and a 95% economic interest in Kilroy Services Inc. The remaining ownership interest is held by John B. Kilroy Sr. and John B. Kilroy Jr.

  The Company is engaged in the acquisition, development, ownership and operation of office and industrial properties located in California, Washington and Arizona. As of March 31, 1997, the Company owned and operated 14 office properties encompassing approximately 2.0 million rentable square feet and 12 industrial properties encompassing approximately 1.3 million rentable square feet located in Southern California, Washington and Arizona.

  The entities which directly owned the properties contributed to the Operating Partnership are as follows:

                            PERCENTAGE
                           OWNERSHIP OF
                           PROPERTY BY
                               KI,
                             JOHN B.
                           KILROY, SR.,
                              AND/OR
                          JOHN B KILROY,
 ENTITY NAME                   JR.       PROPERTY                          LOCATION
 -----------              -------------- --------                          --------
 OFFICE:
 Kilroy Airport                100%      Kilroy Airport Center at El       El Segundo,
  Associates                              Segundo:                         California
                                          2240 E. Imperial Highway         El Segundo,
                                          2250 E. Imperial Highway         California
                                          2260 E. Imperial Highway         El Segundo,
                                                                           California
 Kilroy Long Beach              99%(1)   Kilroy Airport Center Long        Long Beach,
  Partner II                              Beach: 3750 Kilroy Airport Way   California
                                          3760 Kilroy Airport Way          Long Beach,
                                          3780 Kilroy Airport Way          California
                                                                           Long Beach,
                                                                           California
 Kilroy Freehold
  Industrial Development
  Organization ("K-                                                        El Segundo,
  FIDO")                        83%(2)   185/181 S. Douglas Street         California
 Sea Tac Properties, Ltd.       99%(1)   SeaTac Office Center:
                                          17900 Pacific Highway            Seattle, Washington
                                          17930 Pacific Highway            Seattle, Washington
                                          18000 Pacific Highway            Seattle, Washington
 INDUSTRIAL:
 Kilroy Industries             100%                                        El Segundo,
                                         2031 E. Mariposa Avenue           California
 Kilroy Building 73            100%
  Partnership                            3332 E. La Palma Avenue           Anaheim, California
 K-FIDO                         83%(2)                                     El Segundo,
                                         2260 E. El Segundo Boulevard      California
 K-FIDO                         83%(2)                                     El Segundo,
                                         2265 E. El Segundo Boulevard      California
 K-FIDO                         83%(2)                                     El Segundo,
                                         2270 E. El Segundo Boulevard      California
 A-102 Trust                    20%(2)   5115 N. 27th Avenue               Phoenix, Arizona
 KI 1979 Trust                  85%(2)   1000 E. Ball Road                 Anaheim, California
 KI 1979 Trust                  85%(2)   1230 S. Lewis Street              Anaheim, California
 Kilroy Garden Grove                                                       Garden Grove,
  Assoc.                       100%      12681/12691 Pala Drive            California

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

--------
(1) The balance of the ownership interest are held by Marshall L. McDaniel (representing an aggregate interest of approximately 1%).
(2) The balance of the ownership interest are held by the four adult daughters of John B. Kilroy, Sr.

  The development services of KG relating to non-owned properties have been conducted by KI and Kilroy Technologies Company, LLC, both wholly-owned by John B. Kilroy, Sr. and John B. Kilroy, Jr.

  Certain of the named entities are owned by other entities. The properties are ultimately owned beneficially in the proportions identified above.

  Certain other properties and operations affiliated with KI have been excluded as they are not compatible with the investment purposes of the Company. Deemed and actual cash distributions to partners, net of contributions, included in the combined statements of accumulated deficit generally represent distributions of the cash flows generated by KG, and advances to partners and KI, as well as related-party transactions (see Note
8).

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements include the consolidated financial position of the Company, Finance Inc., the Finance Partnership and the Operating Partnership at March 31, 1997 and the results of their operations for the period from February 1, 1997 to March 31, 1997. Subsequent to the Offering, the operating results of the service business conducted by Kilroy Services Inc. are reflected in the accompanying financial statements on the equity method of accounting. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

  The accompanying unaudited interim financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles and in conjunction with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the interim financial statements presented herein, reflect all adjustments of a normal and recurring nature which are necessary to fairly state the interim financial statements. The results of operations for the interim period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the eleven months ended December 31, 1997.

  The Company intends to qualify as a real estate investment trust ("REIT") under Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code")commencing the year ended December 31, 1997. As a REIT, the Company will not generally be subject to corporate Federal income taxes as long as it satisfies certain technical requirements of the Code relating to composition of its income and assets and requirements relating to distributions of taxable income to shareholders. Prior to formation of the Company, no provision for Federal income taxes was made in the financial statements as the income or loss of KG was included in the taxable income of the individual partners.

 Significant Accounting Policies:

  Rental Properties--Rental properties are stated at historical cost less accumulated depreciation, which, in the opinion of the Company's management does not require a provision for impairment. Net realizable value does not purport to represent fair market value. Costs incurred for the acquisition, renovation and betterment of the properties are capitalized. Maintenance and repairs are charged to expense as incurred.

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  During 1995, KG adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Under this standard, if impairment conditions exist, the Company makes an assessment of the recoverability of the carrying amounts of individual properties by estimating the future undiscounted cash flows, excluding interest charges, on a property-by-property basis. If the carrying amount exceeds the aggregate future cash flows, the Company would recognize an impairment loss to the extent the carrying amount exceeds the fair value of the property. Any long-lived assets to be disposed of are to be valued at estimated fair value less costs to sell. Based on such periodic assessments, no impairments have been determined and, therefore, no real estate carrying amounts have been adjusted.

  Depreciation and Amortization--The cost of buildings and improvements are depreciated on the straight-line method over estimated useful lives, as follows:

    Buildings--25 to 40 years.

    Tenant improvements--The shorter of lease term or useful lives range from 5 to 20 years.

  Restricted Cash--Restricted cash consists of cash held as collateral to provide credit enhancement for the mortgage loans payable and cash reserves for capital expenditures and tenant improvements.

  Due from Affiliates--Due from affiliates represents amounts paid by the Company for certain tenant improvements and leasing commissions which will be reimbursed by the principals of KI. The total amount due was received by the Company in June 1997.

  Accrued Cost of Option Buy-out and Tenant Improvements--In September 1996, KG amended the terms of certain of their lease agreements. Such amendments included a $500,000 allowance for tenant improvements. In addition, KG agreed to pay $3,150,000 in consideration for the cancellation of an option to purchase a 50% equity interest in Kilroy Airport Center at El Segundo which has been reflected in the statement of operations as of December 31, 1996. In November 1996, $2,260,000 of the total liability of $3,650,000 was paid by KI and its stockholders. In January 1997, $100,000 of the amount was paid by KG and the remaining balance was paid with the proceeds of the Offering.

  Deferred Charges--Deferred charges include deferred leasing costs and loan fees. Leasing costs include leasing commissions that are amortized on the straight-line basis over the initial lives of the leases, which range from 5 to 10 years. Deferred loan fees are amortized on a straight-line basis over the terms of the respective loans, which approximates the effective interest method.

  Accrued Property Taxes--As of December 31, 1996 and 1995 $147,000, and $696,000 of accrued property taxes of the Company and Kilroy Group respectively, were delinquent. Accrued property taxes are included in accounts payable and accrued expenses. As of March 31, 1997, all property taxes were current.

  Revenue Recognition and Tenant Receivables--Leases with tenants are accounted for as operating leases. Minimum annual rentals are recognized on a straight-line basis over the lease term. Unbilled deferred rent represents the amount that expected straight-line rental income exceeds rents currently due under the lease agreement. Total tenant receivables consists of the following amounts:

                                                                DECEMBER 31,
                                                     MARCH 31, ----------------
                                                       1997     1996     1995
                                                     --------- -------  -------
                                                          (IN THOUSANDS)
   Tenant rent and reimbursements receivable........  $ 3,202  $ 2,577  $ 3,171
   Allowance for uncollectible rent.................   (1,763)  (1,628)  (1,837)
   Unbilled deferred rent...........................    2,098    2,093    2,639
                                                      -------  -------  -------
   Tenants receivables, net.........................  $ 3,537  $ 3,042  $ 3,973
                                                      =======  =======  =======

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Included in tenant rent and reimbursements receivable are additional rentals based on common area maintenance expenses and certain other expenses that are accrued in the period in which the related expenses are incurred.

  Rents Received in Advance and Tenant Security Deposits--The balances as of December 31, 1996 and 1995 include a $4,000,000 payment received from a tenant in connection with the tenant's obligation to remove tenant improvements upon termination of the lease. Such payment is nonrefundable and will be recognized as income, net of the costs of removal of improvements, upon termination of the lease. The related lease expires in 1999, subject to a five-year option to renew.

  Parking--The Kilroy Airport Center at El Segundo includes parking facilities. KG records as rental income the gross parking receipts. KG contracts with parking management companies to operate the parking facilities, and such contract costs are included in property expenses.

  Development Services--Development services revenues represent fees earned by KG for supervision services provided for building development of nonowned properties. Fees are typically a percentage of total development costs plus reimbursement for certain expenses. Unreimbursed expenses are recorded as development expenses and include items such as wages, equipment rental, supplies, etc.

  Sale of Air Rights--In 1995, based on an agreement between KG and the California Transportation Commission, KG received $4,456,000, net of related expenses, for granting temporary construction and permanent air right easements over a portion of its Property for the construction of a freeway on-ramp. In connection with this transaction, KG accrued $874,000 for the costs of restoration of the property after construction of the on-ramp.

  Property Tax Refunds--Property tax refunds of $2,379,000 were collected in 1995 and relate to appeals filed by KG in 1994 for refunds of property taxes paid in 1990 through 1994. During the year ended December 31, 1994, such amount was recorded as a reduction of property taxes, as well as related interest income of $441,000, which was recorded as other income. Of these property tax recoveries, approximately $1,500,000 was refunded to tenants of the related properties and has been recorded as a reduction to tenant reimbursements income during the year ended December 31, 1994.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. DEFERRED CHARGES AND OTHER ASSETS

  Deferred charges and other assets are summarized as follows for the Company at March 31, 1997 and the Kilroy Group at December 31, 1996 and 1995:

                                                               DECEMBER 31,
                                                   MARCH 31, -----------------
                                                     1997     1996      1995
                                                   --------- -------  --------
                                                         (IN THOUSANDS)
   Deferred assets:
     Deferred financing costs.....................  $ 2,323  $ 2,968  $  3,436
     Deferred leasing costs (Note 8)..............   12,567   11,563    11,327
                                                    -------  -------  --------
       Total deferred assets......................   14,890   14,531    14,763
   Accumulated amortization.......................   (5,110)  (7,728)  (10,142)
                                                    -------  -------  --------
   Deferred assets, net...........................    9,780    6,803     4,621
   Prepaid expenses...............................    1,785      825     1,054
                                                    -------  -------  --------
       Total deferred charges and other assets....  $11,565  $ 7,628  $  5,675
                                                    =======  =======  ========

4. DEBT

  At March 31, 1997, debt consists of an $83,917,000 mortgage loan ( the "Permanent Loan") secured by certain of the properties and a $12,000,000 mortgage loan (the "SeaTac Loan") secured by an office complex in Seattle, Washington. The Permanent Loan requires monthly principal and interest payments based on an interest rate of 8.35%, amortizes over a 25-year period, but is subject to increases in the effective interest rate beginning in 2005. The SeaTac Loan requires monthly payments of interest based on a variable rate of LIBOR plus 3% (8.77% at March 31, 1997) and matures in July 1997 with two options to extend for six months each. In July 1997, the Company exercised one of the options to extend the maturity for six months. The interest rate during the remainder of the term is LIBOR plus 1.5%. As of March 31, 1997 the loans have a weighted average interest rate of 8.40%.

  The fixed rate Permanent Loan of $83,917,000 at March 31, 1997 approximates its fair value based on terms currently offered to the Company. The carrying values of the variable rate SeaTac Loan at March 31, 1997, also approximates its fair value.

  Scheduled principal payments for the above mortgage loans at March 31, 1997 are as follows (in thousands):

     PERIOD ENDED DECEMBER 31,
     -------------------------
        1997........................................................... $    777
        1998...........................................................   13,115
        1999...........................................................    1,212
        2000...........................................................    1,317
        2001...........................................................    1,431
        Thereafter.....................................................   78,065
                                                                        --------
                                                                         $95,917
                                                                        ========

  On July 23, 1997 the Company received a commitment to increase its secured revolving line of credit to $200,000,000 from $150,000,000. The facility has a two year term, with an option to extend for one year, and bears interest at the Eurodollar rate plus 1.5%. Availability under the facility is subject to, among other things, the value of the underlying collateral securing it.

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Debt consists of the following at December 31, 1996 and 1995:

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1996     1995
                                                               -------- --------
                                                                (IN THOUSANDS)
Bank notes payable, due in December 1994, bearing interest at
 prime (8.5% at December 31, 1995)(a)(b).....................           $ 16,536
Bank notes payable, due in January 1999, bearing interest at
 LIBOR + 1.15% (6.81% at December 31, 1996 and 6.9% at
 December 31, 1995)..........................................  $ 56,254   54,811
Notes payable to finance company and related pension funds,
 maturing in 1997 and 1998, bearing interest at rates from
 8.5% to 12.7%(b)............................................    28,447   33,447
Note payable to insurance company, maturing April 2001,
 bearing interest at 9.75%(c)................................    20,162   20,162
Notes payable to insurance company, maturing March 2006,
 bearing interest at 9.5%(b).................................     1,957   10,722
Note payable to insurance company, due April 2002, bearing
 interest at 9.25%...........................................    94,095   97,283
Notes payable to underwriter, due in June 1997, bearing
 interest at LIBOR + 3% (8.66% at December 31, 1996)(b)......    21,525
Bank notes payable, due in July 2008, bearing interest at
 10%.........................................................       857      896
                                                               -------- --------
                                                               $223,297 $233,857
                                                               ======== ========

  All of the debt was repaid on January 31, 1997 from the proceeds of the Offering and new mortgage financing described in Note 1.

  (a) In September 1995, a note payable to a bank of $14,000,000 due in December 1994 and accrued interest payable of $3,867,000 was retired by a cash payment of $2,600,000. KG recorded an extraordinary gain of $15,267,000 as a result of this transaction. The remaining notes payable of $16,536,000 were in default as of December 31, 1995. Past due interest on the remaining notes, approximately $5,003,000 at December 31, 1995, is included in accrued interest. See discussion below under (b) regarding settlement of this loan and accrued interest.

  (b) On June 20, 1996, KG obtained a mortgage loan of $21,525,000 from one of the underwriters of the Offering referred to in Note 1. Such loan bears interest at 3% above LIBOR. Fees of $2,616,500 were incurred in connection with obtaining this loan. The proceeds were used to pay: $2,100,000 as settlement of bank notes with an aggregate principal balance of $16,536,000 and $5,659,000 of unpaid interest, a note payable to an insurance company with a principal balance of $8,549,000 and a note payable to a finance company with a principal balance of $4,600,000. The forgiveness of $20,095,000 has been recorded as an extraordinary gain.

  (c) KG was not, as of December 31, 1996, making the required monthly principal installments of $239,000 on this note and accrued interest of $2,385,000 was unpaid as of December 31, 1996. The SeaTac Office Center was pledged as collateral for the note payable. On October 25, 1996, KG and the insurance company entered into a forbearance agreement which provided KG with the exclusive right to purchase the note payable for $16,100,000 on or before January 31, 1997. A portion of the proceeds from the Offering referred to in
Note 1 were used to purchase this note resulting in an extraordinary gain of $3,204,000 including the write-off of deferred financing fees of $1,283,000 in 1997.

  In 1994, two notes payable to insurance companies, with an aggregate unpaid balance of $6,782,000 were paid after forgiveness of $1,847,000 of principal by the lenders, which has been recorded as an extraordinary gain.

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The notes payable were secured by deeds of trust on all KG's properties and the assignment of certain rents and leases associated with the related Properties. The notes were generally due in monthly installments of principal and interest or interest only. As of December 31, 1996, approximately $37.2 million of notes payable were guaranteed by certain members of KG.

5. FUTURE MINIMUM RENT

  The Company has operating leases with tenants that expire at various dates through 2006 and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses as well as sales volume of certain retail space within the office buildings. Future minimum rent under operating leases, excluding tenant reimbursements of certain costs, as of March 31, 1997 and December 31, 1996, are summarized as follows (in thousands):

                                                            MARCH   DECEMBER 31,
                                                           31, 1997     1996
                                                           -------- ------------
   Period Ending December 31,
     1997................................................. $ 30,255   $ 32,676
     1998.................................................   39,204     31,085
     1999.................................................   34,783     27,513
     2000.................................................   30,231     23,818
     2001.................................................   17,745     17,745
     Thereafter...........................................   66,953     41,185
                                                           --------   --------
       Total.............................................. $219,171   $174,022
                                                           ========   ========

  The majority of KG's properties are located in Southern California. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory and social factors affecting the communities and industries in which the tenants operate.

  Rental income from one tenant, Hughes Electronics Corporation's Space & Communications Company ("Hughes"), was $1,743,000, $10,783,000, $10,817,000
and $11,395,000 for the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively. Future minimum rents from this tenant are $74,098,000 at December 31, 1996.

  In September 1996, KG and Hughes amended the terms of certain of their lease agreements. Such amendments included the extension of one lease through October 31, 2001 and a $500,000 allowance for tenant improvements. In addition, KG agreed to pay Hughes $3,150,000 in consideration for the cancellation of an option to purchase a 50% equity interest in Kilroy Airport Center at El Segundo which has been reflected in the statement of operations as of December 31, 1996. In November 1996, $2,260,000 of the total liability of $3,650,000 was paid by KI and its stockholders. The remaining balance is payable in monthly installments of $100,000 commencing in January 1997.

6. STOCK OPTIONS

  The Company has established a stock option and incentive plan for the purpose of attracting and retaining qualified executives and to reward them for superior performance in achieving the Company's business goals and enhancing stockholder value. In conjunction with the Offering and as of March 31, 1997, 945,000 of the Company's authorized shares have been granted to directors, officers and employees and an additional 455,000

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

have been reserved for issuance under such plan. The term of each option is ten years from the date of grant. Each option vests 33 1/3% per year over three years beginning on the first anniversary date of the grant and is exercisable at a price per share equal to the fair market value on the date of grant.

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases--KG has a noncancelable ground lease obligation on Kilroy Airport Center Long Beach with an initial lease period expiring on July 31, 2035, classified as an operating lease. Further, KG has noncancelable ground lease obligations on the SeaTac Office Center expiring on December 31, 2032 with an option to extend the leases for an additional 30 years and on one of the properties purchased in connection with the Offering which expires in 2035. Rentals are subject to adjustments every five years based on changes in the Consumer Price Index. The minimum commitment under these leases as of March 31, 1997 and December 31, 1996 are as follows (in thousands):

                                                          MARCH 31, DECEMBER 31,
                                                            1997        1996
                                                          --------- ------------
   Period Ending December 31,
     1997................................................  $ 1,081    $   743
     1998................................................    1,099        761
     1999................................................    1,261        923
     2000................................................    1,394      1,056
     2001................................................    1,394      1,056
     Thereafter..........................................   46,004     34,681
                                                           -------    -------
       Total.............................................  $52,233    $39,220
                                                           =======    =======

  Litigation--KG is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial statements of KG.

8. RELATED-PARTY TRANSACTIONS

  KI provides management, legal, accounting and general administrative services pursuant to agreements that provide for management fees based upon a percentage of gross revenues from the Properties and reimbursement of other costs incurred by KI in connection with providing the aforementioned services. Kilroy Company ("KC"), an affiliated entity, provides marketing and leasing services. Charges by KC include leasing commissions paid to employees and outside leasing brokers as well as fees to cover its general administrative costs. Management fees are expensed as incurred and are included in property expenses. Leasing fees are capitalized and amortized over the life of the related leases. In the opinion of KG management, the fees paid to KI and KC for management and leasing services are comparable to the rates which KG would have paid an independent company to provide similar services. In addition, KI is a tenant at the Kilroy Airport Center at El Segundo and Kilroy Airport Center Long Beach, under month-to-month basis leases. Charges for services provided by KI and KC and rental income from KI are summarized as follows:

                                                             1996   1995   1994
                                                            ------ ------ ------
   Management fees......................................... $1,220 $1,343 $1,026
   Leasing fees............................................  1,878    804  1,456
   Rental income...........................................    524    528    528

                    KILROY REALTY CORPORATION CONSOLIDATED
                           AND KILROY GROUP COMBINED

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Management fees in 1995 include a fourth quarter charge of $321,000 relating to management time incurred for the renegotiation of loans.

9. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

  The following disclosure of estimated fair value was determined by KG using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Receivables, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair value.

  The fixed rate mortgage notes payable totaling $145,518,000 and $162,510,000 as of December 31, 1996 and 1995 have fair values of $151,472,000 and $165,300,000, respectively (excluding prepayment penalties), as estimated based upon interest rates available for the issuance of debt with similar terms and remaining maturities. The carrying values of floating rate mortgages totaling $77,779 and $71,347,000 at December 31, 1996 and 1995, respectively, reasonably approximate their fair values.

  The fair value estimates presented herein are based on information available to KG management as of December 31, 1996 and 1995. Although KG management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

10. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

  The accompanying unaudited pro forma information for the three months ended March 31, 1997 and 1996 are presented as if the Formation Transactions described in Note 1 to the financial statements had occurred on January 1, 1996. Such pro forma information is based upon the historical consolidated financial statements of the Company and the KG and should be read in conjunction with the consolidated and combined financial statements and the notes thereto.

  This unaudited pro forma condensed consolidated information does not purport to represent what the actual results of operations of the Company would have been assuming such Formation Transactions had been completed as set forth above, nor do they purport to predict the results of operations for future periods.

       KILROY REALTY CORPORATION CONSOLIDATED AND KILROY GROUP COMBINED

11. SCHEDULE OF RENTAL PROPERTY

                                                              DECEMBER 31, 1996
                    ------------------------------------------------------------------------------------------------------
                                                          COSTS        GROSS AMOUNTS AT WHICH
                                    INITIAL COST       CAPITALIZED    CARRIED AT CLOSE OF PERIOD
                                --------------------- SUBSEQUENT TO -----------------------------                DATE OF
                                        BUILDINGS AND ACQUISITION/          BUILDING AND          ACCUMULATED  ACQUIS.(A)/
     PROPERTY       ENCUMBRANCE  LAND   IMPROVEMENTS   IMPROVEMENT   LAND   IMPROVEMENTS  TOTAL   DEPRECIATION CONSTR.(C)
     --------       ----------- ------- ------------- ------------- ------- ------------ -------- ------------ -----------
                                                                (IN THOUSANDS)
Kilroy Airport
Center
El Segundo,
California.........  $ 94,095   $ 6,141   $ 69,195       $19,701    $ 6,141   $ 88,897   $ 95,038   $ 45,546      1983(C)
Kilroy Airport
Center
Long Beach,
California.........    56,254               47,387        12,531                59,918     59,918     18,034      1989(C)
185/181 S. Douglas
Street
El Segundo,
California(1)......    21,525       525      4,687         1,845        628      6,429      7,057      3,676      1978(C)
SeaTac Office
Center
Seattle,
Washington.........    20,162               25,993         7,284                33,276     33,276     23,378      1977(C)
2270 E. El Segundo
Boulevard
El Segundo,
California(1)......                 361        100            77        419        119        538         74      1977(C)
2260 E. El Segundo
Boulevard,
El Segundo,
California(1)......               1,423      4,194         1,236      1,703      5,150      6,853      3,082      1979(C)
2031 E. Mariposa
Avenue,
El Segundo,
California.........    12,000       132        867         2,669        132      3,535      3,667      2,587      1954(C)
3332 E. La Palma
Avenue,
Anaheim,
California.........     7,557        67      1,521         2,869         67      4,390      4,457      3,297      1966(C)
2265 E. El Segundo
Boulevard,
El Segundo,
California(1)......               1,352      2,028           645      1,571      2,454      4,025      1,610      1978(C)
5115 N. 27th
Avenue,
Phoenix, Arizona...     3,000       125      1,206           (38)       125      1,168      1,293      1,163      1962(C)
1000 E. Ball Road,
Anaheim,
California(2) .....     5,447       838      1,984           719        838      2,703      3,541      1,737      1979(A)(3)
                                                                                                                  1956(C)
1230 S. Lewis
Street,
Anaheim,
California(2)......                 395      1,489         1,994        395      3,483      3,878      2,521      1982(C)
12681/12691 Pala
Drive,
Garden Grove,
California.........     3,257       471      2,115         1,210        471      3,325      3,796      2,963      1980(A)
                                                                                                                  1970(C)
                     --------   -------   --------       -------    -------   --------   --------   --------
   Total...........  $223,297   $11,830   $162,766       $52,742    $12,490   $214,847   $227,337   $109,668
                     ========   =======   ========       =======    =======   ========   ========   ========

----
(1) A note payable of $21,525 is secured by the buildings located at 185/181
    S. Douglas Street, El Segundo, California, and 2260 and 2270 E. El Segundo Boulevard, El Segundo, California.

(2) A note payable of $5,447,000 is secured by the buildings located at 1000
    E. Ball Road, Anaheim, California and 1230 S. Lewis, Anaheim, California.

(3) The property located at 1000 E. Ball Road, Anaheim, California, was developed for a third party by the Company in 1956, and acquired by the Company in 1979.

       KILROY REALTY CORPORATION CONSOLIDATED AND KILROY GROUP COMBINED

  The aggregate gross cost of property included above for federal income tax purposes, approximated $227,337,436 as of December 31, 1996.

  The following table reconciles the historical cost of the Properties from January 1, 1994 to December 31, 1996:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     -------- -------- --------
                                                           (IN THOUSANDS)
   Balance, beginning of year....................... $224,983 $223,821 $222,056
     Additions during period--Acquisition,
      improvements, etc.............................    2,354    1,162    1,765
                                                     -------- -------- --------
   Balance, end of year............................. $227,337 $224,983 $223,821
                                                     ======== ======== ========

  The following table reconciles the accumulated depreciation from January 1, 1994 to December 31, 1996:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     -------- -------- --------
                                                           (IN THOUSANDS)
   Balance, beginning of year....................... $101,774 $ 93,475 $ 84,759
     Additions during period--Depreciation and
      amortization for the year.....................    7,894    8,299    8,716
                                                     -------- -------- --------
   Balance, end of year............................. $109,668 $101,774 $ 93,475
                                                     ======== ======== ========

12. COMMERCIAL REAL ESTATE INVESTMENTS

  Subsequent to March 31, 1997, the Company acquired the following properties:

                                                                      PURCHASE
                           ACREAGE/SQUARE         LOCATION OF           PRICE
       DESCRIPTION             FOOTAGE              PROPERTY          (MILLIONS)
       -----------         --------------         -----------         ---------
   Undeveloped land        15 (acres)          Foothill Ranch, CA       $ 3.2
   Undeveloped land        10 (acres)          Brea, CA                   3.3
   Office building          91,000 sq. ft.     Calabasas, CA             11.6
   Office buildings        115,000 sq. ft.     Anaheim, CA                8.0
   Office buildings        276,000 sq. ft.     Camarillo, CA             24.1
   Office buildings         80,000 sq. ft.     Torrance, CA               5.7
   Office building          67,000 sq. ft.     Irvine, CA                 8.7
   Office building          27,200 sq. ft.     Irvine, CA                 3.0
   Office buildings        125,000 sq. ft.     Santa Ana, CA             15.5
   Office building          95,000 sq. ft.     Santa Monica, CA          31.6
   Industrial building     109,000 sq. ft.     Anaheim, CA                5.3
   Industrial building     158,000 sq. ft.     Irvine, CA                12.1
   Industrial building     245,000 sq. ft.     Irvine, CA                14.1
   Industrial buildings    160,000 sq. ft.     Irvine, CA                16.2
   Industrial buildings    276,000 sq. ft.     Brea, CA                  16.4
   Industrial buildings    276,000 sq. ft.     Garden Grove, CA          14.1
   Industrial building      64,000 sq. ft.     Garden Grove, CA           3.0
   Industrial building      83,000 sq. ft.     Garden Grove, CA           4.5
   Industrial buildings    165,000 sq. ft.     Diamond Bar, CA            9.8
   Industrial building     154,000 sq. ft.     Ontario, CA                4.9

  The acquisitions were funded out of working capital and funds available from the secured revolving credit facility.

  Each of the proposed acquisitions remains subject to the completion of due diligence procedures and no assurance can be given that the Company will consummate any of the proposed acquisitions.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Kilroy Realty Corporation:

  We have audited the accompanying combined historical summary of certain revenues and certain expenses (defined as operating revenues less direct operating expenses) of the Acquisition Properties for the year ended December 31, 1996. This historical summary is the responsibility of the Acquisition Properties' management. Our responsibility is to express an opinion on this combined historical summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined historical summary of certain revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined historical summary of certain revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined historical summary of certain revenues and certain expenses. We believe our audit provides a reasonable basis for our opinion.

  The accompanying combined historical summary of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form S-11 Registration Statement of Kilroy Realty Corporation. Material amounts, described in Note 1 to the historical summary of certain revenues and certain expenses, that would not be comparable to those resulting from the proposed future operation of the Acquisition Properties are excluded, and the summary is not intended to be a complete presentation of the revenues and expenses of these properties.

  In our opinion, such historical summary of certain revenues and certain expenses presents fairly, in all material respects, the combined summary of certain revenues and certain expenses, as defined in Note 1, of the Acquisition Properties for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Los Angeles, California
July 11, 1997

                             ACQUISITION PROPERTIES

      COMBINED HISTORICAL SUMMARY OF CERTAIN REVENUES AND CERTAIN EXPENSES

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

CERTAIN REVENUES:
  Rental income (Note 2)................................................ $7,709
  Tenant reimbursements.................................................    924
  Other income..........................................................    473
                                                                         ------
    Total certain revenues..............................................  9,106
                                                                         ------
CERTAIN EXPENSES:
  Property expenses (Note 3)............................................  1,700
  Real estate taxes.....................................................    524
  Ground rent (Note 4)..................................................    338
  General and administrative............................................    257
                                                                         ------
    Total certain expenses..............................................  2,819
                                                                         ------
CERTAIN REVENUES IN EXCESS OF CERTAIN EXPENSES.......................... $6,287
                                                                         ======


    See notes to combined historical summary of certain revenues and certain expenses.

                            ACQUISITION PROPERTIES

           NOTES TO COMBINED HISTORICAL SUMMARY OF CERTAIN REVENUES
                             AND CERTAIN EXPENSES

                         YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

  The combined historical summary of certain revenues and certain expenses relates to the operations of Westlake Plaza Centre, Long Beach Phase I, La Palma Business Center and the Monarch Building (collectively, the "Acquisition Properties"), which were acquired by Kilroy Realty Corporation (the "Company") from unaffiliated third parties as follows:

                                                                       DATE OF
   PROPERTY                                        LOCATION          ACQUISITION
   --------                                        --------          -----------
   Westlake Plaza Centre.................. Thousand Oaks, California   1/31/97
   Long Beach Phase I..................... Long Beach, California      1/31/97
   La Palma Business Center............... Anaheim, California         1/31/97
   Monarch Building....................... Garden Grove, California   12/19/96

  Operating revenues and operating expenses are presented on the accrual basis of accounting. The accompanying historical summary of certain revenues and certain expenses is not representative of the actual operations for the period presented, as certain revenues and certain expenses that may not be comparable to the revenues and expenses expected to be incurred by the Company in the proposed future operation of the Acquisition Properties have been excluded. Revenues excluded consist of termination fees and interest income. Expenses excluded consist of interest, depreciation, professional fees and other costs not directly related to the future operations of the Acquisition Properties.

2. OPERATING LEASES

  Rental income is recognized on the accrual method as earned, which approximates recognition on a straight-line basis.

  The Acquisition Properties are leased to tenants under operating leases with expiration dates extending to the year 2009. Future minimum rents under the Acquisition Property's office leases, excluding tenant reimbursements as of December 31, 1996, are as follows (in thousands):

     YEAR ENDING
     DECEMBER 31,
     ------------
      1997.............................................................. $ 8,244
      1998..............................................................   8,119
      1999..............................................................   7,270
      2000..............................................................   6,413
      2001..............................................................   6,157
      Thereafter........................................................  19,611
                                                                         -------
        Total........................................................... $55,814
                                                                         =======

3. RELATED-PARTY TRANSACTIONS

  Property expenses include $181,000 of management fees for the year ended December 31, 1996 related to Long Beach Phase I, which was paid to an affiliate of the Company.

                            ACQUISITION PROPERTIES

           NOTES TO COMBINED HISTORICAL SUMMARY OF CERTAIN REVENUES
                       AND CERTAIN EXPENSES--(CONTINUED)

4. COMMITMENTS

  Long Beach Phase I is located on land that is under a noncancelable ground lease which expires in 2035 and is classified as an operating lease. Minimum annual lease payments as of December 31, 1996 are as follows (in thousands):

     YEAR ENDING
     DECEMBER 31,
     ------------
      1997.............................................................. $   338
      1998..............................................................     338
      1999..............................................................     338
      2000..............................................................     338
      2001..............................................................     338
      Thereafter........................................................  11,323
                                                                         -------
        Total........................................................... $13,013
                                                                         =======

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Kilroy Realty Corporation:

  We have audited the accompanying combined historical summary of certain revenues and certain expenses (defined as operating revenues less direct operating expenses) of the Acquired Properties and Pending Acquisition (as described in Note 1) (the "Properties") for the year ended December 31, 1996. This combined historical summary is the responsibility of the respective Properties' management. Our responsibility is to express an opinion on this combined historical summary of certain revenue and certain expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the combined historical summary of certain revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined historical summary of certain revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined historical summary of certain revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined historical summary of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Kilroy Realty Corporation. Material amounts, described in Note 1 to the combined historical summary of certain revenues and certain expenses, that would not be comparable to those resulting from the proposed future operation of the Properties are excluded, and the historical summary is not intended to be a complete presentation of the revenues and expenses of these properties.

  In our opinion, such combined historical summary of certain revenues and certain expenses presents fairly, in all material respects, the combined certain revenues and certain expenses, as defined above, of the Properties for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

  Our audit was conducted for the purpose of forming an opinion on the basic combined historical summary of certain revenues and certain expenses taken as a whole. The additional combining information is presented for the purpose of additional analysis of the basic combined historical summary of certain revenues and certain expenses rather than to present the results of operations of the individual properties and is not a required part of the basic combined historical summary of certain revenues and certain expenses. This additional combining information is the responsibility of the respective Properties' management. Such information has been subjected to auditing procedures applied in our audit of the basic combined historical summary of certain revenues and certain expenses for the year ended December 31, 1996 and, in our opinion, is fairly stated in all material aspects when considered in relation to the basic combined historical summary of certain revenues and expenses taken as a whole.

Deloitte & Touche LLP
Los Angeles, California
July 11, 1997

                  ACQUIRED PROPERTIES AND PENDING ACQUISITION

     COMBINED HISTORICAL SUMMARIES OF CERTAIN REVENUES AND CERTAIN EXPENSES

             THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND THE
                          YEAR ENDED DECEMBER 31, 1996

                                                       THREE MONTHS YEAR ENDED
                                                          ENDED      DECEMBER
                                                        MARCH 31,       31,
                                                           1997        1996
                                                       ------------ -----------
                                                       (UNAUDITED)
CERTAIN REVENUES:
  Rental revenues (Note 2)............................  $4,920,578  $19,066,073
  Tenant reimbursements...............................     645,932    2,523,650
  Other income........................................       2,962       94,257
                                                        ----------  -----------
    Total revenues....................................   5,569,473   21,683,980
                                                        ----------  -----------
CERTAIN EXPENSES:
  Property expenses...................................     759,221    3,329,460
  Real estate taxes...................................     303,972    1,114,079
  General and administrative..........................      34,121       88,534
                                                        ----------  -----------
    Total expenses....................................   1,097,314    4,532,073
                                                        ----------  -----------
CERTAIN REVENUES IN EXCESS OF CERTAIN EXPENSES........  $4,472,158  $17,151,907
                                                        ==========  ===========




       See notes to combined statements of revenues and certain expenses.

                  ACQUIRED PROPERTIES AND PENDING ACQUISITION

          NOTES TO COMBINED HISTORICAL SUMMARIES OF CERTAIN REVENUES
                             AND CERTAIN EXPENSES

             THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND THE
                         YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

  The combined historical summaries of certain revenues and certain expenses relate to the operations of the following properties which have been, or are expected to be, acquired by Kilroy Realty Corporation (the Company) from unaffiliated parties.

                                                                       DATE OF
   PROPERTY                                         LOCATION         ACQUISITION
   --------                                         --------         -----------
   701-704 East Ball Road.................. Anaheim, California        4/30/97
   26541 Agoura Road....................... Calabasas, California      4/30/97
   5325 Hunter Avenue...................... Anaheim, California        5/1/97
   17150 Von Karman........................ Irvine, California         5/5/97
   Mission Oaks Technology Center.......... Camarillo, California      5/22/97
   Industrial and Office Portfolio*........ Garden Grove, California   6/3/97
   Pacifica & Warren Center................ Irvine, California         6/18/97
   Sony Arboretum.......................... Santa Monica, California   6/30/97
   2501 Pullman Avenue..................... Santa Ana, California      7/1/97
   12400 Industry Street................... Garden Grove               7/10/97
   7421 Orangewood Avenue.................. Garden Grove, California   7/16/97
   Walnut Park Business Center............. Walnut, California           **

--------
 * The Industrial and Office Portfolio is comprised of one industrial building in Ontario, California, seven industrial buildings in Brea, California, six industrial buildings in Garden Grove, California, one office building in Torrance, California, and ten acres of land in Brea, California.
** The Company has entered into a contract to acquire this property and anticipates consummation of this acquisition prior to August 31, 1997.

  In addition to the properties identified above, the Company acquired buildings at 9401 and 9451 Toledo Way, Irvine, on July 2, 1997. As these buildings were owner occupied as of the date of acquisition the Combined Historical Summaries of Certain Revenues and Certain Expenses do not reflect the operations of these buildings. Commensurate with the acquisition of these buildings a lease was executed between the Company and the former owner. The future minimum rents due under such lease have been included in the table in
Note 2.

  Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical summaries of certain revenues and certain expenses are not representative of the actual operations for the periods presented as certain revenues and expenses which may not be comparable to the revenues and expenses expected to be incurred by the Company in the proposed future operations of the properties have been excluded. Revenues and expenses excluded consist of certain other income, interest, depreciation and amortization and professional fees not directly related to the future operations of the properties.

                 ACQUIRED PROPERTIES AND PENDING ACQUISITIONS

          NOTES TO COMBINED HISTORICAL SUMMARIES OF CERTAIN REVENUES
                       AND CERTAIN EXPENSES--(CONTINUED)

2. OPERATING LEASES

  The properties are leased to tenants under operating leases with expiration dates extending to the year 2008. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996 are approximately as follows:

     YEAR ENDING
     DECEMBER 31:
     ------------
      1997........................................................  $ 18,309,766
      1998........................................................    17,336,432
      1999........................................................    14,376,022
      2000........................................................    12,496,153
      2001........................................................     7,138,991
      Thereafter..................................................    35,109,765
                                                                    ------------
        Total.....................................................  $104,767,128
                                                                    ============

  Rental revenues from two tenants, Sony Music Entertainment and M/R Systems Corporation, were $2,595,482 and $2,397,000, respectively, for the year ended December 31, 1996. Future minimum rents from these tenants are $32,387,329 and $11,371,344, respectively, at December 31, 1996.

                 ACQUIRED PROPERTIES AND PENDING ACQUISITIONS

   ADDITIONAL COMBINING INFORMATION OF CERTAIN REVENUES AND CERTAIN EXPENSES

                 THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

                                                         MISSION              PACIFICA
                    701-704   26541     5325    17150      OAKS    INDUSTRIAL    &                  2501    12400      7421
                   EAST BALL  AGOURA   HUNTER    VON    TECHNOLOGY AND OFFICE  WARREN     SONY    PULLMAN  INDUSTRY ORANGEWOOD
                     ROAD      ROAD    AVENUE   KARMAN    CENTER   PORTFOLIO    TECH   ARBORETUM   AVENUE   STREET    AVENUE
                   --------- -------- -------- -------- ---------- ---------- -------- ---------- -------- -------- ----------
CERTAIN REVENUES:
 Rental
 revenues........  $237,105  $490,210 $109,012 $285,786  $599,400  $1,010,235 $552,186 $  770,736 $400,266 $80,250   $143,730
 Tenant
 reimbursements..     5,996   136,482            13,905                81,306   39,962    296,213
 Other income....       105       578                                            1,903              20,209
                   --------  -------- -------- --------  --------  ---------- -------- ---------- -------- -------   --------
 Total certain
 revenues........   243,206   627,271  109,012  299,691   599,400   1,091,541  594,051  1,066,949  420,475  80,250    143,730
                   --------  -------- -------- --------  --------  ---------- -------- ---------- -------- -------   --------
CERTAIN EXPENSES:
 Property
 expenses........    61,981    96,435    2,676    5,301               107,298  169,468    218,258   55,337
 Real estate
 taxes...........    15,626    46,112                                  84,270   50,146     63,051   22,044
 General and
 administrative..                        8,988                                             16,488    3,304
                   --------  -------- -------- --------  --------  ---------- -------- ---------- -------- -------   --------
 Total expenses..    77,607   142,547   11,664    5,301               191,568  219,614    297,797   80,685
                   --------  -------- -------- --------  --------  ---------- -------- ---------- -------- -------   --------
CERTAIN REVENUES
IN EXCESS OF
CERTAIN
EXPENSES.........  $165,599  $484,723 $ 97,348 $294,390  $599,400  $  899,973 $374,437 $  769,152 $339,790 $80,250   $143,730
                   ========  ======== ======== ========  ========  ========== ======== ========== ======== =======   ========
                    WALNUT
                     PARK
                   BUSINESS
                    CENTER    TOTAL
                   -------- ----------
CERTAIN REVENUES:
 Rental
 revenues........  $241,662 $4,920,578
 Tenant
 reimbursements..    51,859    645,932
 Other income....       376      2,962
                   -------- ----------
 Total certain
 revenues........   293,897  5,569,473
                   -------- ----------
CERTAIN EXPENSES:
 Property
 expenses........    42,467    759,221
 Real estate
 taxes...........    22,723    303,972
 General and
 administrative..     5,341     34,121
                   -------- ----------
 Total expenses..    70,531  1,097,314
                   -------- ----------
CERTAIN REVENUES
IN EXCESS OF
CERTAIN
EXPENSES.........  $223,366 $4,472,158
                   ======== ==========


  See notes to combined historical summaries of certain revenues and certain expenses.

                 ACQUIRED PROPERTIES AND PENDING ACQUISITIONS

   ADDITIONAL COMBINING INFORMATION OF CERTAIN REVENUES AND CERTAIN EXPENSES

                         YEAR ENDED DECEMBER 31, 1996

                                                             MISSION
                    701-704    26541      5325                 OAKS    INDUSTRIAL PACIFICA &               2501     12400
                   EAST BALL   AGOURA    HUNTER    17150    TECHNOLOGY AND OFFICE   WARREN      SONY     PULLMAN   INDUSTRY
                     ROAD       ROAD     AVENUE  VON KARMAN   CENTER   PORTFOLIO     TECH    ARBORETUM    AVENUE    STREET
                   --------- ---------- -------- ---------- ---------- ---------- ---------- ---------- ---------- --------
CERTAIN REVENUES:
 Rental
 revenues........  $ 998,870 $1,576,823 $602,266 $1,063,352 $2,397,600 $4,078,464 $2,079,145 $2,852,366 $1,601,065 $321,000
 Tenant
 reimbursements..     44,507    521,023              52,479               207,094    209,986  1,201,293     77,581
 Other income....      4,712     68,396    5,146                              878     14,839
                   --------- ---------- -------- ---------- ---------- ---------- ---------- ---------- ---------- --------
 Total certain
 revenues........  1,048,089  2,166,242  607,412  1,115,831  2,397,600  4,286,436  2,303,970  4,053,659  1,678,646  321,000
                   --------- ---------- -------- ---------- ---------- ---------- ---------- ---------- ---------- --------
CERTAIN EXPENSES:
 Property
 expenses........    157,453    863,137   13,815     21,419               296,930    510,156    909,698    360,534
 Real estate
 taxes...........     62,503     84,421                                   327,808    200,558    290,907     88,442
 General and
 administrative..                10,925    8,886      4,040                            8,291     40,186      7,014
                   --------- ---------- -------- ---------- ---------- ---------- ---------- ---------- ---------- --------
 Total expenses..    219,956    958,483   22,701     25,459               624,738    719,005  1,240,791    455,990
                   --------- ---------- -------- ---------- ---------- ---------- ---------- ---------- ---------- --------
CERTAIN REVENUES
IN EXCESS OF
CERTAIN
EXPENSES.........  $ 828,133 $1,207,759 $584,711 $1,090,372 $2,397,600 $3,661,698 $1,584,965 $2,812,868 $1,222,656 $321,000
                   ========= ========== ======== ========== ========== ========== ========== ========== ========== ========
                               WALNUT
                      7421      PARK
                   ORANGEWOOD BUSINESS
                     AVENUE    CENTER      TOTAL
                   ---------- --------- -----------
CERTAIN REVENUES:
 Rental
 revenues........   $574,920  $ 920,202 $19,066,073
 Tenant
 reimbursements..               209,687   2,523,650
 Other income....                   286      94,257
                   ---------- --------- -----------
 Total certain
 revenues........    574,920  1,130,175  21,683,980
                   ---------- --------- -----------
CERTAIN EXPENSES:
 Property
 expenses........               196,318   3,329,460
 Real estate
 taxes...........                59,440   1,114,079
 General and
 administrative..                 9,192      88,534
                   ---------- --------- -----------
 Total expenses..               264,950   4,532,073
                   ---------- --------- -----------
CERTAIN REVENUES
IN EXCESS OF
CERTAIN
EXPENSES.........   $574,920  $ 865,225 $17,151,907
                   ========== ========= ===========

  See notes to combined historical summaries of certain revenues and certain expenses.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  23
The Company..............................................................  39
Use of Proceeds..........................................................  45
Price Range of Common Stock and Distribution History.....................  46
Capitalization...........................................................  48
Selected Financial Data..................................................  49
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  52
Business and Properties..................................................  59
Policies with Respect to Certain Activities.............................. 119
Management............................................................... 124
Certain Relationships and Related Transactions........................... 133
Principal Stockholders................................................... 135
Formation and Structure of the Company................................... 136
Description of Capital Stock............................................. 139
Certain Provisions of Maryland Law and of the Articles of Incorporation
 and Bylaws.............................................................. 143
Partnership Agreement of the Operating Partnership....................... 148
Description of Indebtedness.............................................. 152
Shares Eligible for Future Sale.......................................... 154
Federal Income Tax Consequences.......................................... 156
Other Tax Consequences................................................... 169
ERISA Considerations..................................................... 169
Underwriting............................................................. 171
Legal Matters............................................................ 173
Experts.................................................................. 173
Additional Information................................................... 173
Glossary................................................................. 175
Index to Financial Statements............................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                               10,000,000 Shares


                      [LOGO OF KILROY REALTY CORPORATION]

                           KILROY REALTY CORPORATION

                                 Common Stock

                                --------------
                                  PROSPECTUS
                                --------------

                      PRUDENTIAL SECURITIES INCORPORATED

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                              MERRILL LYNCH & CO.

                               J.P. MORGAN & CO.

                               SMITH BARNEY INC.

                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, NYSE filing fee, the National Association of Securities Dealers, Inc. ("NASD") filing fee, all amounts are estimates.

   SEC Registration Fee................................................. $89,735
   NYSE Filing Fee......................................................  65,000
   Printing............................................................. 250,000
   Legal Fees and Expenses..............................................
   Accounting Fees and Expenses.........................................
   Registrar and Transfer Agent Fees and Expenses.......................   5,000
   Blue Sky Fees and Expenses...........................................   5,000
   NASD Filing Fee......................................................  30,113
   Miscellaneous Expenses...............................................  50,000
                                                                         -------
     Total..............................................................
                                                                         =======

  All of the costs identified above will be paid by the Company.

ITEM 32. SALES TO SPECIAL PARTIES.

  See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

  In consideration of the transfer of the Properties and certain other assets to the Company on January 31, 1997, an aggregate of 2,652,374 Units were issued to KI, Kilroy Technologies Company, LLC, a California limited liability company, John B. Kilroy, Sr., John B. Kilroy, Jr., Patrice Bouzaid, Susan Hahn, Anne McCahon and Dana Pantuso, the daughters of John B. Kilroy, Sr., and Marshall L. McDaniel, a long-time employee of KI, each of which transferred interests in the Properties and certain other assets to the Company. The book value to the Unitholders of the assets contributed to the Operating Partnership was a negative $113.2 million and the value of the Units representing limited partnership interests in the Operating Partnership received by the Unitholders is $61.0 million, which assumes a Unit value equal to the IPO price of $23.00 per share. No independent valuations or appraisals of the Properties were obtained in connection with the Formation Transactions. All of such persons irrevocably committed to the exchange of Units for the contribution of their respective interests in the Properties on November 3, 1996, prior to the filing of the registration statement on Form S-11 in connection with the IPO, and are "accredited investors" as defined under Regulation D. The issuance of such Units was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. See "Formation and Structure of the Company."

  In September 1996, 50 shares of Common Stock were issued to John B. Kilroy, Sr. for an aggregate purchase price of $1,000. The issuance of such shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In addition, on January 31, 1997, 100,000 restricted shares of Common Stock were issued to Richard E. Moran Jr. against the payment of $1,000 in cash therefor pursuant to the terms of his employment agreement. The issuance of such shares was effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

  In connection with the purchase and sale of 111 Pacifica and 184-220 Technology Drive, in Irvine, California, pursuant to the Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions, dated May 12, 1997, by and between Shidler West Acquisition Company, LLC and Kilroy Realty, L.P., as amended by the First Amendment to the Purchase Agreement, dated June 6, 1997, and the Second Amendment to the Purchase Agreement, dated June 12, 1997 (such purchase agreement, as so amended, the "Purchase Agreement"), the Company issued an aggregate of 165,102 Units to four accredited investors in partial consideration for the purchase price therefor. The Units were issued upon reliance on the exemption from registration provided by Regulation D under the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 2-418 of the MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

  In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

  The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

  (a)(1) Financial Statements

KILROY REALTY CORPORATION PRO FORMA (UNAUDITED):
  Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 Notes to Pro Forma Condensed Consolidated Balance Sheet
  Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996
  Notes to Pro Forma Condensed Consolidated Statements of Operations

KILROY REALTY CORPORATION AND KILROY GROUP
  Independent Auditors' Report
  Consolidated Balance Sheet as of March 31, 1997 (Unaudited) and Combined
   Balance Sheets as of December 31, 1996 and 1995

  Consolidated Statement of Operations for the period February 1, 1997 to
   March 31, 1997 (Unaudited) and Combined Statements of Operations for the period January 1, 1997 to January 31, 1997 (Unaudited), for the three months ended March 31, 1996 (Unaudited) and the three years ended December 31, 1996, 1995 and 1994
  Consolidated Statement of Stockholders' Equity for the three months ended
   March 31, 1997 (Unaudited) and Combined Statements of Stockholders' Equity for the three years ended December 31, 1996, 1995 and 1994
  Consolidated Statement of Cash Flows for the three months ended March 31, 1997 (Unaudited) and Combined Statements of Cash Flows, for the three months ended March 31, 1996 (Unaudited) for the three years ended December 31, 1996, 1995 and 1994
  Notes to Consolidated and Combined Financial Statements

ACQUISITION PROPERTIES
  Independent Auditors' Report
  Combined Historical Summary of Certain Revenues and Certain Expenses for
   the year ended December 31, 1996
  Notes to Combined Historical Summary of Certain Revenues and Certain
   Expenses

ACQUIRED PROPERTIES AND PENDING ACQUISITION
  Independent Auditors' Report
  Combined Historical Summaries of Certain Revenues and Certain Expenses for the three months ended March 31, 1997 (Unaudited) and the year ended December 31, 1996
  Notes to Combined Historical Summaries of Certain Revenues and Certain
   Expenses
  Additional Combining Information of Certain Revenues and Certain Expenses for the three months ended March 31, 1997 (Unaudited) and the year ended December 31, 1996

  (a)(2) Financial Statement Schedule

SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS FOR THE THREE YEARS ENDED DECEMBER 31, 1996

  (b) Exhibits

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 **1.1   Form of Underwriting Agreement.
   3.1   Articles of Amendment and Restatement of the Registrant.(1)
   3.2   Amended and Restated Bylaws of the Registrant.(1)
   3.3   Form of Certificate for Common Stock of the Registrant.(1)
 **5.1   Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common Stock being registered.
 **8.1   Opinion of Latham & Watkins regarding certain federal income tax matters.
  10.1   Amended and Restated Agreement of Limited Partnership of Kilroy
         Realty, L.P.(1)
  10.2   Form of Registration Rights Agreement among the Registrant and the persons named therein.(1)
  10.3   Omnibus Agreement, dated as of October 30, 1996, by and among Kilroy
         Realty, L.P. and the parties named therein.(1)
  10.4   Supplemental Representations, Warranties and Indemnity Agreement by
         and among Kilroy Realty, L.P. and the parties named therein.(1)
  10.5   Pledge Agreement by and among Kilroy Realty, L.P., John B. Kilroy,
         Sr., John B. Kilroy, Jr. and Kilroy Industries.(1)
  10.6   1997 Stock Option and Incentive Plan of the Registrant and Kilroy
         Realty, L.P.(1)
  10.7   Form of Indemnity Agreement of the Registrant and Kilroy Realty, L.P.
         with certain officers and directors.(1)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.8    Lease Agreement, dated January 24, 1989, by and between Kilroy Long
         Beach Associates and the City of Long Beach for Kilroy Long Beach
         Phase I.(1)
 10.9    First Amendment to Lease Agreement, dated December 28, 1990, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase I.(1)
 10.10   Lease Agreement, dated July 17, 1985, by and between Kilroy Long Beach
         Associates and the City of Long Beach for Kilroy Long Beach Phase
         III.(1)
 10.11   Lease Agreement, dated April 21, 1988, by and between Kilroy Long
         Beach Associates and the Board of Water Commissioners of the City of
         Long Beach, acting for and on behalf of the City of Long Beach, for
         Long Beach Phase IV.(1)
 10.12   Lease Agreement, dated December 30, 1988, by and between Kilroy Long
         Beach Associates and the City of Long Beach for Kilroy Long Beach
         Phase II.(1)
 10.13   First Amendment to Lease, dated January 24, 1989, by and between
         Kilroy Long Beach Associates and the City of Long Beach for Kilroy
         Long Beach Phase III.(1)
 10.14   Second Amendment to Lease Agreement, dated December 28, 1990, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase III.(1)
 10.15   First Amendment to Lease Agreement, dated December 28, 1990, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase II.(1)
 10.16   Third Amendment to Lease Agreement, dated October 10, 1994, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase III.(1)
 10.17   Development Agreement by and between Kilroy Long Beach Associates and the City of Long Beach.(1)
 10.18   Amendment No. 1 to Development Agreement by and between Kilroy Long
         Beach Associates and the City of Long Beach.(1)
 10.19   Ground Lease by and between Frederick Boysen and Ted Boysen and Kilroy
         Industries, dated May 15, 1969, for SeaTac Office Center.(1)
 10.20   Amendment No. 1 to Ground Lease and Grant of Easement, dated April 27,
         1973, among Frederick Boysen and Dorothy Boysen, Ted Boysen and Rose
         Boysen and Sea/Tac Properties.(1)
 10.21   Amendment No. 2 to Ground Lease and Grant of Easement, dated May 17,
         1977, among Frederick Boysen and Dorothy Boysen, Ted Boysen and Rose
         Boysen and Sea/Tac Properties.(1)
 10.22   Airspace Lease, dated July 10, 1980, by and among the Washington State
         Department of Transportation, as lessor, and Sea Tac Properties, Ltd.
         and Kilroy Industries, as lessee.(1)
 10.23   Lease, dated April 1, 1980, by and among Bow Lake, Inc., as lessor, and Kilroy Industries and SeaTac Properties, Ltd., as lessees for
         Sea/Tac Office Center.(1)
 10.24   Amendment No. 1 to Ground Lease, dated September 17, 1990, between Bow
         Lake, Inc., as lessor, and Kilroy Industries and Sea/Tac Properties,
         Ltd., as lessee.(1)
 10.25   Amendment No. 2 to Ground Lease, dated March 21, 1991, between Bow
         Lake, Inc., as lessor, and Kilroy Industries and Sea/Tac Properties,
         Ltd., as lessee.(1)
 10.26   Property Management Agreement between Kilroy Realty Finance
         Partnership, L.P. and Kilroy Realty, L.P.(1)
 10.27   Form of Environmental Indemnity Agreement.(1)
 10.28   Option Agreement by and between Kilroy Realty, L.P. and Kilroy Airport
         Imperial Co.(1)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.29  Option Agreement by and between Kilroy Realty, L.P. and Kilroy
         Calabasas Associates.(1)
  10.30  Employment Agreement between the Registrant and John B. Kilroy, Jr.(1)
  10.31  Employment Agreement between the Registrant and Richard E. Moran
         Jr.(1)
  10.32  Employment Agreement between the Registrant and Jeffrey C. Hawken.(1)
  10.33  Employment Agreement between the Registrant and C. Hugh Greenup.(1)
  10.34  Noncompetition Agreement by and between the Registrant and John B.
         Kilroy, Sr.(1)
  10.35  Noncompetition Agreement by and between the Registrant and John B.
         Kilroy, Jr.(1)
  10.36  License Agreement by and among the Registrant and the other persons named therein.(1)
  10.37  Form of Indenture of Mortgage, Deed of Trust, Security Agreement,
         Financing Statement, Fixture Filing and Assignment of Leases, Rents
         and Security Deposits.(1)
  10.38  Form of Mortgage Note.(1)
  10.39  Form of Indemnity Agreement.(1)
  10.40  Form of Assignment of Leases, Rents and Security Deposits.(1)
  10.41  Form of Credit Agreement.(1)
  10.42  Form of Variable Interest Rate Indenture of Mortgage, Deed of Trust,
         Security Agreement, Financing Statement, Fixture Filing and Assignment
         of Leases and Rents.(1)
  10.43  Form of Environmental Indemnity Agreement.(1)
  10.44  Form of Assignment, Rents and Security Deposits.(1)
 *10.45  Revolving Credit Agreement, dated as of May 21, 1997, among Kilroy
         Realty, L.P., Morgan Guaranty Trust Company of New York and the Banks
         listed herein.
  10.46  Form of Mortgage, Deed of Trust, Security Agreement, Financing
         Statement, Fixture Filing and Assignment of Leases and Rents.(1)
  10.47  Assignment of Leases, Rents and Security Deposits.(1)
  10.48  Purchase and Sale Agreement and Joint Escrow Instructions, dated April
         30, 1997, by and between Mission Land Company, Mission-Vacaville, L.P.
         and Kilroy Realty, L.P.(2)
  10.49  Agreement of Purchase and Sale and Joint Escrow Instructions, dated
         April 30, 1997, by and between Camarillo Partners and Kilroy Realty,
         L.P.(2)
  10.50  Purchase and Sale Agreement and Escrow Instructions, dated May 5,
         1997, by and between Kilroy Realty, L.P. and Pullman Carnegie
         Associates.(4)
  10.51  Amendment to Purchase and Sale Agreement and Escrow Instructions,
         dated June 27, 1997, by and between Pullman Carnegie Associates and
         Kilroy Realty, L.P.(4)
  10.52  Purchase and Sale Agreement, Contribution Agreement and Joint Escrow
         Instructions, dated May 12, 1997, by and between Shidler West
         Acquisition Company, LLC and Kilroy Realty, L.P.(3)
  10.53  First Amendment to Purchase and Sale Agreement, Contribution Agreement
         and Joint Escrow Instructions, dated June 6, 1997, between Kilroy
         Realty, L.P. and Shidler West Acquisition Company, L.L.C.(3)
  10.54  Second Amendment to Purchase and Sale Agreement, Contribution
         Agreement and Joint Escrow Instructions, dated June 12, 1997, by and between Shidler West Acquisition Company, LLC and Kilroy Realty,
         L.P.(3)
  10.55  Agreement of Purchase and Sale and Joint Escrow Instructions, dated
         June 12, 1997, by and between Mazda Motor of America, Inc. and Kilroy
         Realty, L.P.(4)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   10.56 Amendment to Agreement of Purchase and Sale and Joint Escrow
         Instructions, dated June 30, 1997, by and between Mazda Motor of
         America, Inc. and Kilroy Realty, L.P.(4)
   10.57 Agreement for Purchase and Sale of 2100 Colorado Avenue, Santa Monica,
         California, dated June 16, 1997, by and between Santa Monica Number
         Seven Associates L.P. and Kilroy Realty L.P.(4)
 **23.1  Consent of Latham & Watkins (filed with Exhibit 8.1).
 **23.2  Consent of Ballard Spahr Andrews & Ingersoll (filed with Exhibit 5.1).
  *23.3  Consent of Deloitte & Touche LLP.
  *23.4  Consent of Robert Charles Lesser & Co.
  *24.1  Power of Attorney (included on the signature page to the Registration
         Statement).

--------
 * Filed herewith.
 ** To be filed by amendment.
(1) Previously filed as an exhibit to the Registration Statement on Form S-11 (No. 333-15553) as declared effective on January 28, 1997 and incorporated herein by reference.
(2) Previously filed as Exhibit 10.11 and 10.12, respectively, to the Current Report on Form 8-K (No. 1-12675) as filed on June 5, 1997 and incorporated herein by reference.
(3) Previously filed as Exhibit 10.57, 10.58 and 10.59, respectively, to the Current Report on Form 8-K (No. 1-12675) as filed on July 3, 1997 and incorporated herein by reference.
(4) Previously filed as Exhibit 10.54, 10.59, 10.60, 10.61 and 10.62, respectively, to the Current Report on Form 8-K (No. 1-12675) as filed on July 15, 1997 and incorporated herein by reference.

ITEM 37. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 33 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


  The Registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED IN THE CITY OF EL SEGUNDO, STATE OF CALIFORNIA, ON THE 28TH DAY OF JULY, 1997.

                                          Kilroy Reality Corporation

                                                 /s/ Richard E. Moran Jr.
                                          By: _________________________________
                                                   RICHARD E. MORAN JR.
                                              Executive Vice President, Chief
                                                         Financial
                                                   Officer and Secretary

                                          Date: July 28, 1997

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JOHN B. KILROY, JR., RICHARD E. MORAN JR., JEFFREY C. HAWKEN, TYLER H. ROSE AND ANN MARIE WHITNEY, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AS WELL AS ANY REGISTRATION STATEMENT (OR AMENDMENT THERETO) RELATED TO THIS REGISTRATION STATEMENT THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

      /s/ John B. Kilroy, Sr.           Chairman of the         July 28, 1997
-------------------------------------    Board and Director
         JOHN B. KILROY, SR.

      /s/ John B. Kilroy, Jr.           President, Chief        July 28, 1997
-------------------------------------    Executive Officer
         JOHN B. KILROY, JR.             and Director
                                         (Principal
                                         Executive Officer)

              SIGNATURE                         TITLE                DATE

     /s/ Richard E. Moran Jr.           Executive Vice          July 28, 1997
-------------------------------------    President, Chief
        RICHARD E. MORAN, JR.            Financial Officer
                                         and Secretary
                                         (Principal
                                         Financial Officer)

       /s/ Ann Marie Whitney            Vice President and      July 28, 1997
-------------------------------------    Controller
          ANN MARIE WHITNEY              (Principal
                                         Accounting Officer)

       /s/ William P. Dickey            Director                July 28, 1997
-------------------------------------
          WILLIAM P. DICKEY

        /s/ Matthew J. Hart             Director                July 28, 1997
-------------------------------------
           MATTHEW J. HART

       /s/ Dale F. Kinsella             Director                July 28, 1997
-------------------------------------
          DALE F. KINSELLA

                                  KILROY GROUP

                 SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS

            EACH OF THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                              CHARGED TO
                                 BALANCE AT   COSTS AND                BALANCE
                                 BEGINNING   EXPENSES OR               AT END
                                 OF PERIOD  RENTAL REVENUE DEDUCTIONS OF PERIOD
                                 ---------- -------------- ---------- ---------
Year Ended December 31, 1996
  Allowance for uncollectible
   rent.........................   $1,837       $1,266      $(1,475)   $1,628
                                   ======       ======      =======    ======
Year Ended December 31, 1995
  Allowance for uncollectible
   rent.........................   $  837       $1,000      $   --     $1,837
                                   ======       ======      =======    ======
Year Ended December 31, 1994
  Allowance for uncollectible
   rent.........................   $  428       $  909      $  (500)   $  837
                                   ======       ======      =======    ======

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 ------- ----------------------------------------------------------------------
 **1.1   Form of Underwriting Agreement.
   3.1   Articles of Amendment and Restatement of the Registrant.(1)
   3.2   Amended and Restated Bylaws of the Registrant.(1)
   3.3   Form of Certificate for Common Stock of the Registrant.(1)
 **5.1   Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common Stock being registered.
 **8.1   Opinion of Latham & Watkins regarding certain federal income tax matters.
  10.1   Amended and Restated Agreement of Limited Partnership of Kilroy
         Realty, L.P.(1)
  10.2   Form of Registration Rights Agreement among the Registrant and the persons named therein.(1)
  10.3   Omnibus Agreement, dated as of October 30, 1996, by and among Kilroy
         Realty, L.P. and the parties named therein.(1)
  10.4   Supplemental Representations, Warranties and Indemnity Agreement by
         and among Kilroy Realty, L.P. and the parties named therein.(1)
  10.5   Pledge Agreement by and among Kilroy Realty, L.P., John B. Kilroy,
         Sr., John B. Kilroy, Jr. and Kilroy Industries.(1)
  10.6   1997 Stock Option and Incentive Plan of the Registrant and Kilroy
         Realty, L.P.(1)
  10.7   Form of Indemnity Agreement of the Registrant and Kilroy Realty, L.P.
         with certain officers and directors.(1)
  10.8   Lease Agreement, dated January 24, 1989, by and between Kilroy Long
         Beach Associates and the City of Long Beach for Kilroy Long Beach
         Phase I.(1)
  10.9   First Amendment to Lease Agreement, dated December 28, 1990, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase I.(1)
  10.10  Lease Agreement, dated July 17, 1985, by and between Kilroy Long Beach
         Associates and the City of Long Beach for Kilroy Long Beach Phase
         III.(1)
  10.11  Lease Agreement, dated April 21, 1988, by and between Kilroy Long
         Beach Associates and the Board of Water Commissioners of the City of
         Long Beach, acting for and on behalf of the City of Long Beach, for
         Long Beach Phase IV.(1)
  10.12  Lease Agreement, dated December 30, 1988, by and between Kilroy Long
         Beach Associates and the City of Long Beach for Kilroy Long Beach
         Phase II.(1)
  10.13  First Amendment to Lease, dated January 24, 1989, by and between
         Kilroy Long Beach Associates and the City of Long Beach for Kilroy
         Long Beach Phase III.(1)
  10.14  Second Amendment to Lease Agreement, dated December 28, 1990, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase III.(1)
  10.15  First Amendment to Lease Agreement, dated December 28, 1990, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase II.(1)
  10.16  Third Amendment to Lease Agreement, dated October 10, 1994, by and between Kilroy Long Beach Associates and the City of Long Beach for
         Kilroy Long Beach Phase III.(1)
  10.17  Development Agreement by and between Kilroy Long Beach Associates and the City of Long Beach.(1)

 EXHIBIT
 NUMBER                                DESCRIPTION
 ------- ----------------------------------------------------------------------
  10.18  Amendment No. 1 to Development Agreement by and between Kilroy Long
         Beach Associates and the City of Long Beach.(1)
  10.19  Ground Lease by and between Frederick Boysen and Ted Boysen and Kilroy
         Industries, dated May 15, 1969, for SeaTac Office Center.(1)
  10.20  Amendment No. 1 to Ground Lease and Grant of Easement, dated April 27,
         1973, among Frederick Boysen and Dorothy Boysen, Ted Boysen and Rose
         Boysen and Sea/Tac Properties.(1)
  10.21  Amendment No. 2 to Ground Lease and Grant of Easement, dated May 17,
         1977, among Frederick Boysen and Dorothy Boysen, Ted Boysen and Rose
         Boysen and Sea/Tac Properties.(1)
  10.22  Airspace Lease, dated July 10, 1980, by and among the Washington State
         Department of Transportation, as lessor, and Sea Tac Properties, Ltd.
         and Kilroy Industries, as lessee.(1)
  10.23  Lease, dated April 1, 1980, by and among Bow Lake, Inc., as lessor, and Kilroy Industries and SeaTac Properties, Ltd., as lessees for
         Sea/Tac Office Center.(1)
  10.24  Amendment No. 1 to Ground Lease, dated September 17, 1990, between Bow
         Lake, Inc., as lessor, and Kilroy Industries and Sea/Tac Properties,
         Ltd., as lessee.(1)
  10.25  Amendment No. 2 to Ground Lease, dated March 21, 1991, between Bow
         Lake, Inc., as lessor, and Kilroy Industries and Sea/Tac Properties,
         Ltd., as lessee.(1)
  10.26  Property Management Agreement between Kilroy Realty Finance
         Partnership, L.P. and Kilroy Realty, L.P.(1)
  10.27  Form of Environmental Indemnity Agreement.(1)
  10.28  Option Agreement by and between Kilroy Realty, L.P. and Kilroy Airport
         Imperial Co.(1)
  10.29  Option Agreement by and between Kilroy Realty, L.P. and Kilroy
         Calabasas Associates.(1)
  10.30  Employment Agreement between the Registrant and John B. Kilroy, Jr.(1)
  10.31  Employment Agreement between the Registrant and Richard E. Moran
         Jr.(1)
  10.32  Employment Agreement between the Registrant and Jeffrey C. Hawken.(1)
  10.33  Employment Agreement between the Registrant and C. Hugh Greenup.(1)
  10.34  Noncompetition Agreement by and between the Registrant and John B.
         Kilroy, Sr.(1)
  10.35  Noncompetition Agreement by and between the Registrant and John B.
         Kilroy, Jr.(1)
  10.36  License Agreement by and among the Registrant and the other persons named therein.(1)
  10.37  Form of Indenture of Mortgage, Deed of Trust, Security Agreement,
         Financing Statement, Fixture Filing and Assignment of Leases, Rents
         and Security Deposits.(1)
  10.38  Form of Mortgage Note.(1)
  10.39  Form of Indemnity Agreement.(1)
  10.40  Form of Assignment of Leases, Rents and Security Deposits.(1)
  10.41  Form of Credit Agreement.(1)
  10.42  Form of Variable Interest Rate Indenture of Mortgage, Deed of Trust,
         Security Agreement, Financing Statement, Fixture Filing and Assignment
         of Leases and Rents.(1)
  10.43  Form of Environmental Indemnity Agreement.(1)
  10.44  Form of Assignment, Rents and Security Deposits.(1)
 *10.45  Revolving Credit Agreement, dated as of May 21, 1997, among Kilroy
         Realty, L.P., Morgan Guaranty Trust Company of New York and the Banks
         listed herein.

 EXHIBIT
 NUMBER                                DESCRIPTION
 ------- ----------------------------------------------------------------------
   10.46 Form of Mortgage, Deed of Trust, Security Agreement, Financing
         Statement, Fixture Filing and Assignment of Leases and Rents.(1)
   10.47 Assignment of Leases, Rents and Security Deposits.(1)
   10.48 Purchase and Sale Agreement and Joint Escrow Instructions, dated April
         30, 1997, by and between Mission Land Company, Mission-Vacaville, L.P.
         and Kilroy Realty, L.P.(2)
   10.49 Agreement of Purchase and Sale and Joint Escrow Instructions, dated
         April 30, 1997, by and between Camarillo Partners and Kilroy Realty,
         L.P.(2)
   10.50 Purchase and Sale Agreement and Escrow Instructions, dated May 5,
         1997, by and between Kilroy Realty, L.P. and Pullman Carnegie
         Associates.(4)
   10.51 Amendment to Purchase and Sale Agreement and Escrow Instructions,
         dated June 27, 1997, by and between Pullman Carnegie Associates and
         Kilroy Realty, L.P.(4)
   10.52 Purchase and Sale Agreement, Contribution Agreement and Joint Escrow
         Instructions, dated May 12, 1997, by and between Shidler West
         Acquisition Company, LLC and Kilroy Realty, L.P.(3)
   10.53 First Amendment to Purchase and Sale Agreement, Contribution Agreement
         and Joint Escrow Instructions, dated June 6, 1997, between Kilroy
         Realty, L.P. and Shidler West Acquisition Company, L.L.C.(3)
   10.54 Second Amendment to Purchase and Sale Agreement, Contribution
         Agreement and Joint Escrow Instructions, dated June 12, 1997, by and between Shidler West Acquisition Company, LLC and Kilroy Realty,
         L.P.(3)
   10.55 Agreement of Purchase and Sale and Joint Escrow Instructions, dated
         June 12, 1997, by and between Mazda Motor of America, Inc. and Kilroy
         Realty, L.P.(4)
   10.56 Amendment to Agreement of Purchase and Sale and Joint Escrow
         Instructions, dated June 30, 1997, by and between Mazda Motor of
         America, Inc. and Kilroy Realty, L.P.(4)
   10.57 Agreement for Purchase and Sale of 2100 Colorado Avenue, Santa Monica,
         California, dated June 16, 1997, by and between Santa Monica Number
         Seven Associates L.P. and Kilroy Realty L.P.(4)
 **23.1  Consent of Latham & Watkins (filed with Exhibit 8.1).
 **23.2  Consent of Ballard Spahr Andrews & Ingersoll (filed with Exhibit 5.1).
  *23.3  Consent of Deloitte & Touche LLP.
  *23.4  Consent of Robert Charles Lesser & Co.
  *24.1  Power of Attorney (included on the signature page to the Registration
         Statement).

--------
 * Filed herewith.
**To be filed by amendment.
(1) Previously filed as an exhibit to the Registration Statement on Form S-11 (No. 333-15553) as declared effective on January 28, 1997 and incorporated herein by reference.
(2) Previously filed as Exhibit 10.11 and 10.12, respectively, to the Current Report on Form 8-K (No. 1-12675) as filed on June 5, 1997 and incorporated herein by reference.
(3) Previously filed as Exhibit 10.57, 10.58 and 10.59, respectively, to the Current Report on Form 8-K (No. 1-12675) as filed on July 3, 1997 and incorporated herein by reference.
(4) Previously filed as Exhibit 10.54, 10.59, 10.60, 10.61 and 10.62, respectively, to the Current Report on Form 8-K (No. 1-12675) as filed on July 15, 1997 and incorporated herein by reference.